     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 5, 2002.

                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933
                             ---------------------
                               HUFFY CORPORATION
             (Exact name of Registrant as specified in its charter)

                 OHIO                                   3751                                31-0326270
   (State or other jurisdiction of          (Primary Standard Industrial       (I.R.S. Employer Identification No.)
    incorporation or organization)          Classification Code Number)

                             ---------------------
                                 225 BYERS ROAD
                              MIAMISBURG, OH 45342
                                 (937) 866-6251
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                             ---------------------
                                NANCY A. MICHAUD
                        VICE PRESIDENT, GENERAL COUNSEL
                                 AND SECRETARY
                               HUFFY CORPORATION
                                 225 BYERS ROAD
                              MIAMISBURG, OH 45342
                                 (937) 866-6251
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                    COPY TO:

                            CHARLES F. HERTLEIN, JR.
                              DINSMORE & SHOHL LLP
                               1900 CHEMED CENTER
                             255 EAST FIFTH STREET
                              CINCINNATI, OH 45202
                                 (513) 977-8315
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon the completion of the merger described herein.

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                                                             PROPOSED
                                                                    PROPOSED MAXIMUM          MAXIMUM             AMOUNT OF
     TITLE OF EACH CLASS OF SECURITIES           AMOUNT TO BE        OFFERING PRICE          AGGREGATE          REGISTRATION
              TO BE REGISTERED                    REGISTERED            PER SHARE        OFFERING PRICE(1)           FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value...............       5,000,000             $3.846             19,232,181            $1,769.36
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act. Pursuant to Rule 457(f) under the Securities Act, the proposed maximum aggregate offering price of the registrant's common stock was calculated in accordance with Rule 457(f) under the Securities Act as the difference between (a) $24,789,095, which is the estimated book value of the shares of Gen-X Sports Inc. common stock and preferred stock to be received by the registrant as of May 31, 2002, and (b) $5,556,914, which is the amount of cash to be paid by the registrant for the shares of Gen-X Sports Inc. common stock and preferred stock pursuant to the merger.
                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   PROSPECTUS

     [HUFFY LOGO]                                              [GEN-X LOGO]

                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

     Huffy Corporation and Gen-X Sports Inc. have agreed to the acquisition of Gen-X by Huffy under the terms of a merger agreement. When the merger is completed, Gen-X stockholders will receive the number of shares of Huffy common stock and the amount of cash described in the section of this joint proxy statement/prospectus entitled "The Merger Agreement -- Merger Consideration," on
page      for each share of Gen-X common stock, series B junior participating preferred stock and series C non-voting preferred stock that they own. Assuming that all shares of Huffy common stock which are held back for adjustments are ultimately issued, Huffy will issue up to 5,000,000 shares of common stock in the merger and immediately after the merger, Gen-X stockholders will hold approximately 32% of the then-outstanding shares of Huffy common stock, based on the number of shares of Huffy and Gen-X common stock, series B junior participating preferred stock and series C non-voting preferred stock outstanding on June 30, 2002. Huffy common stock is traded on the New York Stock Exchange under the trading symbol "HUF." Huffy shareholders will continue to own their existing shares which will not be affected by the merger. After the merger, Gen-X will be a wholly-owned subsidiary of Huffy.

     The merger cannot be completed unless the Huffy shareholders approve the issuance of shares of Huffy common stock in the merger and Gen-X stockholders approve the merger agreement. The obligations of Huffy and Gen-X to complete the merger are also subject to the satisfaction or waiver of several conditions, including the simultaneous closing of the purchase by Huffy of Gen-X Sports, Inc., a related Ontario corporation, and receipt of approvals from regulatory agencies. More information about Huffy, Gen-X and the merger is contained in this joint proxy statement/prospectus. WE ENCOURAGE YOU TO READ THIS JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON
PAGE    BEFORE VOTING.

     THE HUFFY BOARD OF DIRECTORS HAS APPROVED AND UNANIMOUSLY RECOMMENDS THAT HUFFY SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE ISSUANCE OF UP TO 5,000,000 SHARES OF HUFFY COMMON STOCK IN THE MERGER. THE GEN-X BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT GEN-X STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE MERGER AGREEMENT, AS AMENDED.

     The proposals are being presented to the respective stockholders of each company at their special meetings. The dates, times and places of the meetings are as follows:

FOR HUFFY SHAREHOLDERS:                    FOR GEN-X STOCKHOLDERS:
        , 2002,      [a.m./p.m.]                   , 2002,     [a.m./p.m.]
Huffy Corporation                          Gen-X Sports Inc.
225 Byers Road                             36 Dufflaw Road
Miamisburg, Ohio 45342                     Toronto, Ontario M6A 2W1

     Your vote is very important. Whether or not you plan to attend your respective company's special meeting, please take the time to vote by completing and mailing to us the enclosed proxy card, or by submitting your voting instructions over the Internet or by telephone if that option is available to you.


Sincerely,

Don R. Graber                              James J. Salter
Chairman of the Board                      Chief Executive Officer
Huffy Corporation                          Gen-X Sports Inc.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This joint proxy statement/prospectus is dated     , 2002, and is first
being mailed to Huffy and Gen-X stockholders on or about      , 2002.

                                  [Huffy Logo]
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON           , 2002
                             ---------------------

To the shareholders of Huffy Corporation:

     We will hold a special meeting of shareholders of Huffy Corporation at the corporate offices of Huffy Corporation, 225 Byers Road, Miamisburg, Ohio 45342
on           , 2002, at      [a.m./p.m.], Eastern Daylight Time, for the
following purposes:

          1. To approve the issuance of up to 5,000,000 shares of Huffy common stock pursuant to the Agreement and Plan of Merger, as amended, dated as of June 5, 2002, by and among Huffy, HSGC, Inc., which is a wholly-owned subsidiary of Huffy, and Gen-X Sports Inc., and as may be amended.

          2. To approve an amendment to the articles of incorporation of Huffy.

          3. To transact any other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

     These items of business are described in the attached joint proxy statement/prospectus. Only Huffy shareholders of record at the close of business
on           , 2002, the record date for the special meeting, are entitled to notice of and to vote at the special meeting and any adjournments or postponements of the special meeting.

     THE BOARD OF DIRECTORS OF HUFFY UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE ISSUANCE OF UP TO 5,000,000 SHARES OF HUFFY COMMON STOCK PURSUANT TO THE MERGER AGREEMENT AND AS MAY BE AMENDED AND "FOR" APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

                                          By Order of the Board of Directors,

                                          Nancy A. Michaud
                                          Secretary
          , 2002

     ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER YOU EXPECT TO ATTEND OR NOT, PLEASE VOTE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED, POSTAGE PAID ENVELOPE OR VOTE ELECTRONICALLY BY TELEPHONE OR VIA THE INTERNET WHICH ELIMINATES THE NEED TO RETURN THE PROXY CARD.

TO VOTE BY TELEPHONE:

     - Have your proxy card in hand when you call.

     - On a touch-tone telephone, call TOLL-FREE 1-866-207-3912, 24 hours a day, 7 days a week.

     - You will be prompted to enter your control number printed in the box located near the top of your proxy card.

     - Follow the recorded instructions.

TO VOTE VIA INTERNET:

     - Have your proxy card in hand when you access the web page.

     - Go to http://www.eproxyvote.com/huf/.

     - Have your control number printed in the box located at the top of your proxy card available when you access the web page.

     - Follow the web page instructions.

                                  [Gen-X Logo]

                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON           , 2002

                             ---------------------

To the stockholders of Gen-X Sports Inc.:

     We will hold a special meeting of stockholders of Gen-X Sports Inc. at 36
Dufflaw Road, Toronto, Ontario M6A 2W1 on           , 2002, at      [a.m./p.m.],
Eastern Daylight Time, for the following purposes:

          1. To approve the Agreement and Plan of Merger, dated as of June 5, 2002, by and among Huffy Corporation, HSGC, Inc., which is a wholly-owned subsidiary of Huffy, and Gen-X.

          2. To transact any other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

     These items of business are described in the attached joint proxy statement/prospectus. Only Gen-X stockholders of record at the close of business
on           , 2002, the record date for the special meeting, are entitled to notice of and to vote at the special meeting and any adjournments or postponements of the special meeting.

     The board of directors of Gen-X recommends that you vote "FOR" approval of the merger agreement.

                                          By Order of the Board of Directors,

                                          Kenneth Finkelstein
                                          Secretary

          , 2002

     ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER YOU EXPECT TO ATTEND OR NOT, PLEASE VOTE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED, POSTAGE PAID ENVELOPE.

                             ADDITIONAL INFORMATION

     This joint proxy statement/prospectus incorporates important business and financial information about Huffy from other documents that are not included in or delivered with this joint proxy statement/prospectus. For a listing of the documents incorporated by reference into this joint proxy statement/prospectus, please see the section entitled "Where You Can Find More Information" beginning
on page   .

     Huffy will provide you with copies of this information relating to Huffy, without charge, upon written or oral request to:

                               Huffy Corporation
                                 225 Byers Road
                             Miamisburg, Ohio 45342
                                 (937) 866-6251
                             Attn: Nancy A. Michaud

     In addition, you may obtain copies of the information relating to Huffy, without charge, by sending an e-mail to joya.murr@huffy.com.

     IN ORDER FOR YOU TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE HUFFY SPECIAL MEETING, HUFFY SHOULD RECEIVE YOUR REQUEST NO LATER THAN
          , 2002.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................      1
SUMMARY.....................................................      6
  The Companies.............................................      6
  The Merger................................................      6
  Vote Required for Approval................................      7
  Shareholder Group Agreement...............................      8
  Conditions to the Completion of the Merger................      8
  Termination of the Merger Agreement.......................      8
  Directors and Executive Officers Following the Merger.....      9
  Opinion of Huffy Financial Advisor........................      9
  Opinion of Gen-X Financial Advisor........................      9
  Canadian Federal Income Tax Consequences of the Merger....      9
  United States Federal Income Tax Consequences of the
     Merger.................................................      9
  Accounting Treatment......................................     10
  Regulatory Filings and Approvals..........................     10
  Interests of Gen-X Stockholders, Directors and Officers in
     the Merger.............................................     10
  Dissenters' and Appraisal Rights..........................     10
  Restrictions on the Ability to Sell Huffy Common Stock....     10
  Other Huffy Special Meeting Proposals.....................     11
  Summary Selected Historical Financial Data................     12
  Summary Unaudited Pro Forma Condensed Combining Financial
     Data...................................................     19
  Comparative Per Share Information.........................     24
  Comparative Per Share Market Price Data...................     25
RISK FACTORS................................................     26
  Risks Related to the Merger...............................     26
  Risks Related to Huffy and Gen-X..........................     27
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  STATEMENTS................................................     29
THE SPECIAL MEETING OF HUFFY SHAREHOLDERS...................     31
  Date, Time and Place......................................     31
  Purpose...................................................     31
  Recommendation of the Huffy Board of Directors............     31
  Record Date...............................................     31
  Quorum and Voting.........................................     31
  Proxies...................................................     32
  Revocation of Proxies.....................................     32
  Solicitation of Proxies...................................     32
  Communications by Huffy Shareholders with Huffy...........     32
THE SPECIAL MEETING OF GEN-X STOCKHOLDERS...................     33
  Date, Time and Place......................................     33
  Purpose...................................................     33
  Recommendation of the Gen-X Board of Directors............     33
  Record Date...............................................     33
  Quorum and Voting.........................................     33
  Proxies...................................................     34
  Revocation of Proxies.....................................     34
  Solicitation of Proxies...................................     34
  Communications by Gen-X Stockholders with Gen-X...........     34
THE MERGER..................................................     35
  General...................................................     35
  Background of the Merger..................................     35
  Reasons for the Merger -- Huffy...........................     37
  Reasons for the Merger -- Gen-X...........................     38

                                                               PAGE
                                                               ----
  Opinion of Financial Advisor -- Huffy.....................     40
  Opinion of Financial Advisor -- Gen-X.....................     44
  Interests of Gen-X Stockholders, Directors and Officers in
     the Merger.............................................     48
  Financing for the Merger..................................     49
  Canadian Federal Income Tax Consequences of the Merger....     49
  United States Federal Income Tax Consequences of the
     Merger.................................................     51
  Accounting Treatment of the Merger........................     55
  Regulatory Filings and Approvals Required to Complete the
     Merger.................................................     55
  Restrictions on Sales of Shares by Affiliates of Huffy and
     Gen-X..................................................     55
  Listing on the New York Stock Exchange....................     55
  Operations After the Merger...............................     55
DISSENTERS' AND APPRAISAL RIGHTS............................     56
  Gen-X Stockholders........................................     56
  Huffy Shareholders........................................     58
THE MERGER AGREEMENT........................................     61
  Structure of the Transaction..............................     61
  Completion and Effectiveness of the Merger................     61
  Merger Consideration......................................     61
  Fractional Shares.........................................     62
  Exchange of Gen-X Stock Certificates for Huffy Stock
     Certificates...........................................     62
  Distributions with Respect to Unexchanged Shares..........     63
  Transfers of Ownership and Lost Stock Certificates........     63
  Stock Options.............................................     63
  Redemption of Preferred Stock.............................     63
  Representations and Warranties............................     63
  Conduct of Business by Gen-X Before Completion of the
     Merger.................................................     65
  Conduct of Business by Huffy Before Completion of the
     Merger.................................................     66
  Access and Information....................................     66
  No Solicitation by Gen-X..................................     66
  Approvals from Governmental Entities and Third Parties....     66
  Stockholder Meetings......................................     67
  Financial Statements......................................     67
  Financing.................................................     67
  Gen-X Employee Benefit Plans..............................     67
  Notification of Certain Matters...........................     67
  Further Assurances; Further Action........................     68
  Tax-Free Reorganization Treatment.........................     68
  Board Representation......................................     68
  Sale of Huffy Common Stock................................     68
  Stockholder and Optionee List.............................     68
  Operation of Surviving Corporation After Closing..........     68
  Insurance.................................................     68
  Conditions to the Completion of the Merger................     69
  Termination of the Merger Agreement.......................     71
  Amendment and Waiver......................................     71
  Indemnification...........................................     72
SHAREHOLDER GROUP AGREEMENT.................................     72
EMPLOYMENT AGREEMENTS.......................................     73
DESCRIPTION OF HUFFY CAPITAL STOCK..........................     74
  General...................................................     74
  Common Stock..............................................     74
  Preferred Stock...........................................     74
  Rights Agreement..........................................     75

                                                               PAGE
                                                               ----
COMPARISON OF RIGHTS OF HUFFY SHAREHOLDERS AND GEN-X
  STOCKHOLDERS..............................................     75
  Dividends.................................................     76
  Preemptive Rights.........................................     76
  Cumulative Voting.........................................     76
  Number of Directors.......................................     76
  Removal of Directors......................................     76
  Vacancies.................................................     77
  Special Meetings..........................................     77
  Shareholder Action by Written Consent.....................     77
  Advance Notice Provisions For Shareholder Nominations.....     77
  Amendments to Charter Documents...........................     77
  Certain Anti-takeover Provisions..........................     78
  Consideration of Other Constituencies.....................     82
  Liability and Indemnification of Directors................     82
OTHER SPECIAL MEETING PROPOSAL FOR HUFFY....................     84
  Amendment to Articles of Incorporation of Huffy...........     84
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT OF GEN-X.......................................     85
LEGAL MATTERS...............................................     87
EXPERTS.....................................................     87
SHAREHOLDER PROPOSALS.......................................     87
WHERE YOU CAN FIND MORE INFORMATION.........................     87
FINANCIAL STATEMENTS OF GEN-X SPORTS, INC...................   FS-1

ANNEXES
-------
Annex A        Agreement and Plan of Merger, as amended
Annex B        Shareholder Group Agreement
Annex C        Opinion of A.G. Edwards & Sons, Inc.
Annex D        Opinion of Sheffield Merchant Banking Group
Annex E        Dissenters' Rights Under Section 262 of the Delaware General
               Corporation Law
Annex F        Dissenters' Rights Under Section 1701.85 of the Ohio Revised
               Code

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHY AM I RECEIVING THIS JOINT PROXY STATEMENT/PROSPECTUS?

A: Huffy has agreed to acquire Gen-X Sports under the terms of a merger agreement and a share purchase agreement for up to 5,000,000 shares of Huffy common stock and $19,000,000 in cash. Gen-X Sports is comprised of two corporations with substantially the same ownership: Gen-X Sports Inc., a Delaware corporation and Gen-X Sports, Inc., an Ontario corporation. For convenience, we will refer to Gen-X Sports Inc., the Delaware corporation, as "Gen-X" and we will refer to Gen-X Sports, Inc., the Ontario corporation, as "Gen-X Ontario" in this joint proxy statement/prospectus.

    Under the merger agreement described in this joint proxy statement/prospectus, Gen-X will merge with and into HSGC, Inc., a wholly-owned subsidiary of Huffy. Under the share purchase agreement, HSGC Canada, Inc., a wholly-owned subsidiary of Huffy, will purchase the outstanding capital stock of Gen-X Ontario. The merger and stock purchase will be effected simultaneously and each is conditioned upon the closing of the other transaction. As a result of the merger and stock purchase, Gen-X and Gen-X Ontario will become wholly-owned subsidiaries of Huffy.

    Huffy shareholders and Gen-X stockholders are being asked to consider and vote only upon the merger in this joint proxy statement/prospectus. In order to complete the merger, Huffy shareholders must vote to approve the issuance of shares of Huffy common stock in the merger and Gen-X stockholders must vote to approve the merger agreement.

    Huffy and Gen-X will hold separate special meetings of their respective stockholders to obtain these approvals. This joint proxy statement/prospectus contains important information regarding the merger and the special meetings. We encourage you to read carefully the entire joint proxy statement/prospectus.

Q:  WHAT ARE THE BUSINESSES OF HUFFY AND GEN-X?

A: Huffy is engaged in the design, manufacture and sale of wheeled products and basketball backboards and accessories and the assembly and repair of a variety of wheeled and other products and merchandising services to retail customers. Gen-X is a designer, marketer and distributor of branded sports equipment, including action sports products, winter sports products and golf products, and is a purchaser and reseller of sporting goods and athletic footwear inventories.

Q:  WHY ARE THE COMPANIES PROPOSING TO MERGE?

A: Huffy and Gen-X are proposing to merge because we believe the resulting combination will create a stronger, more competitive sporting goods company capable of achieving greater financial strength, earnings power, operational efficiencies and growth potential than either company would have on its own. The combination of Huffy and Gen-X will also broaden each company's brand portfolios and sporting goods product offerings and broaden and diversify the customer base. Additionally, we believe that the combination has the potential to decrease seasonal fluctuations in sales and earnings -- as an example, Huffy's sales and earnings are historically lowest in the third quarter, which is Gen-X's strongest quarter. To review the reasons for the
    merger in greater detail, see pages      to      .

Q:  WHAT WILL BE THE EFFECT OF THE MERGER ON THE STOCKHOLDERS OF HUFFY AND
    GEN-X?

A: At the effective time of the merger, Gen-X will merge with and into HSGC, which is a wholly-owned subsidiary of Huffy. HSGC will survive the merger as a wholly-owned subsidiary of Huffy, and its name will be changed to Gen-X Sports Inc. Assuming that all Huffy shares which are held back to provide for adjustments are ultimately issued and based on the outstanding shares of Huffy's common stock as of June 30, 2002, after the merger, the current shareholders of Huffy will own approximately 68% of Huffy common stock outstanding and the former stockholders of Gen-X will own approximately 32% of Huffy common stock outstanding.

Q:  WHAT WILL GEN-X STOCKHOLDERS RECEIVE IN THESE TRANSACTIONS?

A: There are two simultaneous transactions, the acquisition of Gen-X by merger which is the specific subject of this joint proxy statement/prospectus, and the acquisition of Gen-X Ontario by stock purchase.

    Merger. Huffy has agreed to pay total merger consideration of $5,556,914 cash plus up to 5,000,000 shares of Huffy common stock. All currency references in this document are expressed in U.S. dollars unless otherwise stated. This total consideration will be payable, subject to certain adjustment and holdback provisions, to the holders of Gen-X common stock, series B junior participating preferred stock and series C non-voting preferred stock, as well as to the holders of outstanding Gen-X stock options, on a pro rata basis. Because the outcome of the price adjustment mechanism cannot be predicted in advance, and because the exact numbers of outstanding shares of Gen-X common stock and stock options are likely to change between now and the closing, we are not able to specify the exact per share consideration Gen-X stockholders will receive in the merger.

    Stock Purchase. Huffy has agreed to purchase all of the outstanding shares of Gen-X Ontario common stock for $13,443,086 and to purchase all of the outstanding shares of Gen-X Ontario preferred stock for $2,000,000. As described above, the Gen-X Ontario transaction is separate from the merger, and neither the Huffy shareholders nor the Gen-X stockholders are being asked to vote on the Canadian transaction. However, the closing of the merger and the Gen-X Ontario stock purchase are mutually conditioned upon one another.

Q:  WILL PAYMENTS BE MADE TO HOLDERS OF ANY OTHER CLASSES OF GEN-X CAPITAL
    STOCK?

A: Yes. Gen-X has outstanding a class of series A 7% redeemable preferred stock, which, unlike the series B and series C preferred stock, is not convertible into Gen-X common stock and is therefore not considered a common stock equivalent. At the closing of the merger, the series A preferred stock will be redeemed, in accordance with its terms, for $2,970,000 cash. This amount is in addition to the total merger consideration described in the preceding question and answer.

Q:  WILL HUFFY ASSUME ANY DEBT AS A RESULT OF THE MERGER OR SHARE PURCHASE?

A: Yes. Huffy will assume all of the consolidated debt of Gen-X and Gen-X Ontario through the merger and share purchase which ranged from a low of approximately $16,902,721 to a high of approximately $54,719,730, averaging approximately $38,447,258 during the year ended December 31, 2001.

Q: WHAT POTENTIAL ADJUSTMENTS MAY AFFECT THE TOTAL CASH MERGER CONSIDERATION PAYABLE TO THE GEN-X STOCKHOLDERS?

A: The total cash consideration of $5,556,914 is subject to reduction by the amount, if any, that the total fees Gen-X is required to pay its financial advisors exceed a specified dollar amount.

Q: WHAT POTENTIAL ADJUSTMENTS MAY AFFECT THE TOTAL MERGER CONSIDERATION PAYABLE IN THE FORM OF HUFFY COMMON STOCK?

A: The total stock consideration is subject to a maximum potential reduction of 838,710 Huffy shares which will not be distributed at the closing and will serve as a reserve for two types of potential adjustments, the first of which is based upon the actual 2002 financial performance of Gen-X which will not be known at the time of closing, and the second of which is based upon any breaches by Gen-X of its representations and warranties in the merger agreement.

    The amount of any financial performance-related adjustments will be determined following the completion of the Huffy/Gen-X audit for the year ending December 31, 2002 and following the completion of any dispute resolution procedures after that. We anticipate that the 2002 audit will be completed in mid-February 2003 and that any adjustment amounts would be finally determined 30 to 60 days later. At that time, up to 580,645 of the held back Huffy shares, minus the amount needed to satisfy the financial adjustment, if any, will be released to the former
    Gen-X stockholders. See pages   to   for a detailed discussion of the
    financial adjustment provisions of the merger agreement.

    Up to 258,065 remaining held back Huffy shares will continue to be held until the first anniversary of the closing, at which time any shares not required to satisfy Gen-X indemnification obligations relating to breached representations and warranties, will be released to the former Gen-X
    stockholders. See pages   to   for a discussion of the representations and
    warranties and the related indemnification provisions of the merger agreement.

Q: WHAT VOTE OF HUFFY SHAREHOLDERS IS REQUIRED TO APPROVE THE ISSUANCE OF HUFFY COMMON STOCK IN THE MERGER?

A: The affirmative vote of the holders of two-thirds of the outstanding shares of Huffy common stock entitled to vote at the Huffy special meeting is required to approve the issuance of Huffy common stock to the Gen-X stockholders in the merger.

Q:  WHAT VOTE OF GEN-X STOCKHOLDERS IS REQUIRED TO APPROVE THE MERGER AGREEMENT?

A: The affirmative vote of the holders of a majority of the outstanding shares of Gen-X common stock and preferred stock entitled to vote at the special meeting is required to approve the merger agreement.

Q: DOES THE BOARD OF DIRECTORS OF HUFFY RECOMMEND VOTING IN FAVOR OF THE ISSUANCE OF HUFFY SHARES IN THE MERGER?

A: Yes. After careful consideration, the board of directors of Huffy unanimously recommends that Huffy shareholders vote in favor of the issuance of Huffy common stock to the Gen-X stockholders in the merger.

Q:  DOES THE BOARD OF DIRECTORS OF GEN-X RECOMMEND VOTING IN FAVOR OF THE
    MERGER?

A: Yes. After careful consideration, the board of directors of Gen-X recommends that Gen-X stockholders vote in favor of the adoption of the merger agreement and the approval of the merger.

Q: HAVE ANY HUFFY SHAREHOLDERS AGREED TO VOTE IN FAVOR OF THE ISSUANCE OF HUFFY COMMON STOCK IN THE MERGER?

A:  No.

Q:  HAVE ANY GEN-X STOCKHOLDERS AGREED TO VOTE IN FAVOR OF THE MERGER?

A: Yes. DMJ Financial, Inc., its two stockholders K&J Financial Holdings, Inc. and DLS Financial, Inc., the sole stockholder of K&J, Kenneth Finkelstein Family Trust, the sole stockholder of DLS, James Salter Family Trust, Kenneth Finkelstein, James Salter and Osgoode Financial Inc. have agreed to vote shares totaling approximately 57% of the outstanding shares of Gen-X common stock, approximately 57% of the outstanding shares of the series C non-voting preferred stock and 100% of the outstanding series A 7% redeemable preferred stock in favor of adoption of the merger agreement and approval of the merger.

Q:  ARE THERE RISKS THAT I SHOULD CONSIDER IN DECIDING HOW TO VOTE?

A: Yes. In evaluating the merger, you should carefully consider the factors discussed in the section entitled "Risk Factors."

Q:  WHAT DO I NEED TO DO NOW?

A: You need to mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at your stockholder meeting or vote electronically by telephone or via the Internet if that option is available to you. If you do not include instructions on how to vote your properly signed proxy card, your shares of capital stock will be voted "FOR" approval of each of the proposals on the proxy card.

    For Gen-X stockholders please do NOT send your Gen-X stock certificates at this time.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Brokers cannot vote your shares without instructions from you on how to vote. Therefore, it is important that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q:  WHAT IF I DO NOT VOTE?

A: For both Gen-X and Huffy stockholders, if you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted in favor of each of the proposals listed on the card. For Gen-X stockholders only, if you fail to mail your proxy card, the effect will be the same as a vote against the merger.

Q:  WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A: If you want to change your vote, send the secretary of your company, a later-dated, signed proxy card before your stockholder meeting or attend the meeting and vote in person. You may also revoke your proxy by sending written notice to the applicable secretary before the meeting or by attending the meeting and voting in person.

Q:  AS A GEN-X STOCKHOLDER, SHOULD I SEND IN MY GEN-X STOCK CERTIFICATES NOW?

A: No. After the merger is completed, Huffy will send you written instructions for exchanging your Gen-X stock certificates for Huffy stock certificates and the cash consideration.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: Huffy and Gen-X are working toward completing the merger as quickly as possible. We hope to complete the merger in the fourth calendar quarter of 2002. The merger agreement provides that we will not close the merger prior to October 1, 2002.

Q:  ARE GEN-X STOCKHOLDERS ENTITLED TO DISSENTERS' OR APPRAISAL RIGHTS?

A: Yes. Gen-X stockholders have the opportunity to assert dissenters' rights relating to the merger. In order to claim these rights, Gen-X stockholders must comply with the requirements of Delaware law. You should read the section entitled "Dissenters' and Appraisal Rights."

Q:  ARE HUFFY SHAREHOLDERS ENTITLED TO DISSENTERS' OR APPRAISAL RIGHTS?

A: Yes. Huffy shareholders have the right to assert dissenters' rights relating to the merger. In order to claim those rights Huffy shareholders must comply with the requirements of Ohio law. You should read the section entitled "Dissenters' and Appraisal Rights."

Q:  AS A HUFFY SHAREHOLDER, AM I BEING ASKED TO VOTE ON ANY OTHER PROPOSALS?

A: Yes. In addition to being asked to approve the issuance of Huffy shares in the merger, Huffy shareholders will be asked to vote on an amendment to Huffy's articles of incorporation to reduce the vote required by shareholders to approve certain specified matters from a two-thirds vote to a majority vote of outstanding shares.

    This proposal is not related to the merger or share purchase, and the completion of those transactions is not contingent on the receipt of approval of the proposed amendment to Huffy's articles of incorporation.

    The board of directors of Huffy recommends that Huffy shareholders vote in favor of this proposal.

Q:  WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy card or voting instructions, you should contact:

     -  if you are a Huffy shareholder:

        Huffy Corporation
        225 Byers Road
        Miamisburg, Ohio 45342
        (937) 866-6251
        Attn: Nancy A. Michaud

     -  if you are a Gen-X stockholder:

        Gen-X Sports Inc.
        36 Dufflaw Road
        Toronto, Ontario
        M6A 2W1
        Canada
        (416) 630-4996
        Attn: Kenneth Finkelstein

                                    SUMMARY

     The following is a summary of information contained in this joint proxy statement/prospectus. This summary may not contain all of the information about the merger that is important to you. For a more complete description of the merger, we encourage you to read carefully this entire joint proxy statement/prospectus, including the attached annexes. In addition, we encourage you to read the information incorporated by reference into this joint proxy statement/prospectus, which includes important business and financial information about Huffy which we have filed with the Securities and Exchange Commission, or the SEC. You may obtain the information incorporated by reference into this joint proxy statement/prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information."

THE COMPANIES

Huffy Corporation
225 Byers Road
Miamisburg, Ohio 45342
(937) 866-6251

     Huffy Corporation and its subsidiaries are engaged in the design, manufacture and sale of wheeled products and basketball backboards and accessories and the assembly and repair of a variety of wheeled and other products and merchandising services to retail customers. Huffy is traded on the New York Stock Exchange under the symbol "HUF."

     HSGC, Inc. is a wholly-owned subsidiary of Huffy that was formed solely for the purpose of effecting the merger. HSGC has not conducted and will not conduct any business during any period of its existence prior to the effective time of the merger.

Gen-X Sports Inc.
36 Dufflaw Road
Toronto, Ontario
M6A 2W1
Canada
(416) 630-4996

     Gen-X Sports Inc. designs, manufactures, markets and distributes various branded sporting goods products across categories which include golf, snowboards, various action sports equipment and skis. Gen-X brands include, among others: for golf . . . Tommy Armour(R), Ram(R), TearDrop(R) and Zebra(R); for snowboards . . . Limited(R), Lamar(R) and Sims(R); for action sports . . . Oxygen(R), Rage(R) and Dukes(R); for skis . . . Volant(R); for hockey . . . Hespeler(R); and for in-line skates . . . Ultra-Wheels(R) and Street Attack(R). Gen-X also supports separate business units dedicated to the licensing and sale of opportunity/excess inventory.

THE MERGER (See page   )

     In the merger, Gen-X will merge with and into HSGC, which is a wholly-owned subsidiary of Huffy. HSGC will survive the merger as a wholly-owned subsidiary of Huffy, and its name will be changed to Gen-X Sports Inc.

     Huffy has agreed to pay total merger consideration of $5,556,914 cash plus up to 5,000,000 shares of Huffy common stock. All currency references in this document are expressed in U.S. dollars unless otherwise stated. This total consideration will be payable, subject to certain adjustment and holdback provisions, to the holders of Gen-X common stock, series B junior participating preferred stock and series C non-voting preferred stock, as well as to the holders of outstanding Gen-X stock options, on a pro rata basis. Because the outcome of the price adjustment mechanism cannot be predicted in advance, and because the exact numbers of outstanding shares of Gen-X common stock and stock options are likely to change between now and the closing, we are not able to specify the exact per share consideration Gen-X stockholders will receive in the merger.

     The total cash consideration of $5,556,914 is subject to reduction by the amount, if any, that the total fees Gen-X is required to pay its financial advisors exceed a specified amount.

     The total stock consideration is subject to a maximum potential reduction of 838,710 Huffy shares which will not be distributed at the closing and will serve as a reserve for two types of potential adjustments, the first of which is based upon the actual 2002 financial performance of Gen-X which will not be known at the time of closing, and the second of which is based upon any breaches by Gen-X of its representations and warranties in the merger agreement.

     The amount of any financial performance-related adjustments will be determined following the completion of the corresponding Huffy/Gen-X audit for the year ending December 31, 2002 and following the completion of any dispute resolution procedures after that. We anticipate that the 2002 audit will be completed in mid-February 2003 and that any adjustment amounts would be finally determined 30 to 60 days later. At that time, up to 580,645 of the held back Huffy shares, minus the amount needed to satisfy the financial adjustment, if any, will be released to the former Gen-X stockholders.

     The remaining 258,065 held back Huffy shares will continue to be held until the first anniversary of the closing, at which time any shares not required to satisfy Gen-X indemnification obligations relating to breached representations and warranties, will be released to the former Gen-X stockholders.

     In addition to the merger consideration described above, at the closing Huffy will redeem all outstanding shares of Gen-X series A 7% redeemable preferred stock, for aggregate consideration of $2,970,000, and in the share purchase, purchase all of the outstanding Gen-X Ontario class A redeemable preference shares for aggregate consideration of $2,000,000. All of the shares of Gen-X series A 7% redeemable preferred stock are owned by DMJ Financial, Inc., a principal stockholder of Gen-X and all of the shares of Gen-X Ontario class A redeemable preference shares are owned by Osgoode Financial Inc., which is an affiliate of James Salter and Kenneth Finkelstein.

     The merger will be effected simultaneously with, and conditioned upon, the stock purchase of Gen-X Ontario by HSGC Canada, which is a wholly-owned subsidiary of Huffy. The aggregate consideration payable to the stockholders of Gen-X Ontario for their shares of common stock will be $13,443,086. Following consummation of the merger and the stock purchase, both Gen-X and Gen-X Ontario will be wholly-owned subsidiaries of Huffy.

VOTE REQUIRED FOR APPROVAL (See pages   and   )

     The holders of two-thirds of the outstanding shares of Huffy common stock must approve the issuance of Huffy common stock in the merger. Huffy shareholders are entitled to cast one vote per share of Huffy common stock owned as of Huffy's record date. As of the record date, Huffy's directors and
executive officers directly or indirectly held      shares of Huffy common
stock, which represented approximately      % of all outstanding shares of Huffy
common stock entitled to vote at Huffy's special meeting.

     The holders of a majority of the outstanding shares of Gen-X common stock and series B junior participating preferred stock, voting together as a single class, and the holders of a majority of the outstanding shares of Gen-X series A 7% redeemable preferred stock and series C non-voting preferred stock, voting as separate classes, must adopt the merger agreement and approve the merger. Gen-X stockholders are entitled to cast one vote per share of Gen-X common stock, series A 7% redeemable preferred stock, series B junior participating preferred stock and series C non-voting preferred stock owned as of the Gen-X record date. As of the record date, Gen-X directors and executive officers directly or
indirectly held      shares of Gen-X common stock,      shares of series A 7%
redeemable preferred stock, and      shares of series C non-voting preferred
stock, which represented approximately      %,      % and      % of all
outstanding shares of Gen-X common stock and series B junior participating preferred stock, series A 7% redeemable preferred stock and series C non-voting preferred stock, respectively, entitled to vote on the merger.

     DMJ Financial, Inc., a Gen-X stockholder, its two stockholders, K&J Financial Holdings, Inc. and DLS Financial, Inc., the sole stockholder of K&J, Kenneth Finkelstein Family Trust, the sole stockholder of DLS, James Salter Family Trust, Kenneth Finkelstein, James Salter and Osgoode Financial Inc. have agreed to vote their shares of Gen-X common stock, series A 7% redeemable preferred stock, and series C non-voting preferred stock, representing 57%, 100%, and 57% of the outstanding shares of each such class of Gen-X capital stock, in favor of adoption of the merger agreement and approval of the merger. As a result of this agreement, the merger will be approved at the Gen-X special meeting.

SHAREHOLDER GROUP AGREEMENT (See page   )

     In connection with the merger agreement, Huffy, HSGC and HSGC Canada will enter into a shareholder group agreement with DMJ Financial, Inc., its two stockholders K&J Financial Holdings, Inc. and DLS Financial, Inc., the sole stockholder of K&J, Kenneth Finkelstein Family Trust, the sole stockholder of DLS, James Salter Family Trust, Osgoode Financial Inc., Kenneth Finkelstein and James Salter.

     The shareholder group agreement (i) restricts the acquisition and transfer of voting securities of Huffy by members of the shareholder group for four years after the closing of the merger or until the parties terminate the agreement and
(ii) provides that each member of the shareholder group will vote its voting securities of Huffy in accordance with the voting recommendation of Huffy's management for four years after the closing of the merger or until the parties terminate the agreement; however, the transfer restrictions will cease to apply to certain members of the shareholder group if their employment is terminated after the second anniversary of the closing.

CONDITIONS TO THE COMPLETION OF THE MERGER (See page   )
     Huffy and Gen-X will complete the merger only if a number of conditions are satisfied or waived, including, but not limited to, the following:
     - the merger agreement must have been adopted and the merger must have been approved by the Gen-X stockholders;
     - the issuance of Huffy common stock in connection with the merger must have been approved by the Huffy shareholders;
     - Huffy and Gen-X must have obtained all legally required permits and approvals;
     - Huffy and Gen-X must have received their respective tax, legal and fairness opinions;
     - no events or circumstances have occurred after the date of the merger agreement that have had, or are reasonably expected to have, a material adverse effect on Huffy or Gen-X;
     - no law, regulation or order prohibits the completion of the merger;
     - Huffy must have secured the consent of its lender to the merger, the stock purchase and the financing of such transactions on terms and conditions that are acceptable to Huffy or has arranged for alternative financing on terms and conditions that are acceptable to Huffy; and
     - the stock purchase of Gen-X Ontario by HSGC Canada must be consummated simultaneously with the merger.

TERMINATION OF THE MERGER AGREEMENT (See page   )
     Huffy and Gen-X mutually may agree to terminate the merger agreement at any time. In addition, either party may terminate the merger agreement if, among other things:
     - certain conditions set forth in the merger agreement become incapable of fulfillment (other than because the terminating party breached the merger agreement);
     - the merger is not completed on or before December 5, 2002 (other than because the terminating party breached the merger agreement);
     - the other party is in material breach of any of its covenants contained in the merger agreement and the breach is not cured within 20 business days;
     - the other party is in breach of any of its representations or warranties contained in the merger agreement, and the breach is reasonably expected to have a material adverse effect on the party and is not cured within 20 business days; or
     - a court or other governmental entity issues a final order or ruling that restrains or prohibits the merger.

DIRECTORS AND EXECUTIVE OFFICERS FOLLOWING THE MERGER (See page   )

     Following the merger, the current directors and executive officers of Huffy will continue to serve as its directors and executive officers. After the merger, the directors of HSGC will serve as the directors of the surviving corporation and certain executive officers of Gen-X will become officers of HSGC.

OPINION OF HUFFY FINANCIAL ADVISOR (See page   )

     On June 4, 2002, A.G. Edwards & Sons, Inc., financial advisor to Huffy, delivered to the Huffy board of directors its oral opinion, which was confirmed by delivery of a written opinion dated May 31, 2002, that, as of May 31, 2002, and based upon and subject to the factors and assumptions set forth in the opinion, the merger and the stock purchase is fair to Huffy, from a financial point of view. The full text of the written opinion of A.G. Edwards is attached to this joint proxy statement/prospectus as Annex C and should be read carefully in its entirety to understand the procedures followed, the assumptions made, the matters considered and the limitation on the review undertaken in providing the opinion. The opinion of A.G. Edwards is directed to the Huffy board of directors and does not constitute a recommendation to any shareholder as to how to vote with respect to any matter relating to the proposed merger and the stock purchase.

OPINION OF GEN-X FINANCIAL ADVISOR (See page   )

     On May 9, 2002, Sheffield Merchant Banking Group, financial advisor to Gen-X, delivered an oral opinion, subsequently confirmed in writing June 27, 2002, that, based upon and subject to the assumptions, limitations and qualifications set forth in the opinion, the aggregate consideration to be received by Gen-X and Gen-X Ontario pursuant to the merger and share purchase is fair to such holders from a financial point of view. Sheffield Merchant Banking Group rendered this opinion with respect to all Gen-X stockholders other than James J. Salter and Kenneth J. Finkelstein and their affiliates. The full text of the written opinion of Sheffield Merchant Banking Group is attached to this joint proxy statement/prospectus as Annex D and should be read carefully in its entirety to understand the procedures followed, the assumptions made, the matters considered and the limitation on the review undertaken in providing the opinion. The opinion of Sheffield Merchant Banking Group is directed to the Gen-X and Gen-X Ontario boards of directors and does not constitute a recommendation to any stockholder as to how to vote with respect to any matter relating to the proposed merger.

CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (See page   )

     On the merger of Gen-X and HSGC as contemplated by the Agreement and Plan of Merger, as amended, dated as of June 5, 2002, Canadian resident holders of Gen-X common stock, series B junior participating preferred stock and series C non-voting preferred stock should realize gain or loss. In addition, Canadian resident holders of Gen-X series A 7% redeemable preferred stock should realize gain or loss on the redemption of that stock immediately after the merger. Canadian resident Gen-X optionholders should incur taxable income on the disposition of their Gen-X options for Huffy stock and cash.

     See "Canadian Federal Income Tax Consequences of the Merger" for a more detailed description of the above matters.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (See page   )

     It is a condition to the completion of the merger that both Huffy and Gen-X receive an opinion from KPMG LLP to the effect that the merger will be treated as a reorganization described in Section 368(a) of the Internal Revenue Code.

     If the merger is treated as a reorganization under the Internal Revenue Code, in general, for federal income tax purposes:

     - no gain or loss will be recognized by the holders of Huffy common stock;

     - a gain, if any, but not a loss, will be recognized by the Gen-X stockholders to the extent of the lesser of (i) the fair market value of Huffy common stock as of the closing, plus the amount of cash received, less such stockholder's tax basis in the Gen-X common stock, series B junior participating preferred stock or series C non-voting preferred stock surrendered and (ii) the amount of cash received. In most cases gain will be a capital gain; and

     - Gen-X stockholders also may recognize a gain or loss by reason of cash received in lieu of fractional shares or upon the exercise of dissenters' rights.

     See "United States Federal Income Tax Consequences of the Merger" for a more detailed description of the above matters and for information with respect to certain taxpayers subject to special treatment under the Internal Revenue Code.

ACCOUNTING TREATMENT (See page   )

     Huffy will account for the merger under the purchase method of accounting for business combinations under United States generally accepted accounting principles.

REGULATORY FILINGS AND APPROVALS (See page   )

     We believe the merger is not subject to the report filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. However, the Department of Justice or the Federal Trade Commission, as well as a state agency, a government agency or private persons, could still challenge the merger.

INTERESTS OF GEN-X STOCKHOLDERS, DIRECTORS AND OFFICERS IN THE MERGER (See page
  )

     When considering the recommendations of the Gen-X board of directors, you should be aware that certain Gen-X directors, executive officers and stockholders have interests in the merger that are different from, or are in addition to, yours. These interests include employment arrangements between Huffy and certain Gen-X executive officers that take effect after the merger, the redemption of series A redeemable preferred stock concurrent with the effectiveness of the merger, the acceleration of stock option vesting and the possible creation of an additional seat on Huffy's board of directors after the merger to be filled by a new outside director recommended by certain Gen-X stockholders.

DISSENTERS' AND APPRAISAL RIGHTS (See page   )

     Under Delaware law, stockholders of Gen-X are entitled to dissenters' rights in connection with the merger, provided that they follow the proper procedures to perfect their dissenters' rights. Section 262 of the Delaware General Corporation Law is reprinted in its entirety and attached to this joint proxy statement/prospectus as Annex E.

     Under Ohio law, shareholders of Huffy are entitled to dissenters' rights in connection with the issuance of Huffy common stock in the merger, provided that they follow the proper procedures to perfect their dissenters' rights. Section 1701.85 of the Ohio Revised Code is reprinted in its entirety and attached to this joint proxy statement/prospectus as Annex F.

RESTRICTIONS ON THE ABILITY TO SELL HUFFY COMMON STOCK (See page   )

     All Huffy common stock received by Gen-X stockholders in connection with the merger will be freely transferable unless the holder is considered an affiliate of either Gen-X or Huffy under the Securities Act of 1933, as amended. Shares of Huffy common stock held by affiliates may be sold only pursuant to a registration statement or an exemption from the registration requirements of the Securities Act.

     Pursuant to the shareholder group agreement, DMJ Financial, Inc., its two stockholders K&J Financial Holdings, Inc. and DLS Financial, Inc., the sole stockholder of K&J, Kenneth Finkelstein Family Trust, the sole stockholder of DLS, James Salter Family Trust, Osgoode Financial Inc., Kenneth Finkelstein and James Salter have agreed to certain restrictions on the sale or transfer of voting securities of Huffy for four years after the closing of the merger or until the parties terminate the agreement; provided, however, the transfer restrictions will cease to apply to certain members of the shareholder group if their employment is terminated by Huffy after the second anniversary of the date of the closing.

OTHER HUFFY SPECIAL MEETING PROPOSALS (See page   )

     At the Huffy special meeting, Huffy is also asking its shareholders to approve an amendment to its articles of incorporation to reduce the vote required by shareholders to approve certain specified matters from a two-thirds vote to a majority vote of the outstanding shares. Approval by Huffy shareholders of this proposal is not a condition to completion of the merger. Approval of the issuance of shares of Huffy common stock in the merger is not a condition to approval of the amendment to Huffy's articles of incorporation. The Huffy board of directors recommends that you vote "FOR" this proposal.

                   SUMMARY SELECTED HISTORICAL FINANCIAL DATA

     We are providing the following information to aid you in your analysis of the financial aspects of the merger. We derived this information for Huffy from its audited financial statements for the years ended December 31, 1997 through 2001 and for Gen-X from its audited financial statements for the year ended December 31, 2001 and unaudited financial statements for the other years presented. This information is only a summary, and you should read it together with our historical financial statements and related notes contained in the annual report and other information that we have filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information."

                               HUFFY CORPORATION

            SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      2001       2000       1999       1998       1997
                                                    --------   --------   --------   --------   --------
SUMMARY OF OPERATIONS
Net sales.........................................  $331,138   $488,181   $422,866   $468,351   $481,534
Gross profit......................................    39,950     81,342     36,723     76,178     74,038
  Selling, general, and administrative expenses...    47,607     53,763     56,158     59,723     61,825
Operating income (loss)...........................   (11,370)    26,865    (57,994)    (4,865)    12,213
  Other expense (income), net.....................       303      1,342        333         (3)     1,376
  Interest expense, net...........................     1,128      8,428      1,816      2,542        533
Earnings (loss) before income taxes...............   (12,801)    17,095    (60,143)    (7,404)    10,304
  Income tax expense (benefit)....................    (4,391)     6,429    (20,788)    (2,904)     2,715
Earnings (loss) from continuing operations........    (8,410)    10,666    (39,355)    (4,500)     7,589
  Discontinued operations.........................        --     25,318      6,067      2,335      1,368
  Extraordinary loss..............................        --       (998)        --         --         --
Net earnings (loss)...............................    (8,410)    34,986    (33,288)    (2,165)     8,957
                                                    --------   --------   --------   --------   --------
Earnings (loss) per common share:
  Basic      Continuing operations................     (0.82)      1.05      (3.70)     (0.37)      0.59
             Net earnings (loss)..................     (0.82)      3.43      (3.13)     (0.18)      0.70
  Diluted    Continuing operations................     (0.82)      1.03      (3.70)     (0.37)      0.58
             Net earnings (loss)..................     (0.82)      3.39      (3.13)     (0.18)      0.69
Common dividends declared.........................        --         --      2,869      4,092      4,365
Common dividends per share........................        --         --       0.26       0.34       0.34

Weighted average common share outstanding:
  Basic...........................................    10,298     10,187     10,642     12,122     12,895
  Diluted.........................................    10,298     10,320     10,642     12,122     13,062
                                                    --------   --------   --------   --------   --------
FINANCIAL POSITION AT YEAR END
Total assets......................................   145,485    180,493    214,283    324,068    307,501
Working capital...................................    44,376     57,642     56,636     85,730    116,122
Net investment in plant and equipment.............     9,267     12,680     19,028     53,476     51,305
Notes payable.....................................        --     17,656     21,902     99,240     43,000
Long-term obligations.............................        --         --     51,348     29,110     35,482
Shareholders' equity..............................    65,602     73,131     37,482     95,390    116,578

                               HUFFY CORPORATION

       SUMMARY UNAUDITED SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                    THREE MONTHS ENDED
                                                              -------------------------------
                                                              MARCH 30, 2002   MARCH 30, 2001
                                                              --------------   --------------
SUMMARY OF OPERATIONS
Net Sales...................................................     $ 70,385         $ 81,243
Gross Profit................................................       12,001           11,635
  Selling, general, and administrative expenses.............       10,528           10,043
                                                                 --------         --------
Operating income............................................        1,473            1,592
  Other expense (income)....................................          204             (417)
  Interest expense, net.....................................          302              406
                                                                 --------         --------
Earnings before income taxes................................          967            1,603
  Income tax expense........................................          343              609
                                                                 --------         --------
Earnings from continuing operations.........................          624              994
  Discontinued operations...................................           --               --
  Extraordinary loss........................................           --               --
                                                                 --------         --------
Net earnings................................................     $    624         $    994
                                                                 ========         ========
Earnings per common share
  Basic:
               Net earnings per common share................     $   0.06         $   0.10
  Diluted:
               Net earnings per common share................     $   0.06         $   0.10
Common dividends declared...................................           --               --
Common dividends per share..................................     $     --         $     --

Weighted average common share outstanding
  Basic.....................................................       10,389           10,232
  Diluted...................................................       10,618           10,369
FINANCIAL POSITION
  Total Assets..............................................      150,271          167,605
  Working Capital...........................................       41,098           67,163
  Net investment in plant and equipment.....................        9,095           11,908
  Notes Payable.............................................           --               --
  Long-term obligations.....................................           --               --
  Shareholders' equity......................................       66,415           74,141

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

       SUMMARY UNAUDITED SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                   PREPARED IN ACCORDANCE WITH CANADIAN GAAP

              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               2001       2000      1999      1998      1997
                                             --------   --------   -------   -------   -------
SUMMARY OF OPERATIONS
Net Sales..................................  $107,468   $113,091   $54,437   $45,277   $30,591
Gross profit...............................    27,723     23,671    11,198     9,608     6,111
  Selling, general, and administrative
     expenses..............................    18,217     12,746     6,487     5,669     4,568
Operating income...........................     9,506     10,925     4,711     3,939     1,542
  Other expense (income), net..............        --         --        --        --        --
  Interest expense, net....................     3,025      1,756     1,108       898       176
Earnings before income taxes...............     6,481      9,169     3,603     3,041     1,366
  Income tax expense (benefit).............       954       (835)      871       669      (291)
Earnings from continuing operations........     5,527     10,004     2,732     2,372     1,657
  Discontinued operations..................        --         --        --        --        --
  Extraordinary loss.......................        --         --        --        --        --
Net earnings...............................     5,527     10,004     2,732     2,372     1,657
                                             --------   --------   -------   -------   -------
Common dividends declared..................     1,587        898        --        --        --
Common dividends per share.................      0.30       0.18        --        --        --

FINANCIAL POSITION AT YEAR END
Total assets...............................    94,212     51,076    33,579    31,132    14,261
Working capital............................     8,196      9,801     5,227     4,300     3,175
Net investment in plant and equipment......    10,807        430       821       819     1,220
Notes payable..............................    43,244     24,538    16,247    15,707       433
Long-term obligations (mortgage etc.)......    13,169      1,051     1,974     3,794     3,393
Shareholders' equity.......................    24,202     16,533     8,351     5,618     3,246

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

         SUMMARY UNAUDITED SELECTED HISTORICAL COMBINED FINANCIAL DATA
                   PREPARED IN ACCORDANCE WITH CANADIAN GAAP

              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                    THREE MONTHS ENDED
                                                              -------------------------------
                                                              MARCH 31, 2002   MARCH 31, 2001
                                                              --------------   --------------
SUMMARY OF OPERATIONS
Net Sales...................................................     $26,399          $14,790
Gross Profit................................................       7,027            4,731
  Selling, general, and administrative expenses.............       7,120            3,349
                                                                 -------          -------
Operating income (loss).....................................         (93)           1,382
  Other expense (income)....................................          --               --
  Interest expense, net.....................................         723              452
                                                                 -------          -------
Earnings (loss) before income taxes.........................        (816)             930
  Income tax expense (benefit)..............................        (240)             214
                                                                 -------          -------
Earnings (loss) from continuing operations..................        (576)             716
  Discontinued operations...................................          --               --
  Extraordinary loss........................................          --               --
                                                                 -------          -------
Net earnings (loss).........................................     $  (576)         $   716
                                                                 =======          =======
Common dividends declared...................................     $   414          $   391
Common dividends per share..................................     $  0.08          $  0.08
FINANCIAL POSITION
  Total Assets..............................................      83,789           60,722
  Working Capital...........................................       4,024           11,316
  Net investment in plant and equipment.....................      10,781              935
  Notes Payable.............................................      30,997           17,268
  Long-term obligations.....................................      11,007           10,951
  Shareholder's equity......................................      19,283           18,778

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

                             RESULTS OF OPERATIONS

                        2001 YEAR COMPARED TO 2000 YEAR

     Revenues. Revenues in 2001 were $107.5 million, a $5.6 million or 5% reduction from $113.1 million in 2000. The reduction was a result of the end of the scooter fad which had produced approximately $35.0 million in sales in 2000 compared to approximately $2.0 million in 2001. The year was positively impacted by new golf sales in the amount of $21.6 million due to the acquisition of the assets of Teardrop Golf Company including the Tommy Armour and Ram brands out of bankruptcy on March 12, 2001. Revenue also increased in the year due to the acquisition of the shares of First Team Sports Inc. on October 12, 2001, which included the Ultrawheels in-line skate division and the Hespeler Hockey Division. 2001 sales for these divisions was $1.5 and $1.4 million respectively. Gen-X also acquired the assets of Volant Ski Company on September 13, 2001. Sales from Volant skis amounted to approximately $1.0 million for the year.

     Cost of Sales. Cost of Sales reduced by $9.7 million from $89.4 million to $79.7 million. The gross profit percentage increased to 25.8% from 21.0%. This was a result of the acquisitions of the golf, inline, ski and hockey businesses which have much higher gross margins than the Gen-X's and Gen-X Ontario's other business units.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses were $18.2 million compared to $12.7 million in 2000. The increase of $5.5 million is primarily related to an increase in salaries of $2.6 million which is a result of a significant increase in staff required to service the new business units acquired in the year; an increase in advertising and marketing related to the new acquisitions in the amount of $0.6 million; approximately $0.7 million in increased depreciation and amortization relating to the amortization of goodwill and deferred financing costs relating to the golf acquisition; an increase of $0.3 million in rents, leases and occupancy costs relating to the move to a larger facility in Toronto and the short term occupancy of rented facilities in Morton Grove, Illinois; an increase of $0.3 million in travel and trade shows relating to the new business units acquired; an increase of about $0.2 million in telephone and fax and the expenditure of $0.3 million on tour contracts for professional golfers relating to the golf acquisition.

     Interest Expense. Gen-X and Gen-X Ontario incurred $3.0 million in interest compared to $1.8 million in 2000. The increase in interest expense was a result of a new subordinated debt facility in the amount of $10.0 million from HSBC Capital relating to the financing of the acquisition of the assets of Teardrop Golf Company. The effective interest cost on this facility was approximately 12% for the year.

     Income Tax Expense. Gen-X and Gen-X Ontario recorded income tax expense of $0.9 million for the year compared to a recovery of $0.8 million in the previous year. The current tax rate of approximately 15% is a result of a significant volume of business generated by a foreign subsidiary at a lower tax rate. The reason for the income tax benefit in 2000 was due to the fact that the Gen-X companies were owned by Global Sports Inc., from January 1, 2000 to May 26, 2000. Global Sports Inc. was responsible for the United States income taxes owing during this period and therefore, these taxes do not appear as a liability in the 2000 Financial Statements.

     Net Earnings. Net earnings for 2001 was $5.5 million compared to $10.0 million which is mainly a result of increased income taxes and selling, general and administrative expenses in 2001.

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.
                             RESULTS OF OPERATIONS

                        2000 YEAR COMPARED TO 1999 YEAR

     Revenues. Revenues in 2000 were $113.1 million, a $58.7 million, or 107.7% increase from $54.4 million in 1999. The increase was primarily the result of increased sales of off-price footwear and apparel mainly resulting from a special transaction involving the liquidation of a large sporting goods retailer and the sale of approximately $35.0 million of scooters through the Action Sports Division.

     Cost of Sales. Cost of Sales increased by $46.2 million or 106.8%, to $89.4 million from $43.2 million in 1999. Gen-X's and Gen-X Ontario's gross margin increased by $12.5 million but only increased to 21.0% from 20.6% as a percentage of sales. The margin percentage was relatively consistent amongst the product lines.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses were $12.7 million in 2000 compared to $6.5 million in 1999. The increase of $6.2 million is represented primarily by a $2.3 million increase in variable expenses; specifically sales commissions and credit insurance, a $1.5 million increase in salaries necessary to service the increased level of business, approximately $0.3 million in additional advertising and marketing expenses, $0.6 million in additional travel and trade show expenses required to obtain the additional business, $0.3 million in additional professional and consulting fees and $0.3 million in warranty costs relating primarily to scooter issues. As a percentage of sales, selling, general and administrative expenses decreased from 11.9% in 1999 to 11.2% in 2000.

     Interest Expense. Gen-X and Gen-X Ontario incurred $1.8 million in bank charges and interest in 2000, an increase of approximately $0.7 million from 1999. The increase in interest expense was a result of increased bank charges of about $0.1 million relating to letter of credit charges necessitated by the scooter production and increased bank lines provided by HSBC that were needed to fund the increased business.

     Income Tax Expense. Gen-X and Gen-X Ontario recorded an income tax benefit of $0.8 million in 2000 compared to income tax expense of $0.9 million in 1999. The reason for the recovery in 2000 was due to the fact that the company was owned by Global Sports Inc. in that year, from January 1, 2000 to May 26, 2000 and Global Sports Inc. was responsible for US income taxes up to and including May 26, 2000. The company was extremely profitable during this period due to the completion of the special liquidation transaction for a large sporting goods retailer. The tax that would have been paid had Global Sports Inc. not been responsible for the tax during this period would have amounted to $2.0 million. The rate of tax was also impacted by a significant volume of business being generated in the second half of the year by a foreign subsidiary that is taxed at a lower rate.

     Net Earnings. Net earnings for 2000 was $10.0 million compared to $2.7 million for 1999. This was a result of the increased volume of business in 2000 versus 1999.

         SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL DATA

     The table below presents selected financial data from the Huffy and Gen-X unaudited pro forma condensed combining statements of operations for the year ended December 31, 2001 and the three months ended March 30, 2002 and from the unaudited pro forma condensed combining balance sheet as of March 30, 2002 included in this joint proxy statement/prospectus. The unaudited pro forma condensed combining statements of operations are presented as if the merger had occurred on January 1, 2001. The unaudited pro forma condensed combining balance sheet presents the combined financial position of Huffy and Gen-X as of March 30, 2002 assuming that the acquisition had occurred as of that date. The unaudited pro forma condensed combining financial data are based on the estimates and assumptions set forth in the notes to such statements, which are preliminary and have been made solely for the purposes of developing such pro forma information. The unaudited pro forma condensed combining financial data are not necessarily indicative of the financial position or operating results that would have been achieved had the transaction been consummated as of the dates indicated, nor are they necessarily indicative of future financial position or operating results. This information should be read in conjunction with the unaudited pro forma condensed combining financial statements and related notes and the historical financial statements and related notes of Huffy and Gen-X included in or incorporated by reference into this joint proxy statement/prospectus.

          HUFFY CORPORATION, GEN-X SPORTS INC. AND GEN-X SPORTS, INC. SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    PRO FORMA YEAR ENDED DECEMBER 31, 2001
                                 ----------------------------------------------------------------------------
                                                                          PRO FORMA
                                                       GEN-X AND     ADJUSTMENTS RELATED
                                 HUFFY CORPORATION   GEN-X ONTARIO   TO THE ACQUISITION    PRO FORMA COMBINED
                                 -----------------   -------------   -------------------   ------------------
Net Sales......................      $331,138          $107,468            $    --              $438,606
Gross Profit...................        39,950            27,723                 27(4)             67,700
  Selling, general, and
     administrative expenses...        47,607            18,275               (329)(5)            65,501
                                                                               (52)(6)
Operating income (loss)........       (11,370)            9,448                408                (1,514)
  Other expense................           303                --                 --                   303
  Interest expense, net........         1,128             3,805                329(5)              4,238
                                                                            (1,024)(7)
                                     --------          --------            -------              --------
Earnings (loss) before income
  taxes........................       (12,801)            5,643              1,103                (6,055)
  Income tax expense
     (benefit).................        (4,391)              954              1,469(8)             (1,968)
                                     --------          --------            -------              --------
Earnings (loss) from continuing
  operations...................        (8,410)            4,689               (366)               (4,087)
                                     ========          ========            =======              ========
Earnings (loss) from continuing
  operations per common share
  Basic........................      $  (0.82)                                                  $  (0.27)
  Diluted......................      $  (0.82)                                                  $  (0.27)
Shares used in calculation of
  earnings per share
  Basic........................        10,298                                5,000                15,298
  Diluted......................        10,298                                5,000                15,298

  See accompanying notes to Unaudited Pro Forma Condensed Combining Financial
                                  Statements.

          HUFFY CORPORATION, GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

    SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS

              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               PRO FORMA THREE MONTHS ENDED MARCH 30, 2002
                              ------------------------------------------------------------------------------
                                                                  PRO FORMA ADJUSTMENTS
                                                    GEN-X AND        RELATED TO THE
                              HUFFY CORPORATION   GEN-X ONTARIO        ACQUISITION        PRO FORMA COMBINED
                              -----------------   -------------   ---------------------   ------------------
Net Sales...................       $70,385           $26,399            $     --               $96,784
Gross Profit................        12,001             7,027                  25(4)             19,053
  Selling, general, and
     administrative
     expenses...............        10,528             7,120                  31(6)             17,679
Operating income............         1,473               (93)                 (6)                1,374
  Other expense.............           204                --                  --                   204
  Interest expense, net.....           302               758                 157(7)              1,217
                                   -------           -------            --------               -------
Earnings (loss) before
  income taxes..............           967              (851)               (163)                  (47)
  Income tax expense
     (benefit)..............           343              (240)               (118)(8)               (15)
                                   -------           -------            --------               -------
Earnings (loss) from
  continuing operations.....           624              (611)                (45)                  (32)
                                   -------           -------            --------               -------
Earnings from continuing
  operations per common
  share
  Basic.....................       $  0.06                                                     $  0.00
  Diluted...................       $  0.06                                                     $  0.00
Shares used in calculation
  of earnings per share
  Basic.....................        10,389                                 5,000                15,389
  Diluted...................        10,618                                 5,000                15,618(16)

  See accompanying notes to Unaudited Pro Forma Condensed Combining Financial
                                   Statements

          HUFFY CORPORATION, GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

         SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET

              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      PRO FORMA AS OF MARCH 30, 2002
                              ------------------------------------------------------------------------------
                                                                  PRO FORMA ADJUSTMENTS
                                                    GEN-X AND        RELATED TO THE
                              HUFFY CORPORATION   GEN-X ONTARIO        ACQUISITION        PRO FORMA COMBINED
                              -----------------   -------------   ---------------------   ------------------
Current Assets
  Cash and cash
     equivalents............      $ 13,907           $    --            $(13,907)(2)           $     --
  Accounts and notes
     receivable, net........        55,834            34,886                  --                 90,720
  Inventories...............        16,394            13,266                  --                 29,660
  Prepaid expenses and
     federal income taxes...        20,132             4,402                 118(9)              24,652
                                  --------           -------            --------               --------
     Total current assets...       106,267            52,554             (13,789)               145,032
Net property, plant and
  equipment.................         9,095            10,781              (2,468)(10)            17,408
Goodwill and other
  intangible assets, net....        13,127            20,454              43,738(3)              77,319
Other assets, net...........        21,782                --               1,252(9)              23,334
                                                                             300(11)
                                  ========           =======            ========               ========
                                   150,271            83,789              29,033                263,093
                                  ========           =======            ========               ========
Current Liabilities
  Notes payable.............            --            30,997              26,334(12)             57,331
  Current installments of
     long-term
     obligations............            --             2,976              (2,250)(12)               726
  Accounts payable..........        34,512            11,215                  --                 45,727
  Accrued liabilities and
     other current
     liabilities............        30,657             3,342               1,447(13)             35,446
                                  --------           -------            --------               --------
     Total current
       liabilities..........        65,169            48,530              25,531                139,230
Long-term obligations, less
  current installments......            --            11,007             (10,681)(12)               326
Other long-term
  liabilities...............        18,687                --                  --                 18,687
Preferred stock.............            --             4,814              (4,814)(14)                --
                                  --------           -------            --------               --------
     Total liabilities......        83,856            64,351              10,036                158,243
Shareholder's equity........        66,415            19,438              18,997(15)            104,850
                                  ========           =======            ========               ========
                                   150,271            83,789              29,033                263,093
                                  ========           =======            ========               ========

     See accompanying notes to Unaudited Pro Forma Condensed Combining Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

 (1) Basis of presentation

     Gen-X and Gen-X Ontario historical financial statements included on page FS-1 have been prepared in accordance with Canadian Generally Accepted Accounting Principles (Canadian GAAP). The financial statements for Gen-X and Gen-X Ontario included in the in the Summary Unaudited Pro Forma
     Condensed Combining Financial Data on page   have been adjusted to be in
     accordance with United States Generally Accepted Accounting Principles (U.
     S. GAAP). A reconciliation of Canadian GAAP to U.S. GAAP for December 31,
     2001 for March 31, 2002, are found on pages   and   , respectively.

                                                              DECEMBER 31,   MARCH 31,
                                                                  2001         2002
                                                              ------------   ---------
The significant adjustments incorporated into the pro forma
  statements are:
  Selling General and Administrative Expense................      $ 58         $  --
  Interest Expense..........................................       780            35
  Preferred stock...........................................       N/A          (156)
  Shareholders' equity......................................       N/A           156

 (2) Sources and Uses of Funds for the acquisition of Gen-X and Gen-X Ontario


Uses of Funds
  Cash paid to common Gen-X and Gen-X Ontario
     stockholders...........................................   $ 19,000
  Class A Common Shares Issued, 5,000,000 shares issued
     assuming a market rate of $7.687.......................     38,435
                                                               --------
Total funds received by common Gen-X and Gen-X Ontario
  stockholders..............................................     57,435
  Cash paid to preferred Gen-X and Gen-X Ontario
     stockholders...........................................      4,970
  Cash paid to retire Gen-X debt............................     43,928
                                                               --------
Consideration received by Gen-X and Gen-X Ontario
  stockholders and lenders..................................    106,333
  Transaction fees and expenses.............................      3,040
  Bank financing fees.......................................        300
                                                               --------
Total Uses of Funds.........................................    109,673

Sources of Funds
  Available cash balance at March 30, 2002..................   $ 13,907
  Revolving credit facility borrowings......................     57,331
  Class A Common Shares Issued..............................     38,435
                                                               --------
Total Sources of Funds......................................   $109,673

 (3) The purchase price of Gen-X and Gen-X Ontario is allocated to the assets and liabilities acquired on a fair market value basis. Management is in the process of obtaining appraisals, which may change the amount of the allocations. In management's opinion, the preliminary estimate of fair market value, as presented below, is not expected to differ materially from the final appraisal.


Tangible assets acquired at fair market value
  Accounts and notes receivable.............................   $ 34,886
  Inventories...............................................     13,266
  Prepaid expenses..........................................      4,402
  Current deferred federal income tax benefit...............        118
  Property, plant and equipment.............................      8,313
  Bank financing fees.......................................        300
  Long-term deferred federal income tax benefit.............      1,252
                                                               --------
Total fair value of tangible assets.........................     62,537
Less: Liabilities assumed
  Loans Payable.............................................      1,052
  Accounts payable..........................................     11,215
  Accrued liabilities and other current liabilities.........      4,789
                                                               --------
                                                                 17,056
                                                               --------
Net assets acquired.........................................     45,481
Consideration...............................................    109,673
                                                               --------
Goodwill and other intangibles acquired.....................   $ 64,192

 (4) To adjust depreciation expense as a result of recording to the fair value of property, plant and equipment.

 (5) To reclass Gen-X and Gen-X Ontario 2001 amortization of financing costs of $329 from selling, general and administrative expense to interest expense.

 (6) To record $125 and $31 of additional amortization related to identifiable intangible assets for the periods ended December 31, 2001 and March 30, 2002, respectively, and to eliminate $177 of goodwill, amortization, in accordance with Statement of Financial Accounting Standards No. 142, recorded in the period ended December 31, 2001.

 (7) To record the change in interest expense from the use of Huffy's cash and borrowing lines to finance the acquisition purchase price of $19,000, to repay Gen-X and Gen-X Ontario debt, and to redeem and purchase outstanding preferred stock for $4,970. The incremental interest on the weighted average borrowing of $42,449 for 2001 and $51,870 for the first quarter of 2002 is recorded at Huffy's weighted average borrowing rate of 6.3% and 4.0% for the periods ended December 31, 2001 and March 30, 2002, respectively.

 (8) To record the income tax expense adjusting the effective tax rate for the combined entity to the expected blended tax rate of 32.5%.

 (9) To record deferred federal income tax benefits of $118 and $1,252 related to entries 10 and 13.

(10) To record the write-down of property, plant and equipment by $2,468 to their fair market value of $8,313.

(11) To record $300 of bank financing fees for the modification of Huffy's existing revolving credit facility to include the working capital and borrowing needs of Gen-X and Gen-X Ontario.

(12) To retire Gen-X and Gen-X Ontario borrowings of $30,997 related to notes payable, $2,250 of current maturities and $10,681 of long-term debt, and to finance $57,331 via Huffy's revolving credit facility.

(13) To record an accrual for Gen-X and Gen-X Ontario employee severance of $338 and facility closure related actions of $1,109.

(14) To redeem Gen-X preferred stock and purchase Gen-X Ontario preferred stock at face value.

(15) To record the issuance of 5,000,000 of Huffy Class A common shares assuming a market value of $7.687 per share, and to eliminate the Gen-X and Gen-X Ontario common stockholder's equity.

(16) Huffy used basic shares outstanding of 15,389 to compute diluted earnings per share for the period ended March 30, 2002 pro forma combined, as dilution would not be appropriate if the combined entity has a net loss from continuing operations.

                       COMPARATIVE PER SHARE INFORMATION

     The following table presents (a) the unaudited basic and diluted earnings per share and book value per share data for each of Huffy and Gen-X on a historical basis, and (b) the unaudited basic and diluted earnings per share data for the combined company on a pro forma basis. The unaudited pro forma combined financial data are not necessarily indicative of the financial position had the transaction occurred on December 31, 2001 or operating results that would have been achieved had the transaction been in effect as of the beginning of the period presented and should not be construed as representative of future financial position or operating results. Huffy neither declared nor paid any cash dividends for the fiscal year ended December 31, 2001. Gen-X declared and paid a dividend of $0.30 per share of Common Stock and $0.07 per share of Class A Preferred Stock for the fiscal year ended December 31, 2001. The pro forma combined net earnings (loss), pro forma stockholders' equity and the pro forma number of shares of Huffy common stock outstanding used in determining the amounts presented below have been derived from unaudited pro forma financial statements included in this joint proxy statement/prospectus.

     This information is only a summary and should be read in conjunction with the selected historical financial data of Huffy and Gen-X, the Huffy and Gen-X unaudited pro forma condensed combining financial statements, and the separate historical financial statements of Huffy and Gen-X and related notes included in or incorporated by reference into this joint proxy statement/prospectus.

                                                                YEAR ENDED       THREE MONTHS ENDED
                                                             DECEMBER 31, 2001     MARCH 30, 2002
                                                             -----------------   ------------------
HISTORICAL -- HUFFY:
  Earnings per share:
     Basic................................................        $(0.82)              $ 0.06
     Diluted..............................................        $(0.82)              $ 0.06
  Book value per share (1)................................        $ 6.32               $ 6.39
HISTORICAL-GEN-X:
  Earnings per share:
     Basic................................................        $ 1.05               $(0.03)
     Diluted (2)..........................................            --               $   --
  Book value per share (1)................................        $ 4.56               $ 4.30

                                                                YEAR ENDED       THREE MONTHS ENDED
                                                             DECEMBER 31, 2001     MARCH 30, 2002
                                                             -----------------   ------------------
PRO FORMA COMBINED -- HUFFY AND GEN-X:
  Earnings per share:
     Basic.................................................       $(0.27)              $ 0.00
     Diluted...............................................       $(0.27)              $ 0.00

---------------

(1) The historical book value per share is calculated by dividing stockholders' equity by the number of shares outstanding as of December 31, 2001.

(2) The combined Gen-X and Gen-X Ontario earnings per share are presented at basic only as Gen-X and Gen-X Ontario common stock are not publicly traded, therefore no market pricing is available on which to base dilution.

                    COMPARATIVE PER SHARE MARKET PRICE DATA

     Huffy common stock trades on the New York Stock Exchange under the symbol "HUF." Gen-X common stock is not publicly traded. The table below sets forth, for the periods indicated, the range of high and low per share sales prices for Huffy common stock as reported on the New York Stock Exchange.

                                                                   HUFFY
                                                               COMMON STOCK
                                                              ---------------
                                                              HIGH       LOW
                                                              -----     -----
FISCAL YEAR 2000
  First quarter.............................................  $6.31     $4.50
  Second quarter............................................   4.69      3.00
  Third quarter.............................................  13.69      4.13
  Fourth quarter............................................  11.75      6.06
FISCAL YEAR 2001
  First quarter.............................................   7.74      6.08
  Second quarter............................................  10.50      6.14
  Third quarter.............................................   9.81      6.25
  Fourth quarter............................................   6.62      5.41
FISCAL YEAR 2002
  First quarter.............................................   7.05      5.95
  Second quarter............................................   8.90      6.98

     On June 17, 2002, the last trading day before we announced the merger, the closing price of Huffy common stock on the New York Stock Exchange was $7.17 per
share. On                , 2002, the last trading day prior to the date of this
joint proxy statement/prospectus, the closing price of Huffy common stock on the
New York Stock Exchange was $     . Huffy neither declared nor paid any cash
dividends for the fiscal year ended December 31, 2001. Gen-X declared and paid a dividend of $0.30 per share of Common Stock and $0.07 per share of series A 7% redeemable preferred stock for the fiscal year ended December 31, 2001.

     The market value of the shares of Huffy common stock that will be issued in exchange for shares of Gen-X common stock and preferred stock upon the completion of the merger will not be known at the time Gen-X stockholders vote on the approval of the merger agreement, or at the time Huffy shareholders vote on the approval of the issuance of shares of Huffy common stock in the merger, because the merger will not be completed by then.

     The above table shows only historical comparisons. Because the market prices of Huffy common stock will likely fluctuate prior to the merger, these comparisons may not provide meaningful information to Huffy shareholders in determining whether to approve the issuance of shares of Huffy common stock in the merger or to Gen-X stockholders in determining whether to approve the merger agreement. Huffy and Gen-X stockholders are encouraged to obtain current market quotations for Huffy common stock and to review carefully the other information contained in this joint proxy statement/prospectus or incorporated by reference into this joint proxy statement/prospectus in considering whether to approve their respective proposal. See the section entitled "Where You Can Find More Information."

                                  RISK FACTORS

     Both the merger and an investment in Huffy common stock involve a high degree of risk. By voting in favor of the merger, current Gen-X stockholders will be choosing to invest in Huffy common stock, and current Huffy shareholders will be choosing to combine Gen-X's business with Huffy's business and to dilute their percentage ownership interest in Huffy. In addition to the other information contained in, or incorporated by reference into, this joint proxy statement/prospectus, you should consider carefully the following risk factors in deciding whether to vote in favor of the merger or the related issuance of shares of Huffy common stock.

RISKS RELATED TO THE MERGER

     THE VALUE OF HUFFY COMMON STOCK TO BE RECEIVED IN THE MERGER WILL
FLUCTUATE.

     In the merger, Gen-X stockholders will receive shares of Huffy common stock and cash for each share of Gen-X common stock, series B junior participating preferred stock and series C non-voting preferred stock they own as described in the section entitled "The Merger Agreement-Merger Consideration." As a result of Gen-X stockholders receiving a portion of the merger consideration in shares of Huffy common stock, the value of the merger consideration to be received by Gen-X stockholders will depend on the market price of Huffy common stock at the time the merger is completed. The market price of Huffy common stock at the closing of the merger will likely vary from its market prices at the date of this joint proxy statement/prospectus and at the date of the Huffy and Gen-X special meetings. These variations may be caused by a number of factors, including changes in the businesses, operations or prospects of Huffy or Gen-X, the timing of the merger, regulatory considerations and general market and economic conditions. The merger consideration will not be adjusted for any increase or decrease in the market price of Huffy common stock. Accordingly, if the market value of Huffy common stock declines prior to the time the merger is completed, the value of the merger consideration to be received by Gen-X stockholders will decline and if the market value of the Huffy common stock increases prior to the time the merger is completed, the value of the merger consideration to be received by Gen-X stockholders will increase. In addition, because the date that the merger is completed will be later than the date of the special meetings, Huffy and Gen-X stockholders will not know the exact value of the Huffy common stock that will be issued in the merger at the time they vote on the merger proposals. We encourage you to obtain current market quotations for Huffy shares before you vote your shares.

     THE TOTAL CONSIDERATION PAYABLE TO THE GEN-X STOCKHOLDERS UNDER THE MERGER AGREEMENT IS SUBJECT TO POTENTIAL REDUCTION.

     Huffy has agreed to pay total merger consideration of $5,556,914 cash plus up to 5,000,000 shares of Huffy common stock. This total consideration will be payable, subject to certain adjustment and holdback provisions, to the holders of Gen-X common stock, series B junior participating preferred stock and series C non-voting preferred stock, as well as to the holders of outstanding Gen-X stock options, on a pro rata basis. The total cash consideration of $5,556,914 is subject to reduction by the amount, if any, that the total fees Gen-X is required to pay its financial advisors exceed a specified amount. All currency references in this document are expressed in U.S. dollars unless otherwise stated. The total stock consideration is subject to a maximum potential reduction of 838,710 Huffy shares which will not be distributed at the closing and will serve as a reserve for two types of potential adjustments, the first of which is based upon the actual 2002 financial performance of Gen-X which will not be known at the time of closing, and the second of which is based upon any breaches by Gen-X and Gen-X Ontario of their respective representations and warranties or covenants in the merger and stock purchase.

     HUFFY MAY FAIL TO REALIZE THE ANTICIPATED BENEFITS OF THE MERGER.

     The merger will combine two companies that have previously operated separately. Huffy and Gen-X expect to realize, but at the time of the filing of this proxy statement have not quantified, cost savings and other financial and operating benefits as a result of tax efficiencies, net operating loss carry-forwards and the integration of financial, information and distribution systems. However, Huffy and Gen-X cannot predict with certainty when these cost benefits/savings will occur or the extent to which they will actually be achieved. The integration of Gen-X will require substantial attention from management. The diversion of management attention and any difficulties associated with integrating Gen-X with Huffy could have an adverse effect on the combined company's results and the value of the Huffy common stock.

     GEN-X DIRECTORS AND OFFICERS HAVE CONFLICTS OF INTEREST THAT MAY INFLUENCE THEM TO SUPPORT OR APPROVE THE MERGER.

     Certain officers and directors of Gen-X have interests in the merger that are different from, or in addition to, those of other Gen-X stockholders, including the following:

     - the redemption of the shares of Gen-X series A 7% redeemable preferred stock held by them concurrent with the effectiveness of the merger;

     - the vesting of stock options to acquire shares of Gen-X common stock will be accelerated as a result of the merger;

     - Huffy has agreed to enter into employment agreements with certain executive officers and key employees of Gen-X that will take effect upon the completion of the merger; and

     - Huffy has agreed to consider the creation of an additional seat on its board of directors after the merger to be filled by a new outside director recommended by certain Gen-X stockholders.

     Accordingly, the directors and officers of Gen-X may have been more likely to vote to adopt the merger agreement and to approve the merger than if they did not have these interests. Gen-X stockholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger. You should read more about these interests under "The Merger -- Interests of Gen-X Stockholders, Directors and Officers in the Merger."

     UNCERTAINTIES ASSOCIATED WITH THE MERGER MAY CAUSE GEN-X TO LOSE KEY PERSONNEL.

     Current Gen-X employees have experienced, and may experience in the future, uncertainty about their future roles with Huffy. This uncertainty may adversely affect Gen-X's ability to attract and retain key personnel. In addition, Huffy's ability to successfully integrate the companies may be adversely affected if a significant number of key Gen-X personnel depart prior to the completion of the merger, which would adversely affect the business and results of operations of the combined company.

RISKS RELATED TO HUFFY AND GEN-X

     Except as otherwise specified, the following risk factors relate to the businesses of Huffy and Gen-X prior to the merger. If the merger is not completed for any reason, each company expects to continue to be subject to such risks. If the merger is completed, the combined company will be subject to the risks of each of Huffy and Gen-X.

     INTENSE COMPETITION IN THE SPORTING GOODS INDUSTRY COULD LIMIT THE GROWTH OF HUFFY AND GEN-X AND REDUCE THEIR PROFITABILITY.

     Our industries are highly competitive. We face competition in:

     - designing and developing new products;

     - obtaining licenses;

     - improving existing products; and

     - marketing and distribution.

     Competition has in the past and may in the future force Huffy and Gen-X to reduce their selling prices which could adversely affect their operating results and financial condition.

     RAPIDLY CHANGING CONSUMER PREFERENCES MAY ADVERSELY AFFECT THE BUSINESSES OF HUFFY AND GEN-X.

     Our industries are subject to rapidly changing consumer preferences, a high level of seasonality and competition and a constant need for creating and marketing new products. Demand for Huffy and Gen-X products and services are influenced by:

     - cultural and demographic trends;

     - marketing and advertising expenditures;

     - popularity of certain themes;

     - design and technological developments; and

     - general economic conditions.

     Because these factors can change rapidly, consumer demand and preference can also shift quickly. Huffy and Gen-X may not always be able to respond to changes in consumer demand and preferences because of the significant amount of time and financial resources needed to bring new products to market. If Huffy and Gen-X are unable to respond to such changes quickly, there could be an adverse impact on their businesses.

     THE LOSS OF CERTAIN CUSTOMERS COULD ADVERSELY AFFECT HUFFY'S BUSINESS.

     Certain of Huffy's customers account for a disproportionately large share of its net sales. In 2001, the ten largest customers of Huffy accounted for approximately 83% of its net sales in the aggregate. If certain of these customers cease doing business with Huffy, or significantly reduce the amount of their purchases from Huffy, its business could be adversely affected. In particular, sales to two customers, Kmart and Wal*Mart, are each substantially in excess of 10% of Huffy's consolidated revenues for the year ended December 31, 2001, and the loss of either of these customers could have a material adverse effect on Huffy and its subsidiaries as a whole. In addition, we note that on January 22, 2002 Kmart filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code and is in the process of reorganizing its business under the protection of the bankruptcy court. We cannot predict what impact Kmart's bankruptcy will have on Huffy's business. Also, pressures on Huffy to provide financial incentives to its customers or pressures to reduce prices or change the terms of sale of its products could also adversely affect its business.

     THE LOSS OF CERTAIN LICENSE AGREEMENTS COULD ADVERSELY AFFECT HUFFY'S BUSINESS.

     Huffy markets its products under a variety of trademarks, including some owned by third parties and covered by license agreements. Some license agreements require minimum guaranteed royalty payments regardless of the actual sales of the products licensed. In addition, Huffy's ability to retain sales could be adversely affected by the termination or non-renewal of a particular license.

     HUFFY'S CURRENT CREDIT FACILITIES RESTRICT ITS ABILITY TO PAY DIVIDENDS.

     Huffy has not authorized the payment of dividends but will continue to assess whether it can and should pay dividends. The terms of Huffy's current credit facilities allow it to pay dividends on Huffy common stock only in certain circumstances. Huffy is permitted by its lenders to pay dividends only if there are no defaults under the loan agreement and if certain financial conditions are met. The total amount of dividends paid in any fiscal year is also capped by the loan agreement.

     GENERAL ECONOMIC FACTORS IN THE REGIONS IN WHICH HUFFY AND GEN-X OPERATE COULD ADVERSELY AFFECT THEIR BUSINESSES.

     These economic factors include:

     - interest rates and inflation;

     - the impact of an economic recession;

     - consumer credit availability;

     - consumer debt levels;

     - tax rates and tax policy;

     - unemployment trends; and

     - other matters that influence consumer confidence and spending.

     Increasing volatility in financial markets may cause the above factors to change with an even greater degree of frequency and magnitude.

     DISRUPTIONS OR INSTABILITY IN THE INTERNATIONAL ECONOMY COULD NEGATIVELY AFFECT THE BUSINESSES OF HUFFY AND GEN-X.

     Huffy and Gen-X use manufacturing facilities in several foreign countries. Therefore, they could be affected by political, economic or legal disruptions affecting businesses in or trade with such countries including, but not limited to the following:

     - exposure to foreign currency fluctuations and devaluation caused by either general economic forces or government intervention;

     - restrictions imposed by domestic export laws and regulations and foreign import laws and regulations;

     - import/export quotas and taxes or tariffs;

     - the inherent instability associated with political and economic events beyond our control, including the status of the relationship between the United States and China; and

     - the general difficulty of administering a business organization at long distances across national borders.

     ANTI-TAKEOVER PROVISIONS IN HUFFY'S ORGANIZATIONAL DOCUMENTS AND OHIO LAW MAY PREVENT HUFFY SHAREHOLDERS FROM REALIZING A PREMIUM RETURN.

     Anti-takeover provisions in Huffy's articles of incorporation and regulations and Ohio law may deter unfriendly offers or other efforts to obtain control over Huffy. This could make Huffy less attractive to a potential acquirer and deprive Huffy shareholders of the opportunity to sell their common stock at a premium price.

     GEN-X HAS NOT OBTAINED THE CONSENT OF ARTHUR ANDERSEN LLP TO BE NAMED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AS HAVING CERTIFIED ITS COMBINED FINANCIAL STATEMENTS. THIS MAY LIMIT YOUR ABILITY TO ASSERT CLAIMS AGAINST ARTHUR ANDERSEN LLP.

     The Securities and Exchange Commission issued temporary and final rules for Arthur Andersen LLP auditing clients on March 18, 2002. The Arthur Andersen situation affects numerous companies, such as Gen-X, that have used Arthur Andersen as their auditor. To address these issues, Huffy and Gen-X have complied with these rules. For example, in compliance with these rules, Gen-X has not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen LLP to its being named in this prospectus as having certified the combined financial statements of Gen-X for the year ended December 31, 2001, as required by Section 7 of the Securities Act. Accordingly, you will not be able to sue Arthur Andersen pursuant to Section 11(a)(4) of the Securities Act and therefore your right of recovery under that section may be limited as a result of the lack of consent.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     This joint proxy statement/prospectus and the other documents incorporated by reference into this joint proxy statement/prospectus may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, and markets for the stock of Huffy and Gen-X and other matters. Statements in this joint proxy statement/prospectus and the other documents incorporated by reference that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These forward-looking statements, including, without limitation, those relating to future business prospects, revenues and income, in each case relating to Huffy or Gen-X, respectively, wherever they occur in this joint proxy statement/prospectus or the other documents incorporated by reference, are necessarily estimates reflecting the best judgment of the respective management of Huffy and Gen-X and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this joint proxy statement/prospectus and incorporated by reference into this joint proxy statement/prospectus. In addition to the risk factors identified elsewhere, important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

     - the ability to integrate the operations of Huffy and Gen-X, including their financial, information and distribution systems;

     - the ability to achieve the anticipated synergies and cost savings;

     - timing and success of product development and market acceptance of developed products;

     - regulatory approvals and restrictions;

     - intellectual property positions;

     - competition in the industries and in the specific markets in which Huffy and Gen-X, respectively, operate;

     - unanticipated manufacturing disruptions, delays in regulatory approvals of new manufacturing facilities or the inability to meet demand for products;

     - fluctuations in operating results;

     - risks associated with importing merchandise from abroad;

     - loss of a significant vendor, prolonged disruption of material supply chain, or significant increases in the cost of raw materials, supplies, fuel, utilities and other related energy costs;

     - changes in the cost or availability of labor sufficient to support operations;

     - changes in the general business and economic conditions in our operating regions;

     - loss or bankruptcy of one or more key customers and the failure of Kmart to successfully reorganize following its bankruptcy; and

     - costs and other effects of legal and administrative cases and proceedings, settlements, investigations and claims.

     Words such as "estimate," "project," "plan," "intend," "expect," "anticipate," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this joint proxy statement/prospectus and the other documents incorporated by reference. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this joint proxy statement/prospectus, or in the case of documents incorporated by reference, as of the date of those documents. Neither Huffy nor Gen-X undertakes any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this joint proxy statement/prospectus or to reflect the occurrence of unanticipated events, except as required by law.

                   THE SPECIAL MEETING OF HUFFY SHAREHOLDERS

DATE, TIME AND PLACE

     This joint proxy statement/prospectus is furnished in connection with the solicitation of the enclosed proxy by the board of directors of Huffy for use at the special meeting of shareholders of Huffy to be held at the corporate offices
of Huffy Corporation, 225 Byers Road, Miamisburg, Ohio 45342 on           ,
2002, beginning at      [a.m./p.m.], Eastern Daylight Time, and at any
adjournment or postponement of the meeting.

PURPOSE

     The special meeting will be held for the following purposes:

     - To approve the issuance of up to 5,000,000 shares of Huffy common stock in the proposed merger of Gen-X with and into HSGC, a wholly-owned subsidiary of Huffy, as contemplated by the Agreement and Plan of Merger, as amended, dated as of June 5, 2002, by and among Huffy, HSGC and Gen-X and as it may be amended. A copy of the agreement is attached as Annex A to this joint proxy statement/prospectus. We encourage you to read this document in its entirety;

     - To approve an amendment to Huffy's articles of incorporation to reduce the vote required by shareholders to approve certain specified matters from a two-thirds vote to a majority vote of the outstanding shares; and

     - To transact any other business that properly comes before the special meeting or any adjournments or postponements of the meeting.

RECOMMENDATION OF THE HUFFY BOARD OF DIRECTORS

     The Huffy board of directors has adopted the merger agreement and unanimously recommends that Huffy shareholders vote "FOR" approval of the issuance of up to 5,000,000 shares of Huffy common stock to Gen-X stockholders pursuant to the merger agreement and as it may be amended. The Huffy board of directors believes that the amendment to the articles of incorporation of Huffy is in the best interest of Huffy and its shareholders, and, accordingly, recommends a vote "FOR" approval of the amendment to the articles of incorporation.

RECORD DATE

     Huffy's board of directors has fixed the close of business on           ,
2002, as the record date. Only shareholders of record of Huffy common stock on the books of Huffy as of the close of business on the record date will be entitled to notice of, and to vote at, the special meeting and any postponements
or adjournments of the meeting. On           , 2002, Huffy had      shares of
Huffy common stock issued and outstanding and      shareholders of record. Each
share of Huffy common stock outstanding on the record date is entitled to one vote at Huffy's special meeting on each matter to be voted on.

QUORUM AND VOTING

     A majority of all shares of Huffy common stock outstanding on the record date, represented in person or by proxy, constitutes a quorum for the transaction of business at Huffy's special meeting. Abstentions and broker non-votes count as present for establishing a quorum.

     Pursuant to Section 1701.83 of the Ohio Revised Code, the affirmative vote of the holders of two-thirds of the outstanding shares of Huffy common stock entitled to vote at the Huffy special meeting is required to approve the issuance of shares of Huffy common stock pursuant to the merger agreement. The affirmative vote of the holders of two-thirds of the outstanding shares of Huffy common stock entitled to vote is also required to approve the amendment to Huffy's articles of incorporation. Abstentions and broker non-votes will not be counted as cast at the Huffy special meeting for purposes of determining whether shareholder approval of the issuance of up to 5,000,000 shares of Huffy common stock pursuant to the merger agreement as it may be amended or the amendment to the articles of incorporation has been obtained.

     As of the record date of the special meeting, the directors and officers of Huffy as a group directly or indirectly own and were entitled to vote
approximately      shares of Huffy common stock, or approximately      % of the
outstanding shares of Huffy on that date.

PROXIES

     Shares of Huffy common stock represented by proxies properly executed and received by Huffy in time to be voted at Huffy's special meeting will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, the shares will be voted:

     - "FOR" the approval of the issuance of Huffy common stock in the merger;
       and

     - "FOR" the approval of the amendment to Huffy's articles of incorporation.

     All proxies voted in favor of the approval of the issuance of Huffy common stock in the merger and the amendment to Huffy's articles of incorporation may, at the discretion of the proxy holder, be voted "FOR" a motion to adjourn or postpone Huffy's special meeting to another time and/or place for the purpose of soliciting additional proxies or otherwise.

     Huffy's board of directors currently is not aware of any business to be acted upon at the special meeting other than as described in this joint proxy statement/prospectus. If, however, other matters are properly brought before the special meeting, in the absence of instructions to the contrary, persons appointed as proxies will have discretion to vote or act on the matters in their best judgment.

REVOCATION OF PROXIES

     The presence of a Huffy shareholder at the special meeting, or at any adjournment or postponement, will not automatically revoke the shareholder's proxy. However, a Huffy shareholder may revoke a proxy at any time prior to its exercise by:

     - delivering to the Secretary of Huffy a written notice of revocation bearing a date later than the date of the proxy;

     - delivering to the Secretary of Huffy prior to the special meeting a duly executed proxy bearing a later date; or

     - attending the special meeting and voting in person at the special meeting.

SOLICITATION OF PROXIES

     Huffy is soliciting proxies for the Huffy special meeting from Huffy shareholders. Proxies may be solicited by mail, personal interview, telephone and telecopy by directors, officers and employees of Huffy and its subsidiaries on a part-time basis and for no additional compensation. Huffy will bear the costs it incurs in the solicitation of proxies under this joint proxy statement/prospectus, including amounts paid in reimbursement to banks, brokerage firms, custodians, nominees and others for its expenses in forwarding soliciting material to the beneficial owners of Huffy common stock. Huffy has also made arrangements with Morrow & Co. to assist in the solicitation of proxies and has agreed to pay a fee of $8,000 for those services.

COMMUNICATIONS BY HUFFY SHAREHOLDERS WITH HUFFY

     Any written revocation of proxy or other communications in connection with this joint proxy statement/prospectus and requests for additional copies of this joint proxy statement/prospectus or the proxy card should be sent to Huffy Corporation, 225 Byers Road, Miamisburg, Ohio 45342, Attention: Nancy A. Michaud, Secretary. If you have any questions or need further assistance in voting your shares, please call (937) 866-6251.

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                   THE SPECIAL MEETING OF GEN-X STOCKHOLDERS

DATE, TIME AND PLACE

     This joint proxy statement/prospectus is furnished in connection with the solicitation of the enclosed proxy by the board of directors of Gen-X for use at
the special meeting of stockholders of Gen-X to be held at on           , 2002,
beginning at      [a.m./p.m.], Eastern Daylight Time, and at any adjournment or postponement of the meeting.

PURPOSE

     The special meeting will be held for the following purpose:

     - To adopt the Agreement and Plan of Merger, as amended, dated as of June 5, 2002, by and among Gen-X, Huffy and HSGC, and approve the merger contemplated thereby. A copy of the agreement is attached as Annex A to this joint proxy statement/prospectus. We encourage you to read this document in its entirety; and

     - To transact any other business that properly comes before the meeting or any adjournments or postponements of the meeting.

RECOMMENDATION OF THE GEN-X BOARD OF DIRECTORS

     The Gen-X board of directors has adopted the merger agreement and recommends that Gen-X stockholders vote "FOR" approval of the merger agreement.

RECORD DATE

     The Gen-X board of directors has fixed the close of business on , 2002, as the record date. Only stockholders of record of Gen-X common stock, series A 7% redeemable preferred stock, series B junior participating preferred stock and series C non-voting preferred stock on the books of Gen-X as of the close of business on the record date will be entitled to notice of, and to vote at, the special meeting and any postponements or adjournments of the meeting. On
          , 2002, Gen-X had issued and outstanding shares of Gen-X common stock
held by      holders of record,      shares of series A 7% redeemable preferred
stock held by one holder of record,      shares of series B junior participating
preferred stock held by      holders of record and      shares of series C
non-voting preferred stock held by      voters of record. Each share of Gen-X
capital stock outstanding on the record date is entitled to one vote at Gen-X's special meeting on each matter to be voted on.

QUORUM AND VOTING

     A majority of all shares of Gen-X capital stock outstanding on the record date, represented in person or proxy, constitutes a quorum for the purpose of voting on the merger. Abstentions and broker non-votes count as present for establishing a quorum.

     The holders of a majority of the outstanding shares of Gen-X common stock and series B junior participating preferred stock, voting together as a single class, and the holders of a majority of the outstanding shares of Gen-X series A 7% redeemable preferred stock and series C non-voting preferred stock, voting as separate classes, must adopt the merger agreement and approve the merger. Gen-X stockholders are entitled to cast one vote per share of Gen-X common stock, series A 7% redeemable preferred stock, series B junior participating preferred stock and series C non-voting preferred stock owned as of the Gen-X record date. Abstentions and broker non-votes will not be counted as cast for purposes of determining whether stockholder approval of the merger agreement has been obtained.

     As of the record date, Gen-X directors and executive officers directly or
indirectly held      shares of Gen-X common stock,      shares of series A 7%
redeemable preferred stock, and      shares of series C non-voting preferred
stock, which represented approximately      %,      % and      % of all
outstanding

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

shares of Gen-X common stock and series B junior participating preferred stock, series A 7% redeemable preferred stock and series C non-voting preferred stock, respectively, entitled to vote at Gen-X's special meeting.

     DMJ Financial, Inc., a Gen-X stockholder, its two stockholders, K&J Financial Holdings, Inc. and DLS Financial, Inc., the sole stockholder of K&J, Kenneth Finkelstein Family Trust, the sole stockholder of DLS, James Salter Family Trust, Kenneth Finkelstein, James Salter and Osgoode Financial Inc. have agreed to vote their shares of Gen-X common stock, series A 7% redeemable preferred stock, and series C non-voting preferred stock, representing 57%, 100%, and 57% of the outstanding shares of each such class of Gen-X capital stock, in favor of adoption of the merger agreement and approval of the merger. As a result this of agreement, the merger will be approved at Gen-X's special meeting.

PROXIES

     Shares of Gen-X capital stock represented by proxies properly executed and received by Gen-X in time to be voted at Gen-X's special meeting will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, the shares will be voted "FOR" the adoption of the merger agreement and the approval of the merger contemplated thereby.

     All proxies voted in favor of the merger may, at the discretion of the proxy holder, be voted "FOR" a motion to adjourn or postpone Gen-X's special meeting to another time and/or place for the purpose of soliciting additional proxies or otherwise.

     Gen-X's board of directors currently is not aware of any business to be acted upon at the special meeting other than as described in this joint proxy statement/prospectus. If, however, other matters are properly brought before the special meeting, in the absence of instructions to the contrary, persons appointed as proxies will have discretion to vote or act on the matters in their best judgment.

REVOCATION OF PROXIES

     The presence of a Gen-X stockholder at the special meeting, or at any adjournment or postponement, will not automatically revoke the stockholder's proxy. However, a Gen-X stockholder may revoke a proxy at any time prior to its exercise by:

     - delivering to the Secretary of Gen-X a written notice of revocation bearing a date later than the date of the proxy;

     - delivering to the Secretary of Gen-X prior to the special meeting a duly executed proxy bearing a later date; or

     - attending the special meeting and voting in person at the special meeting.

SOLICITATION OF PROXIES

     Gen-X is soliciting proxies for the Gen-X special meeting from Gen-X stockholders. Proxies may be solicited by mail, personal interview, telephone and telecopy by directors, officers and employees of Gen-X and its subsidiaries on a part-time basis and for no additional compensation. Gen-X will bear the costs it incurs in the solicitation of proxies under this joint proxy statement/prospectus.

COMMUNICATIONS BY GEN-X STOCKHOLDERS WITH GEN-X

     Any written revocation of a proxy or other communications in connection with this joint proxy statement/prospectus and requests for additional copies of this joint proxy statement/prospectus or the proxy card should be sent to Gen-X Sports Inc., 36 Dufflaw Road, Toronto, Ontario M6A 2W1 Canada, Attention:
Kenneth Finkelstein. If you have any questions or need further assistance in voting your shares, please call Kenneth Finkelstein.

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

                                   THE MERGER

     The following is a description of the material aspects of the merger. While we believe that the following description covers the material terms of the merger, the description may not contain all of the information that is important to you. You should read carefully this entire joint proxy statement/ prospectus and the other documents we refer to for a more complete understanding of the merger.

GENERAL

     Each of the Huffy board of directors and the Gen-X board of directors has approved the merger agreement. At the effective time of the merger, Gen-X will merge with and into HSGC. HSGC will survive the merger as a wholly-owned subsidiary of Huffy, and its name will be changed to Gen-X Sports Inc. The merger will be effected simultaneously with the share purchase of Gen-X Ontario by HSGC Canada, which is a wholly-owned subsidiary of Huffy.

BACKGROUND OF THE MERGER

     On June 4, 2001, Gen-X and Gen-X Ontario engaged Sheffield Merchant Banking Group to act as their exclusive financial advisor with respect to the raising of capital or sale, merger, consolidation or other business combination of Gen-X and Gen-X Ontario. Between June and August, 2001, Sheffield Merchant Banking Group conducted a business and financial review of Gen-X and Gen-X Ontario, and in September and October 2001, Sheffield Merchant Banking Group approached a limited number of potential purchasers and investors on behalf of Gen-X and Gen-X Ontario.

     Prior to August 2001, Huffy had a customer relationship with Gen-X. From time to time, Huffy sold Gen-X excess bicycle inventory which Gen-X then distributed to sporting goods retailers worldwide.

     In August 2001, Huffy competed for the acquisition of Schwinn/GT Bicycles out of bankruptcy. In connection with such proposed acquisition, Gen-X contacted Huffy and discussed the possibility of selling certain excess bicycle inventory of Schwinn/GT Bicycles to Gen-X after the acquisition. Because Huffy did not acquire Schwinn/GT Bicycles, Huffy and Gen-X never entered into any agreement.

     Gen-X contacted Huffy in September 2001 regarding excess microscooter inventory that Gen-X was interested in purchasing.

     Gen-X completed its acquisition of First Team Sports in October 2001. As a result of the acquisition, Gen-X acquired its in-line and hockey business segments. Shortly after the acquisition, Gen-X contacted Huffy and inquired as to whether Huffy would be interested in acquiring Gen-X and its operations. On October 1, 2001, Huffy and Gen-X executed a confidentiality agreement, amended on February 28, 2002.

     Huffy management attended meetings with Gen-X management in Toronto on October 11 and 31, 2001. During these meetings, Gen-X management made a presentation to Huffy management and the parties began preliminary discussions regarding a potential transaction. Huffy also received operational and financial information with respect to Gen-X during such meetings.

     Huffy and Gen-X continued discussions regarding the terms of a possible transaction, including the amount and form of consideration to be paid, throughout the rest of October and November.

     Huffy and Gen-X management discussed their respective businesses and explored potential alternatives for joint sales and marketing of a variety of products during a dinner meeting at the Sporting Goods Manufacturers Association "Super Show" on January 21, 2002.

     On March 6, 2002, the chief executive officers of Huffy and Gen-X met in Dayton, Ohio to discuss the terms of an acquisition of Gen-X and Gen-X Ontario by Huffy. These discussions resulted in a tentative agreement on an acceptable form and amount of consideration, subject to further due diligence, negotiation and approval by Huffy's board of directors, now formalized in the plan of merger and the share purchase agreement.

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

     Also on March 6, 2002, the manager of Gen-X's opportunity/excess inventory business and the president of Huffy Bicycle Company discussed the possibility of a partnership between the companies to increase Huffy's sales of bicycles in Canada.

     Huffy and Gen-X management met in Dayton on March 20, 2002 to negotiate the proposed structure of the acquisition of Gen-X and Gen-X Ontario by Huffy. These discussions identified the need to structure the proposed acquisition as two separate, but interdependent transactions, as described in the plan of merger for Gen-X and the share purchase agreement for Gen-X Ontario.

     On April 11, 2002, Huffy and Gen-X executed a non-binding letter of intent pursuant to which Huffy would acquire Gen-X and Gen-X Ontario. During April, 2002, Huffy interviewed a number of investment banking firms to serve as Huffy's financial advisor. After completing these interviews, Huffy selected A.G. Edwards & Sons on April 16, 2001 to issue to the Huffy board of directors an opinion as to the fairness of the proposed transaction from a financial point of view to Huffy.

     Huffy and its advisors traveled to Toronto and met with Gen-X senior management and its advisors on April 16-19. During the visit, Gen-X senior management made a presentation to Huffy which addressed business, financial, accounting, tax, operational, legal, human resources, environmental and other matters. Huffy and its advisors also conducted due diligence with respect to Gen-X and Gen-X Ontario. Similarly, over this time period, Gen-X and its financial advisors conducted due diligence with respect to Huffy.

     Throughout April and May 2002, both parties and their advisors continued their due diligence with respect to each other and further negotiated the terms of the merger agreement and share purchase agreement.

     Gen-X management presented its business overview to Huffy's board of directors on April 25, 2002. Huffy's advisors made an oral presentation to the board of directors, describing the process and the analysis to be used in delivering a fairness opinion. The president of Gen-X reviewed the Gen-X sporting goods business, including brands, sales and margin for actual 2002 compared to the latest 2002 estimate and 2003 projection, commenting on growth drivers, sales by division in 2001, the latest 2002 estimate and 2003 projection. He also reviewed the top ten accounts for 2001 and for 2002 year-to-date, and he presented detailed reviews of golf products, board sports, snowboards and action sports, inline skates, snow skis, hockey and the opportunity/excess inventory business. The chairman and chief financial officer of Gen-X discussed the potential synergies and opportunities that could be achieved through the combination of Huffy and Gen-X. The chief executive officer of Gen-X discussed the leverage utilized by Gen-X through its opportunity/excess inventory business and how it could be used along with the portfolio of Gen-X brand names to add incremental value to the combined company. The officers of Gen-X also responded to the questions of Huffy's board of directors.

     On April 30, 2002, Sheffield Merchant Banking Group conducted additional due diligence on Huffy on a conference call with Huffy senior management. The discussion focused on Huffy's year-to-date results, outlook and projections.

     On May 3, 2002 Huffy engaged KPMG Transaction Services to perform additional due diligence with respect to Gen-X and Gen-X Ontario. KPMG conducted field work and due diligence through the second and third weeks of May, issuing their report to Huffy on May 30, 2002.

     On May 9, 2002, the Gen-X board of directors met to review the proposed transaction. At that time, Sheffield Merchant Banking Group delivered its oral opinion to the Gen-X and Gen-X Ontario boards of director that, as of the date of such opinion, the aggregate consideration to be received by the Gen-X and Gen-X Ontario stockholders pursuant to the merger agreement and the share purchase agreement was fair to such holders, from a financial point of view. Sheffield Merchant Banking Group rendered this opinion with respect to all Gen-X stockholders other than James J. Salter and Kenneth J. Finkelstein and their affiliates.

     On May 23, 2002, A.G. Edwards conducted additional due diligence on Huffy on a conference call with Huffy senior management. Discussion focused on Huffy's strategic rationale for the proposed acquisition, the outlook and performance of Huffy's business operations and Huffy's views of the potential synergies arising from the combination of Huffy with Gen-X.

     On June 4, 2002, the Huffy board of directors met to review the proposed transaction. A.G. Edwards answered questions related to its written opinion and presentation to the Board of Directors regarding the acquisition, and delivered its oral opinion to the Huffy board that as of May 31, 2002 the transaction was fair from a financial point of view to Huffy. The Huffy board approved the merger and stock purchase on June 4, 2002, and on June 5, 2002 Huffy and Gen-X executed the merger agreement and share purchase agreement.

REASONS FOR THE MERGER -- HUFFY

     The Huffy board of directors has approved the merger agreement and the transactions contemplated by the merger agreement and unanimously recommends that Huffy shareholders vote "FOR" approval of the issuance of Huffy common stock in the merger.

     In reaching its decision to approve the merger agreement, the Huffy board of directors consulted with senior members of Huffy's management team regarding the strategic and operational aspects of the merger and the results of the due diligence efforts undertaken by management and Huffy's legal advisors. In addition, the Huffy board of directors consulted with A.G. Edwards as to the fairness, from a financial point of view to Huffy, of the merger and stock purchase. The Huffy board of directors also consulted with Huffy's internal counsel and with representatives of its outside counsel, Dinsmore & Shohl LLP, regarding legal due diligence matters and the terms of the merger agreement and related agreements. In evaluating the merger, the Huffy board of directors considered a variety of factors, including the following:

     - the strategic fit between Huffy and Gen-X and the opportunity to enhance and expand Huffy's sporting goods business and product line;

     - Huffy's ability to enjoy significant future expansion and growth as a result of the combination with Gen-X;

     - Huffy's ability to enjoy an expanded brand portfolio, sporting goods product offerings, a broader, more diversified customer base and an enhanced North American and international presence;

     - Huffy's ability to access the greater resources of the combined company after the merger;

     - the opportunity to realize potential operating synergies and cost savings, including increased purchasing power with its vendors, reduced corporate overhead as a percentage of sales, the consolidation of sales and marketing organization, and the integration of the financial, information and distribution systems;

     - the increased growth potential that may result from a combination of Huffy and Gen-X, including as a result of the combined company's superior asset base, portfolio of growth opportunities, operating skills, financial stability and strength;

     - the opportunity for Huffy's shareholders to participate in the potential for growth of the combined company after the merger;

     - the opinion of A.G. Edwards that, as of the date of the opinion, and based upon and subject to the considerations described in the opinion, the merger and stock purchase were fair from a financial point of view to Huffy;

     - the terms and conditions of the merger agreement, including:

        - the fact that the fixed merger consideration provides certainty as to the number of shares of Huffy common stock to be issued to Gen-X stockholders and the percentage of the total shares of Huffy common stock that current Gen-X stockholders will own after the merger;

        - the conditions to consummation of the merger, in particular the likelihood of obtaining the necessary regulatory approvals and stockholder approvals; and

        - the provisions that restrict the ability of Gen-X to enter into transactions with other potential acquirors.

     - the expected qualification of the merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code resulting in the common stock portion of the merger consideration being received by Gen-X stockholders free of U.S. federal income tax;

     - the agreement of certain Gen-X stockholders owning approximately 57% of the outstanding shares of Gen-X common stock to vote for approval of the merger agreement; and

     - the terms and conditions of the shareholder group agreement which places certain transfer and voting restrictions on voting securities of Huffy held by certain Gen-X stockholders.

     The Huffy board of directors also identified and considered a variety of potentially negative factors concerning the merger, including the following:

     - the risk that the potential benefits sought in the merger might not be fully realized;

     - the potential adverse effects on Huffy's business, operations and financial condition if the merger is not completed following public announcement of the merger agreement;

     - the costs associated with the merger, including the potential costs of integrating the businesses of Huffy and Gen-X and transaction expenses;

     - the difficulties of integrating Huffy with Gen-X and the management effort required to complete the integration following the merger; and

     - various other risks associated with the merger and the businesses of Huffy, Gen-X and the combined company described in this joint proxy statement/prospectus under "Risk Factors."

     Huffy's board considered these negative factors as well as the continued operation of Huffy as an independent company, and concluded that, on balance, the potential benefits to Huffy and its shareholders of the merger outweighed the risks associated with the merger.

     The discussion of the factors above is not intended to be exhaustive, but Huffy believes that it includes all significant factors considered by Huffy's board of directors in connection with its evaluation of the merger. In light of the number of factors and the variety of information that Huffy's board of directors considered, the board did not find it practicable to, and did not, assign any specific or relative weights to the factors listed above. Rather, the Huffy board of directors made its recommendation based on the totality of information presented to, and the investigation conducted by, it. In considering the factors discussed above, individual directors may have given different weights to different factors.

     THE HUFFY BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HUFFY SHAREHOLDERS VOTE "FOR" APPROVAL OF THE ISSUANCE OF HUFFY COMMON STOCK IN THE MERGER.

REASONS FOR THE MERGER -- GEN-X

     At a meeting held on May 9, 2002, the Gen-X board of directors adopted the merger agreement and resolved to recommend that Gen-X stockholders vote "FOR" the approval of the merger agreement.

     In making its determination to adopt the merger agreement, the Gen-X board of directors consulted with senior members of the Gen-X management team regarding various matters, including the strategic and operational aspects of the merger and the results of the due diligence efforts undertaken by management and advisors of Gen-X. In addition, the Gen-X board of directors consulted with Sheffield Merchant Banking Group as to the fairness, from a financial point of view, to Gen-X and Gen-X Ontario stockholders of the consideration to be received by such holders. Sheffield Merchant Banking Group rendered this opinion with respect to all Gen-X stockholders other than to James J. Salter and Kenneth
J. Finkelstein and their affiliates. In reaching its decision, the Gen-X board of directors considered a variety of factors, including the following material factors:

     - the strategic fit between Gen-X and Huffy and the opportunity to enhance and expand Gen-X's business and product line;

     - the ability of Gen-X to have access to the greater resources of the combined company after the merger;

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

     - the increased growth potential that may result from a combination of Gen-X and Huffy, including as a result of the combined company's superior asset base, portfolio of growth opportunities, operating skills, financial stability and strength;

     - the opportunity for Gen-X stockholders to participate in the potential for growth of the combined company after the merger;

     - the opportunity for cost savings and operation synergies that would result from the merger;

     - the financial performance and financial condition, business and prospects of Gen-X and Huffy;

     - the opportunity to be part of a publicly traded, New York Stock Exchange company;

     - the recent and historical stock price performance of Huffy common stock;

     - the fixed nature of the stock portion of the merger consideration and that an increase or decrease in the market value of Huffy common stock will increase or decrease from current levels the market value of the stock portion of the merger consideration to be received by Gen-X stockholders at the time of the closing of the merger;

     - possible alternatives to the merger, including continuing as an independent entity or pursuing a business combination with a company other than Huffy;

     - the expected qualification of the merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code resulting in the common stock portion of the merger consideration being received by Gen-X stockholders free of U.S. federal income tax;

     - the agreement of certain Gen-X stockholders owning approximately 57% of the outstanding shares of Gen-X common stock, approximately 57% of the outstanding shares of series C non-voting preferred stock and 100% of the outstanding shares of series A 7% redeemable preferred stock to vote for approval of the merger agreement; and

     - the opinion of Sheffield Merchant Banking Group to Gen-X's board of directors as to the fairness, from a financial point of view, of the aggregate consideration to be received by Gen-X and Gen-X Ontario stockholders. Sheffield Merchant Banking Group rendered this opinion with respect to all Gen-X stockholders other than James J. Salter and Kenneth
       J. Finkelstein and their affiliates.

     Gen-X's board of directors also identified a variety of potentially negative factors concerning the merger, including the following:

     - the risk that the potential benefits sought in the merger might not be fully realized;

     - the possibility that if the market price of Huffy common stock declines, as a result of the fixed nature of the stock portion of the merger consideration, the value of the merger consideration to be received by Gen-X stockholders at the time of the closing of the merger would decline;

     - the possibility of disruption to Gen-X operations and a loss of key employees as a result of the merger;

     - the potential adverse effects on Gen-X's business, operations and financial condition if the merger is not completed following public announcement of the merger agreement; and

     - the risks described under the section entitled "Risk Factors."

     In reaching its determination, the Gen-X board of directors was aware of the interests that some executive officers and directors of Gen-X may have with respect to the merger in addition to their interests as stockholders of Gen-X generally. The board considered these negative factors but concluded that such negative factors were outweighed by the potential benefits of the merger.

     The discussion of the factors above is not intended to be exhaustive, but Gen-X believes that it includes all significant factors considered by the Gen-X board of directors in connection with its evaluation of the merger. In light of the number of factors and the variety of information that the Gen-X board of directors considered, the board did not find it practicable to, and did not, assign any specific or relative weights to the factors listed above. In addition, individual directors may have given different weights to different factors.

OPINION OF FINANCIAL ADVISOR -- HUFFY

     Huffy engaged A.G. Edwards & Sons to act as its financial advisor in connection with the proposed transaction and to render an opinion to the Huffy board as to the fairness, from a financial point of view, to Huffy of the proposed merger and stock purchase. Huffy selected A.G. Edwards to be its financial advisor in connection with the transaction because A.G. Edwards is a prominent investment banking and financial advisory firm and A.G. Edwards, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. A.G. Edwards was not aware of any present or contemplated relationship between A.G. Edwards, Huffy, Huffy's directors and officers or its shareholders, or between A.G. Edwards, Gen-X, Gen-X Ontario, or Gen-X's directors and officers or shareholders, which in its opinion would affect its ability to render a fair and independent opinion in connection with the transaction. On May 31, 2002, A.G. Edwards delivered its written opinion to the Huffy board that, as of the date of such opinion, the merger and stock purchase were fair, from a financial point of view, to Huffy.

     The full text of the written opinion of A.G. Edwards, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this joint proxy statement/prospectus as Annex C and is incorporated herein by reference. A.G. Edwards' opinion is addressed to the Huffy board of directors and relates only to the fairness of the merger and stock purchase from a financial point of view. THE OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED MERGER AND STOCK PURCHASE AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW TO VOTE ON ANY MATTERS RELATING TO THE MERGER OR THE STOCK PURCHASE. The summary of A.G. Edwards' opinion described below is qualified in its entirety by reference to the full text of its opinion. Huffy shareholders are urged to read the opinion carefully in its entirety.

     In arriving at its opinion, A.G. Edwards reviewed and analyzed such materials and considered such financial and other factors that it deemed relevant under the circumstances, including the following:

     - drafts of the merger agreement and share purchase agreement and discussions about the drafts with the management of Huffy;

     - conversations with the management of Huffy regarding the nature and extent of development of the terms of the merger and stock purchase;

     - certain public filings and certain audited financial statements, financial analyses and forecasts for Huffy;

     - certain audited financial statements, unaudited financial statements, financial analyses and forecasts for Gen-X and Gen-X Ontario;

     - selected past and current data relating to the operations, financial condition and future prospects of Huffy, Gen-X and Gen-X Ontario, which data was obtained through, among other things, interviews with the members of management of Huffy, Gen-X and Gen-X Ontario, respectively;

     - certain market data for the stock of Huffy and for stocks of public companies in the same or similar lines of business as Huffy, Gen-X and Gen-X Ontario;

     - the financial terms of certain acquisitions which A.G. Edwards deemed relevant for analytical purposes;

     - the implied valuation of Gen-X and Gen-X Ontario based on the discounted value of their combined projected cash flows;

     - certain pro forma financial statements of Huffy giving effect to the merger and stock purchase as estimated by Huffy's management; and

     - other information, financial studies, analyses and investigations, and financial, economic and market criteria that A.G. Edwards considered relevant.

     In preparing its opinion, A.G. Edwards has assumed and relied upon the accuracy and completeness of all financial and other information that was publicly available, or supplied or otherwise made available to it by Huffy, Gen-X and Gen-X Ontario and their advisors. A.G. Edwards has not verified the accuracy or completeness of any of such information. A.G. Edwards has relied upon the assurances of the management of Huffy that they are not aware of any facts that would make any financial or other information inaccurate or misleading. A.G. Edwards has been informed and assumed that financial projections supplied to, discussed with or otherwise made available to it reflect the best currently available estimates and judgments of the management of Huffy as to the expected future financial performance of Huffy, Gen-X and Gen-X Ontario, each on a stand-alone basis and having given effect to the merger and stock purchase. A.G. Edwards has not independently verified such information or assumptions nor does it express any opinion with respect thereto. A.G. Edwards has not made any independent valuation or appraisal of the assets or liabilities of Huffy, Gen-X or Gen-X Ontario, nor has A.G. Edwards been furnished with any such valuations or appraisals. A.G. Edwards also did not independently attempt to assess or value any of the intangible assets of Huffy, Gen-X and Gen-X Ontario (including goodwill) nor did it make any independent assumptions with respect to their application in the merger and stock purchase.

     A.G. Edwards' opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. A.G. Edwards does not have any obligation to update, revise or reaffirm its opinion. Its opinion is limited to the fairness to Huffy, from a financial point of view, of the merger and stock purchase.

     For purposes of rendering its opinion A.G. Edwards assumed in all respects that the representations and warranties of each party contained in the merger agreement and share purchase agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the agreements and that all conditions to the consummation of the merger and stock purchase will be satisfied without waiver thereof. A.G. Edwards also assumed that all governmental, regulatory and other consents and approvals contemplated by the agreements will be obtained and that in the course of obtaining any of those consents, no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the merger and stock purchase. In rendering its opinion, A.G. Edwards also assumed that the merger and stock purchase will be consummated on the terms contained in the agreements without any waiver or modification of any terms or conditions.

     The summary set forth below describes the material analyses performed by A.G. Edwards in connection with providing its written opinion to the board of Huffy on May 31, 2002. It does not purport to be a complete description of the analyses underlying A.G. Edwards' opinion or the presentation made by A.G. Edwards to the board of Huffy and is qualified in its entirety by reference to the full text of the opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not necessarily susceptible to partial analysis or summary description. A.G. Edwards may have given various analyses more or less weight than other analyses and may have deemed various assumptions more or less probable than other assumptions. Accordingly, A.G. Edwards believes its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying the A.G. Edwards opinion. The assumptions made, and the judgments applied, by A.G. Edwards in rendering its opinion are not readily susceptible to description beyond that set forth in the written text of the fairness opinion itself.

     In performing its analyses, A.G. Edwards considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond Gen-X's and Huffy's control. No company, transaction or business used in the analyses as a comparison is identical to Gen-X, Huffy or the merger and stock purchase, and an evaluation of the results of

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

those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in A.G. Edwards' analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, A.G. Edwards' analyses and estimates are inherently subject to substantial uncertainty.

     The type and amount of consideration payable in the merger and stock purchase was determined through negotiation between Gen-X and Huffy and their respective advisers and the decision to enter into the merger and stock purchase was solely that of the Huffy board. A.G. Edwards' opinion and financial analyses were only one of many factors considered by the Huffy board in its evaluation of the merger and stock purchase and should not be viewed as determinative of the views of the Huffy board or management with respect to the merger and stock purchase or the consideration provided for in the merger and stock purchase.

     The following is a summary of the material financial analyses underlying A.G. Edwards' opinion to the Huffy board in connection with the merger and stock purchase.

  Comparable Precedent Transaction Analysis

     Using publicly available information, A.G. Edwards evaluated 24 comparable precedent sporting goods manufacturing company transactions to provide reference points for the application of market multiples for the merger and the stock purchase. Emphasis was given to the following transactions: Schwinn Holding Corps/GT Bicycles Inc; HB Acquisition Corp./Bell Sports Corp; Callaway Golf Co./Odyssey Sports Inc.; American Brands, Inc./Cobra Golf, Inc.; and Bushnell Performance Optics/Serengeti Eyewear Inc.

     Among other things, A.G. Edwards analyzed with respect to each comparable transaction, as available: (i) the equity transaction price as a multiple of earnings and book value for the most recent four fiscal quarters (such four fiscal quarters being referred to below as "LTM"); (ii) the aggregate purchase price (common equity value, plus the book value of debt and preferred stock less cash and marketable securities) to LTM sales, LTM earnings before interest expense and taxes ("EBIT") and LTM earnings before interest expense, taxes, depreciation and amortization ("EBITDA"); and (iii) the similarity of such transactions to the Huffy/Gen-X merger and stock purchase. Based on such analyses, A.G. Edwards derived the median aggregate transaction valuations for such precedent transactions. Applying the results of these analyses of median aggregate transaction valuations to the relevant consolidated Gen-X and Gen-X Ontario financial results yielded implied market values for Gen-X and Gen-X Ontario ranging from $96,900,000 to $155,000,000. A.G. Edwards compared these implied values to the aggregate consideration to be paid by Huffy in the merger and the stock purchase.

     No transaction used in A.G. Edwards' analysis was identical to the Huffy/Gen-X merger and stock purchase. A.G. Edwards' analysis involved complex considerations and judgments concerning differences in acquisition values of the comparable transactions.

  Comparable Company Analysis

     Using publicly available information, A.G. Edwards reviewed and compared the consolidated financial and operating information of Gen-X and Gen-X Ontario with financial and operating information of six publicly traded consumer products companies (the "Comparable Companies"): Brunswick Corporation; Callaway Golf Company; Cannondale Corporation; K2 Inc.; Oakley, Inc.; and Rawlings Sporting Goods, Inc. A.G. Edwards considered, among other things: (i) the Comparable Companies' market equity value to LTM earnings and 2002 estimated earnings, with such estimated earnings being based on FirstCall Research estimates as of May 30, 2002; (ii) the Comparable Companies' market capitalization (common equity value, plus the book value of debt and preferred stock less cash and marketable securities) to LTM sales, LTM EBIT and LTM EBITDA; and (iii) the similarity of such companies to Gen-X and Gen-X Ontario. Based on the results of these analyses, A.G. Edwards derived the aggregate median valuation multiples for such

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

Comparable Companies. Applying the results of these analyses (and using the aggregate median valuation multiples for such Comparable Companies) to the relevant Gen-X and Gen-X Ontario financial results and Huffy's management projections yielded implied market values for Gen-X and Gen-X Ontario ranging from $87,100,000 to $139,500,000. A.G. Edwards compared these implied values to the aggregate consideration to be paid by Huffy in the merger and the stock purchase.

     No company used in A.G. Edwards' analysis was identical to Gen-X and Gen-X Ontario. A.G. Edwards' analysis involved complex considerations and judgments concerning differences in the potential financial and operating characteristics of the Comparable Companies and other factors regarding the trading values of the Comparable Companies.

  Discounted Cash Flow Analysis

     A.G. Edwards used a discounted cash flow analysis to establish a current value for the consolidated future economic capabilities and projections of Gen-X and Gen-X Ontario. Value indications were developed by discounting expected operating cash flows to their present value at a range of appropriate discount rates. This analysis was highly dependent on Gen-X, Gen-X Ontario and Huffy management's financial projections for Gen-X and Gen-X Ontario and a calculated terminal value at the end of 2006, the last period of forecasted financial statements. A.G. Edwards calculated terminal values for Gen-X and Gen-X Ontario by applying a range of EBITDA multiples from 5.0x to 9.0x. The operating cash flow amounts and terminal values were then discounted to the present using a range of discount rates from 12.0% to 18.0%. Using financial information and forecasts provided by management of Huffy, A.G. Edwards derived an implied equity value range for Gen-X and Gen-X Ontario combined. This analysis, which did not consider any benefits derived from combining Gen-X, Gen-X Ontario and Huffy, indicated that the implied equity value of Gen-X and Gen-X Ontario ranged from $113,000,000 to $268,000,000.

  Pro Forma Financial Analysis

     A.G. Edwards analyzed the pro forma effects of the transaction on the earnings per share of Huffy in calendar years 2002 and 2003, based on the financial projections provided by Huffy management and a range of Huffy share prices. A.G. Edwards observed that if the Gen-X and Gen-X Ontario 2002 and 2003 financial projections were realized assuming a $7.86 share price for Huffy common stock, the merger and stock purchase would have an accretive effect on pro forma 2002 and 2003 earnings per share ("EPS") of approximately 27.9% and 86.3% respectively. A.G. Edwards analyzed the impact the merger and stock purchase would have on EPS at sensitivities between 75% and 100% of projected 2002 and 2003 EBIT achievement. A.G. Edwards observed that at a $7.86 per share price for Huffy common stock the merger and stock purchase would have an accretive effect at 75% of EBIT achievement on pro forma 2002 and 2003 EPS of approximately 11.0% and 40.6% respectively.

     A.G. Edwards also performed sensitivity analyses on the pro forma effects of the merger and stock purchase on the EPS of Huffy in the calendar years 2002 and 2003 as a result of the possible fluctuation of Huffy's share price adjustment. At all price ranges reviewed (ranging between $6.38 to $9.36 per share), the merger and stock purchase had an accretive effect on pro forma 2002 and 2003 EPS.

  Other Analyses

     A.G. Edwards conducted other analyses as it deemed necessary.

  Fee Arrangements

     The terms of the engagement of A.G. Edwards by Huffy are set forth in a letter agreement between A.G. Edwards and Huffy (the "Engagement Letter"). Pursuant to the terms of the Engagement Letter, as compensation for rendering its opinion to the Board of Directors of Huffy, Huffy agreed to pay A.G. Edwards a fee of $350,000. In addition, Huffy agreed to reimburse A.G. Edwards for the reasonable travel and out-of-pocket expenses incurred in connection with its engagement. Huffy has agreed to indemnify A.G. Edwards against certain liabilities in connection with the engagement of A.G. Edwards.

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

OPINION OF FINANCIAL ADVISOR -- GEN-X

     Gen-X and Gen-X Ontario asked Sheffield Merchant Banking Group in its role as financial advisor to Gen-X and Gen-X Ontario, to render an opinion to the Gen-X and Gen-X Ontario boards of directors as to the fairness, from a financial point of view, to Gen-X and Gen-X Ontario stockholders of the aggregate consideration to be received by such stockholders under the merger agreement and share purchase agreement other than James J. Salter and Kenneth J. Finkelstein and their affiliates. On May 9, 2002, Sheffield Merchant Banking Group delivered an oral opinion, subsequently confirmed in writing, as of June 27, 2002, that based upon and subject to the assumptions, limitations and qualifications set forth in the opinion, the aggregate consideration to be received by the Gen-X and Gen-X Ontario stockholders pursuant to the merger agreement and share purchase agreement is fair to such holders from a financial point of view. As requested, Sheffield Merchant Banking Group rendered this opinion with respect to all Gen-X stockholders other than James J. Salter and Kenneth J. Finkelstein and their affiliates.

     THE FULL TEXT OF SHEFFIELD MERCHANT BANKING GROUP'S OPINION IS ATTACHED AS ANNEX D TO THIS JOINT PROXY STATEMENT/PROSPECTUS. THE SUMMARY OF SHEFFIELD MERCHANT BANKING GROUP'S OPINION SET FORTH IN THIS PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SHEFFIELD MERCHANT BANKING GROUP'S OPINION. GEN-X STOCKHOLDERS ARE URGED TO READ SHEFFIELD MERCHANT BANKING GROUP'S OPINION CAREFULLY AND IN ITS ENTIRETY FOR THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY SHEFFIELD MERCHANT BANKING GROUP IN CONNECTION WITH ITS OPINION.

     Sheffield Merchant Banking Group's opinion is addressed to the Gen-X and Gen-X Ontario boards of directors and relates to the fairness of the aggregate consideration from a financial point of view to Gen-X and Gen-X Ontario stockholders to be received by such stockholders under the merger agreement and the share purchase agreement. Sheffield Merchant Banking Group rendered this opinion with respect to all Gen-X stockholders other than James J. Salter and Kenneth J. Finkelstein and their affiliates. The opinion does not address any other aspect of the proposed merger and does not constitute a recommendation to any stockholder as to any matters relating to the merger.

     Gen-X selected Sheffield Merchant Banking Group to be its financial advisor in connection with the merger because Sheffield Merchant Banking Group has substantial experience and expertise in providing strategic advisory services. Sheffield Merchant Banking Group was not retained as an adviser or agent to the stockholders of Gen-X, Gen-X Ontario or any other person. As part of its investment banking services, Sheffield Merchant Banking Group and its affiliates are regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, sales and trading of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     In arriving at its opinion, Sheffield Merchant Banking Group:

     - reviewed the merger agreement and share purchase agreement;

     - reviewed financial and other information that was publicly available or furnished to Sheffield Merchant Banking Group by Gen-X, Gen-X Ontario and Huffy, including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of Gen-X and Gen-X Ontario for the period beginning January 1, 2002 and ending December 31, 2005 prepared by the management of Gen-X and Gen-X Ontario, and certain financial projections of Huffy for the period beginning January 1, 2002 and ending December 31, 2004 prepared by the management of Huffy;

     - compared certain financial data of Gen-X, Gen-X Ontario and Huffy, and certain securities data of Huffy with various other companies whose securities are traded in public markets;

     - reviewed the historical stock prices and trading volumes of the Huffy common stock;

     - reviewed prices paid in certain other business combinations; and

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

     - conducted such other financial studies, analyses and investigations as Sheffield Merchant Banking Group deemed appropriate for purposes of its opinion.

     Prior to Gen-X, Gen-X Ontario and Huffy entering into a letter of intent concerning the merger and share purchase, Sheffield Merchant Banking Group was asked by the Gen-X and Gen-X Ontario boards of directors to solicit indications of interest from a limited number of third parties regarding a transaction with the Gen-X and Gen-X Ontario, and Sheffield Merchant Banking Group considered such results when rendering its fairness opinion.

     In rendering its opinion, Sheffield Merchant Banking Group relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by Gen-X, Gen-X Ontario and Huffy or their respective representatives or that was otherwise reviewed by it, and assumed that Gen-X and Gen-X Ontario was not aware of any information prepared by Gen-X and Gen-X Ontario or their advisors that might be material to Sheffield Merchant Banking Group's opinion that had not been available to Sheffield Merchant Banking Group. With respect to the financial projections supplied to it, Sheffield Merchant Banking Group assumed that they were reasonably prepared on the basis reflecting the best then currently available estimates and judgments of the management of Gen-X, Gen-X Ontario and Huffy as to the future operating and financial performance of Gen-X, Gen-X Ontario and Huffy respectively. Sheffield Merchant Banking Group did not assume any responsibility for making an independent evaluation of any assets or liabilities or for making any independent verification of any of the information reviewed by it. In addition, Sheffield Merchant Banking Group did not assume any obligation to conduct and Sheffield Merchant Banking Group did not conduct, any physical inspection of the properties or facilities of Gen-X, Gen-X Ontario or Huffy.

     Sheffield Merchant Banking Group's opinion is necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to Sheffield Merchant Banking Group as of, the date of its opinion. The Sheffield Merchant Banking Group opinion states that, although subsequent developments may affect its opinion, Sheffield Merchant Banking Group does not have any obligation to update, revise or reaffirm its opinion. Sheffield Merchant Banking Group expressed no opinion as to the prices at which the Huffy common stock would actually trade at any time. The Sheffield Merchant Banking Group opinion did not address the relative merits of the merger or share purchase agreement and other business strategies being considered by the Gen-X and Gen-X Ontario boards of directors, nor did it address the boards' decision to proceed with the merger and share purchase agreement. In addition, the Sheffield Merchant Banking Group opinion does not address the relative merits of the merger as compared to alternative business transactions that might be available to Gen-X and Gen-X Ontario. The Sheffield Merchant Banking Group opinion did not constitute a recommendation to any Gen-X stockholder as to how that stockholder should vote on the merger. Further, Sheffield Merchant Banking Group was not requested to, and the Sheffield Merchant Banking Group opinion does not address, the fairness of the allocation of the aggregate merger and share purchase consideration between Gen-X and Gen-X Ontario.

  Summary of Financial Analyses Performed by Sheffield Merchant Banking Group

     The following is a summary of the financial analyses provided by Sheffield Merchant Banking Group to the Gen-X and Gen-X Ontario boards of directors on June 27, 2002 in connection with the preparation of Sheffield Merchant Banking Group's opinion. No company or transaction used in the analyses below is directly comparable to Gen-X and Gen-X Ontario or the contemplated transaction. In addition, mathematical analysis such as determining the mean or median is not in itself a meaningful method of using selected company or transaction data. The analyses performed by Sheffield Merchant Banking Group are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses.

  Selected Precedent Transaction Analysis

     Sheffield Merchant Banking Group reviewed and analyzed certain publicly-available information relating to selected precedent transactions involving sporting goods manufacturers and distributors since

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

December 1995, which are referred to as the "selected precedent transactions," and compared the financial terms of such transactions to those of the merger. The selected precedent transactions include:

     - Nautilus Group's acquisition of Schwinn/GT's fitness assets;

     - Gilde Investment Management's acquisition of Derby Cycle's Gazelle assets;

     - Lincolnshire Management's acquisition of Riddell Sports' Group Division; and

     - Chartwell Investments' acquisition of Bell Sports.

     Sheffield Merchant Banking Group's analysis was based on the closing price of Huffy's common stock on June 24, 2002 and indicated that for the selected precedent transactions:

     - the enterprise value as a multiple of latest twelve months ("LTM") sales ranged from 0.59x to 1.39x with a median multiple of 0.86x, as compared to 0.92x for the enterprise value of the merger as a multiple of Gen-X's and Gen-X Ontario's LTM sales; and

     - the enterprise value as a multiple of LTM earnings before interest and taxes ("EBIT") ranged from 3.8x to 10.0x with a median multiple of 8.3x, as compared to 13.0x for the enterprise value of the merger as a multiple of Gen-X's and Gen-X Ontario's LTM EBIT.

  Comparable Company Analysis

     Sheffield Merchant Banking Group reviewed and compared selected historical, financial and operating data, projections of future financial performance that reflected a composite of equity research analysts' estimates and stock market performance data to the corresponding data of selected publicly-traded companies that, for purposes of this analysis, may be considered comparable to Gen-X and Gen-X Ontario together, which are referred to as the "selected comparable companies." The multiples and ratios for Gen-X and Gen-X Ontario were based on information provided by Gen-X's and Gen-X Ontario's management and the multiples and ratios of each of the selected comparable companies were based on the most recent publicly-available information. The selected precedent transactions were chosen because they have operations, for the purpose of this analysis, that may be considered reasonably similar to the operations of Huffy. The selected comparable companies included Cannondale, Groupe Rossignol, Head, K2, Rawlings Sporting Goods and The Hockey Company.

     Sheffield Merchant Banking Group's analysis was based on the closing price of Huffy's common stock on June 24, 2002 and indicated that for the selected comparable companies:

     - the enterprise value as a multiple of LTM sales ranged from 0.23x to 0.99x with a median multiple of 0.58x, as compared to 0.92x for the enterprise value of the merger and share purchase as a multiple of Gen-X's and Gen-X Ontario's aggregate LTM sales;

     - the enterprise value as a multiple of LTM EBITDA ranged from 4.9x to 14.3x with a median multiple of 7.6x, as compared to 11.5x for the enterprise value of the merger and share purchase as a multiple of Gen-X's and Gen-X Ontario's aggregate LTM EBITDA;

     - the enterprise value as a multiple of LTM EBIT ranged from 9.7x to 19.4x with a median multiple of 11.4x, as compared to 13.0x for the enterprise value of the merger and share purchase as a multiple of Gen-X's and Gen-X Ontario's aggregate LTM EBIT;

     - the equity value as a multiple of LTM net income ranged from 15.8x to 35.4x with a median multiple of 23.9x, as compared to 12.7x for the equity value of the merger and share purchase as a multiple of Gen-X's and Gen-X Ontario's aggregate LTM net income excluding, on an after-tax basis, extraordinary and non-recurring items; and

     - the equity value as a multiple of projected calendar 2002 net income ranged from 9.8x to 16.7x with a median multiple of 10.0x, as compared to 6.1x for the equity value of the merger and share purchase as a multiple of Gen-X's and Gen-X Ontario's aggregate projected calendar 2002 net income excluding, on an after-tax basis, extraordinary and non-recurring items.

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

  Discounted Cash Flow Analysis

     Sheffield Merchant Banking Group performed a discounted cash flow analysis of the aggregate projected unlevered free cash flows of Gen-X and Gen-X Ontario together for the fiscal years 2002 to 2005. Sheffield Merchant Banking Group calculated enterprise values utilizing discount rates reflecting a weighted average cost of capital ranging from 11% to 17% and Gen-X's terminal value multiples of projected fiscal year 2005 EBITDA of 5.5x to 7.0x. This discounted cash flow analysis resulted in aggregate Gen-X and Gen-X Ontario enterprise values ranging from $144,700,000 to $223,500,000 and values for the equity of Gen-X and Gen-X Ontario ranging from $94,200,000 to $173,100,000.

     Sheffield Merchant Banking Group also performed a discounted cash flow analysis of the projected unlevered free cash flows of the merged entity for the fiscal years 2002 to 2004, determined the fraction of such aggregate free cash flows that would accrue to the benefit of the Gen-X and Gen-X Ontario stockholders based on their ownership of up to 5,000,000 shares of Huffy common stock and combined this value with the $19,000,000 in cash to be received by the Gen-X and Gen-X Ontario stockholders in conjunction with the merger and the share purchase in order to arrive at an implied value for the Gen-X merger and Gen-X Ontario share purchase consideration. Sheffield Merchant Banking Group calculated such implied values utilizing discount rates reflecting a weighted average cost of capital ranging from 11% to 17% and merged entity terminal value multiples of projected fiscal year 2004 EBITDA of 5.5x to 7.0x. This discounted cash flow analysis resulted in implied present values for the aggregate Gen-X merger and Gen-X Ontario share purchase consideration ranging from $75,600,000 to $107,500,000.

     The summary set forth above does not purport to be a complete description of the analyses performed by Sheffield Merchant Banking Group but describes the material elements of the materials that Sheffield Merchant Banking Group provided to the Gen-X and Gen-X Ontario boards of directors on June 27, 2002 in connection with the preparation of its written fairness opinion, dated June 27, 2002. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Sheffield Merchant Banking Group conducted each of the analyses in order to provide a different perspective on the transaction and to add to the total mix of information available. Sheffield Merchant Banking Group did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, Sheffield Merchant Banking Group considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. Sheffield Merchant Banking Group did not place any particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, Sheffield Merchant Banking Group has indicated to Gen-X and Gen-X Ontario that it believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The analyses Sheffield Merchant Banking Group performed are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses.

     The terms of the merger agreement were determined through negotiations among Gen-X and Huffy and were approved by the Gen-X board of directors. Although Sheffield Merchant Banking Group provided advice to the Gen-X board of directors during the course of these negotiations, the decision to enter into the merger agreement was solely that of the Gen-X board of directors. The opinion of Sheffield Merchant Banking Group was only one of a number of factors taken into consideration by the Gen-X board of directors in making its determination to approve the merger. Sheffield Merchant Banking Group's opinion was provided to the Gen-X and Gen-X Ontario boards of directors to assist them in connection with their respective consideration of the merger agreement and does not constitute a recommendation to any holder of Gen-X common stock as to how to vote with respect to the merger.

  Fee Arrangements

     Pursuant to an engagement letter dated June 4, 2001, Gen-X and Gen-X Ontario have agreed to pay Sheffield Merchant Banking Group a transaction fee in connection with the merger and share purchase of $1,000,000 plus 5% of any transaction value in excess of $75,000,000, all of which is contingent upon the consummation of the merger and share purchase. Gen-X and Gen-X Ontario have also agreed to reimburse Sheffield Merchant Banking Group for its out-of-pocket expenses, including the fees and expenses of legal counsel and other advisors. In addition, Gen-X and Gen-X Ontario have agreed to indemnify Sheffield Merchant Banking Group and certain related persons against certain liabilities in connection with its engagement, including liabilities under U.S. federal securities laws.

  Other Relationships

     In the ordinary course of business, Sheffield Merchant Banking Group and its affiliates may own or trade the securities of Huffy for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities. Sheffield Merchant Banking Group and its affiliates have performed investment banking and other services for Huffy in the past and continue to do so and have received, and may receive, fees for rendering such services.

INTERESTS OF GEN-X STOCKHOLDERS, DIRECTORS AND OFFICERS IN THE MERGER

     Some Gen-X directors and executive officers may be deemed to have interests in the merger that are different from or in addition to the interests of Gen-X stockholders. The Gen-X board of directors recognized these interests and determined that these interests did not detract from the fairness of the merger to Gen-X stockholders.

     These interests relate to or arise from, among other things:

     - the redemption of the series A 7% redeemable preferred stock;

     - the acceleration of stock options;

     - employment agreements; and

     - board representation.

     Redemption of Series A 7% Redeemable Preferred Stock. DMJ Financial, Inc., which is beneficially owned by James A. Salter and Kenneth Finkelstein, is the holder of all of the outstanding shares of Gen-X series A 7% redeemable preferred stock. Under the merger agreement, at the effective time of the merger Huffy will cause HSGC to redeem the shares of series A 7% redeemable preferred stock for a cash payment to DMJ Financial, Inc. of $2,970,000.

     Stock Option Plans. Gen-X has issued and outstanding options to purchase a unit consisting of one share of Gen-X common stock, one share of Gen-X series C non-voting preferred stock and one common share of Gen-X Ontario. At the effective time of the merger, each such option, whether or not vested, that has an exercise price that is equal to or greater than $8.88 per unit will be cancelled without any payment. All other options, whether or not vested, will be cancelled and each holder of such options will receive cash in an amount equal to 33% of the difference between (i) $8.88 multiplied by the number of units subject to such options less (ii) the aggregate exercise price with respect to such options. The holder of such options will also receive a grant of a number of restricted shares of Huffy common stock equal to 67% of the difference described in the preceding sentence, divided by $7.75. Certain employee option holders may sell 23% of the restricted shares of Huffy common stock received to cover the option holder's taxes. Certain employee option holders forfeit their restricted shares of Huffy common stock if they terminate their employment within two years of the date of closing. Approximately 17% of the shares of Huffy common stock issuable pursuant to such grants will be retained by Huffy and distributed after the closing in accordance with the merger agreement. As of the date of this joint proxy statement/prospectus, Gen-X directors and officers
together hold options to acquire      units. Such directors and officers will be
entitled to receive cash and grants of approximately      shares of Huffy common
stock.

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     Employment Agreements.  Kenneth Finkelstein, James Salter and John Collins
each have agreed with Huffy to enter into an employment agreement following the completion of the merger and their termination of employment with Gen-X. See the section entitled "Employment Agreements" for a discussion of the terms of such employment agreements.

     Board Representation. Huffy has agreed to consider the creation of an additional seat on Huffy's board of directors after the effective time of the merger to be filled by a new outside director recommended by DMJ Financial, Inc., a Gen-X stockholder, its two stockholders K&J Financial Holdings, Inc. and DLS Financial, Inc., the sole stockholder of K&J, Kenneth Finkelstein Family Trust, the sole stockholder of DLS, James Salter Family Trust, Kenneth Finkelstein, James Salter and Osgoode Financial Inc. Huffy's chief executive officer and the nominating and governance committee of Huffy's board of directors will interview and consider board candidates recommended by such stockholder group.

     Shareholder Group Agreement. In connection with the merger agreement, Huffy, HSGC and HSGC Canada have entered into a shareholder group agreement with DMJ Financial, Inc., its two stockholders K&J Financial Holdings, Inc. and DLS Financial, Inc., the sole stockholder of K&J, Kenneth Finkelstein Family Trust, the sole stockholder of DLS, James Salter Family Trust, Kenneth Finkelstein, James Salter and Osgoode Financial Inc. The shareholder group agreement (i) restricts the acquisition and transfer of voting securities of Huffy by members of the shareholder group for four years after the closing of the merger or until the parties terminate the agreement and (ii) provides that each member of the shareholder group will vote its voting securities of Huffy in accordance with the voting recommendation of Huffy's management for four years after the closing of the merger or until the parties terminate the agreement; however, the transfer restrictions will cease to apply to certain members of the shareholder group if their employment is terminated after the second anniversary of the closing. For a more complete description of the shareholder group agreement, see the section entitled "Shareholder Group Agreement".

FINANCING FOR THE MERGER

     The consummation of the merger is subject to the condition that Huffy has obtained consent from Huffy's current lender, Congress Financial Corporation (Central), for the merger, the share purchase and the financing of such transactions on terms and conditions that are acceptable to Huffy in its sole and absolute discretion or arranged for alternative financing for such transactions on terms and conditions that are acceptable to Huffy in its sole and absolute discretion. Huffy will use its best efforts to obtain such consent or financing.

CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following is a summary of the principal Canadian federal income tax consequences under the Income Tax Act (Canada) RSC 1985, c.1 (5th Supp.), as amended (the "Act") and the associated regulations generally applicable to Gen-X stockholders resident in Canada who dispose of their Gen-X common stock, series B junior participating preferred stock, series C non-voting preferred stock, series A preferred stock and Gen-X options pursuant to the merger. This summary is based on the current provisions of the Act, the regulations, applicable judicial decisions reported prior to the date of this proxy statement/prospectus and our understanding of the current administrative practice published by the Canada Customs and Revenue Agency. This summary takes into account the specific proposals to amend the Act and the proposed regulations publicly announced prior to the date of this proxy statement/prospectus, and assumes that all of these tax proposals will be enacted in the form proposed. Except for the foregoing, this summary does not take into account or anticipate any changes in law or administrative practice, whether as a result of judicial, administrative or legislative action or decision.

     The following summary is applicable to a Gen-X stockholder who, for the purposes of the Act and at all relevant times, is resident in Canada, holds its shares of Gen-X capital stock, and will hold its shares of Huffy common stock, as capital property, deals at arm's length with Huffy and Gen-X, is not affiliated with Huffy or Gen-X, is not a "specified financial institution" or "financial institution" as defined in the Act, and for whom Gen-X is not a "foreign affiliate." If Gen-X was a foreign affiliate of a Canadian resident

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

corporate stockholder, consideration should be given to making an election in respect of the disposition of the Gen-X capital stock under the provisions of the Act. Shares of Gen-X capital stock should generally be considered to be capital property of a Gen-X stockholder unless the shares of Gen-X capital stock are held in the course of carrying on a business of buying and selling securities or in the course of an adventure in the nature of trade. In addition, the following summary is applicable to Gen-X optionholders who acquired their Gen-X options in the course of, or by virtue of, employment with Gen-X, or a person that does not deal at arm's length with Gen-X within the meaning of the Act and who did not give any consideration for the acquisition of their Gen-X options.

     TAX MATTERS ARE VERY COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER TO A GEN-X STOCKHOLDER AND GEN-X OPTIONHOLDER WILL DEPEND ON SUCH HOLDER'S PARTICULAR TAX SITUATION. GEN-X STOCKHOLDERS AND OPTIONHOLDERS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY OF FEDERAL, AND PROVINCIAL TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGE IN THE TAX LAWS.

  Merger of Gen-X with HSGC, Payment of the Merger Consideration, and Redemption of the Gen-X Series A Preferred Stock

     Under the Act, Gen-X stockholders who exchange their shares of Gen-X capital stock for consideration which consists of shares of Huffy common stock and cash, or whose shares are redeemed solely for cash consideration, should realize a capital gain (or capital loss) to the extent that the aggregate of the fair market value of the shares of Huffy common stock received, plus the fair market value of any cash or other non-share consideration received, all expressed in Canadian dollars, exceeds (or is less than) the aggregate of the adjusted cost base of the shares of Gen-X capital stock to the Gen-X stockholder, expressed in Canadian dollars, and any reasonable costs of disposition.

     One-half of any such capital gain should generally be included as a taxable capital gain in computing the Gen-X stockholder's income for the taxation year of disposition, and one-half of any such capital loss may generally be deducted from the Gen-X stockholder's taxable capital gains in accordance with the rules in the Act. Taxable capital gains realized upon the disposition of shares of Gen-X by a Gen-X stockholder that is a Canadian-controlled private corporation (as defined in the Act) may be subject to an additional refundable tax at a rate of 6 2/3%. In certain circumstances, capital gains realized by an individual or certain trusts may result in such person being liable to pay alternative minimum tax under the Act.

     Under the Act, Gen-X employee optionholders who exchange their Gen-X options for consideration which consists of shares of Huffy common stock and cash, should be deemed to have received a benefit, in the year of disposition of the options, because of their employment. The amount of the benefit should be equal to the fair market value of the shares of Huffy common stock, plus the fair market value of any cash or other non-share consideration received, all expressed in Canadian dollars. If certain other conditions are met, Gen-X optionholders may be entitled to deduct 50% of this employment benefit in computing their Canadian taxable income.

     The cost, and adjusted cost base to the Gen-X stockholders and Gen-X optionholders of the shares of Huffy common stock received should be equal to the fair market value of such shares of Huffy common stock on receipt, expressed in Canadian dollars. In computing the adjusted cost base to a Gen-X stockholder and a Gen-X optionholder of a share of Huffy common stock, the cost of each share of Huffy common stock acquired pursuant to the merger must generally be averaged with the adjusted cost base of all other shares of Huffy common stock owned by such Gen-X stockholder immediately before such acquisition as capital property.

  Dissent Rights

     Gen-X stockholders who exercise their dissent rights under the proposed merger and as a result exchange their shares of Gen-X capital stock for cash should realize a capital gain (or capital loss) to the extent that the fair market value of such cash consideration received, expressed in Canadian dollars, exceeds (or is less

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

than) the aggregate of the adjusted cost base of the shares of Gen-X capital stock to the Gen-X stockholder, expressed in Canadian dollars, and any reasonable costs of disposition.

  Foreign Reporting

     If the cost to a Gen-X stockholder and Gen-X optionholder of the shares of Huffy common stock received from Huffy exceeds CN$100,000 in any particular taxation year, such person will be required to file a prescribed form with the Minister of National Revenue on or before that person's income tax filing due date for that particular year.

  Foreign Investment Entity Draft Legislation

     On August 2, 2001, the Minister of Finance (Canada) released draft legislation to amend the Act to implement a proposal concerning the taxation of holdings in "foreign investment entities." In general terms, if Huffy were a "foreign investment entity" and if the shares of Huffy common stock did not constitute an "exempt interest" of a Canadian resident, the Canadian resident would be required to take into account in computing income, on an annual basis, any increase (or decrease) in the value of the shares of Huffy common stock during each taxation year, or the relevant share of such holder in Huffy's underlying income, calculated in accordance with Canadian tax rules (whether or not cash distributions were received by the Canadian resident).

     Even if Huffy were a "foreign investment entity," the proposed new rules would not apply to a Canadian resident whose shares of Huffy common stock constitute an "exempt interest." Because the shares of Huffy common stock will be listed on the New York Stock Exchange and will be "widely held" and "actively traded" (as such terms are proposed to be defined in the Act), the shares of Huffy common stock should constitute an "exempt interest" to a Canadian resident, unless it is reasonable to conclude that the Canadian resident has a tax avoidance motive for the acquisition of the shares.

     On December 17, 2001, the Minister of Finance (Canada) announced that the implementation of the proposed new rules would be delayed to take effect for taxation years beginning after 2002. This delay is intended to facilitate the consideration of submissions received by the Minister of Finance (Canada) in respect of the proposed rules. It is, therefore, possible that the rules ultimately implemented may differ from the rules described herein.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following discussion summarizes the material United States federal income tax considerations relevant to the merger that apply to certain holders of Gen-X common stock or preferred stock and Huffy common stock. This discussion is based upon provisions of the Internal Revenue Code, Treasury regulations, and administrative rulings and court decisions in effect as of the date of this document, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to holders of Gen-X common stock or preferred stock or Huffy common stock as described in this joint proxy statement/prospectus.

     This summary does not discuss all United States federal income tax considerations that may be relevant to particular Gen-X stockholders or Huffy shareholders in light of their individual circumstances. Factors that could alter the tax consequences of the merger to individual stockholders include:

     - if a stockholder is a dealer in securities, foreign person or entity, partnership, tax-exempt organization, financial institution, or insurance company;

     - if a stockholder is subject to the alternative minimum tax provisions of the Internal Revenue Code;

     - if a stockholder does not hold his, her or its shares as capital assets;

     - if a stockholder acquired his, her or its shares in connection with stock option or stock purchase plans or in other compensatory transactions;

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

     - if a stockholder holds stock as part of an integrated investment, including a "straddle," "hedge," or "conversion transaction" comprised of shares of Gen-X or Huffy common stock and one or more other positions;

     - if a stockholder holds Gen-X common stock or preferred stock subject to the constructive sale provisions of Section 1259 of the Internal Revenue Code; or

     - if a stockholder holds Gen-X common stock or preferred stock and, in addition, holds Huffy common stock, actually or constructively within the meaning of the Internal Revenue Code, at the time of the merger.

     In addition, this summary does not describe the tax consequences of the merger under foreign, state or local tax laws, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the merger, whether or not any such transactions are undertaken in connection with the merger, including, without limitation, any transaction in which shares of Gen-X common stock or preferred stock are acquired or shares of Huffy common stock are disposed of, or the tax consequences to holders of options, warrants or similar rights to acquire Gen-X common stock. ACCORDINGLY, HUFFY AND GEN-X URGE EACH STOCKHOLDER TO CONSULT THE STOCKHOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

     The completion of the merger is conditioned upon receipt by Huffy and Gen-X of an opinion from Huffy's accountants, KPMG LLP, to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The tax opinion will be rendered on the basis of facts, representations and assumptions set forth or referred to in the opinions, including factual representations contained in certificates of officers of Huffy and Gen-X. The tax opinion also will be based upon the Internal Revenue Code, Treasury regulations and administrative rulings and court decisions in effect on the date of the opinions, all of which are subject to change.

  Exchange of Gen-X Common Stock, Series B Junior Participating Preferred Stock and Series C Non-Voting Preferred Stock for a Combination of Huffy Common Stock and Cash

     Assuming that the merger is treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, the below-listed bullet points will apply. In general, tax consequences described for a Gen-X stockholder only apply if the Gen-X stockholder is subject to U.S. federal income tax:

     - A Gen-X US stockholder will recognize gain equal to the lesser of the (a) the cash received by the stockholder in the merger or (b) an amount equal to the excess, if any, of (i) the sum of the amount of cash and the fair market value of the Huffy common stock, as of the closing, received by the stockholder in the merger over (ii) the stockholder's adjusted tax basis in the Gen-X common stock, series B junior participating preferred stock or series C non-voting preferred stock exchanged by the stockholder in the merger. For this purpose, a Gen-X US stockholder must calculate gain or loss separately with respect to each class of Gen-X stock (common stock, series B junior participating preferred stock and series C non-voting preferred stock), and for each identifiable block of Gen-X stock within each class, exchanged by the stockholder in the merger and cannot utilize a loss realized on one block of Gen-X stock to offset a gain realized on another block of Gen-X stock;

     - A Gen-X stockholder who is not a US citizen or resident or a company incorporated in the US will realize (but not recognize) the amount of gain described in the preceding paragraph;

     - Except as discussed below under "Tax Character of Cash Consideration," the gain recognized by a Gen-X US stockholder (or realized by a Gen-X stockholder other than a Gen-X US stockholder) in the merger will be treated as capital gain;

     - A Gen-X stockholder will not recognize any loss in the merger (except, possibly, in connection with cash received instead of a fractional share, as discussed below);

     - The aggregate tax basis of the shares of Huffy common stock received by a Gen-X stockholder in the merger (before reduction for the basis in any fractional share of Huffy common stock for which cash

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

       is received) will be the same as the aggregate tax basis for the stockholder's Gen-X common stock, series B junior participating preferred stock or series C non-voting preferred stock, decreased by the amount of cash received by the stockholder in the merger (excluding any cash received instead of a fractional share) and increased by the amount of gain recognized by the stockholder in the merger (including any portion of the gain that is treated as a dividend but excluding any gain recognized as a result of cash received instead of a fractional share);

     - A Gen-X stockholder's holding period with respect to the shares of Huffy common stock received in the merger will include the holding period of the Gen-X common stock, series B junior participating preferred stock or series C non-voting preferred stock exchanged for Huffy common stock;

     - Huffy will not recognize gain or loss in the merger; and

     - Huffy shareholders will not recognize gain or loss in the merger.

  Redemption of Gen-X Series A 7% Redeemable Preferred Stock

     If a Gen-X stockholder owns Gen-X common stock, series B junior participating preferred stock or series C non-voting preferred stock and Gen-X series A preferred stock, then in addition to the tax consequences described above, the Gen-X stockholder will realize (and, in the case of a Gen-X US stockholder, recognize) gain to the extent the cash received for the series A 7% redeemable preferred stock exceeds the stockholder's basis in that stock.

     A Gen-X stockholder who owns only Gen-X series A 7% redeemable preferred stock will be treated as having received a distribution in full payment in exchange for the stock if the redemption is (a) not essentially equivalent to a dividend, (b) substantially disproportionate with respect to that stockholder or
(c) in complete redemption of all of the stock of the corporation that is owned, or by attribution treated as owned, by the stockholder. Therefore the Gen-X stockholder will realize (and, in the case of a Gen-X US stockholder, recognize) capital gain or loss. Otherwise, the Gen-X stockholder will be treated as having received a distribution, all or a portion of which could be treated as a dividend.

  Tax Character of Cash Consideration

     In the case of most Gen-X stockholders having no direct or indirect control over Huffy's corporate affairs, any gain will be treated as capital gain for United States federal income tax purposes. However, there are circumstances under which all or a part of any gain that a Gen-X stockholder realizes (and, in the case of a Gen-X US stockholder, recognizes) in the merger could be treated as a dividend distribution instead of capital gain. The amount of gain treated as a dividend distribution will be limited to the stockholder's ratable share of the undistributed accumulated earnings and profits of the corporation treated as having made the distribution. Due to the inherently factual nature of this determination, Gen-X stockholders are encouraged to consult their tax advisors to determine whether any cash received in exchange for their Gen-X stock in the merger will be treated as a distribution of a dividend.

  Cash Received Instead of a Fractional Share

     Huffy will not issue any fractional shares of Huffy common stock in the merger. Instead, each holder of Gen-X common stock or preferred stock exchanged in the merger who would otherwise be entitled to receive a fraction of a share of Huffy common stock will receive cash, without interest, in lieu of a fractional share. A Gen-X stockholder who receives cash instead of a fractional share of Huffy common stock will generally realize (and, in the case of a Gen-X US stockholder, recognize) capital gain or loss based on the difference between the amount of the cash received instead of a fractional share and the stockholder's tax basis in such fractional share.

  Tax Consequences of Dissenters' Rights

     A Gen-X or Huffy stockholder, who is a United States citizen or resident or a United States incorporated company and who is subject to U.S. federal income tax, who dissents to the merger will generally recognize

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

capital gain or loss in an aggregate amount equal to the difference between the amount of cash received and the stockholder's tax basis in the dissenting shares. To the extent Huffy is required to file information returns with respect to amounts paid to a Gen-X or Huffy stockholder who dissents to the merger, Huffy intends to report such payments as taxable income to the Gen-X or Huffy stockholder when paid to the holder. However, there is no authority directly on point, and it is possible that a stockholder will be required to recognize gain or loss at the effective time of the merger, and in advance of the receipt of any cash payment, in an amount generally equal to the market price of Gen-X or Huffy common stock at the effective time of the merger. In this event, capital gain or loss would also be recognized by the stockholder at the time the appraised fair cash value is received, to the extent that such payment exceeds or is less than the amount realized at the effective time of the merger, and a portion of such payment may be characterized as interest income.

  Capital Gain

     Any capital gain recognized by an individual holder of Gen-X common stock or preferred stock, who is a United States citizen or resident, in connection with the transfer of his or her Gen-X common stock or preferred stock in the merger will be subject to a maximum United States federal income tax rate of 20% if the individual's holding period for his or her Gen-X common stock or preferred stock is more than 12 months at the effective time of the merger.

     In general, any capital gain realized by a holder of Gen-X common or preferred stock, who is not a United States citizen or resident or a United States incorporated company, in connection with the transfer of his or her Gen-X common or preferred stock in the merger will not be subject to United States federal income tax. This general rule does not apply where:

     - The gain is derived by a stockholder in connection with the conduct of an active trade or business in the United States; or

     - The gain arises from the disposition of a United States real property interest, which includes the stock of a United States incorporated company that holds a preponderance of United States real property interests among its assets. Gen-X does not believe that the preponderance of its assets consist of United States real property.

     As discussed above, there are circumstances under which all or part of any gain that a Gen-X stockholder realizes in the merger could be treated as a dividend distribution instead of a capital gain, to the extent of the stockholder's ratable share of the undistributed accumulated earnings and profits of Huffy and Gen-X. To the extent that all or a part of the gain that a Gen-X stockholder realizes in the merger is treated as a dividend for United States federal income tax purposes, that portion would be taxed at ordinary rates to a stockholder who is a United States citizen or resident and will be subject to United States federal withholding tax at a 30% or lower application treaty rate, if the stockholder is not United States citizen or resident or a non United States incorporated company.

     ACCORDINGLY, GEN-X'S STOCKHOLDERS ARE ENCOURAGED TO CONSULT THEIR ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

  Backup Withholding

     Noncorporate holders of Gen-X common stock or preferred stock may be subject to backup withholding on any cash payments received in the merger. A Gen-X stockholder will not be subject to backup withholding, however, if the holder (i) furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on the substitute Internal Revenue Service Form W-9 or successor form included in the letter of transmittal to be delivered to such holder following the completion of the merger; (ii) provides a certification of foreign status on Internal Revenue Service Form W-8BEN or a successor form; or (iii) is otherwise exempt from backup withholding.

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

     Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a holder's United States federal income tax liability, provided the holder furnishes the required information to the Internal Revenue Service.

     TAX MATTERS ARE VERY COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER TO A GEN-X STOCKHOLDER WILL DEPEND ON SUCH HOLDER'S PARTICULAR TAX SITUATION. GEN-X STOCKHOLDERS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGE IN THE TAX LAWS.

ACCOUNTING TREATMENT OF THE MERGER

     Huffy and Gen-X intend to account for the merger using the purchase method of accounting.

REGULATORY FILINGS AND APPROVALS REQUIRED TO COMPLETE THE MERGER

     We believe that the merger is not subject to the report filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. However, the Federal Trade Commission or the Department of Justice could nevertheless challenge the merger on antitrust grounds. Accordingly, at any time before or after the completion of the merger, either the Federal Trade Commission or the Department of Justice could take action under the antitrust laws as it deems necessary or desirable in the public interest. In addition, state antitrust authorities or private persons or entities could take certain actions, including seeking to enjoin the merger under the antitrust laws at any time prior to the completion of the merger or compelling rescission or divestiture subsequent to the merger. There can be no assurance that a challenge to the merger will not be made or that, if a challenge is made, Huffy and Gen-X will prevail and the merger will be completed.

RESTRICTIONS ON SALES OF SHARES BY AFFILIATES OF HUFFY AND GEN-X

     The shares of Huffy common stock to be issued in connection with the merger will be registered under the Securities Act of 1933 and will be freely transferable under the Securities Act, except for shares of Huffy common stock issued to any person who is deemed to be an "affiliate" of either Huffy or Gen-X. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control of either Huffy or Gen-X and may include some of their respective officers and directors as well as the principal stockholders of Huffy and Gen-X. Affiliates may not sell their shares of Huffy common stock acquired in connection with the merger except pursuant to:

     - an effective registration statement under the Securities Act covering the resale of those shares;

     - an exemption under paragraph (d) of Rule 145 under the Securities Act; or

     - any other applicable exemption under the Securities Act.

     In addition, the members of the shareholder group and all option holders who receive restricted stock are subject to restrictions on the sale of their Huffy common stock in accordance with the terms of the merger.

     Huffy's registration statement on Form S-4, of which this joint proxy statement/prospectus is a part, does not cover the resale of shares of Huffy common stock to be received by affiliates of Huffy or Gen-X in the merger.

LISTING ON THE NEW YORK STOCK EXCHANGE

     Huffy has agreed to cause the shares of Huffy common stock to be issued in the merger to be listed on the New York Stock Exchange before the completion of the merger.

OPERATIONS AFTER THE MERGER

     At the effective time of the merger, Gen-X will merge with and into HSGC. HSGC will continue Gen-X operations as a wholly-owned subsidiary of Huffy, and the name of HSGC will be changed to Gen-X Sports

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

Inc. Following the merger, the current directors and officers of Huffy will continue to serve in their positions with Huffy. After the merger, the directors of HSGC will serve as the directors of the surviving corporation, and certain executive officers of Gen-X will become officers of the surviving corporation. In addition, Huffy has agreed to consider the creation of an additional seat on Huffy's board of directors after the effective date of the merger to be filled by an outside director recommended by certain Gen-X stockholders.

     The stockholders of Gen-X will become shareholders of Huffy, and their rights as shareholders of Huffy will be governed by Huffy's articles of incorporation, Huffy's regulations, and the laws of the State of Ohio. See "Comparison of Rights of Holders of Huffy Common Stock and Gen-X Common Stock."

                        DISSENTERS' AND APPRAISAL RIGHTS

GEN-X STOCKHOLDERS

     The following summary of Section 262 of the Delaware General Corporation Law is qualified in its entirety by Section 262, which is reprinted as Annex E to this joint proxy statement/prospectus. While we believe that the following summary describes the material aspects of Section 262 and the law relating to dissenters' and appraisal rights, the summary may not contain all of the information that is important to Gen-X stockholders. Gen-X stockholders should read carefully this summary and the attached Section 262 for a more complete understanding of dissenters' and appraisal rights.

     Under the Delaware General Corporation Law, holders of Gen-X common stock and preferred stock will be entitled to assert appraisal rights (sometimes referred to as "dissenters' rights") in connection with the proposed merger. Gen-X stockholders who elect to exercise appraisal rights must comply with the procedures described in Section 262 of the Delaware General Corporation Law. Any Gen-X stockholder who is eligible to exercise appraisal rights and properly does so will be paid in cash the "fair value" of the stockholder's shares of Gen-X common stock and preferred stock. Fair value takes into account all relevant factors but excludes any appreciation or depreciation in anticipation of the merger.

     If a Gen-X stockholder elects to exercise appraisal rights under Section 262, the stockholder must comply with the following procedures:

     - Prior to the vote on the merger, the Gen-X stockholder must deliver to Gen-X a written demand for appraisal of the shares of Gen-X common stock or preferred stock held by the stockholder. The written demand must (i) identify the Gen-X stockholder as a stockholder of record and (ii) state the stockholder's intention to demand appraisal of the shares of Gen-X common stock or preferred stock held by the stockholder. Merely voting against adoption of the merger agreement, abstaining from voting or failing to vote with respect to adoption of the merger agreement will not constitute a demand for appraisal within the meaning of Section 262. A demand for appraisal must be executed by or for the Gen-X stockholder as a holder of record, fully and correctly, as the stockholder's name appears on the stock certificate(s) representing shares of Gen-X common stock or preferred stock. If a Gen-X stockholder owns Gen-X common stock or preferred stock in a fiduciary capacity, such as a trustee, guardian or custodian, the stockholder must disclose the fact that the stockholder is signing the demand in that capacity. If a Gen-X stockholder owns Gen-X common stock or preferred stock jointly with one or more persons, all of the joint owners must sign the demand for appraisal. The written demand for appraisal by a Gen-X stockholder should be delivered to: Gen-X Sports Inc., 36 Dufflaw Road, Toronto, Ontario M6A 2WI, Canada, Attention:
       Kenneth Finkelstein.

     - The Gen-X stockholder must refrain from voting for the adoption of the merger agreement and the approval of the merger. If a Gen-X stockholder votes in favor of the adoption of the merger agreement and the approval of the merger, the stockholder's right to appraisal will terminate. In addition, the right to appraisal of a Gen-X stockholder will terminate if the stockholder returns a signed proxy and (i) fails to vote against the adoption of the merger agreement and the approval of the merger or (ii) fails to note that the stockholder is abstaining from voting. With respect to items (i) and (ii), the

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       appraisal rights of a Gen-X stockholder will be terminated even if the stockholder previously filed a written demand for appraisal.

     - The Gen-X stockholder must continuously hold the stockholder's shares of Gen-X common stock or preferred stock from the date on which the Gen-X stockholder makes the demand for appraisal through the completion of the merger. If a stockholder is the record holder of Gen-X common stock or preferred stock on the date on which the stockholder makes the written demand for appraisal, but prior to the merger the stockholder transfers the shares owned by the stockholder, the stockholder will lose any right to appraisal with respect to those shares.

     Any beneficial owner who is not a record owner and who intends to exercise appraisal rights should instruct the applicable record owner to comply with the statutory requirements with respect to the exercise of appraisal rights before the date of the Gen-X special meeting.

     Shares of Gen-X common stock and preferred stock that are outstanding immediately prior to the effective time of the merger, with respect to which appraisal shall have been properly demanded in accordance with Section 262, will not be converted into the right to receive shares of Huffy common stock in the merger unless and until the holder of the shares withdraws the demand for appraisal or the shares become ineligible for appraisal.

     Within ten days after the effective time of the merger, HSGC, the surviving corporation in the merger, is required to send notice of the effectiveness of the merger to each stockholder of Gen-X that, prior to the completion of the merger, has complied with the requirements of Section 262.

     Within 120 days after the effective date of the merger, HSGC or any Gen-X stockholder that has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Gen-X common stock or preferred stock held by all Gen-X stockholders seeking appraisal. A dissenting Gen-X stockholder must serve a copy of the petition on HSGC. If no petition is filed by either HSGC or any dissenting Gen-X stockholder within the 120-day period after the effective date of the merger, the rights of all dissenting Gen-X stockholders to appraisal will cease. Gen-X stockholders seeking to exercise appraisal rights should not assume that HSGC will file a petition with respect to the appraisal of the fair value of their shares or that HSGC will initiate any negotiations with respect to the fair value of those shares. HSGC is under no obligation, and has no present intention, to take any action in this regard. Accordingly, Gen-X stockholders that wish to seek appraisal of their shares should initiate all necessary action with respect to the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Failure to file the petition with the Delaware Court of Chancery on a timely basis will cause the right to an appraisal of a Gen-X stockholder to cease.

     Within 120 days after the effective time of the merger, any Gen-X stockholder who has complied with subsections (a) and (d) of Section 262 is entitled, upon written request, to receive from HSGC a statement setting forth
(i) the total number of shares of Gen-X common stock and preferred stock not voted in favor of the merger with respect to which demands for appraisal have been received and (ii) the number of holders of those shares. The statement must be mailed within ten days after Gen-X has received the written request for the statement or within ten days after the time for delivery of demands for appraisal under subsection (d) of Section 262 has expired, whichever is later.

     If a petition for an appraisal is filed in a timely manner, at the hearing on that petition, the Delaware Court of Chancery will determine which Gen-X stockholders are entitled to appraisal rights and will appraise the shares of Gen-X common stock and preferred stock owned by those stockholders. The court will determine the fair value of the shares of Gen-X common stock and preferred stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the fair value. The Delaware Court of Chancery may require Gen-X stockholders that have demanded appraisal rights for their shares of Gen-X common stock or preferred stock and that hold certificates representing the shares to submit the certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. The Delaware Court of Chancery may dismiss the proceedings as to any Gen-X stockholder that fails to comply with any such directions.

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     Gen-X stockholders that consider seeking appraisal should consider that the fair value of their shares under Section 262 could be more than, the same as, or less than, the value of the consideration provided for in the merger agreement without the exercise of appraisal rights. The Delaware Court of Chancery may determine the cost of the appraisal proceeding and assess it against the parties as the court deems equitable. Upon application of a dissenting Gen-X stockholder, the Delaware Court of Chancery may order that all or a portion of the expenses incurred by any dissenting Gen-X stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of Gen-X common stock and preferred stock entitled to appraisal. In the absence of a court determination or assessment, each party will bear its own expenses.

     Any Gen-X stockholder who has demanded appraisal in compliance with Section 262 will not, after the effective date of the merger, be entitled to vote the stock for any purpose or to receive payment of dividends or other distributions, if any, on the Gen-X common stock or preferred stock, except for dividends or distributions, if any, payable to Gen-X stockholders of record on a date prior to the effective date of the merger.

     A Gen-X stockholder may withdraw a demand for appraisal and accept the merger consideration in accordance with the merger agreement at any time within 60 days after the effective date of the merger. After this 60-day period, a Gen-X stockholder may withdraw a demand for appraisal only with the written approval of HSGC. If an appraisal proceeding is properly instituted, it may not be dismissed as to any Gen-X stockholder without the approval of the Delaware Court of Chancery, and this approval may be conditioned on the court's deeming the terms to be just. If, after the completion of the merger, a holder of Gen-X common stock that had demanded appraisal for its shares fails to perfect or loses its right to appraisal, then those shares will be treated under the merger agreement as if they were converted into the right to receive the merger consideration at the effective time of the merger.

     BECAUSE OF THE COMPLEXITY OF THESE PROVISIONS OF SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW, ANY GEN-X STOCKHOLDER THAT IS CONSIDERING EXERCISING APPRAISAL RIGHTS SHOULD CONSULT A LEGAL ADVISOR.

HUFFY SHAREHOLDERS

     Under Ohio law, Huffy shareholders have the right to dissent from the issuance of Huffy common stock in the merger and receive the fair cash value of their Huffy common stock. Huffy shareholders that elect to exercise their dissenters' rights must comply with the provisions of Section 1701.85 of the Ohio Revised Code, a copy of which is attached as Annex F.

     Below are the steps which a Huffy shareholder must take to exercise dissenters' rights with respect to the merger. FAILURE TO TAKE ANY ONE OF THE REQUIRED STEPS MAY RESULT IN TERMINATION OF A HUFFY SHAREHOLDER'S DISSENTERS' RIGHTS. Any Huffy shareholder considering dissenting should consult a legal advisor.

     - Must be a shareholder of record. To be entitled to dissenters' rights, the Huffy shareholder must be the record holder of the dissenting shares
       as of           , 2002. A beneficial owner of Huffy common stock must act
       promptly to cause the shareholder of record to follow the steps described below.

     - Do not vote in favor of the issuance of Huffy common stock in the merger. At the special meeting, the Huffy shareholder must not vote shares as to which such shareholder seeks fair cash value in favor of the issuance of Huffy common stock in the merger. This requirement will be satisfied:

        - if a properly executed proxy is submitted with instructions to vote "against" the merger or to "abstain" from this vote;

        - if no proxy is returned and no vote is cast at the special meeting in favor of the merger; or

        - if the Huffy shareholder revokes a proxy and later "abstains" from or votes "against" the merger.

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A VOTE "FOR" THE ISSUANCE OF HUFFY COMMON STOCK IN THE MERGER IS A WAIVER OF
DISSENTERS' RIGHTS. A proxy that is returned signed but on which no voting preference is indicated will be voted in favor of the issuance of Huffy common stock in the merger and will constitute a waiver of dissenters' rights. Failure to vote does not constitute a waiver of dissenters' rights.

     - Filing a written demand. The Huffy shareholder must serve a written demand for the fair cash value of the dissenting shares upon Huffy on or before the tenth day after the shareholder vote approving the merger agreement and the merger. We will not inform Huffy shareholders of the expiration of the ten-day period, and therefore, you are advised to retain this document. The required written demand must specify the Huffy shareholder's name and address, the number of dissenting shares of Huffy common stock held of record on the record date of the meeting and the amount claimed as the fair cash value of the dissenting shares. Voting against the merger is not a written demand as required by Section 1701.85 of the Ohio Revised Code. The written demand for the fair cash value of the dissenting shares should be delivered to: Huffy Corporation, 225 Byers Road, Miamisburg, Ohio 45342, Attention: Nancy A. Michaud.

     - Delivery of certificates for legending. If requested by Huffy, the Huffy shareholder must submit its certificates for dissenting shares to Huffy within 15 days after Huffy sends its request for endorsement on the certificates by Huffy of a legend that a demand for fair cash value has been made. The certificates will be returned promptly to the Huffy shareholder by Huffy.

     - Petitions to be filed in court. If the Huffy shareholder and Huffy cannot agree on the fair cash value of the dissenting shares, the Huffy shareholder must, within three months after service of the demand for fair cash value, file a complaint in the Court of Common Pleas of Montgomery County, Ohio, for a determination of the fair cash value of the dissenting shares. Huffy is also permitted to file a complaint. The court, if it determines that the Huffy shareholder is entitled, will order that the Huffy shareholder be paid the fair cash value per share. The costs of the proceeding, including reasonable compensation to the appraisers, will be assessed as the court considers equitable. "Fair cash value" is the amount that a willing seller, under no compulsion to sell would be willing to accept, and that a willing buyer, under no compulsion to purchase, would be willing to pay. In no event will the fair cash value be in excess of the amount specified in the dissenting Huffy shareholder's demand. Fair cash value is determined as of the day before the special meeting. The amount of the fair cash value excludes any appreciation or depreciation in market value of the Huffy shareholder's shares resulting from the merger. The fair cash value of the Huffy shareholder's shares may be higher, the same or lower than the market value of the shares on the date of the merger.

     The right to be paid the fair cash value of the dissenting shares of Huffy common stock will terminate if:

     - for any reason the merger does not become effective;

     - the Huffy shareholder fails to make a timely written demand on Huffy;

     - the Huffy shareholder does not, upon request by Huffy, timely surrender certificates for an endorsement of a legend that a demand for the fair cash value of the dissenting shares has been made;

     - the Huffy shareholder withdraws the demand, with the consent of the board of directors; or

     - Huffy and the Huffy shareholder have not come to an agreement as to the fair cash value of the dissenting shares and the Huffy shareholder has not filed a complaint within three months after service of the demand for fair cash value.

     From the time the Huffy shareholder makes the demand, the Huffy shareholder's rights as a shareholder will be suspended. If Huffy pays cash dividends during the suspension, dissenting shareholders will be paid any such dividend as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated, all rights with respect to the dissenting shares will be restored to the Huffy shareholder. Any distribution that would have been made to the Huffy shareholder had the Huffy shareholder not made a demand will be made at the time of the termination.

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     TO BE EFFECTIVE, A DEMAND FOR FAIR CASH VALUE BY A HUFFY SHAREHOLDER MUST
BE MADE BY OR IN THE NAME OF THE RECORD HOLDER, FULLY AND CORRECTLY, AS THE SHAREHOLDER'S NAME APPEARS ON HIS OR HER STOCK CERTIFICATE(S) AND CANNOT BE MADE BY THE BENEFICIAL OWNER IF HE OR SHE DOES NOT ALSO HOLD THE SHARES OF RECORD. THE BENEFICIAL OWNER MUST, IN SUCH CASES, HAVE THE RECORD HOLDER SUBMIT THE REQUIRED DEMAND IN RESPECT OF SUCH SHARES. If the Huffy shareholder holds shares of Huffy common stock in a brokerage account or in other nominee form and the Huffy shareholder wishes to exercise dissenters' rights, the Huffy shareholder should consult with the broker or such other nominee. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In such case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of such record owner.

     The foregoing constitutes a brief description of the rights of dissenting shareholders and does not purport to be a complete statement of such rights or the procedures to be followed by Huffy shareholders desiring to receive the fair cash value of their shares. Each Huffy shareholder who may desire to receive the value of his or her shares should consult Section 1701.85 of the Ohio Revised Code and strictly adhere to all of the provisions thereof. A copy of that section is attached hereto as Annex F and this discussion concerning the rights of dissenting Huffy shareholders is qualified in its entirety by reference to that section.

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                              THE MERGER AGREEMENT

     The following summary describes certain material provisions of the merger agreement, which is included in this joint proxy statement/prospectus as Annex A and is incorporated by reference into this joint proxy statement/prospectus. This summary may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully in its entirety.

STRUCTURE OF THE TRANSACTION

     Huffy has agreed to acquire Gen-X Sports under the terms of a merger agreement and share purchase agreement. Gen-X Sports consists of two corporations with substantially the same ownership: Gen-X Sports Inc., a Delaware corporation and Gen-X Sports, Inc., an Ontario corporation. For convenience, we have referred to Gen-X Sports Inc., the Delaware corporation as "Gen-X" and Gen-X Sports, Inc., the Ontario corporation as "Gen-X Ontario" throughout this joint proxy statement/prospectus.

     Pursuant to the merger agreement described below, Gen-X will merge with and into HSGC, a wholly-owned subsidiary of Huffy. Pursuant to the share purchase agreement, HSGC Canada will purchase the outstanding capital stock of Gen-X Ontario. The merger and stock purchase will be effected simultaneously and each is conditioned upon the closing of the other transaction. As a result of the merger and stock purchase, Gen-X and Gen-X Ontario will become wholly-owned subsidiaries of Huffy.

     The total consideration to be paid by Huffy in the merger and stock purchase is $19,000,000 in cash and up to 5,000,000 shares of Huffy common stock, subject to adjustments described below. All currency references in this document are expressed in U.S. dollars unless otherwise stated. In addition, Huffy will redeem the Gen-X series A 7% redeemable preferred stock for $2,970,000 and the purchase Gen-X Ontario series A preferred stock for $2,000,000. The consideration payable to the stockholders of Gen-X Ontario for their shares of common stock pursuant to the share purchase agreement will be $13,443,086. The consideration payable to Gen-X stockholders in connection with the merger and the possible adjustments to the merger consideration are described below in the section entitled "The Merger Agreement -- Merger Consideration."

     Huffy shareholders and Gen-X stockholders are only being asked to consider and vote upon the merger in this joint proxy statement/prospectus.

COMPLETION AND EFFECTIVENESS OF THE MERGER

     Huffy and Gen-X will complete the merger when all of the conditions to the completion of the merger are satisfied or waived, including approval of the merger agreement by Gen-X stockholders and approval of the issuance of Huffy common stock in connection with the merger by Huffy shareholders. The merger will become effective upon the filing of a certificate of merger with the State of Delaware.

     Huffy and Gen-X are working towards completing the merger as quickly as possible, but not prior to October 1, 2002. Huffy and Gen-X currently plan to complete the merger in the fourth calendar quarter of 2002.

MERGER CONSIDERATION

     At the effective time of the merger, each share of Gen-X common stock, series B junior participating preferred stock and series C non-voting preferred stock issued and outstanding immediately prior to the effective time of the merger (except for shares held in Gen-X treasury or shares held by stockholders who have properly perfected their rights as dissenting stockholders under Delaware law) will be cancelled and automatically converted into the right to receive (i) an amount of cash, without interest, equal to the cash consideration, as described below, divided by the total number of shares of Gen-X common stock, series B junior participating preferred stock and series C non-voting preferred stock issued and outstanding immediately prior to the effective time of the merger, (ii) a number of whole shares of Huffy common stock equal to the stock consideration, as described below, divided by the total number of shares of Gen-X common stock, series B junior participating preferred stock and series C non-voting preferred stock issued

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

and outstanding immediately prior to the effective time of the merger, and (iii) 838,710 shares of Huffy common stock (payable after the effective date of the merger) minus (a) the number of such shares Huffy retains for merger consideration adjustments, minus (b) the number of shares Huffy retains as payment for indemnification obligations of Gen-X stockholders and option holders and minus (c) the number of such shares payable to option holders, divided by the total number of shares of Gen-X common stock, series B junior participating preferred stock and series C non-voting preferred stock issued and outstanding immediately prior to the effective time of the merger.

     The cash consideration will equal $5,556,914 minus (i) any cash paid to option holders pursuant to the merger agreement, and minus (ii) the amount, if any, by which the fees payable by Gen-X to its financial advisors exceed a specified dollar amount. The stock consideration will equal up to 5,000,000 shares of Huffy common stock minus (i) the number of shares of Huffy common stock issuable to option holders pursuant to the merger agreement, minus (ii) the number of shares of Huffy common stock issuable to option holders of Gen-X Ontario, minus (iii) the aggregate number of shares of Huffy common stock, rounded to the nearest whole number, that would be issuable to Gen-X stockholders but for the prohibition against the issuance of fractional shares and (iv) 838,710 shares of Huffy common stock which Huffy will retain and distribute to Gen-X stockholders and certain option holders after the closing of the merger. Huffy will distribute a portion of the 838,710 shares to Gen-X stockholders and option holders after certain adjustments to the merger consideration as described below have been determined pursuant to the merger agreement. Huffy is entitled to retain the number of shares equal to such adjustments. The remaining shares will be distributed one year after the closing of the merger or upon resolution of any outstanding indemnity claims, whichever is later. However, some shares may be retained by Huffy as payment for amounts due pursuant to the indemnification obligations of Gen-X stockholders and option holders which amount may not exceed approximately 258,000 shares.

     The merger consideration will be subject to certain adjustments after the closing of the merger. If the combined earnings before interest, taxes, depreciation and amortization of Gen-X and Gen-X Ontario for the year ended December 31, 2002 is less than $15,529,825, then the adjustment for the deficiency will equal $15,529,825 minus the combined earnings before interest, taxes, depreciation and amortization and then multiplied by 3.7. If the average combined third party debt of Gen-X and Gen-X Ontario, other than a certain mortgage, trade payables or accrued liabilities, for the year ended December 31, 2002 is in excess of $41,000,000, then the adjustment for the excess will equal the average combined third party debt minus $41,000,000 and then multiplied by 17.5%. The total adjustments described above may not exceed $5,000,000. Huffy will divide the total adjustments by $7.75 to determine the number of shares that Huffy will retain.

FRACTIONAL SHARES

     Huffy will not issue any fractional shares of Huffy common stock in the merger. Instead, each Gen-X stockholder who would otherwise be entitled to receive a fraction of a share of Huffy common stock will receive cash, without interest, in lieu of a fractional share.

EXCHANGE OF GEN-X STOCK CERTIFICATES FOR HUFFY STOCK CERTIFICATES

     When the merger is completed, the exchange agent will mail to Gen-X stockholders that do not deliver their stock certificates to Huffy at the closing a letter of transmittal and instructions for surrendering their Gen-X stock certificates in exchange for Huffy stock certificates. When Gen-X stockholders deliver their Gen-X stock certificates to the exchange agent along with any required documents, the Gen-X stock certificates will be cancelled and the stockholders will receive (i) Huffy stock certificates representing the number of whole shares of Huffy common stock to which they are entitled under the merger agreement, (ii) the cash consideration and (iii) cash in lieu of any fractional share of Huffy common stock. After the effective time of the merger, each certificate representing shares of Gen-X common stock or preferred stock that has not been surrendered will represent only the right to receive upon surrender of that certificate the merger consideration.

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     Gen-X stockholders should not submit their Gen-X stock certificates for exchange until they receive instructions from the exchange agent.

DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES

     Gen-X stockholders are not entitled to receive any dividends or other distributions on Huffy common stock until the merger is completed and they have surrendered their Gen-X stock certificates in exchange for Huffy stock certificates. Gen-X stockholders will receive payment for any dividend or other distribution on Huffy common stock with a record date after the merger and a payment date prior to the date they surrender their Gen-X stock certificates promptly after their Huffy stock certificates are issued.

TRANSFERS OF OWNERSHIP AND LOST STOCK CERTIFICATES

     Huffy will only issue a Huffy stock certificate, the cash consideration or cash in lieu of a fractional share in a name other than the name in which a surrendered Gen-X stock certificate is registered if the person requesting such exchange presents the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and to show that such person paid any applicable stock transfer taxes. If a Gen-X stock certificate has been lost, stolen or destroyed, the stockholder may need to deliver an affidavit or bond prior to receiving the items listed in the preceding sentence.

STOCK OPTIONS

     At the effective time of the merger, each option to purchase units consisting of capital stock of Gen-X and Gen-X Ontario, whether or not vested, that has an exercise price that is equal to or greater than $8.88 per unit will be cancelled without any payment. All other options, whether or not vested, will be cancelled and each holder of such options who so elects in writing on or before the closing will receive cash in an amount equal to 33% of the difference between (i) $8.88 multiplied by the number of units of Gen-X common stock or preferred stock subject to such options less (ii) the aggregate exercise price with respect to such options. The holder of such options will also receive a grant of a number of shares of Huffy common stock equal to 67% of the difference described in the preceding sentence, divided by $7.75. Certain employee option holders may sell 23% of the restricted shares of Huffy common stock received to cover the option holder's taxes. Certain employee option holders forfeit their restricted shares of Huffy common stock if they terminate their employment within two years of the date of closing. Approximately 17% of the shares of Huffy common stock issuable pursuant to such grants will be retained by Huffy and distributed after the closing in accordance with the merger agreement.

REDEMPTION OF PREFERRED STOCK

     At the effective time of the merger, the surviving corporation will redeem each share of Gen-X series A 7% redeemable preferred stock issued and outstanding immediately prior to the effective time for $2,970,000 cash. Payment for shares of Gen-X series A 7% redeemable preferred stock will be made at the closing of the merger.

REPRESENTATIONS AND WARRANTIES

     Huffy and Gen-X made a number of representations and warranties in the merger agreement regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the merger.

  Gen-X Representations and Warranties

     The merger agreement contains representations and warranties of Gen-X relating to, among other things:

     - corporate organization and qualification to do business;

     - certificate of incorporation and bylaws;

     - capitalization;

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     - subsidiaries;

     - authorization of the merger agreement by Gen-X;

     - compliance with applicable laws;

     - the effect of the merger on obligations of Gen-X and under applicable laws;

     - governmental approvals and consents required to complete the merger;

     - Gen-X financial statements;

     - absence of undisclosed liabilities;

     - changes in Gen-X's business since January 1, 2002;

     - litigation involving Gen-X;

     - material contracts;

     - tax matters;

     - title to the properties owned and leased by Gen-X;

     - intellectual property used by Gen-X;

     - information supplied by Gen-X for filings with the SEC;

     - employee benefit plans;

     - environmental matters;

     - labor matters;

     - transactions between Gen-X and related parties;

     - real estate owned or leased by Gen-X;

     - insurance coverage;

     - customers of Gen-X;

     - the accuracy of the representations and warranties made by Gen-X;

     - the inapplicability of state takeover statutes;

     - payments, if any, required to be made by Gen-X to brokers on account of the merger; and

     - ownership of Huffy securities prior to the effective time of the merger.

     The representations and warranties of Gen-X expire on the first anniversary of the completion of the merger.

  Huffy's Representations and Warranties

     The merger agreement contains representations and warranties of Huffy and HSGC relating to among other things:

     - corporate organization and qualification to do business;

     - articles of incorporation and regulations;

     - capitalization;

     - authorization of the merger agreement by Huffy and HSGC;

     - compliance with applicable laws;

     - the effect of the merger on obligations of Huffy and under applicable laws;

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     - governmental approvals and consents required to complete the merger;

     - filings and reports with the SEC;

     - absence of undisclosed liabilities;

     - conduct of the business since January 1, 2002;

     - litigation involving Huffy;

     - title to the properties owned and leased by Huffy;

     - information supplied by Huffy for filings with the SEC;

     - the accuracy of the representations and warranties made by Huffy;

     - payments, if any, required to be made by Huffy to brokers on account of the merger; and

     - activities of HSGC.

     The representations and warranties of Huffy and HSGC expire on the first anniversary of the completion of the merger.

     The representations and warranties in the merger agreement are complicated and are not easily summarized. You are urged to read carefully the sections of the merger agreement entitled "Representations and Warranties of Gen-X" and "Representations and Warranties of Huffy and MergerSub."

CONDUCT OF BUSINESS BY GEN-X BEFORE COMPLETION OF THE MERGER

     Gen-X has agreed that, until the completion of the merger, unless Huffy consents in writing, Gen-X will carry on its business in the ordinary and usual course of business and consistent with past practices and will use its commercially best efforts to:

     - preserve intact its present business organization;

     - maintain in effect all material permits required to carry on its business;

     - keep available the services of its present employees and consultants; and

     - preserve its present relationships with its employees, consultants, customers, lenders, suppliers, licensors, licensees, landlords and others having significant business relationships with it.

     Gen-X also has agreed that, until the completion of the merger, unless Huffy consents in writing, Gen-X will conduct its business in compliance with some specific restrictions relating to the following:

     - the modification of its certificate of incorporation or bylaws;

     - the acquisition of assets or other entities;

     - the incurrence of indebtedness;

     - the incurrence of obligations to make certain expenditures;

     - capital expenditures;

     - the entrance into or modification of contracts or leases;

     - the sale, lease, assignment or disposition of its real property;

     - the taking of an action that would render a representation or warranty made by Gen-X untrue;

     - the payment of dividends or other distributions;

     - the redemption of securities;

     - employees and employee benefits, including severance and termination payments;

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     - the revaluation of assets;

     - the payment or settlement of liabilities;

     - the making of tax elections;

     - changes in accounting policies and procedures;

     - the issuance or sale of stock and stock options;

     - the liquidation or dissolution of Gen-X or its subsidiaries;

     - changes to Gen-X's corporate structure;

     - permits; and

     - intellectual property.

     The agreements related to the conduct of Gen-X's business in the merger agreement are complicated and are not easily summarized. You are urged to read carefully the section of the merger agreement entitled "Conduct of Business by Gen-X Pending the Merger."

CONDUCT OF BUSINESS BY HUFFY BEFORE COMPLETION OF THE MERGER

     Huffy has agreed that, until the completion of the merger, Huffy will carry on its business in the ordinary and usual course of business and consistent with past practices and will use its best efforts to preserve intact its present business organization.

ACCESS AND INFORMATION

     Each of Huffy and Gen-X has agreed that it will, and it will cause its officers, directors, employees, auditors and agents to, afford to the other party and to the other party's officers, employees and representatives reasonable access during normal business hours to all of its books and records and its properties, plants and personnel. This access will be afforded until the effective time of the merger and will be subject to certain limitations.

NO SOLICITATION BY GEN-X

     Gen-X has agreed that it, its subsidiaries and affiliates, and the respective directors, executive officers, agents and representatives of any of the foregoing, will cease and terminate, as of the date of the merger agreement, any existing activities, discussions or negotiations with any parties conducted prior to that date with respect to any transaction involving a merger, consolidation or other business combination involving Gen-X or the acquisition of all or any significant part of the assets or capital stock of Gen-X.

     Gen-X has further agreed that neither it nor any of its subsidiaries or affiliates, nor any of the respective directors, executive officers, agents or representatives of any of the foregoing, will, directly or indirectly:

     - solicit, initiate or encourage any inquiries or the making of any proposals relating to any such transaction;

     - negotiate or otherwise engage in discussions with any party with respect to any such transaction, or that may reasonably be expected to lead to a proposal for any such transaction; or

     - enter into an agreement, arrangement or understanding relating to any such transaction.

APPROVALS FROM GOVERNMENTAL ENTITIES AND THIRD PARTIES

     Each of Huffy and Gen-X has agreed to use its best efforts to take all actions necessary under applicable laws and regulations to complete the merger as soon as practicable. This includes using reasonable best efforts to obtain all necessary consents and approvals from all applicable governmental entities, effecting all necessary registrations, applications and filings, and obtaining any required regulatory approvals and consents.

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     In addition, Gen-X has agreed to use its best efforts to secure waivers and/or consents from such third parties as may be necessary in the judgment of Gen-X or Huffy in order to complete the merger, subject to certain limitations.

STOCKHOLDER MEETINGS

     Huffy and Gen-X have agreed to hold meetings of their respective stockholders as soon as practicable following the date of effectiveness of the registration statement, of which this joint proxy statement/prospectus is a part, for the purpose of voting (i) in the case of Gen-X, to adopt the merger agreement and to approve the merger; and (ii) in the case of Huffy, to approve the issuance of Huffy common stock in the merger. Huffy and Gen-X have agreed that their respective boards of directors will recommend, subject to the exercise of their fiduciary duties, that the stockholders of the respective companies approve the proposal presented to them.

FINANCIAL STATEMENTS

     Gen-X has agreed to provide to Huffy its monthly financial statements until the effective date of the merger.

FINANCING

     Huffy and HSGC have agreed to use best efforts to obtain consent from its current lender Congress Financial Corporation (Central) for the merger, the stock purchase of Gen-X Ontario by HSGC Canada and the financing of such transactions on terms and conditions that are acceptable to Huffy in its sole and absolute discretion or arranged for alternative financing for such transactions on terms and conditions that are acceptable to Huffy in its sole and absolute discretion. Huffy will use its best efforts to obtain such consent or financing.

GEN-X EMPLOYEE BENEFIT PLANS

     The merger agreement provides that, following the effective time of the merger, Huffy and the surviving corporation will grant options for an aggregate amount not to exceed 165,000 shares of Huffy common stock to certain Gen-X employees as mutually agreed upon by the chief executive officers of Huffy and Gen-X and approved by the compensation committee of Huffy's board of directors in accordance with the terms of any Huffy stock option plan under which such options are granted. Such grant will be in lieu of any regular annual option grants by Huffy that such employees might be entitled to in 2002. Such employees will not be eligible for additional Huffy option grants prior to December 2003.

     Huffy and the surviving corporation and its affiliates will credit Gen-X employees who Gen-X employed immediately preceding the effective time of the merger with any amounts paid for the 2002 calendar year under Gen-X's medical and dental plans prior to the transition to a new medical or dental program toward satisfaction of the applicable deductible amounts and co-payment and deductible maximums under any new medical or dental program. With respect to each such employee, Huffy and the surviving corporation and its affiliates will treat service considered by Gen-X as service with Gen-X as service with each of Huffy and the surviving corporation for purposes of Gen-X employee benefits and fringe benefits, including vacation benefits, waiting periods, vesting requirements and pre-existing conditions limitations.

NOTIFICATION OF CERTAIN MATTERS

     Huffy and Gen-X have agreed to provide notice to the other party of (i) any notice or other communication received by such party relating to a default under a material contract; or (ii) any material adverse change in the condition, properties, assets, business, results of operations, or prospects of such party.

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FURTHER ASSURANCES; FURTHER ACTION

     Huffy and Gen-X have agreed that, at and after the effective time of the merger, the officers, and directors of the surviving corporation in the merger will be authorized to (i) execute and deliver, in the name and on behalf of Huffy, Gen-X or HSGC, any deeds, bills of sale, assignments or assurances; and
(ii) take any other actions to vest, perfect or confirm of record or otherwise in the surviving corporation all right, title and interest in, to and under any of the rights, properties or assets of Gen-X that are acquired by the surviving corporation in the merger. In addition, each of Huffy, Gen-X and HSGC has agreed to use its reasonable commercial efforts to take all appropriate action, and to do all things necessary under applicable laws, to complete the merger.

TAX-FREE REORGANIZATION TREATMENT

     Huffy, Gen-X and HSGC have agreed not to take any action, whether before or after the effective date of the merger, that would reasonably be expected to cause the merger to fail to qualify as a reorganization, which is tax-free either in whole or in part within the meaning of Section 368 of the Internal Revenue Code.

BOARD REPRESENTATION

     Huffy has agreed to consider the creation of an additional seat on Huffy's board of directors after the effective time of the merger to be filled by a new outside director recommended by DMJ Financial, Inc., its two stockholders K&J Financial, Inc. and DLS Financial, Inc., the sole stockholder of K&J, Kenneth Finkelstein Family Trust, the sole stockholder of DLS, James Salter Family Trust, Osgoode Financial Inc., Kenneth Finkelstein and James Salter. Huffy's chief executive officer and the nominating and governance committee of Huffy's board of directors will interview and consider board candidates recommended by such stockholder group.

SALE OF HUFFY COMMON STOCK

     Until the effective time of the merger, Huffy has agreed not to sell to any person Huffy common stock for less than $7.75 per share, except for issuances of Huffy common stock pursuant to Huffy's current stock option plans or restricted stock grant plans.

STOCKHOLDER AND OPTIONEE LIST

     Gen-X has agreed to deliver to Huffy no later than 14 days prior to the effective date of the merger a listing of all Gen-X stockholders and option holders. Gen-X also has agreed, as of the date of such list, to close its books and not to issue any Gen-X common stock or preferred stock, grant any options or permit the transfer of any Gen-X common stock or preferred stock.

OPERATION OF SURVIVING CORPORATION AFTER CLOSING

     From the closing of the merger through December 31, 2002, Huffy has agreed to allow management of the surviving corporation to operate its business in the normal course of business, consistent with past practices of Gen-X, subject to certain reporting requirements.

INSURANCE

     Until the closing of the merger, the assets of Gen-X will remain at the risk of Gen-X. If a material part of the assets of Gen-X are destroyed or damaged prior to the closing, Huffy and HSGC will have the option to complete the closing without reduction of the merger consideration or to terminate the merger agreement.

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CONDITIONS TO THE COMPLETION OF THE MERGER

     The obligations of Huffy and Gen-X to complete the merger and the related transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following conditions before the effective date of the merger:

     - no law, regulation or order has been enacted or issued that has the effect of prohibiting the completion of the transactions contemplated by the merger agreement;

     - all applicable waiting periods under the antitrust laws have expired or terminated;

     - no proceedings by any governmental entity to restrain or prohibit the transactions contemplated by the merger agreement have been initiated;

     - the share purchase of Gen-X Ontario by HSGC Canada has been consummated simultaneously with the merger;

     - the merger agreement has been adopted and the merger has been approved by the requisite vote of the holders of Gen-X common stock;

     - the issuance of Huffy common stock in connection with the merger has been approved by the requisite vote of the holders of Huffy common stock;

     - the registration statement, of which this joint proxy statement/prospectus is a part, has become effective, no stop order suspending its effectiveness has been issued and no proceedings for suspension of its effectiveness have been initiated by the SEC;

     - all regulatory approvals necessary to complete the merger have been obtained unless the failure to obtain the approval would not have a material adverse effect on Huffy or Gen-X;

     - Huffy and Gen-X have obtained all permits and approvals legally required for completion of the transactions contemplated by the merger agreement; and

     - Huffy has secured the consent of Congress Financial Corporation (Central) to the merger, the stock purchase and the financing of such transactions on terms and conditions that are acceptable to Huffy or has arranged for alternative financing on terms and conditions that are acceptable to Huffy.

     Gen-X's obligations to complete the merger and the related transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before the effective date of the merger:

     - the representations and warranties of Huffy and HSGC contained in the merger agreement are true and correct as of the date of the merger agreement and at the effective time of the merger;

     - Huffy and HSGC have performed or complied in all material respects with all of the covenants contained in the merger agreement or in any agreement, certificate or instrument to be executed by Huffy or HSGC, as applicable, pursuant to the merger agreement, either at or prior to the completion of the merger;

     - Huffy and HSGC have delivered the documents set forth in the merger agreement;

     - events or circumstances have not occurred after the date of the merger agreement that have had or are reasonably expected to have a material adverse effect on Huffy;

     - Gen-X has received from Huffy's counsel an opinion with respect to the matters set forth in the merger agreement;

     - Gen-X has received from and is permitted to rely upon an opinion to Huffy substantially to the effect that the merger should be treated as a reorganization, which is tax-free either whole or in part within the meaning of Section 368(a) of the Internal Revenue Code;

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

     - Huffy has received all consents from third parties, and has delivered in a timely manner all notices to third parties, that, if not so received or delivered, as applicable, prior to the completion of the merger, would be reasonably likely to have a material adverse effect on Huffy or the surviving corporation in the merger; and

     - Gen-X has received from its financial advisor an opinion to the effect that the merger is fair, from a financial point of view, to Gen-X stockholders.

     The obligations of Huffy and HSGC to complete the merger and the related transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before the effective date of the merger:

     - the representations and warranties of Gen-X contained in the merger agreement are true and correct as of the date of the merger agreement and at the effective time of the merger;

     - Gen-X has performed or complied in all material respects with all of the covenants contained in the merger agreement or in any agreement, certificate or instrument to be executed by Gen-X pursuant to the merger agreement either at or prior to the completion of the merger;

     - Gen-X has delivered the documents and agreements set forth in the merger agreement;

     - events or circumstances have not occurred after the date of the merger agreement that have had or are reasonably expected to have a material adverse effect on Gen-X;

     - Huffy's chief financial officer has not determined that there is a substantial likelihood that the combined earnings before interest, taxes, depreciation and amortization of Gen-X and Gen-X Ontario for the calendar year December 31, 2002, subject to certain adjustments, will be less than $15,529,825;

     - Huffy has received from its accounting firm an opinion to the effect that the merger should be treated as a reorganization, which is tax-free either in whole or in part within the meaning of Section 368(a) of the Internal Revenue Code;

     - Huffy has received from Gen-X's counsel an opinion with respect to the matters set forth in the merger agreement;

     - Gen-X has received all consents from third parties, and has delivered in a timely manner all notices to third parties, that, if not so received or delivered, as applicable, prior to the completion of the merger, would be reasonably likely to have a material adverse effect on Gen-X;

     - the aggregate number of shares of Gen-X common stock and preferred stock with respect to which Gen-X stockholders have effectively exercised their rights as dissenting stockholders in accordance with the Delaware General Corporation Law is not equal to 10% or more of the outstanding shares of Gen-X common stock and preferred stock as of the record date of the special meeting of Gen-X stockholders or as of the effective time of the merger;

     - Gen-X has obtained the cancellation of options to purchase Gen-X common stock or preferred stock in accordance with the merger agreement and has received any necessary agreements, approvals or consents from the holders of the options;

     - Huffy is satisfied that all assets of Gen-X are free from all liens, except for permitted liens or liens that Huffy agrees may remain in existence after the closing;

     - Huffy has received from its financial advisor an opinion to the effect that the merger is fair, from a financial point of view, to Huffy's shareholders;

     - Gen-X has delivered to Huffy proof of delivery to option holders of notice of the merger no later than 30 days prior to the closing;

     - Gen-X has converted Gen-X Sports AG to a GmbH;

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     - Gen-X has taken all measures that Huffy reasonably requests concerning the transfer of Gen-X's trademarks and patents to Gen-X Sports AG or its successor;

     - Gen-X has paid all accrued dividends to the holders of Gen-X preferred stock;

     - A physical inventory has been taken of Gen-X's and Gen-X Ontario's inventories on or about the last day of the calendar month preceding the closing, which physical inventory is satisfactory in result to Huffy's lender; and

     - Huffy has met with representatives of the combined five largest customers of Gen-X and Gen-X Ontario and has been satisfied with the results of such meetings.

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated and the transactions contemplated by the merger agreement may be abandoned at any time prior to the effective time of the merger, whether before or after stockholder approval, as follows:

     - by mutual written consent of Huffy, HSGC and Gen-X;

     - by Huffy, if certain conditions set forth in the merger agreement become incapable of fulfillment (other than as a result of a breach of the merger agreement by Huffy or HSGC);

     - by Gen-X, if certain conditions set forth in the merger agreement become incapable of fulfillment (other than as a result of a breach of the merger agreement by Gen-X);

     - by Huffy or Gen-X, if the transactions contemplated by the merger agreement are not completed on or before December 5, 2002, but only if the failure to complete the transactions did not result from the breach of any representation, warranty or agreement in the merger agreement by the party seeking termination;

     - by Huffy or Gen-X, if the other party is in material breach of any of its covenants contained in the merger agreement and the breach either is incapable of cure or is not cured within 20 business days after notice from the party wishing to terminate, but only if the party seeking termination is not also in material breach of the merger agreement;

     - by Huffy or Gen-X, if the other party is in breach of any of its representations or warranties contained in the merger agreement, which breach, individually or together with all other breaches, is reasonably expected to have a material adverse effect on the breaching party and either is incapable of cure or is not cured within 20 business days after notice from the party wishing to terminate, but only if the party seeking termination is not also in material breach of the merger agreement; or

     - by Huffy or Gen-X, if any governmental entity issues a non-appealable final order or takes any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement, subject to certain conditions.

AMENDMENT AND WAIVER

     Huffy, HSGC and Gen-X may amend the merger agreement prior to the effective time of the merger by written agreement, unless the amendment requires the approval of the stockholders of Huffy, HSGC or Gen-X, in which case the applicable stockholder approval must be obtained prior to amending the merger agreement.

     Huffy and HSGC, on the one hand, and Gen-X, on the other, may extend the time for the performance of any of the other party's obligations or other acts under the merger agreement, waive any inaccuracies in the other party's representations and warranties, and waive compliance by the other party with any of the agreements or conditions contained in the merger agreement that legally may be waived.

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INDEMNIFICATION

     Gen-X stockholders and option holders have agreed to indemnify and hold Huffy, HSGC, HSGC Canada and their respective successors and assigns, officers, shareholders, attorneys and agents harmless from claims, liabilities and damages incurred by such parties arising from the following:

     - a breach by Gen-X or Gen-X Ontario of any representation, warranty or covenant in the merger agreement, the share purchase agreement or any other agreement in connection with the merger or stock purchase;

     - taxes arising out of the operation of the business of Gen-X or Gen-X Ontario prior to the closing;

     - certain environmental matters; and

     - fraud or willful misconduct committed by Gen-X, Gen-X Ontario, their respective affiliates, officers, directors, employees and agents or any Gen-X stockholder related to the completion of the merger or stock purchase.

     The indemnification obligations of Gen-X stockholders and option holders are subject to limitations pursuant to the merger agreement. The Gen-X stockholders and option holders will not be obligated to pay claims for damages until the aggregate amount of such claims exceed $1,000,000, at which point Gen-X stockholders and option holders will be obligated to indemnify the parties against such amounts to the extent they exceed $500,000. Huffy is only permitted to satisfy the indemnification obligations by retaining such number of the 838,710 shares of Huffy common stock valued at $7.75 equal to the indemnification obligation. The Gen-X stockholders and option holders will not become obligated to pay any claims that were previously adjusted through the merger consideration adjustments. The preceding limitations will not apply to indemnification arising out of fraud or willful misconduct. However, the liability of Gen-X stockholders and option holders, except for certain principal stockholders, for any indemnification arising out of fraud or misconduct will not exceed the merger consideration such stockholder or option holder is entitled to receive.

     The indemnification obligations of Gen-X stockholders and option holders will terminate on the first anniversary of the closing, except that those obligations arising out of fraud or misconduct will terminate on the expiration of the applicable statute of limitations.

                          SHAREHOLDER GROUP AGREEMENT

     In connection with the merger agreement, Huffy, HSGC and HSGC Canada have entered into a shareholder group agreement with DMJ Financial, Inc., its two stockholders K&J Financial Holdings, Inc. and DLS Financial, Inc., the sole stockholder of K&J, Kenneth Finkelstein Family Trust, the sole stockholder of DLS, James Salter Family Trust, Osgoode Financial Inc., Kenneth Finkelstein and James Salter.

     The shareholder group agreement provides that the members of the shareholder group will not, and will cause their affiliates not to, do any of the following:

     - acquire or agree to acquire beneficial ownership of any voting securities of Huffy, except in certain circumstances;

     - acquire or agree to acquire any business or material assets of Huffy or its subsidiaries;

     - initiate any offer by a third party to acquire beneficial ownership of voting securities of Huffy;

     - initiate any merger, business combination or similar transaction involving Huffy or its subsidiaries;

     - seek to influence the control of the board or management of Huffy or the business or operations of Huffy;

     - subject any voting securities of Huffy to any proxy, arrangement or agreement with respect to the voting of such securities;

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     - initiate any shareholder proposal or participate in any solicitation of proxies to vote any voting securities of Huffy;

     - enter into any discussion or arrangements with, or provide any confidential information to, any third party with respect to the foregoing;

     - make any statement inconsistent with the foregoing; or

     - seek an amendment or waiver of the foregoing.

     Each member of the shareholder group agrees to vote its voting securities of Huffy in accordance with the management voting recommendation to all shareholders and to be present in person or represented by proxy at all meetings of Huffy shareholders. Each member of the shareholder group also agrees to sell or transfer any voting securities of Huffy in compliance with the restrictions set forth in the shareholder group agreement. The shareholder group agreement will terminate on the earlier of the fourth anniversary of the closing of the merger or the mutual agreement of the parties. The transfer restrictions, however, will cease to apply to certain members of the shareholder group if their employment is terminated after the second anniversary of the closing.

     For a more complete description of this agreement, you should refer to the form of agreement attached to the merger agreement and as Annex B to this joint proxy statement/prospectus.

                             EMPLOYMENT AGREEMENTS

     Certain executive officers of Gen-X and Gen-X Ontario have existing employment arrangements with Gen-X and Gen-X Ontario. At or before the closing, these executive officers of Gen-X and Gen-X Ontario will enter into amended and restated employment agreements with Gen-X Ontario on substantially the same terms as their current employment arrangements. The executive officers include James Salter, Kenneth Finkelstein and John Collins. The employment agreements include the following terms:

     - During the term of employment, the employee will not be an investor, shareholder or partner in any enterprise, corporation or partnership if the investment (i) conflicts with the interests of Gen-X Ontario or is in competition with the business of Gen-X Ontario, (ii) requires the employee's involvement in management or (iii) interferes with the performance of the employee's duties.

     - For a period of 12 months after the termination of employment, the employee will not solicit or divert the business of any person away from Gen-X Ontario or solicit any person to resign from Gen-X Ontario, terminate a contractual relationship with Gen-X Ontario or engage in activities competitive with Gen-X Ontario.

     - For a period of 24 months after the termination of employment, the employee will not compete with Gen-X Ontario in any way described in the employment agreements in Canada, Japan, Switzerland and the United States.

     - The employee will be paid a base salary and will be entitled to participate in the Huffy Corporation Annual Performance Incentive Plan for Gen-X Sports Inc. and the Huffy Corporation Special Deferred Compensation Plan. Under the Annual Performance Incentive Plan, for the 2003 calendar year, the employee's target bonus will be 25%-30% of the base salary and the maximum bonus entitlement will be 50%-60% of the base salary.

     - The employee will continue to participate in all group benefit plans and certain members of management will receive an automobile allowance and reimbursement for country club dues. The reimbursement for country club dues will be eliminated by the end of 2004.

     - Gen-X Ontario may terminate the employee at any time for cause. Gen-X Ontario may terminate the employee without cause by providing the greater of (i) six months notice of termination or pay in lieu of notice equal to six months of base salary or (ii) the period of notice (or pay in lieu of notice) required by the Employment Standards Act of Ontario, plus the amount of severance pay required by

                                        73
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       such act, plus one additional week of notice, or pay in lieu thereof, for every completed year of employment, up to a maximum of six weeks.

     The employment agreements of James Salter and Kenneth Finkelstein provide that Gen-X Ontario may not terminate their employment for any reason other than cause for a period of two years from the effective date of the agreements. Mr. Salter and Mr. Finkelstein also are entitled to receive a new grant of stock options for shares of Huffy common stock under new option grants under Huffy's 1998 Key Employee Non-Qualified Stock Plan at the then fair market value equal, on a combined basis, to the number of options granted under Huffy employee stock incentive plans that are forfeited by certain employees of Gen-X Ontario during the two year period after the effective date of the employment agreements.

                       DESCRIPTION OF HUFFY CAPITAL STOCK

     The following is a summary of the material terms of Huffy's capital stock. Because it is only a summary, it does not contain all the information that may be important to you. Accordingly, you should read carefully the more detailed provisions of the articles of incorporation of Huffy and the regulations of Huffy, each of which has been filed with the SEC, as well as applicable Ohio law. See "Comparison of Rights of Huffy Shareholders and Gen-X Stockholders."

GENERAL

     Huffy's articles of incorporation authorize the issuance of up to 60,000,000 shares of common stock, $1.00 par value per share, and 1,000,000 shares of preferred stock, $1.00 par value per share, the rights and preferences of which may be established by Huffy's board of directors. As of June 30, 2002, 10,461,965 shares of Huffy common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

COMMON STOCK

     The holders of Huffy common stock are entitled to one vote for each share of Huffy common stock and are entitled to vote for the election of directors and on all other matters requiring shareholder action. Subject to the rights of the preferred stock, Huffy's board of directors may declare dividends on Huffy common stock out of any assets or funds legally available for dividend payments. If Huffy liquidates, dissolves or winds up, the holders of Huffy common stock will be entitled to share ratably, in accordance with their rights and interests, in the net assets of Huffy. Holders of Huffy common stock have no preemptive rights or rights to convert their shares of Huffy common stock into any other securities. All outstanding shares of Huffy common stock are fully paid and nonassessable.

     For a summary of the provisions contained in Huffy's articles of incorporation that would have an effect of delaying, deferring or preventing a change in control of Huffy and that would operate only with respect to extraordinary corporate transactions, such as a merger, reorganization, tender offer, or sale or transfer of substantially all of Huffy's assets or liquidation, see "Comparison of Rights of Huffy Shareholders and Gen-X Stockholders -- Certain Anti-takeover Provisions."

PREFERRED STOCK

     Huffy's board of directors is authorized to issue, in one or more series, up to an aggregate of 1,000,000 shares of preferred stock. Subject to any limitations prescribed by law, Huffy's board of directors is authorized to fix the designation of each series of preferred stock and the powers, preferences, and rights of the series, including, but not limited to, voting rights, dividend rights, conversion rights, redemption rights, liquidation preferences and sinking fund provisions, as well as to fix the limitations or restrictions of the series.

     The rights of Huffy common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the

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effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of Huffy's outstanding voting stock. Huffy has no present plans to issue any shares of preferred stock.

RIGHTS AGREEMENT

     Under Huffy's articles of incorporation, there are 1,000,000 authorized, unissued shares of cumulative preferred stock, $1.00 par value. As stated above, subject to certain limitations, the articles provide that the board of directors may fix the conditions of each series of preferred stock.

     Huffy entered into a rights agreement with its transfer agent in 1988, as amended in 1991, 1994 and 2002, and the board of directors declared a dividend of one preferred share purchase right for each outstanding share of Huffy common stock. Upon the occurrence of certain events, preferred share purchase rights entitle the holder to purchase at a price of $60.00, one one-hundredth of a share of series C cumulative preferred stock, subject to adjustment. The rights become exercisable only if a person or group acquired 15% or more of the Huffy common stock, or announces a tender offer for 15% or more of the Huffy common stock. Under certain circumstances all rights holders, except the person or group holding 15% or more of the Huffy common stock, will be entitled to purchase a number of shares of the Huffy common stock having a market value of twice the right's current exercise price. Alternatively, if Huffy is acquired in a merger of other business combination, after the rights become exercisable, the rights will entitle the holder to buy a number of the acquiring company's common shares having a market value at that time of twice each right's current exercise price.

     Further, after a person or group acquires 15% or more (but less than 50%) of the outstanding Huffy common stock, Huffy's board of directors may exchange part or all of the rights (other than the rights held by the acquiring person or group) for shares of common stock. The rights expire December 9, 2004 and may be redeemed by Huffy for $0.01 per right at any time prior to the acquisition by a person or group of 15% or more of the Huffy common stock.

     In connection with the merger, Huffy amended the rights agreement to provide that, among other things, none of the members of the Gen-X shareholder group will become an acquiring person, therefore triggering the events described above, by the approval, execution or consummation of the merger or by the acquisition of the shares of Huffy common stock under the merger.

       COMPARISON OF RIGHTS OF HUFFY SHAREHOLDERS AND GEN-X STOCKHOLDERS

     Huffy is incorporated under the laws of the State of Ohio, while Gen-X is incorporated under the laws of the State of Delaware. The rights of Huffy shareholders currently are governed by Huffy's amended articles of incorporation, amended and restated code of regulations and rights agreement. The rights of Gen-X stockholders currently are governed by Gen-X's certificate of incorporation, as amended, and by-laws. Upon the completion of the merger, the rights of Gen-X stockholders who become shareholders of Huffy in the merger will be governed by Ohio corporate law, Huffy's amended articles of incorporation and Huffy's amended and restated code of regulations.

     The following description summarizes the material differences between the rights of Huffy shareholders and the rights of Gen-X stockholders. The description, however, is not a complete statement of all those differences, nor is it a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. Stockholders should read carefully the relevant provisions of Ohio corporate law, Huffy's amended articles of incorporation, Huffy's amended and restated code of regulations, Huffy's rights agreement, Gen-X's certificate of incorporation, and Gen-X's by-laws.

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DIVIDENDS

     Under Ohio corporate law, dividends may be declared by Huffy, at its discretion, and paid from its surplus. However, no dividend may be paid at any time that Huffy is insolvent or when there is reasonable ground to believe that by such payment it would be rendered insolvent.

     Under Delaware corporate law, Gen-X may declare and pay dividends from surplus, or, if there is no surplus, from net profits for the fiscal year (and/or the preceding fiscal year) in which the dividend is declared.

     Following the merger, no stockholder whose shares of Gen-X common stock or preferred stock have been converted into shares of Huffy common stock by reason of the merger will be entitled to receive any dividends or other distributions with respect to such Huffy shares until his or her Gen-X stock certificates are exchanged for Huffy stock certificates. However, when the exchange of certificates is made, the dividends or other distributions previously withheld will be paid without interest. Within a reasonable period of time after the consummation of the merger, materials will be furnished to assist stockholders in effecting the exchange.

PREEMPTIVE RIGHTS

     Under Ohio corporate law, the Huffy shareholders have preemptive rights unless Huffy's articles of incorporation provide otherwise. Huffy's articles of incorporation provide that no preemptive rights will exist with respect to Huffy common stock.

     Delaware corporate law provides that no stockholder will have any preemptive rights to purchase additional securities of the corporation unless the certificate of incorporation expressly grants such rights. Gen-X's certificate of incorporation does not grant any preemptive rights.

CUMULATIVE VOTING

     The articles of incorporation of Huffy do not prohibit cumulative voting, and therefore, under Ohio corporate law, shareholders may elect to cumulate votes in the election of directors. The certificate of incorporation of Gen-X does not provide for cumulative voting, and therefore, under Delaware corporate law, stockholders are not entitled to cumulate votes in the election of directors.

     If cumulative voting is elected, a shareholder may cast as many votes in the election of directors as the number of directors to be elected multiplied by the number of shares held. The votes may be distributed to one nominee or among as many nominees as the shareholder desires.

NUMBER OF DIRECTORS

     The Huffy code of regulations provides that the number of directors may not be less than four nor more than 14. The Huffy board of directors currently consists of seven directors and is divided into two classes. The number of directors is determined by resolution of a majority of the Huffy board of directors or by resolution of the Huffy shareholders at any annual or special meeting. The term of office of the members of each class is three years.

     According to the Gen-X by-laws, the number of directors that constitute the board will be not less than one nor more than seven. The number of directors is determined by resolution of the board of directors. The current Gen-X board of directors has six members. The directors are elected at the annual meeting of stockholders and hold office until their successors are elected and qualified or until death, resignation or removal.

REMOVAL OF DIRECTORS

     The Huffy articles of incorporation and regulations do not address the removal of directors, and therefore, removal is governed by Ohio corporate law. Ohio corporate law provides that all of the directors or any individual director may be removed from office by a majority vote of the shareholders of a corporation, except that, unless all of the directors are removed, no individual director may be removed if the votes of a

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sufficient number of shares are cast against removal that, if cumulatively voted at an election of all the directors, would be sufficient to elect at least one director. The Huffy code of regulations provides that a non-employee director will retire from the board once he or she reaches the age of 70 and an employee director, other than the President or Chairman of the Board, will retire as a director upon termination of his or her employment with Huffy. A director who has served as President and/or Chairman of the Board at the time of retirement from active employment will not be nominated for a term of office as director, the election for which would be held after he or she has attained the age of 70. The board of directors has the discretion to waive the foregoing age limit and allow a director to continue to serve as a director once he or she has reached the age of 70.

     Removal of directors is not discussed in the Gen-X certificate of incorporation and by-laws. Accordingly, removal of directors is governed by Delaware corporate law which provides that any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares of a corporation entitled to vote at an election of directors.

VACANCIES

     The code of regulations of Huffy and the by-laws of Gen-X both provide that a vacancy in the board of directors may be filled by the vote of a majority of the remaining directors. Any director so elected shall serve for the remainder of the unexpired term.

SPECIAL MEETINGS

     The code of regulations of Huffy provides that a special meeting of shareholders may be called by the chairman of the board of directors, the president, the vice president authorized to exercise the authority of the president in case of the latter's absence, death or disability, the directors acting at a meeting, a majority of the directors acting without a meeting or by shareholders owning, in the aggregate, not less than 50% of the stock of the corporation.

     The by-laws of Gen-X provide that a special meeting of the stockholders may be called by the chief executive officer, the board of directors or stockholders owning at least a majority of all of the shares of Gen-X entitled to vote at the meeting.

SHAREHOLDER ACTION BY WRITTEN CONSENT

     The code of regulations of Huffy permits the taking of action by shareholders by written consent of the holders of shares entitling them to exercise a majority of the voting power of the corporation. The by-laws of Gen-X provide that the stockholders may take action without a meeting if a consent in writing sets forth the action so taken and is signed by the holders of shares having not less than the minimum number of votes necessary to take such action at a meeting.

ADVANCE NOTICE PROVISIONS FOR SHAREHOLDER NOMINATIONS

     The code of regulations of Huffy permits shareholders to nominate persons for election to the board of directors at a meeting of shareholders if the nominating shareholder is entitled to vote for the election of directors at the meeting and complies with certain notice procedures. A shareholder may nominate a director by giving timely notice in writing to the secretary of the corporation. To be timely, a notice must be received at the principal executive offices of the corporation not less than 50 days nor more than 90 days prior to the meeting. However, if less than 60 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received no later than the tenth day following the day on which notice of the date of the meeting was mailed or such public disclosure was made.

AMENDMENTS TO CHARTER DOCUMENTS

     Ohio corporate law permits shareholders of a corporation to amend the corporation's articles of incorporation by a two-thirds vote of the outstanding shares. The articles of incorporation of Huffy do not

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alter this provision of Ohio corporate law. The regulations of Huffy may be amended or repealed at any meeting of shareholders by a two-thirds vote of the shareholders or without a meeting by the unanimous written consent of all of the shareholders of the corporation.

     Under Delaware corporate law, an amendment to the certificate of incorporation of a corporation must be approved by the board of directors and the holders of a majority of the outstanding stock of the corporation entitled to vote on such amendment. The certificate of incorporation of Gen-X does not alter this requirement. According to Gen-X's certificate of incorporation, the by-laws of Gen-X may be altered or repealed by its board of directors.

CERTAIN ANTI-TAKEOVER PROVISIONS

     The following is a brief discussion of the reasons for, and the operation and effects of, certain provisions of the Huffy articles of incorporation and the Huffy rights agreement which may have certain anti-takeover effects. This discussion also summarizes certain provisions of Ohio law and Delaware law which may have anti-takeover effects for the respective companies.

     The provisions described below for both Huffy and Gen-X have the general effect of discouraging, or rendering more difficult, unfriendly takeover or acquisition attempts. Consequently, such provisions are beneficial to current management in an unfriendly takeover attempt but would have an adverse effect on shareholders who might wish to participate in such a transaction. However, such provisions are advantageous to shareholders in that they require a higher level of shareholder participation and therefore are anticipated to increase the discussion and understanding of the shareholders of any such proposal. The following description of certain of these provisions is necessarily general and reference should be made in each case to the Huffy articles of incorporation, the Huffy rights agreement, Ohio corporate law and Delaware corporate law.

  Huffy

     Vote Required to Approve Certain Business Combinations. The Huffy articles of incorporation provide for a special "supermajority" voting requirement, subject to certain exceptions, with respect to:

     - any merger or consolidation of Huffy with or into any other corporation, person or entity;

     - the sale or lease of all or substantially all of the assets of Huffy to, or any sale or lease to Huffy or any subsidiary in exchange for securities of Huffy of any assets (except assets having a fair market value of less than $5,000,000) of, any other entity; or

     - any reclassification or recapitalization of the outstanding shares of any class of stock of Huffy.

     Any of the above transactions must be approved by the vote of shareholders owning at least 80% of the outstanding shares of Huffy common stock entitled to vote in the election of directors, if the other party is the beneficial owner of 10% or more of the outstanding shares of Huffy common stock. However, there are certain exceptions to the applicability of this supermajority voting requirement. Specifically, the voting requirement does not apply if a majority of the Huffy board of directors approved a definitive agreement with the other party at a time when the other party did not beneficially own, directly or indirectly, such 10% interest.

     It also does not apply if all the following conditions are satisfied:

     - the cash or fair market value of other consideration to be received per share by Huffy shareholders in such business combination bears the same or a greater percentage relationship to the market price of Huffy common stock immediately prior to the announcement of such business combination as the highest per share price which such other entity has paid for any Huffy common stock already owned by it bears to the market price of Huffy common stock prior to the commencement of acquisition of Huffy common stock by such other entity; and

     - the cash or fair market value of other consideration to be received per share by Huffy shareholders in such business combination (i) is not less than the highest per share price paid by such other entity in

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       acquiring any of its holdings of Huffy common stock, and (ii) is not less than the earnings per share of Huffy common stock for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes on business combination, multiplied by the then price/earnings multiple of such other entity as customarily computed and reported in the financing community; and

     - after such other entity has acquired 10% of the shares of Huffy common stock and prior to the consummation of such business combination (i) such other entity shall not have acquired any newly issued shares of stock, directly or indirectly, from the corporation and (ii) such other entity shall not have acquired any additional shares of Huffy common stock or securities convertible into Huffy common stock except as a part of the transaction which results in such other entity acquiring its 10% or greater interest; and

     - such other entity shall not have (i) received the benefit, directly or indirectly, of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by Huffy, or (ii) made any major change in the corporation's business or equity capital structure prior to consummation of such business combination.

     The Huffy board of directors is expressly authorized to determine, for the purpose of applying the supermajority voting requirement, on the basis of information then known to it, whether:

     - any other corporation, person or other entity beneficially owns 10% or more of the outstanding shares of Huffy common stock entitled to vote in the election of directors;

     - an other entity is an affiliate or associate of another; and

     - an other entity has an agreement, arrangement or understanding with another.

     Board of Directors. The classified board of directors of Huffy is intended to provide for continuity of the board and to make it more difficult and time consuming for a shareholder group to fully use its voting power to gain control of the board of directors without the consent of the incumbent board of directors of Huffy.

     Rights Agreement. Under Huffy's articles of incorporation, there are 1,000,000 authorized, unissued shares of cumulative preferred stock, $1.00 par value. Subject to certain limitations, the articles provide that the board of directors may fix the conditions of each series of preferred stock.

     Huffy entered into a rights agreement with its transfer agent in 1988, as amended in 1991, 1994 and 2002, and the board of directors declared a dividend of one preferred share purchase right for each outstanding share of Huffy common stock. Upon the occurrence of certain events, preferred share purchase rights entitle the holder to purchase at a price of $60.00, one one-hundredth of a share of series C cumulative preferred stock, subject to adjustment. The rights become exercisable only if a person or group acquired 15% or more of the Huffy common stock, or announces a tender offer for 15% or more of the Huffy common stock. Under certain circumstances all rights holders, except the person or group holding 15% or more of the Huffy common stock, will be entitled to purchase a number of shares of the Huffy common stock having a market value of twice the right's current exercise price. Alternatively, if Huffy is acquired in a merger of other business combination, after the rights become exercisable, the rights will entitle the holder to buy a number of the acquiring company's common shares having a market value at that time of twice each right's current exercise price.

     Further, after a person or group acquires 15% or more (but less than 50%) of the outstanding Huffy common stock, Huffy's board of directors may exchange part or all of the rights (other than the rights held by the acquiring person or group) for shares of common stock. The rights expire December 9, 2004 and may be redeemed by Huffy for $0.01 per right at any time prior to the acquisition by a person or group of 15% or more of the Huffy common stock.

     In connection with the merger, Huffy amended the rights agreement to provide that, among other things, none of the members of the Gen-X shareholder group will become an acquiring person, therefore triggering

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the events described above, by the approval, execution or consummation of the merger or by the acquisition of the shares of Huffy common stock under the merger.

     Merger Moratorium Statute. Chapter 1704 of the Ohio Revised Code, the Ohio Merger Moratorium Statute, applies to Huffy. The Ohio Merger Moratorium Statute governs business combinations and other transactions between an Ohio public company and an interested shareholder. An interested shareholder is a person who beneficially owns or has the right to vote 10% or more of a company's outstanding shares and who acquired the shares or voting rights without the prior approval of its board of directors.

     For three years after a person becomes an interested shareholder, the following transactions between the company and the interested shareholder or persons related to that shareholder are prohibited:

     - the sale or acquisition of any interest in assets;

     - mergers and similar transactions;

     - a voluntary dissolution;

     - the issuance or transfer of shares or any rights to acquire shares in excess of 5% of the company's outstanding shares;

     - a transaction that increases the interested shareholder's proportionate ownership of the company; and

     - any other benefit that is not shared proportionately by all shareholders.

     After three years, transactions between the company and an interested shareholder generally require:

     - approval by at least two-thirds majority shareholder vote, including a majority of shares not owned or controlled by the interested shareholder; or

     - satisfaction of the statutory fair price requirements that apply to shares held by persons other than the interested shareholder.

     Combination or Majority Share Acquisition Act. Section 1701.83 of the Ohio Revised Code, the Combination or Majority Share Acquisition Act, applies to Huffy. A combination is a transaction, other than a merger or consolidation, in which the voting shares of a corporation are issued or transferred in exchange in whole or in part for the transfer to such corporation or its subsidiaries of all or substantially all the assets of one or more corporations. A majority share acquisition involves the acquisition of shares of a corporation entitling the holder of the shares to exercise a majority of the voting power in the election of directors of such corporation by another corporation in exchange in whole or in part for the issuance or transfer of its voting shares.

     The Combination or Majority Share Acquisition Act requires the shareholders of an acquiring corporation to approve a combination or majority share acquisition if:

     - the articles of incorporation or regulations of the acquiring corporation require such transaction to be authorized by its shareholders; or

     - such transaction involves the issuance or transfer by the acquiring corporation of such number of its shares as entitle the holders to exercise one-sixth or more of the voting power of the corporation in the election of directors immediately after the consummation of the transaction.

     The combination or majority share acquisition must be approved at a shareholders meeting by the affirmative vote of the holders of two-thirds of the shares of the acquiring corporation entitled to vote on such proposal or such different proportion as the articles of incorporation provide, but not less than a majority. Huffy's articles of incorporation do not provide for a different proportion. Notice of the shareholders meeting must be given to all shareholders and must be accompanied by a summary of the terms of the proposed combination or majority share acquisition.

     Ohio Control Share Acquisition Act. Section 1701.831 of the Ohio Revised Code, the Ohio Control Share Acquisition Act, applies to Huffy.

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     The Ohio Control Share Acquisition Act prohibits a person from acquiring specific percentages of the voting power of an Ohio company, beginning at 20%, unless that person delivers a disclosure statement to the company. The company must then call a shareholders meeting within ten days after delivery of the statement, which meeting must generally be held within 50 days after delivery of the disclosure statement.

     The person may make the acquisition within 360 days if it is approved at the shareholders meeting by a majority of:

     - the voting power present; and

     - the voting power present excluding interested shares which are defined as shares held by the person, officers or inside directors of the company.

     A quorum must be present at the meeting, meaning a majority of the voting power of the company in the election of directors.

     A company's articles or regulations may provide that the section does not apply. Huffy has not opted out of Section 1701.831 of the Ohio Revised Code.

     Profit Recapture Provision. Section 1707.043 of the Ohio Revised Code applies to Huffy. This section provides that:

     - if a shareholder disposes of an Ohio company's stock for a profit of more than $250,000 within 18 months after announcing an intention to make a proposal to acquire control of the company;

     - then, the company may recover the profit unless the shareholder proves in court that:

        - its sole purpose in making the proposal was to acquire control of the company and it had reasonable grounds to believe it would succeed;

        - it did not make the proposal for the purpose of manipulating the market, increasing its profit or decreasing its loss; and

        - the proposal did not have a material adverse effect on the price or trading volume of the shares.

  Gen-X

     Delaware Corporate Law. The state of Delaware has a statute designed to provide Delaware corporations with additional protection against hostile takeovers. The takeover statute, which is codified in Section 203 of the Delaware General Corporate Law, is intended to discourage certain takeover practices by impeding the ability of a hostile acquiror to engage in certain transactions with the target. In general, Section 203 provides that a "person" (as defined therein) who owns 15% or more of the outstanding voting stock of a Delaware corporation, an interested shareholder, may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such "person" became an interested shareholder. The term "business combination" is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits. The statute exempts the following transactions from the requirements of Section 203:

     - any business combination if, prior to the date a person became an interested shareholder, the board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

     - any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an interested shareholder, with the number of shares outstanding calculated without regard to those shares owned by the corporation's directors who are also officers and by certain employee stock plans;

     - any business combination with an interested shareholder that is approved by the board of directors and by a two-thirds vote of the outstanding voting stock not owned by the interested shareholder; and

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     - certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the board of directors.

     A corporation may exempt itself from the requirements of the statute by adopting an amendment to its certificate of incorporation or by-laws electing not to be governed by Section 203. At the present time, the Gen-X board of directors has not adopted such an amendment.

CONSIDERATION OF OTHER CONSTITUENCIES

     Ohio corporate law provides that in determining what a director reasonably believes to be in the best interests of the corporation, a director must consider the interests of the corporation's shareholders. A director also may consider the interests of the corporation's employees, suppliers, creditors and customers, the economy of the State of Ohio and the U.S., community and societal considerations and the long-term as well as the short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation.

     The Gen-X certificate of incorporation does not contain any provision specifically authorizing or requiring the Gen-X board of directors to consider the interests of any constituencies of Gen-X other than its stockholders in considering whether to approve or oppose any corporate action. Pursuant to case law interpreting statutory provisions of Delaware law, the board of directors of a Delaware corporation such as Gen-X generally may consider the impact of such a transaction on Gen-X's other constituencies, provided that doing so bears some reasonable relationship to general shareholder interests.

LIABILITY AND INDEMNIFICATION OF DIRECTORS

     Huffy. Ohio corporate law provides, with limited exceptions, that a director may be held liable in damages for acts or omissions as a director only if it is proven by clear and convincing evidence that the director undertook the act or omission with deliberate intent to cause injury to the corporation or with reckless disregard for its best interests.

     The indemnification provisions of Ohio corporate law require indemnification of a director who has been successful on the merits or otherwise in defense of any action that he or she was a party to because he or she is or was a director of the corporation. Ohio corporate law also permits corporations to indemnify officers and directors in certain situations. The indemnification authorized by Ohio corporate law is not exclusive and is in addition to any other rights granted to directors.

     The Huffy code of regulations and indemnification agreements with our officers and directors provide for indemnification of present and past directors, officers, employees and agents to the full extent permitted by Ohio corporate law. This indemnity covers all liabilities and expenses incurred by that person in connection with any claim, action, suit or proceeding (whether threatened, pending or completed and whether civil, criminal, administrative or investigative) by reason of any act or omission to act as a director, officer, employee or agent.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Huffy pursuant to the foregoing provisions, Huffy has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

     Gen-X. The Gen-X certificate of incorporation provides for indemnification of past and present directors and officers and such other individuals serving at the request of Gen-X as a director, officer, employee or agent to the full extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended. This indemnity covers all expenses, liabilities and loss, including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement, reasonably incurred or suffered by such person in connection therewith. However, Gen-X will indemnify such person in connection with proceedings initiated by such person only if such proceeding was authorized by its board of directors. This right to indemnification also includes the right to be paid for expenses in advance of any final

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disposition. However, such advance will only be made if such person delivers an undertaking to Gen-X specifying that such person will repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses. The right to indemnification is a contractual right and shall continue to cover even those persons who have ceased to be directors, officers, employees or agents.

     If a claim is not paid in full by Gen-X within 30 days after a written claim has been received, the claimant may at any time after such initial period bring suit against Gen-X to recover the unpaid amount of the claim. If successful in whole or in part in such suit, the claimant will be entitled to be paid also for the expenses arising from prosecuting such a suit. In any suit brought by the claimant to enforce a right of indemnification or to an advancement of expenses, or by Gen-X to recover an advancement for expenses pursuant to the terms of an undertaking, the burden of proving that the claimant is not entitled to indemnification shall be borne by Gen-X.

     A director is not personally liable to Gen-X for monetary damages for breach of fiduciary duty. A director is liable, however, for:

     - any breach of the director's duty of loyalty to the corporation;

     - for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of the law;

     - liability under Section 174 of the Delaware General Corporation Law; and

     - any transaction from which a director derived an improper personal benefit.

     To the extent the Delaware General Corporation Law is amended to further eliminate or limit personal liability of directors, then the liability of the director shall be limited to the full extent provided by the Delaware General Corporation Law, as amended.

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                    OTHER SPECIAL MEETING PROPOSAL FOR HUFFY

AMENDMENT TO ARTICLES OF INCORPORATION OF HUFFY

     On June 4, 2002, the board of directors of Huffy approved a proposal to amend the articles of incorporation of Huffy to add Article Seventh to reduce the vote required by shareholders to approve certain specified matters from a two-thirds vote to a majority vote of outstanding shares. The text of the proposed Article Seventh will read as follows:

     The approval of any action on any matter at any shareholders' meeting regarding matters set forth in Sections 1701.71(A), 1701.76(A), 1701.78(F) and 1701.83(A) of the Ohio Revised Code (as may be amended or any successor statute thereto) shall only require the affirmative vote of the holders of a majority of shares entitled to vote thereon.

     THE HUFFY BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ADOPT AN AMENDMENT TO THE ARTICLES OF INCORPORATION OF HUFFY.

     Adoption of this proposal will accomplish the following changes. The articles of incorporation will be amended to reduce the vote required by shareholders to approve the following actions from a two-thirds vote to a majority vote of outstanding shares:

     - an amendment to the articles of incorporation of Huffy pursuant to
       Section 1701.71(A) of the Ohio Revised Code;

     - the lease, sale or other transfer of all or substantially all of Huffy's assets pursuant to Section 1701.76(A) of the Ohio Revised Code;

     - a merger or consolidation involving Huffy pursuant to Section 1701.78(F) of the Ohio Revised Code; and

     - a majority share acquisition involving the issuance or transfer by Huffy of at least one-sixth of its voting shares pursuant to Section 1701.83(A) of the Ohio Revised Code.

     THE HUFFY BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL. Adoption of the proposal requires the affirmative vote of the holders of at least two-thirds of Huffy common stock. Proxies received in response to this solicitation will be voted in favor of the proposal unless the shareholder otherwise instructs.

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                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                            AND MANAGEMENT OF GEN-X

     Under Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security or who has the right to acquire beneficial ownership of such security within 60 days. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following table sets forth information with respect to the beneficial ownership of shares of Gen-X common stock, series A 7% redeemable preferred stock, series B junior participating preferred stock and series C non-voting preferred stock as of June 30, 2002 of each executive officer, each director, and each stockholder known to be the beneficial owner of 5% or more of Gen-X common stock, series A 7% redeemable preferred stock, series B junior participating preferred stock or series C non-voting preferred stock, and all officers and directors as a group.

                                                                                                  BENEFICIAL
                                                                                                  OWNSHIP OF       PERCENT OF
                                                               BENEFICIAL                          SERIES B         SERIES B
                                 BENEFICIAL                    OWNSHIP OF        PERCENT OF         JUNIOR           JUNIOR
                                 OWNSHIP OF    PERCENT OF      SERIES A 7%       SERIES A 7%     PARTICIPATING    PARTICIPATING
NAME AND ADDRESS OF BENEFICIAL     COMMON        COMMON        REDEEMABLE        REDEEMABLE        PREFERRED        PREFERRED
OWNER                              STOCK          STOCK      PREFERRED STOCK   PREFERRED STOCK       STOCK            STOCK
------------------------------  ------------   -----------   ---------------   ---------------   -------------   ---------------
James J. Salter(1)............   6,481,335         73%          2,970,000            100%                 --            --
Chief Executive Officer,               (2)        (2)
Director
Kenneth J. Finkelstein
Chairman, Chief
Financial Officer,
Director
DMJ Financial Inc.
Building No. 2
Chelston Park
Collymore Rock
St. Michael, Barbados
HSBC Capital (Canada) Inc. ...     740,000         12%                 --             --                  --            --
Suite 5300                             (4)        (4)
Box 67 Toronto-Dominion Centre
Toronto-Dominion Bank Tower
Toronto, Ontario, M5K 1E7
Canada
John Forzani(5)...............     691,667         12%                 --             --                  --            --
Director                               (6)        (6)
The Forzani Group Ltd.
824 41st Avenue North East
Calgary, Alberta, T2E 3R3
Canada
John Collins..................     446,668          8%                 --             --                  --            --
President, Director                    (8)        (8)
C/o Gen-X Sports Inc.
36 Dufflaw Road
Toronto, Ontario, M6A 2W1
Canada
Gerald B. Wasserman...........      25,000          *                  --             --                  --            --
Director                               (9)        (9)
3610 Serra Road
Malibu, CA 90265
John Douglas Morton...........      25,000          *                  --             --                  --            --
Director                              (10)       (10)
Gart Sports
1050 West Hampden Avenue
Englewood, CO 80110
Gary Glassman.................      41,667          *                  --             --              41,667            50%
Medical Arts Building                 (11)       (11)
170 St. George Street
Suite 1001
Toronto, Ontario M5R 2M8


                                 BENEFICIAL
                                 OWNSHIP OF
                                  SERIES C       PERCENT OF
                                 NON-VOTING       SERIES C
NAME AND ADDRESS OF BENEFICIAL   PREFERRED       NON-VOTING
OWNER                              STOCK       PREFERRED STOCK
------------------------------  ------------   ---------------
James J. Salter(1)............   3,390,668            69%
Chief Executive Officer,               (3)           (3)
Director
Kenneth J. Finkelstein
Chairman, Chief
Financial Officer,
Director
DMJ Financial Inc.
Building No. 2
Chelston Park
Collymore Rock
St. Michael, Barbados
HSBC Capital (Canada) Inc. ...     570,000             7%
Suite 5300
Box 67 Toronto-Dominion Centre
Toronto-Dominion Bank Tower
Toronto, Ontario, M5K 1E7
Canada
John Forzani(5)...............     358,334             7%
Director                               (7)           (7)
The Forzani Group Ltd.
824 41st Avenue North East
Calgary, Alberta, T2E 3R3
Canada
John Collins..................     183,334             3%
President, Director                    (8)           (8)
C/o Gen-X Sports Inc.
36 Dufflaw Road
Toronto, Ontario, M6A 2W1
Canada
Gerald B. Wasserman...........          --            --
Director
3610 Serra Road
Malibu, CA 90265
John Douglas Morton...........          --            --
Director
Gart Sports
1050 West Hampden Avenue
Englewood, CO 80110
Gary Glassman.................          --            --
Medical Arts Building
170 St. George Street
Suite 1001
Toronto, Ontario M5R 2M8

                                                                                                  BENEFICIAL
                                                                                                  OWNSHIP OF       PERCENT OF
                                                               BENEFICIAL                          SERIES B         SERIES B
                                 BENEFICIAL                    OWNSHIP OF        PERCENT OF         JUNIOR           JUNIOR
                                 OWNSHIP OF    PERCENT OF      SERIES A 7%       SERIES A 7%     PARTICIPATING    PARTICIPATING
NAME AND ADDRESS OF BENEFICIAL     COMMON        COMMON        REDEEMABLE        REDEEMABLE        PREFERRED        PREFERRED
OWNER                              STOCK          STOCK      PREFERRED STOCK   PREFERRED STOCK       STOCK            STOCK
------------------------------  ------------   -----------   ---------------   ---------------   -------------   ---------------
Phil Shedletzky...............      41,667          *                  --             --              41,667            50%
JJM Investments Inc.                  (12)       (12)
Royal Bank of Canada Trust
  Company (Bahamas) Limited
Royal Bank House
East Hill Street
Nassau, N.P., Bahamas
All Directors and Officers as
  a Group (6 persons).........   8,409,670         86%          2,970,000            100%                 --            --
                                      (13)       (13)


                                 BENEFICIAL
                                 OWNSHIP OF
                                  SERIES C       PERCENT OF
                                 NON-VOTING       SERIES C
NAME AND ADDRESS OF BENEFICIAL   PREFERRED       NON-VOTING
OWNER                              STOCK       PREFERRED STOCK
------------------------------  ------------   ---------------
Phil Shedletzky...............          --            --
JJM Investments Inc.
Royal Bank of Canada Trust
  Company (Bahamas) Limited
Royal Bank House
East Hill Street
Nassau, N.P., Bahamas
All Directors and Officers as
  a Group (6 persons).........   3,932,336            68%
                                      (14)          (14)

---------------

  *  Represents less than 1%.

 (1) Shares are held of record by DMJ Financial Inc. ("DMJ"). Under the SEC's rules, shares that are owned by DMJ are deemed to be beneficially owned by James J. Salter and Kenneth J. Finkelstein.

 (2) Represents 3,090,667 shares of common stock that are issued and outstanding, 3,090,668 shares of common stock that are issuable upon conversion of outstanding shares of series C non-voting preferred stock, and 300,000 shares of common stock that may be issued upon the exercise of stock options that are exercisable within 60 days.

 (3) Represents 3,090,668 shares of series C non-voting preferred stock that are issued and outstanding and 300,000 shares of series C non-voting preferred stock that may be issued upon the exercise of stock options that are exercisable within 60 days.

 (4) Represents 370,000 shares of common stock that are issued and outstanding and 370,000 shares of common stock that are issuable upon conversion of outstanding shares of series C non-voting preferred stock.

 (5) Shares are held of record by The Forzani Group, Ltd. Mr. Forzani is the Chairman of The Forzani Group, Ltd. Under the SEC's rules, shares that are owned by The Forzani Group, Ltd. are deemed to be beneficially owned by Mr. Forzani. Mr. Forzani disclaims such beneficial ownership.

 (6) Represents 333,334 shares of common stock that are issued and outstanding, 333,334 shares of common stock that are issuable upon conversion of outstanding shares of series C non-voting preferred stock, and 25,000 shares of common stock that may be issued upon the exercise of stock options that are exercisable within 60 days.

 (7) Represents 333,334 shares of series C non-voting preferred stock that are issued and outstanding and 25,000 shares of series C non-voting preferred stock that may be issued upon the exercise of stock options that are exercisable within 60 days.

 (8) Represents 183,334 shares of common stock that are issued and outstanding, 183,334 shares of common stock that are issuable upon conversion of outstanding shares of series C non-voting preferred stock, and 80,000 shares of common stock that may be issued upon the exercise of stock options that are exercisable within 60 days.

 (9) Represents 25,000 shares of common stock that may be issued upon the exercise of stock options that are exercisable within 60 days.

(10) Represents 25,000 shares of common stock that may be issued upon the exercise of stock options that are exercisable within 60 days.

(11) Represents 41,667 shares of common stock that are issuable upon conversion of outstanding shares of series B junior participating preferred stock.

(12) Represents 41,667 shares of common stock that are issuable upon conversion of outstanding shares of series B junior participating preferred stock.

(13) Represents 3,997,335 shares of common stock that are issued and outstanding, 3,977,336 shares of common stock that are issuable upon conversion of outstanding shares of series C non-voting preferred stock, and 405,000 shares of common stock that may be issued upon the exercise of stock options that are exercisable within 60 days.

(14) Represents 3,607,336 shares of series C non-voting preferred stock that are issued and outstanding and 325,000 shares of series C non-voting preferred stock that may be issued upon the exercise of stock options that are exercisable within 60 days.

                                 LEGAL MATTERS

     The legality of Huffy common stock offered by this joint proxy statement/prospectus will be passed upon for Huffy by its counsel, Dinsmore & Shohl LLP. Certain United States and Canadian federal income tax consequences of the merger will be passed upon by KPMG LLP.

                                    EXPERTS

     The consolidated financial statements and schedules of Huffy Corporation as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The combined financial statements and schedule of Gen-X Sports Inc. for the year ended December 31, 2001 attached hereto, have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such combined financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     Gen-X has not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen LLP to Gen-X's naming it in this joint proxy statement/prospectus as having certified Gen-X's combined financial statements, as required by Section 7 of the Securities Act. Accordingly, you will not be able to sue Arthur Andersen LLP pursuant to Section 11(a)(4) of the Securities Act and therefore your right to recovery under that section may be limited as a result of the lack of consent.

     Representatives of KPMG LLP, independent auditors, are expected to be present at the Huffy special meeting, where they will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 2003 annual meeting of shareholders must be received by Huffy by November 7, 2002 for inclusion in Huffy's proxy statement and proxy relating to the 2003 annual meeting of shareholders.

     Huffy may use its discretion in voting proxies with respect to shareholder proposals not included in the proxy statement for the fiscal year ended December 31, 2002, unless Huffy receives notice of such proposals prior to January 21, 2003.

                      WHERE YOU CAN FIND MORE INFORMATION

     Huffy files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information filed by Huffy at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC filings of Huffy are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. You may also access Huffy's SEC filings and other information about Huffy free of charge at Huffy's web site at http://www.huffy.com.

     Huffy has filed a registration statement on Form S-4 to register with the SEC the Huffy common stock to be issued to Gen-X stockholders in the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a proxy statement and a prospectus of Huffy, in addition to being a proxy statement of Gen-X for the Gen-X special meeting. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Huffy and Gen-X and Huffy common stock. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     The SEC allows Huffy to "incorporate by reference" information into this joint proxy statement/ prospectus. This means that Huffy can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information that is included directly in this joint proxy statement/prospectus or incorporated by reference subsequent to the date of this joint proxy statement/prospectus.

     This joint proxy statement/prospectus incorporates by reference the documents listed below that Huffy has previously filed with the SEC. They contain important information about Huffy and its financial condition. The following documents, which were filed by Huffy with the SEC, are incorporated by reference into this joint proxy statement/prospectus:

     - annual report of Huffy on Form 10-K for the fiscal year ended December 31, 2001, filed with the SEC on February 21, 2002;

     - quarterly report of Huffy on Form 10-Q for the quarter ended March 30, 2002 filed with the SEC on May 7, 2002;

     - description of the Huffy common stock contained in Registration Statement on Form S-3, filed on August 18, 1989; and

     - current report of Huffy on Forms 8-K filed with the SEC on April 25, 2002 and June 17, 2002.

     In addition, Huffy incorporates by reference additional documents that it may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this joint proxy statement/prospectus and the date of the Huffy special meeting. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

     Huffy and Gen-X also incorporate by reference the following additional documents:

     - the agreement and plan of merger attached to this joint proxy statement/prospectus as Annex A;

     - the shareholder group agreement attached to this joint proxy statement/prospectus as Annex B;

     Huffy has supplied all information contained or incorporated by reference into this joint proxy statement/prospectus relating to Huffy, and Gen-X has supplied all the information relating to Gen-X.

     You can obtain any of the documents incorporated by reference into this joint proxy statement/prospectus through Huffy or from the SEC through the SEC's Internet web site at the address described above. Documents incorporated by reference are available from Huffy without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this joint proxy statement/prospectus.

     Huffy shareholders may request a copy of information incorporated by reference into this joint proxy statement/prospectus by contacting Huffy:

                               Huffy Corporation
                                 225 Byers Road
                             Miamisburg, Ohio 45342
                                 (937) 866-6251
                             Attn: Nancy A. Michaud

     In addition, you may obtain copies of the information relating to Huffy, without charge, by sending an e-mail to joya.murr@huffy.com.

     IN ORDER FOR YOU TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE HUFFY SPECIAL MEETING, HUFFY SHOULD RECEIVE YOUR REQUEST NO LATER THAN
          , 2002.

     WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE MERGER OR OUR COMPANIES THAT IS DIFFERENT FROM, OR IN ADDITION TO, THAT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR IN ANY OF THE MATERIALS THAT WE HAVE INCORPORATED INTO THIS JOINT PROXY STATEMENT/PROSPECTUS. THEREFORE, IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO EXCHANGE OR SELL, OR SOLICITATIONS OF OFFERS TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS OR THE SOLICITATION OF PROXIES IS UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT EXTEND TO YOU. THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS DOCUMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                         INDEX TO FINANCIAL STATEMENTS
                                       OF
                             GEN-X SPORTS INC. AND
                               GEN-X SPORTS, INC.

I.     Reconciliation of Canadian GAAP to U.S. GAAP for Three Month
       Periods Ended March 31, 2002 and 2001.......................   FS-2
II.    Reconciliation of Canadian GAAP to U.S. GAAP for Years Ended
       December 31, 2001, 2000 and 1999............................   FS-4
III.   Gen-X Sports Inc. and Gen-X Sports, Inc. Combined Financial
       Statements for the Three Months Ended March 31, 2002 and
       2000 (Unaudited)............................................   FS-6
IV.    Gen-X Sports Inc. and Gen-X Sports, Inc. Combined Financial
       Statements for December 31, 2001 and 2000, together with
       Auditor's Report............................................   FS-19
V.     Gen-X Sports Inc. and Gen-X Sports, Inc. Combined Financial
       Statements for the Years Ended December 31, 2000 and 1999
       (Unaudited).................................................   FS-34

                   FINANCIAL STATEMENTS OF GEN-X SPORTS INC.



RECONCILIATION OF CANADIAN GAAP TO U.S. GAAP FOR THREE MONTH PERIODS ENDED MARCH 31, 2002 AND 2001

     Gen-X's and Gen-X Ontario's combined financial statements have been prepared in accordance with Canadian GAAP, which differs, in some respects, from U.S. GAAP. Any differences in accounting principles as they pertain to Gen-X's and Gen-X Ontario's combined financial statements were immaterial except as follows:

NET EARNINGS (LOSS) RECONCILIATION

                                                               THREE MONTHS ENDED
                                                                    MARCH 31
                                                              --------------------
                                                                2002        2001
                                                              ---------   --------
Net earnings (loss) as reported.............................  $(575,612)  $637,254
Description of items having the effect of increasing
  (decreasing) reported income:
  Financing charges - accretion to Class A preferred share
     stated value (a).......................................    (34,667)   (17,333)
Net earnings (loss) under U.S. GAAP.........................   (610,279)   619,921

BALANCE SHEET RECONCILIATION

                                                                MARCH 31
                                                                  2002
                                                               -----------
Total assets per Canadian GAAP..............................   $83,789,174
Total assets per U.S. GAAP..................................    83,789,174
                                                               -----------
Total liabilities, excluding preferred share liability, per
  Canadian GAAP.............................................    59,536,610
Total liabilities, excluding preferred share liability, per
  U.S. GAAP.................................................    59,536,610
Preferred share liability per Canadian GAAP.................     4,970,000
Preferred share liability per U.S. GAAP (a).................     4,814,000
                                                               -----------
Shareholders' equity per Canadian GAAP......................    19,282,564
Share Capital
  Common shares (a).........................................       312,000
Retained Earnings
  Financing charges - accretion to Class A preferred share
     stated value (a).......................................      (156,000)
                                                               -----------
Shareholders' equity per U.S. GAAP..........................    19,438,564
                                                               ===========

---------------

(a) In connection with the Class A preferred shares issuance, Gen-X and Gen-X Ontario issued 52,000 common shares of both Gen-X Sports Inc. and Gen-X Sports, Inc. Under Canadian GAAP and prior to the adoption of the Canadian Institute of Chartered Accountants Handbook Section 3860 "Financial Instruments" in fiscal 2002, Gen-X and Gen-X Ontario had accounted for these common shares as a reduction to shareholders' equity. Under U.S. GAAP Gen-X and Gen-X Ontario have valued these common shares and Class A preferred shares at $312,000 and $1,688,000, respectively. The accretion of the Class A preferred shares to their redemption value of $2,000,000 is being recognized over the expected term of the preferred shares.

     Gen-X's and Gen-X Ontario's comprehensive income as determined under SFAS No. 130 would not differ from net income as above for all periods.

     There are no differences in cash used in operating, investing and financing activities as reported and as per U.S. GAAP.

RECENT ACCOUNTING PRONOUNCEMENTS

     In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations," which requires business combinations initiated after June 30, 2001, to be accounted for using the purchase method of accounting and broadens the criteria for recording intangible assets separate from goodwill. Recorded goodwill and intangible assets will be evaluated against these new criteria and may result in intangible assets with indefinite lives being subsumed into goodwill, or alternatively, amounts initially recorded as goodwill may be separately identified and recognized apart from goodwill. Effective July 1, 2001, Gen-X and Gen-X Ontario adopted the provisions of SFAS No. 141 that apply to business combinations initiated after June 30, 2001. Gen-X and Gen-X Ontario adopted all remaining provisions of SFAS No. 141 effective January 1, 2002. The adoption of SFAS No. 141 did not change the method of accounting used in previous business combinations accounted for under the purchase method.

     In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets," that requires the use of a non-amortization approach to account for purchased goodwill and certain intangible assets. Under a non-amortization approach, goodwill and certain intangible assets will not be amortized as a cost of operations, but instead would be reviewed for impairment and written down and charged to operations only in the periods in which the recorded value of goodwill and certain intangible assets exceed their fair values. This Statement is effective for fiscal years beginning after December 15, 2001. Gen-X and Gen-X Ontario have adopted SFAS No. 142 effective January 1, 2002. Transitional impairments, if any, are not expected to be material, however, impairment reviews may result in future periodic write-downs.

     In October 2001, the FASB issued SFAS No. 144,"Accounting for the Impairment or Disposal of Long-Lived Assets," that develops one accounting model for long-lived assets that are to be disposed of by sale and expands the scope of discontinued operations. This Statement is effective for fiscal years beginning after December 15, 2001. Gen-X and Gen-X Ontario have adopted SFAS No. 144 effective January 1, 2002, and are currently evaluating the effect that adoption of this Statement will have on its financial position, results of operations, and cash flows. Transitional impairments, if any, are not expected to be material, however, impairment reviews may result in future periodic write-downs.

RECONCILIATION OF CANADIAN GAAP TO U.S. GAAP FOR YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

     Gen-X's and Gen-X Ontario's combined financial statements have been prepared in accordance with Canadian GAAP, which differs, in some respects, from U.S. GAAP. Any differences in accounting principles as they pertain to Gen-X's and Gen-X Ontario's combined financial statements were immaterial except as follows:

NET EARNINGS (LOSS) RECONCILIATION

                                                                      DECEMBER 31,
                                                          -------------------------------------
                                                             2001         2000          1999
                                                          ----------   -----------   ----------
Net earnings (loss) as reported.........................  $5,526,657   $10,004,074   $2,732,467
Description of items having the effect of increasing
  (decreasing) reported income:
  Interest expense - Series A Shares (a)................    (207,900)     (145,740)          --
  Interest expense - Class A Shares (a).................    (450,232)           --           --
  Financing charges - accretion to Class A preferred
     share stated value (c).............................    (121,333)           --           --
  Stock based charges-non employee (b)..................     (58,088)           --           --
                                                          ----------   -----------   ----------
Net earnings (loss) under U.S. GAAP.....................   4,689,104     9,858,334    2,732,467

BALANCE SHEET RECONCILIATION

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 2001          2000
                                                              -----------   -----------
Total assets per Canadian GAAP..............................  $94,212,467   $51,075,519
Total assets per U.S. GAAP..................................   94,212,467    51,075,519
                                                              -----------   -----------
Total liabilities, excluding preferred share liability, per
  Canadian GAAP.............................................   70,010,314    34,542,835
Total liabilities, excluding preferred share liability, per
  U.S. GAAP.................................................   70,010,314    34,542,835
                                                              -----------   -----------
Preferred share liability per Canadian GAAP.................           --            --
Preferred share liability per U.S. GAAP (a).................    4,779,333     2,970,000
                                                              -----------   -----------
Shareholders' equity per Canadian GAAP......................   24,202,153    16,532,684
Share Capital
  Reclassification of Series A redeemable preferred shares
     (a)....................................................   (2,970,000)   (2,970,000)
  Reclassification of Class A preferred shares (a)..........   (2,000,000)           --
  Stock Options issued to non-employees (b).................       58,088            --
  Common shares (c).........................................      312,000            --
Retained Earnings
  Reclassification of Series A redeemable preferred share
     dividends (a)..........................................      207,900       145,740
  Reclassification of Class A preferred share dividends
     (a)....................................................      450,232            --
  Interest expense from Series A redeemable preferred shares
     (a)....................................................     (207,900)     (145,740)
  Interest expense from Class A preferred shares (a)........     (450,232)           --
  Financing charges - accretion to Class A preferred share
     stated value (c).......................................     (121,333)           --
  Stock-based charges-non employees (b).....................      (58,088)           --
                                                              -----------   -----------
Shareholders' equity per U.S. GAAP..........................   19,422,820    13,562,684
                                                              ===========   ===========

---------------

(a) The series A 7% redeemable preferred shares of Gen-X and class A preferred shares of Gen-X Ontario are redeemable at the option of the holder. Under Canadian GAAP, it is appropriate to present redeemable preferred shares as equity as Gen-X and Gen-X Ontario are privately held. Under U.S. GAAP, preferred shares that are redeemable at the option of the holder must be classified outside of shareholders' equity and classified as a liability based on the stated redemption dates. The dividends accrued and paid on the series A 7% redeemable preferred shares of Gen-X and class A preferred shares of Gen-X Ontario have been reclassified from equity to interest expense in determining net earnings under U.S. GAAP.

(b) Under U.S. GAAP, Gen-X and Gen-X Ontario account for their Stock Option Plans under APB Opinion No. 25, "Accounting for Stock Issued to Employees" under which no compensation expense has been recognized as the grant price equaled the fair market value at date of grant. Gen-X and Gen-X Ontario also issue options to consultants and other non-employees. Stock options issued to consultants and other non-employees are valued under the provisions of SFAS No. 123. The stock based compensation expense related to these options was $58,099 for the year ended December 31, 2001 (2000, 1999 - nil).

(c) In connection with the class A preferred shares issuance, Gen-X and Gen-X Ontario issued 52,000 common shares of both Gen-X Sports Inc. and Gen-X Sports, Inc. Under Canadian GAAP and prior to the adoption of the Canadian Institute of Chartered Accountants Handbook Section 3860 "Financial Instruments" in fiscal 2002, Gen-X and Gen-X Ontario had accounted for these common shares as a reduction to shareholders' equity. Under U.S. GAAP Gen-X and Gen-X Ontario has valued these common shares and Class A preferred shares at $312,000 and $1,688,000, respectively. The accretion of the Class A preferred shares to their redemption value of $2,000,000 is being recognized over the expected term of the preferred shares.

     Gen-X's and Gen-X Ontario's comprehensive income as determined under SFAS No. 130 would not differ from net income as above for all periods.

     There are no differences in cash used in operating, investing and financing activities as reported and as per U.S. GAAP.

RECENT ACCOUNTING PRONOUNCEMENTS

     In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations," which requires business combinations initiated after June 30,2001, to be accounted for using the purchase method of accounting and broadens the criteria for recording intangible assets separate from goodwill. Recorded goodwill and intangible assets will be evaluated against these new criteria and may result in intangible assets with indefinite lives being subsumed into goodwill, or alternatively, amounts initially recorded as goodwill may be separately identified and recognized apart from goodwill. Effective July 1, 2001, Gen-X and Gen-X Ontario adopted the provisions of SFAS No. 141 that apply to business combinations initiated after June 30, 2001. Gen-X and Gen-X Ontario adopted all remaining provisions of SFAS No. 141 effective January 1, 2002. The adoption of SFAS No. 141 did not change the method of accounting used in previous business combinations accounted for under the purchase method.

     In July 2001, the FASB issued SFAS No. 142,"Goodwill and Other Intangible Assets," that requires the use of a non-amortization approach to account for purchased goodwill and certain intangible assets. Under a non-amortization approach, goodwill and certain intangible assets will not be amortized as a cost of operations, but instead would be reviewed for impairment and written down and charged to operations only in the periods in which the recorded value of goodwill and certain intangible assets exceed their fair values. This Statement is effective for fiscal years beginning after December 15, 2001. Gen-X and Gen-X Ontario have adopted SFAS No. 142 effective January 1,2002. Transitional impairments, if any, are not expected to be material, however, impairment reviews may result in future periodic write-downs.

     In October 2001, the FASB issued SFAS No. 144,"Accounting for the Impairment or Disposal of Long-Lived Assets," that develops one accounting model for long-lived assets that are to be disposed of by sale and expands the scope of discontinued operations. This Statement is effective for fiscal years beginning after December 15, 2001. Gen-X and Gen-X Ontario have adopted SFAS No. 144 effective January 1, 2002, and are currently evaluating the effect that adoption of this Statement will have on its financial position, results of operations, and cash flows. Transitional impairments, if any, are not expected to be material, however, impairment reviews may result in future periodic write-downs.

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

                         Combined Financial Statements

               For the Three Months Ended March 31, 2002 and 2001
                                  (Unaudited)

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

                             COMBINED BALANCE SHEET

                                                                  AS AT
                                                                MARCH 31
                                                                  2002
                                                              -------------
                                                              (EXPRESSED IN
                                                              U.S. DOLLARS)
                                                                UNAUDITED
                                  ASSETS
Current assets
  Accounts receivable.......................................    34,885,919
  Inventories...............................................    13,265,779
  Prepaid expenses and deposits.............................     1,603,568
  Income taxes receivable...................................     2,798,149
                                                               -----------
                                                                52,553,415
Capital assets (Note 4).....................................    10,781,350
Other assets................................................    13,674,771
Goodwill (Note 3)...........................................     6,779,638
                                                               -----------
     Total assets...........................................    83,789,174
                                                               -----------

                                LIABILITIES
Current liabilities
  Bank indebtedness (Note 5)................................    30,996,509
  Accounts payable and accrued liabilities..................    14,557,560
  Current portion of long-term debt (Note 6)................     2,975,680
                                                                48,529,749
                                                               -----------
Long-term debt (Note 6).....................................    11,006,861
Preferred shares (Note 7)...................................     4,970,000

                            SHAREHOLDERS EQUITY
  Share capital (Note 8)....................................    13,428,686
  Retained earnings.........................................     5,853,878
                                                               -----------
                                                                19,282,564
                                                               -----------
     Total liabilities and equity...........................    83,789,174
                                                               ===========

  The accompanying notes are an integral part of this combined balance sheet.

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

                          COMBINED STATEMENT OF INCOME

                                                                 FOR THE THREE MONTHS
                                                                    ENDED MARCH 31
                                                              ---------------------------
                                                                  2002           2001
                                                              ------------   ------------
                                                              (EXPRESSED IN U.S. DOLLARS)
                                                                       UNAUDITED
Revenue.....................................................  $26,399,262    $14,853,830
Cost of sales...............................................   19,372,314     10,123,036
                                                              -----------    -----------
Gross profit................................................    7,026,948      4,730,794
Operating expenses..........................................    7,842,560      3,879,540
                                                              -----------    -----------
Income before income taxes..................................     (815,612)       851,254
Provision for (recovery of) income taxes....................     (240,000)       214,000
Net income (loss)...........................................     (575,612)       637,254
Retained earnings, beginning of period......................    6,843,627      3,561,023
Dividends...................................................      414,137        390,807
                                                              -----------    -----------
Retained earnings, end of period............................    5,853,878      3,807,470
                                                              ===========    ===========

   The accompanying notes are an integral part of this combined statement of income.

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

                        COMBINED STATEMENT OF CASH FLOWS

                                                                FOR THE THREE MONTHS
                                                                   ENDED MARCH 31,
                                                              -------------------------
                                                                 2002          2001
                                                              -----------   -----------
                                                              (EXPRESSED IN US DOLLARS)
                                                                      UNAUDITED
OPERATING ACTIVITIES
  Net Income................................................     (575,612)      637,254
  Items not affecting cash
     Depreciation and amortization..........................      399,543       130,472
                                                              -----------   -----------
                                                                 (176,069)      767,726
Net change in non-cash working capital......................   12,243,754     8,614,473
                                                              -----------   -----------
                                                               12,067,685     9,382,199
                                                              -----------   -----------

INVESTING ACTIVITIES
  (Expenditures for) proceeds of dispositions of capital
     assets.................................................     (219,418)      (29,819)
  Acquisitions..............................................           --   (16,612,000)
                                                              -----------   -----------
     Total investing........................................     (219,418)  (16,641,819)
                                                              -----------   -----------

FINANCING ACTIVITIES
  Proceeds (Repayment) of long-term debt....................     (162,500)     (425,680)
  Proceeds from HSBC subdebt................................           --    10,000,000
  Proceeds from issuance of common shares...................           --            37
  Proceeds from issuance of preferred shares................           --     2,000,000
  Proceeds from bank indebtedness...........................  (11,271,630)     (723,930)
  Capital loan..............................................           --    (3,200,000)
  Dividends.................................................     (414,137)     (390,807)
                                                              -----------   -----------
     Total financing........................................  (11,848,267)    7,259,620
                                                              -----------   -----------
CASH, beginning and end of period...........................           --            --
                                                              ===========   ===========

 The accompanying notes are an integral part of this combined statement of cash flows.

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

                            MARCH 31, 2002 AND 2001

                           (EXPRESSED IN US DOLLARS)

1.  BASIS OF PRESENTATION

     These combined financial statements include the consolidated financial statements of Gen-X Sports Inc. (a Delaware corporation) and the financial statements of Gen-X Sports, Inc. (an Ontario corporation) (collectively the "Company") which are companies under common control.

     These combined financial statements are prepared in U.S. dollars as the Company conducts a majority of its business in that currency. Intercompany transactions and balances have been eliminated in this combined statement of income.

     Gen-X Sports Inc. and Gen-X Sports, Inc. were incorporated on December 13, 1999 and September 15, 1999, respectively, for the purpose of the acquisition, as described in Note 3. The financial statements of Gen-X Sports Inc. includes the accounts of its wholly-owned subsidiaries: Gen-X Sports, Ltd., Gen-X Sports AG, and Lamar Snowboards, Inc.

  NATURE OF BUSINESS

     The Company is a leading distributor of excess inventories of sports equipment and accessories and specializes in acquiring excess inventories of snowboards, snowboard boots and bindings, in-line skates, premium sunglasses and sports goggles, skateboards, mountain bikes, wakeboards and specialty footwear from manufacturers and other suppliers and reselling these products to sporting goods retailers worldwide. The Company also markets its own branded products in the snowboard and accessories business under the Lamar and Limited brand names, as well as aluminum scooters marketed under the Company's Rage brand and under the Company's licensed Oxygen name.

2.  SIGNIFICANT ACCOUNTING POLICIES

     These financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles ("GAAP"). The more significant accounting policies are summarized as follows:

  REVENUE RECOGNITION

     The Company recognizes revenue from the sale of its products when the products are shipped to customers.

  CONCENTRATION OF CREDIT RISK

     The Company performs ongoing credit evaluations of its customers. Based on the Company's assessment of credit risk, sales in the United States and Canada are made on open credit, CO.D., cash in advance or by post-dated cheque International sales are generally made on a cash in advance or on a letter of credit basis. The majority of accounts are credit insured with the Export Development Corporation of Canada

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

                            MARCH 31, 2002 AND 2001

                           (EXPRESSED IN US DOLLARS)

  INVENTORIES

     Inventories are carried at the lower of cost and market using the first-in, first-out method.

  CAPITAL ASSETS DEPRECIATION

     Capital assets are recorded at cost and depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Furniture and fixtures.....................................  5 years
Computer equipment.........................................  3 years

  OTHER ASSETS AMORTIZATION

     Other assets include patents and trademarks, incorporation, other organization costs and deferred financing costs. Patents and trademarks were amortized over 40 years and effective January 1, 2002, the Company adopted
Section 3062, "Goodwill and Other Intangible Assets", and as a result, patents and trademarks will no longer be amortized after December 31, 2001. The Company's patents and trademarks have been assessed as having indefinite lives. These patents and trademarks will be reviewed at least annually for impairment and written down for impairment losses as deemed necessary. Incorporation and other organization costs are amortized over 20 years. Deferred financing costs are amortized, on a straight-line basis, over the expected term of the related financing.

  GOODWILL AMORTIZATION

     In July 2001, the Canadian Institute of Chartered Accountants ("CICA") issued new CICA Handbook Section 1581, "Business Combinations" and Section 3062, "Goodwill and Other Intangible Assets".

     The Company has adopted these standards effective January 1, 2002. The impact of adopting Section 1581, is not material for the Company, as it does not expect to reclassify any amounts from goodwill.

     As a result of adopting Section 3062, goodwill will no longer be amortized after December 31, 2001, but rather will be reviewed at least annually for impairment and written down for impairment losses as deemed necessary.

  FOREIGN CURRENCY

     Accounts receivable and accounts payable denominated in foreign currencies are translated into U.S. dollars at the exchange rate as of the balance sheet date. Revenues, costs of sales and expenses are translated at the prevailing exchange rate at the time the transaction occurs. Adjustments resulting from foreign exchange transactions are recorded in the combined statement of income.

  USE OF ESTIMATES

     The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined statement of income and accompanying notes. Actual results could differ from those estimates.

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

                            MARCH 31, 2002 AND 2001

                           (EXPRESSED IN US DOLLARS)

  FINANCIAL INSTRUMENTS

     The estimated fair value of accounts receivable, prepaid expenses and deposit, income taxes receivable, bank indebtedness, capital loan, accounts payable and accrued liabilities and current portion of long-term debt approximate their carrying amounts in the combined financial statements due to the relatively short period to maturity of these instruments.

     The estimated fair value of long-term debt approximates its carrying amount in the combined financial statements as its stated interest rate approximates market interest rates.

3.  ACQUISITION

     (i) On October 15, 2001, Gen-X Sports Inc. purchased 100 percent of the outstanding shares of First Team Sports, Inc., a public company in the United States, and the owner of the Ultra Wheels and Hespeler Hockey brands, for total cash consideration of approximately $10,645,000. The allocation of the purchase consideration is described below. The purchase transaction was accounted for using the purchase method of accounting as follows:

                                                                  2001
                                                               -----------
Assets acquired at fair market value
Cash........................................................   $    92,000
Accounts receivable.........................................     7,077,000
Inventory...................................................     1,847,000
Prepaids....................................................       689,000
Capital assets..............................................     8,809,000
Income taxes recoverable....................................     2,250,000
Other assets................................................     1,100,000
                                                               -----------
                                                                21,864,000
                                                               -----------
Less: Liabilities assumed
Bank indebtedness...........................................       950,000
Accounts payable and accrued liabilities....................     5,129,000
Long-term debt..............................................     4,031,000
                                                               -----------
                                                                10,119,000
                                                               -----------
Net assets acquired.........................................   $11,745,000
                                                               ===========

     The consideration for the acquisition of First Team Sports, Inc. is represented as follows:

                                                                 TOTAL
                                                              -----------
(a) Cash from normal working capital........................  $10,645,000
(b) Issuance of 8,333 common shares and 98,039 options to
    purchase common shares of Gen-X Sports Inc..............    1,100,000
(c) Issuance of 103,000 options to purchase common shares of
    Gen-X Sports Inc. at an exercise price of $12.00........           --
                                                              -----------
                                                              $11,745,000
                                                              ===========

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

                            MARCH 31, 2002 AND 2001

                           (EXPRESSED IN US DOLLARS)

     (ii) Effective September 13, 2001, Gen-X Sports Inc. purchased the assets of the Volant Ski Company, the owner of the Volant snow ski brand, for total cash consideration of approximately $1,000,000. The allocation of the purchase consideration is described below. The purchase transaction was accounted for using the purchase method of accounting as follows:

                                                                  2001
                                                               ----------
Assets acquired at fair market value
Inventory...................................................   $  495,000
Capital assets..............................................      505,000
                                                               ----------
                                                               $1,000,000
                                                               ==========

     The consideration for the acquisition of the assets of the Volant Ski Company is represented as follows:

                                                                 TOTAL
                                                               ----------
Cash from normal working capital............................   $1,000,000
                                                               ==========

     (iii) Effective March 12, 2001, Gen-X Sports Inc. purchased the assets of the Teardrop Golf Company, the owner of the Tommy Armour, Ram and Teardrop Putter golf brands, for total cash consideration of approximately $16,612,000. The allocation of the purchase consideration is described below. The purchase transaction was accounted for using the purchase method of accounting as follows:

                                                                  2001
                                                               -----------
Assets acquired at fair market value
Accounts receivable.........................................   $ 2,511,000
Inventory...................................................     4,751,000
Capital assets..............................................       500,000
Other assets................................................     8,850,000
                                                               -----------
                                                               $16,612,000
                                                               ===========

     The consideration for the acquisition of the assets of the Teardrop Golf Company is represented as follows:

                                                                  TOTAL
                                                               -----------
(a) Cash in the amount of $10,000,000 representing proceeds
    from a note payable from bank (see Note 7)..............   $10,000,000
(b) Cash in the amount of $2,000,000 representing proceeds
    from issuance of Gen-X Sports, Inc. Class A preferred
    shares (see Note 8).....................................     2,000,000
(c) Cash from normal working capital........................     4,612,000
                                                               -----------
                                                               $16,612,000
                                                               ===========

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

                            MARCH 31, 2002 AND 2001

                           (EXPRESSED IN US DOLLARS)

4.  CAPITAL ASSETS

                                                                  2002
                                                ----------------------------------------
                                                              ACCUMULATED     NET BOOK
                                                   COST       DEPRECIATION      VALUE
                                                -----------   ------------   -----------
Furniture and Fixtures........................  $ 1,844,466    $  654,108    $ 1,190,358
Computer Equipment............................      715,887       258,507        457,380
Machinery & Equipment.........................      771,795        51,385        720,410
Moulds........................................       93,218        32,255         60,963
Leasehold Improvements........................      413,732        22,873        390,859
Building......................................    6,500,000        41,667      6,458,333
Land..........................................    1,500,000            --      1,500,000
Vehicles......................................        3,324           277          3,047
                                                -----------    ----------    -----------
                                                 11,842,422     1,061,072     10,781,350
                                                ===========    ==========    ===========

5.  BANK INDEBTEDNESS

     Gen-X Sports, Inc. has a demand revolving line of credit available with the HSBC Bank Canada ("the Bank") in the amount of CDN $55,000,000 subject to certain margin requirements. The line of credit is available to Gen-X Sports, Inc., and Gen-X Sports Inc. and each of its wholly owned subsidiaries. As of March 31, 2002, $23,490,995 of this facility was utilized by the Company. The line is available in either U.S. or Canadian dollar currency by way of either direct advances, bankers acceptances or by import letters of credit. The line bears interest primarily at either the U.S. base rate or the Bank's prime rate of interest plus one-half percent.

     Gen-X Sports, Inc. has a demand revolving line of credit with HSBC Bank USA (the "Bank") in the amount of US $9,000,000 subject to certain margin requirements. The line of credit is available to Gen-X Sports, Inc. As of March 31, 2002, $7,505,514 of this facility was utilized by the Company. The line is available in U.S. Dollar currency by way of direct advances, and includes a US $5,000,000 Sub Limit for issuance of Documentary trade Letters of credit. The line bears interest primarily at the Bank's prime rate of interest plus three-quarters percent or LIBOR plus 1.90% (up to 180 days).

     The credit facilities are secured by:

          (a) general security agreement covering all of the Company's assets;

          (b) unlimited guarantees from all companies in the group;

          (c) subordination agreements relating to other long-term debt;

          (d) general assignment of book debts;

          (e) assignment of accounts receivable credit and general insurance.

     As at March 31, 2002, the Company had an obligation under import letters of credit in the amount of $300,678.

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

                            MARCH 31, 2002 AND 2001

                           (EXPRESSED IN US DOLLARS)

6.  LONG-TERM DEBT

                                                                 2002
                                                              ----------
Loans payable to Ride, Inc., bearing interest at U.S. prime
  rate per annum, secured by a pledge of the shares of Gen-X
  Sports, Inc., and Gen-X Sports Ltd. The loan is repayable
  in equal quarterly principal installments in the amount of
  $100,000 plus accrued interest............................     400,000
Promissory notes payable to former Lamar shareholders,
  bearing interest at 6% per annum, $400,000 is payable in
  fiscal 2001 and $200,000 thereafter in each year through
  to 2003 plus accrued interest.............................     400,000
Promissory notes payable to former Lamar shareholders,
  bearing interest at 6% per annum, $251,361 is payable in
  fiscal 2001 and $125,680 thereafter in each year through
  to 2003 plus accrued interest.............................     251,360
Subordinated note payable to the bank, bearing interest at
  banker's acceptance plus 125 basis points plus 9% per
  annum, secured by third charge on all assets of the
  Company. The note is repayable $2,000,000 on each of
  February 15, 2002 and 2003 and the remainder on May 15,
  2003......................................................   8,000,000
Mortgage note payable to bank bearing interest at U.S. prime rate per annum, due in monthly installments of $20,833
  plus interest through October 2006, secured by land and
  building..................................................   4,931,181
                                                              ----------
                                                              13,982,541
Less: Current portion of long-term debt.....................   2,975,680
                                                              ----------
                                                              11,006,861
                                                              ==========

     Long-term debt is repayable as follows:

                                                             2002
                                                          -----------
2002...................................................   $   813,180
2003...................................................     8,675,680
2004...................................................       250,000
2005...................................................       250,000
2006...................................................     3,993,681
                                                          -----------
                                                           13,982,541
                                                          ===========

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

                            MARCH 31, 2002 AND 2001

                           (EXPRESSED IN US DOLLARS)

7.  PREFERRED SHARES

                                                                 2002
                                                               ---------
Authorized
Gen-X Sports Inc.
  3,960,000 Series A redeemable preferred shares
Gen-X Sports, Inc.
  Unlimited number of Class A preference shares
Issued and outstanding
Gen-X Sports Inc.
  2,970,000 Series A redeemable preferred shares............   2,970,000
Gen-X Sports, Inc.
  2,000,000 Class A preference shares.......................   2,000,000
                                                               ---------
                                                               4,970,000
                                                               ---------

     Preferred shares are represented by redeemable, retractable Series A preferred shares of Gen-X Sports Inc., and Class A preferred shares of Gen-X Sports, Inc. as described following:

     (i) The Series A redeemable preferred ("Series A Shares") are non-voting, entitled to a cumulative dividend at a rate of 7%, and non-participating except to the extent of this aggregate redemption value of $2,970,000 plus any accrued unpaid dividends. Dividends are payable on the 15th day of April, July, October and January of each year.

     Any or all of the Series A Shares are redeemable at any time at the Company's option at a redemption price of $1.00 per share plus accrued interest. In addition, the Series A Shares have a mandatory redemption requirement, at a redemption price of $1.00 per share and are required to be redeemed as follows:

                                                                  2002
                                                               ----------
May 1, 2002.................................................   $1,980,000
May 1, 2003.................................................      990,000
                                                               ----------
                                                               $2,970,000
                                                               ----------

     On May 1, 2001, Gen-X Sports Inc. was required to redeem 990,000 shares of the Series A Shares. The shareholders of the Series A Shares have elected to defer the 2001 retraction to any subsequent year.

     (ii) The Class A preferred shares ("Class A" Shares) of Gen-X Sports, Inc. are voting, entitled to a cumulative preferential dividend at a rate of Bankers' Acceptance rate plus 10.25%, with a redemption value of $2,000,000 plus any accrued unpaid dividends. Dividends are paid on a monthly basis.

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

                            MARCH 31, 2002 AND 2001

                           (EXPRESSED IN US DOLLARS)

8.  SHARE CAPITAL

                                                                 2002
                                                              ----------
Authorized
  Gen-X Sports Inc.
     250,001 Series B Junior participating preferred
      shares................................................
     50,000,000 Common shares...............................
  Gen-X Sports, Inc.
     Unlimited number of common shares......................

Issued and outstanding
  Gen-X Sports Inc.
     83,334 Series B Junior participating preferred
      shares................................................          --
     5,477,363 Series C non-voting preferred shares.........  11,188,193
     5,394,029 Common shares................................   1,240,160
  Gen-X Sports, Inc.
     5,477,362 Common shares................................         333
                                                              ----------
                                                              12,428,686
Options granted (Gen-X Sports Inc.).........................   1,000,000
                                                              ----------
                                                              13,428,686
                                                              ----------

---------------

     (i) The holders of the common shares in Gen-X Sports Inc. are entitled to a 5% per annum cash dividend based on a share value of $6 for the issued and outstanding common shares.

     (ii) The Series B Junior participating preferred shares ("Series B Shares") are convertible into common shares on a one-to-one basis at any time at the option of the holders. Each of the Series B Shares have voting rights equal to the number of common shares they are convertible into. In the event that dividends are paid to the holders of common shares, a dividend is payable to the holders of the Series B Shares equal to the dividends that would have been paid in respect of common shares into which the Series B Shares are convertible.

     (iii) The Series C non-voting preferred shares ("Series C Shares") are entitled to non-cumulative dividends, if declared. On February 15, 2001, Gen-X Sports Inc. declared a stock dividend whereby each holder of common shares and Series B Shares received one Series C Share. This transaction resulted in the equity value of the common shares and Series B Shares being transferred to the Series C Shares issued.

     (iv) On February 15, 2001, Gen-X Sports Inc. issued 260,000 common shares and 110,000 Series C Shares to HSBC Capital (Canada) Inc. ("HSBC") as consideration for the provision of a credit enhancement guarantee in favour of the Bank to a maximum principal amount of $10,000,000 effectively guaranteeing the additional capital loan undertaken by Gen-X Sports, Inc. from the Bank under the terms of the bank facility as described in Note 6. The common shares were valued at $3.80 per share by the Company and recorded as other assets. HSBC would have no rights on these additional shares, including the entitlement of dividends, until February 15, 2002. Additionally, Gen-X Sports Inc. issued 52,000 common shares in consideration of subscription for the 2,000,000 Class A preferred shares in Gen-X Sports, Inc. and a further 8,333 common shares as consideration for the purchase of First Team Sports, Inc. shares (Note 3).

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

                            MARCH 31, 2002 AND 2001

                           (EXPRESSED IN US DOLLARS)

     (v) The Class A preferred shares ("Class A Shares") of Gen-X Sports, Inc. are voting, entitled to a cumulative preferential dividend at a rate of Bankers' Acceptance rate plus 10.25%, with a redemption value of $2,000,000 plus any accrued unpaid dividends. Dividends are paid on a monthly basis.

     (vi) Gen-X Sports, Inc. issued 52,000 common shares in consideration of subscription for the 2,000,000 Class A Shares.

     (vii) During the year, dividends were declared and paid in the amount of $414,137 to the holders of the issued and outstanding common shares and Series A Shares of Gen-X Sports Inc.

  STOCK OPTIONS

     During 2001, a total of 1,199,289 options were issued and remain outstanding at year end as follows:

          (a) 953,000 shares at an exercise price of $6.00

          (b) 148,250 shares at an exercise price of $12.00

          (c) 98,039 shares at an exercise price of $1.80

     These options vest either over a three or four year period. Of the 1,199,289 shares, 125,039 are fully vested.

9.  COMMITMENTS

     The Company is committed under certain operating leases. Total future minimum lease payments related to these operating leases are approximately as follows:

                                                              2002
                                                           ----------
2002....................................................   $  390,000
2003....................................................      423,000
2004....................................................      423,000
2005....................................................      423,000
2006....................................................      427,000
2007 and thereafter.....................................    1,050,000
                                                           ----------
                                                            3,136,000
                                                           ==========

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

                         Combined Financial Statements
                           December 31, 2001 and 2000

                         Together With Auditors' Report
                          (Expressed in U.S. dollars)

                                AUDITORS' REPORT

To the Shareholders of
GEN-X SPORTS INC. AND GEN-X SPORTS, INC.,

     We have audited the combined balance sheets of GEN-X SPORTS INC. AND GEN-X SPORTS, INC. as at December 31, 2001 and 2000 and the combined statements of income and retained earnings and cash flows for the year ended December 31, 2001 and for the period from May 26, 2000 (date of acquisition) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these combined financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2001 and 2000 and the results of its operations and its cash flows for the year ended December 31, 2001 and for the period from May 26, 2000 (date of acquisition) to December 31, 2000 in accordance with Canadian generally accepted accounting principles.

                                          /s/ ARTHUR ANDERSEN LLP

Toronto, Canada
March 15, 2002

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

                            COMBINED BALANCE SHEETS

                                                                     DECEMBER 31,
                                                              ---------------------------
                                                                  2001           2000
                                                              ------------   ------------
                                                              (EXPRESSED IN U.S. DOLLARS)
                                         ASSETS
Current assets
  Accounts receivable.......................................  $49,834,600    $39,161,807
  Inventories...............................................   11,338,861      2,722,688
  Prepaid expenses and deposit..............................    1,384,868        728,862
  Income taxes recoverable..................................    2,478,416        678,680
                                                              -----------    -----------
                                                               65,036,745     43,292,037
Capital assets (Note 4).....................................   10,807,242        430,612
Other assets (Note 5).......................................   11,588,842        396,731
Goodwill (Note 3)...........................................    6,779,638      6,956,139
                                                              -----------    -----------
                                                               94,212,467     51,075,519
                                                              -----------    -----------
                                       LIABILITIES
Current liabilities
  Bank indebtedness (Note 6)................................   40,268,138     20,286,961
  Capital loan (Note 3).....................................           --      3,200,000
  Accounts payable and accrued liabilities..................   13,597,135      8,953,153
  Current portion of long-term debt (Note 7)................    2,975,680      1,051,361
                                                              -----------    -----------
                                                               56,840,953     33,491,475
                                                              -----------    -----------
Long-term debt (Note 7).....................................   13,169,361      1,051,360
                                                              -----------    -----------
                                  SHAREHOLDERS' EQUITY
  Share capital (Notes 3 and 8).............................   17,358,526     12,970,489
  Retained earnings.........................................    6,843,627      3,562,195
                                                              -----------    -----------
                                                               24,202,153     16,532,684
                                                              -----------    -----------
                                                               94,212,467     51,075,519
                                                              ===========    ===========

Approved on behalf of the Board:

/s/                         , Director
----------------------------

/s/                         , Director
----------------------------

    The accompanying notes are an integral part of these combined financial statements.

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

              COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                   FOR THE           PERIOD FROM
                                                                 YEAR ENDED        MAY 26, 2000 TO
                                                              DECEMBER 31, 2001   DECEMBER 31, 2000
                                                              -----------------   -----------------
                                                                   (EXPRESSED IN U.S. DOLLARS)
Revenue.....................................................    $107,467,926         $76,911,183
Cost of sales...............................................      79,745,036          63,198,115
                                                                ------------         -----------
Gross profit................................................      27,722,890          13,713,068
Operating expenses (Note 9).................................      21,242,233           9,597,509
                                                                ------------         -----------
Income before income taxes..................................       6,480,657           4,115,559
Provision for (recovery of) income taxes....................         954,000            (466,107)
                                                                ------------         -----------
Net income..................................................       5,526,657           4,581,666
Retained earnings, beginning of period......................       3,562,195                  --
Dividends (Note 8)..........................................       2,245,225           1,019,471
                                                                ------------         -----------
Retained earnings, end of period............................       6,843,627           3,562,195
                                                                ============         ===========

    The accompanying notes are an integral part of these combined financial statements.

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                   FOR THE           PERIOD FROM
                                                                 YEAR ENDED        MAY 26, 2000 TO
                                                              DECEMBER 31, 2001   DECEMBER 31, 2000
                                                              -----------------   -----------------
                                                                   (EXPRESSED IN U.S. DOLLARS)
OPERATING ACTIVITIES
  Net income................................................    $  5,526,657        $  4,581,666
  Item not affecting cash
     Depreciation and amortization..........................       1,050,275             215,906
                                                                ------------        ------------
                                                                   6,576,932           4,797,572
Net change in non-cash working capital items................      (3,384,381)         (3,600,787)
                                                                ------------        ------------
                                                                   3,192,551           1,196,785
                                                                ------------        ------------
INVESTING ACTIVITIES
  Net purchases of capital assets...........................        (933,860)                 --
  Proceeds on sale of capital assets, net...................              --             318,167
  Acquisitions (Note 3).....................................     (28,257,000)        (16,170,000)
                                                                ------------        ------------
                                                                 (29,190,860)        (15,851,833)
                                                                ------------        ------------
FINANCING ACTIVITIES
  Net proceeds from bank indebtedness.......................      19,132,177                  --
  Proceeds from issuance of long-term debt..................      10,962,681                  --
  Repayment of long-term debt...............................        (951,361)           (495,970)
  Proceeds from issuance of common shares...................         300,026           9,500,485
  Proceeds from issuance of preferred shares................       2,000,011           3,470,004
  Capital loan..............................................      (3,200,000)          3,200,000
  Dividends.................................................      (2,245,225)         (1,019,471)
                                                                ------------        ------------
                                                                  25,998,309          14,655,048
                                                                ------------        ------------
CASH, beginning and end of period...........................              --                  --
                                                                ------------        ------------
Cash flows include the following elements:
Cash paid for income taxes..................................         504,000             227,000
Cash paid for interest......................................       2,985,000           1,058,000

    The accompanying notes are an integral part of these combined financial statements.

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION

     These combined financial statements include the consolidated financial statements of Gen-X Sports Inc. (a Delaware corporation) and the financial statements of Gen-X Sports, Inc. (an Ontario corporation) (collectively the "Company"). These combined financial statements include the operations of the Company for the year ended December 31, 2001 and for the period from May 26, 2000 (date of acquisition as described in Note 3) to December 31, 2000 and have been prepared in connection with the banking agreement, as described in Note 6. These combined financial statements are prepared in U.S. dollars as the Company conducts a majority of its business in that currency. Intercompany transactions and balances have been eliminated in these combined financial statements.

     Gen-X Sports Inc. and Gen-X Sports, Inc. were incorporated on December 13, 1999 and September 15, 1999, respectively, for the purpose of the acquisition, as described in Note 3. The financial statements of Gen-X Sports Inc. include the accounts of its wholly-owned subsidiaries: Gen-X Sports Ltd., Gen-X Sports AG, Lamar Snowboards, Inc. ("Lamar"), Tommy Armour Golf Company and First Team Sports, Inc.

  NATURE OF BUSINESS

     The Company markets its own branded products in the golf, in-line skate, ice hockey, snowboard and accessories business under the Tommy Armour, Teardrop, Ram, Ultra Wheels, Hespeler, Lamar and Limited brand names, as well as aluminum scooters marketed under the Company's Rage brand and under the Company's licensed Oxygen name.

     The Company is also a leading distributor of excess inventories of sports equipment and accessories and specializes in acquiring excess inventories of snowboards, snowboard boots and bindings, in-line skates, premium sunglasses and sports goggles, skateboards, mountain bikes, wakeboards and specialty footwear from manufacturers and other suppliers and reselling these products to sporting goods retailers worldwide.

2.  SIGNIFICANT ACCOUNTING POLICIES

  INVENTORIES

     Inventories are carried at the lower of cost and net realizable value.

  CAPITAL ASSETS

     Capital assets are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Building.................................................  40 years
Leasehold improvements...................................  Term of the lease
Production equipment.....................................  1 to 10 years
Furniture and fixtures...................................  5 years
Computer equipment.......................................  3 years

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

  OTHER ASSETS

     Other assets include patents and trademarks, incorporation and other organization costs. Patents and trademarks are amortized over 40 years. Incorporation and other organization costs are amortized over 20 years.

  GOODWILL

     Goodwill is amortized using the straight-line method over 40 years. Goodwill is written down when there has been a permanent impairment in the value of unamortized goodwill. A permanent impairment in goodwill is determined by comparison of the carrying value of unamortized goodwill with undiscounted future earnings of the related business.

  REVENUE RECOGNITION

     The Company recognizes revenue from the sale of its products when the products are shipped to customers.

  CONCENTRATION OF CREDIT RISK

     The Company performs ongoing credit evaluations of its customers. Based on the Company's assessment of credit risk, sales in the United States and Canada are made on open credit, C.O.D., cash in advance or by post-dated cheque. International sales are generally made on a cash in advance or on a letter of credit basis. The majority of accounts are credit insured with the Export Development Corporation of Canada.

  FOREIGN CURRENCY

     Assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rate as of the balance sheet date. Transactions denominated in foreign currencies have been translated into U.S. dollars at the rate of exchange prevailing at the time of the transaction. Adjustments resulting from foreign exchange transactions are recorded in the combined statements of income.

  USE OF ESTIMATES

     The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  FINANCIAL INSTRUMENTS

     The estimated fair values of accounts receivable, bank indebtedness and accounts payable and accrued liabilities approximate their carrying amounts in the combined financial statements due to the relatively short period to maturity of these instruments.

     The estimated fair value of long-term debt approximates its carrying amount in the combined financial statements as its stated interest rate approximates market interest rates.

3.  ACQUISITIONS

     (i) On October 15, 2001, Gen-X Sports Inc. purchased 100 percent of the outstanding shares of First Team Sports, Inc., a public company in the United States, and the owner of the Ultra Wheels and Hespeler Hockey brands, for total cash consideration of approximately $10,645,000. The allocation of the purchase

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

consideration is described below. The purchase transaction was accounted for using the purchase method of accounting as follows:

                                                                  2001
                                                               -----------
ASSETS ACQUIRED AT FAIR MARKET VALUE
  Cash......................................................   $    92,000
  Accounts receivable.......................................     7,077,000
  Inventory.................................................     1,847,000
  Prepaids..................................................       689,000
  Capital assets............................................     8,809,000
  Income taxes recoverable..................................     2,250,000
  Other assets..............................................     1,100,000
                                                               -----------
                                                                21,864,000
                                                               -----------
LESS: LIABILITIES ASSUMED
  Bank indebtedness.........................................       959,000
  Accounts payable and accrued liabilities..................     5,129,000
  Long-term debt............................................     4,031,000
                                                               -----------
                                                                10,119,000
                                                               -----------
Net assets acquired.........................................    11,745,000
                                                               ===========

     The consideration for the acquisition of First Team Sports, Inc. is represented as follows:

                                                                  TOTAL
                                                               -----------
(a) Cash from normal working capital........................   $10,645,000
(b) Issuance of 8,333 common shares and 98,039 options to
    purchase common shares of Gen-X Sports Inc..............      1,100,00
(c) Issuance of 103,000 options to purchase common shares of
    Gen-X Sports Inc. at an exercise price of $12.00........            --
                                                                11,745,000
                                                               ===========

     (ii) Effective September 13, 2001, Gen-X Sports Inc. purchased the assets of the Volant Ski Company, the owner of the Volant snow ski brand, for total cash consideration of approximately $1,000,000. The allocation of the purchase consideration is described below. The purchase transaction was accounted for using the purchase method of accounting as follows:

                                                                  2001
                                                               ----------
Assets acquired at fair market value
  Inventory.................................................   $  495,000
  Capital assets............................................      505,000
                                                               ----------
                                                                1,000,000
                                                               ==========

     The consideration for the acquisition of the assets of the Volant Ski Company is represented as follows:

                                                                 TOTAL
                                                               ----------
Cash from normal working capital............................   $1,000,000
                                                               ==========

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

     (iii) Effective March 12, 2001, Gen-X Sports Inc. purchased the assets of the Teardrop Golf Company, the owner of the Tommy Armour, Ram and Teardrop Putter golf brands, for total cash consideration of approximately $16,612,000. The allocation of the purchase consideration is described below. The purchase transaction was accounted for using the purchase method of accounting as follows:

                                                                  2001
                                                               -----------
Assets acquired at fair market value
  Accounts receivable.......................................   $ 2,511,000
  Inventory.................................................     4,751,000
  Capital assets............................................       500,000
  Other assets..............................................     8,850,000
                                                               -----------
                                                                16,612,000
                                                               ===========

     The consideration for the acquisition of the assets of the Teardrop Golf Company is represented as follows:

                                                                  TOTAL
                                                               -----------
(a) Cash in the amount of $10,000,000 representing proceeds
    from a note payable from bank (see Note 7)..............   $10,000,000
(b) Cash in the amount of $2,000,000 representing proceeds
    from issuance of Gen-X Sports, Inc. Class A preferred
    shares (See Note 8).....................................     2,000,000
(c) Cash from normal working capital........................     4,612,000
                                                               -----------
                                                                16,612,000
                                                               ===========

     (iv) Effective May 26, 2000, the Company purchased the share capital of each of Gen-X Holdings, Inc. and Gen-X Equipment Inc., (collectively the "Subsidiaries") from Global Sports, Inc. ("Global"), a public company in the United States, for total consideration of $16,170,000. Consideration was represented by total cash of $13,200,000 and the assumption of certain notes payable in the amount of $2,970,000 which were converted to redeemable preference shares concurrent with the acquisition transaction. The allocation of the

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

purchase consideration for each of the purchased Subsidiaries is described below. The purchase transaction was accounted for using the purchase method of accounting as follows:

                                                                  2000
                                                               -----------
Assets acquired at fair market value
  Accounts receivable.......................................   $27,475,112
  Inventories...............................................     1,371,957
  Prepaid expenses and other assets.........................       500,911
  Capital assets............................................       860,797
                                                               -----------
                                                                30,208,777
                                                               -----------
Less: Liabilities assumed
  Bank indebtedness.........................................     9,801,691
  Accounts payable and accrued liabilities..................     8,698,422
  Long-term debt............................................     2,598,691
                                                               -----------
                                                                21,098,804
                                                               -----------
Net assets acquired.........................................     9,109,973
                                                               ===========
Consideration...............................................    16,170,000
Net assets acquired.........................................     9,109,973
                                                               -----------
Goodwill acquired...........................................     7,060,027
                                                               ===========

                                                                 2001         2000
                                                              ----------   ----------
Goodwill....................................................  $7,060,027   $7,060,027
Accumulated amortization....................................    (280,389)    (103,888)
                                                              ----------   ----------
                                                               6,779,638    6,956,139
                                                              ==========   ==========

     During the year, the Company amortized goodwill relating to this acquisition in the amount of $176,501 (2000 -- $103,888).

     (iv) The consideration for the acquisition of Gen-X Equipment Inc. by Gen-X Sports, Inc. and Gen-X Holdings, Inc. by Gen-X Sports Inc. is represented as follows:

                                                   GEN-X            GEN-X
                                               EQUIPMENT INC.   HOLDINGS, INC.      TOTAL
                                               --------------   --------------   -----------
(a) Cash in the amount of $10,000,000
    representing proceeds from the issuance
    of common shares and Series B preferred
    shares of the Company....................    $  400,000      $ 9,600,000     $10,000,000
(b) Cash in the amount of $3,200,000
    representing proceeds from a capital loan
    with the Bank, restricted for the purpose
    of purchasing the issued and outstanding
    share capital of the Subsidiaries........     3,200,000               --       3,200,000
(c) The assumption of Global notes payable in
    the amount of $2,970,000, which were
    converted to Series A redeemable
    preferred shares concurrent with the
    purchase transaction.....................            --        2,970,000       2,970,000
                                                 ----------      -----------     -----------
                                                  3,600,000       12,570,000      16,170,000
                                                 ==========      ===========     ===========

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

4.  CAPITAL ASSETS

                                                                   2001
                                                 ----------------------------------------
                                                               ACCUMULATED
                                                               DEPRECIATION
                                                                   AND         NET BOOK
                                                    COST       AMORTIZATION      VALUE
                                                 -----------   ------------   -----------
Land...........................................  $ 1,500,000     $     --     $ 1,500,000
Building.......................................    6,500,000       16,667       6,483,333
Leasehold improvements.........................      407,584       12,683         394,901
Production equipment...........................      934,993       32,126         902,867
Furniture and fixtures.........................    1,659,820      597,847       1,061,973
Computer equipment.............................      670,390      206,222         464,168
                                                 -----------     --------     -----------
                                                  11,672,787      865,545      10,807,242
                                                 ===========     ========     ===========

                                                                    2000
                                                     ----------------------------------
                                                                ACCUMULATED    NET BOOK
                                                       COST     DEPRECIATION    VALUE
                                                     --------   ------------   --------
Furniture and fixtures.............................  $597,370     $416,928     $180,442
Computer equipment.................................   324,234       74,064      250,170
                                                     --------     --------     --------
                                                      921,604      490,992      430,612
                                                     ========     ========     ========

5.  OTHER ASSETS

                                                                  2001
                                                ----------------------------------------
                                                              ACCUMULATED     NET BOOK
                                                   COST       DEPRECIATION      VALUE
                                                -----------   ------------   -----------
Patents and trademarks........................  $10,174,408     $160,278     $10,014,130
Other.........................................    1,925,790      351,078       1,574,712
                                                -----------     --------     -----------
                                                 12,100,198      511,356      11,588,842
                                                ===========     ========     ===========

                                                                     2000
                                                      ----------------------------------
                                                                 ACCUMULATED    NET BOOK
                                                        COST     AMORTIZATION    VALUE
                                                      --------   ------------   --------
Patents and trademarks..............................  $ 80,419     $ 5,251      $ 75,168
Other...............................................   328,448       6,885       321,563
                                                      --------     -------      --------
                                                       408,867      12,136       396,731
                                                      ========     =======      ========

6.  BANK INDEBTEDNESS

     Gen-X Sports, Inc. has a demand revolving line of credit with the HSBC Bank Canada ("the Bank") in the amount of CDN $55,000,000 subject to certain margin requirements. The line of credit is available to Gen-X Sports, Inc., and Gen-X Sports Inc. and each of its wholly owned subsidiaries. As of December 31, 2001, $29,000,000 (2000 -- $20,000,000) of this facility was utilized by the Company. The line is available in either U.S. or Canadian dollar currency by way of either direct advances, bankers acceptances or by import letters of credit. The line bears interest primarily at either the U.S. base rate or the Bank's prime rate of interest plus one-half percent.

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

     Gen-X Sports, Inc. has a demand revolving line of credit with the HSBC Bank USA (the "Bank") in the amount of US $9,000,000 subject to certain margin requirements. The line of credit is available to Gen-X Sports Inc. As of December 31, 2001, $8,975,514 (2000 -- Nil) of this facility was utilized by the Company. The line is available in U.S. dollar currency by way of direct advances, and includes a US $5,000,000 Sub Limit for issuance of Documentary Trade Letters of Credit. The line bears interest primarily at the Bank's prime rate of interest plus three-quarters percent or LIBOR plus 1.90% (up to 180 days).

     The credit facilities are secured by:

        (a) general security agreement covering all of the Company's assets;

        (b) unlimited guarantees from all companies in the group;

        (c) subordination agreements relating to other long-term debt;

        (d) general assignment of book debts;

        (e) assignment of accounts receivable credit and general insurance.

     As at December 31, 2001, the Company had an obligation under import letters of credit in the amount of $2,099,733 (2000 -- $4,418,467).

7.  LONG-TERM DEBT

                                                                2001          2000
                                                             -----------   -----------
Mortgage note payable to bank bearing interest at U.S.
  prime rate per annum, due in monthly installments of
  $20,833 plus interest through October 2006, secured by
  land and building........................................  $ 4,993,681   $        --
Subordinated note payable to bank, bearing interest at
  banker's acceptance plus 125 basis points plus 9% per
  annum, secured by third charge on all of the assets of
  the Company. The note is repayable $2,000,000 on each of
  February 15, 2002 and 2003 and the remainder on May 15,
  2003.....................................................   10,000,000            --
Loans payable to Ride, Inc., bearing interest at U.S. prime
  rate per annum, secured by a pledge of the shares of
  Gen-X Sports, Inc., and Gen-X Sports Ltd. The loan is
  repayable in equal quarterly principal installments in
  the amount of $100,000 plus accrued interest.............      500,000       800,000
Promissory notes payable to former Lamar shareholders,
  bearing interest at 6% per annum, $400,000 is payable in
  fiscal 2001 and $200,000 thereafter in each year through
  to 2003 plus accrued interest............................      400,000       800,000
Promissory notes payable to former Lamar shareholders,
  bearing interest at 6% per annum, $251,361 is payable in
  fiscal 2001 and $125,680 thereafter in each year through
  to 2003 plus accrued interest............................      251,360       502,721
                                                             -----------   -----------
                                                              16,145,041     2,102,721
Less: Current portion of long-term debt....................    2,975,680     1,051,361
                                                             -----------   -----------
                                                              13,169,361     1,051,360
                                                             ===========   ===========

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

     Long-term debt is repayable as follows:

                                                             2001
                                                          -----------
2002...................................................   $ 2,975,680
2003...................................................     8,675,680
2004...................................................       250,000
2005...................................................       250,000
2006...................................................     3,993,681
                                                          -----------
                                                           16,145,041
                                                          ===========

8.  SHARE CAPITAL

                                                                2001          2000
                                                             -----------   -----------
Authorized
  GEN-X SPORTS INC.
     3,960,000 Series A redeemable preferred shares
     250,001 Series B Junior participating preferred shares
     6,000,000 Series C non-voting preferred shares
     50,000,000 Common shares
  GEN-X SPORTS, INC.
     Unlimited number of Class A preferred shares
     Unlimited number of Common shares

Issued and outstanding
  GEN-X SPORTS INC.
     2,970,000 Series A redeemable preferred shares........    2,970,000     2,970,000
     83,334 Series B Junior participating preferred
       shares..............................................           --       500,004
     5,455,363 Series C non-voting preferred shares (2000
       -- Nil).............................................   11,188,193            --
     5,262,029 Common shares (2000 -- 4,916,692)...........      200,000     9,500,152
  GEN-X SPORTS, INC.
       2,000,000 Class A preferred shares (2000 -- Nil)....    2,000,000            --
       5,052,029 Common shares (2000 -- 5,000,029).........          333           333
                                                             -----------   -----------
                                                              16,358,526    12,970,489
Options granted (Gen-X Sports Inc.)........................    1,000,000            --
                                                             -----------   -----------
                                                              17,358,526    12,970,489
                                                             ===========   ===========

---------------

(i) The holders of the common shares in Gen-X Sports Inc. are entitled to a 5% per annum cash dividend based on a share value of $6 for the issued and outstanding common shares.

(ii) The Series A redeemable preferred shares ("Series A Shares") are non-voting, entitled to a cumulative dividend at a rate of 7%, and non-participating except to the extent of this aggregate redemption value of $2,970,000 plus any accrued unpaid dividends. Dividends are payable on the 15th day of April, July, October and January of each year.

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

     Any or all of the Series A Shares are redeemable at any time at the Company's option at a redemption price of $1.00 per share plus accrued interest. In addition, the Series A Shares have mandatory redemption requirement, at a redemption price of $1.00 per share and are required to be redeemed as follows:

                                                              2001
                                                           ----------
May 1, 2001.............................................   $  990,000
May 1, 2002.............................................      990,000
May 1, 2003.............................................      990,000
                                                           ----------
                                                            2,970,000
                                                           ==========

     On May 1, 2001, Gen-X Sports Inc. was required to redeem 990,000 shares of the Series A Shares. The shareholders of the Series A Shares have elected to defer the 2001 retraction to any subsequent year.

     (iii) The Series B Junior participating preferred shares ("Series B Shares") are convertible into common shares on a one-to-one basis at any time at the option of the holders. Each of the Series B Shares have voting rights equal to the number of common shares they are convertible into. In the event that dividends are paid to the holders of common shares, a dividend is payable to the holders of the Series B Shares equal to the dividends that would have been paid in respect of common shares into which the Series B Shares are convertible.

     (iv) The Series C non-voting preferred shares ("Series C Shares") are entitled to non-cumulative dividends, if declared.

     On February 15, 2001, Gen-X Sports Inc. declared a stock dividend whereby each holder of common shares and Series B Shares received one Series C Share. This transaction resulted in the equity value of the common shares and Series B Shares being transferred to the Series C Shares issued.

     (v) On February 15, 2001, Gen-X Sports Inc. issued 260,000 common shares and 110,000 Series C Shares to HSBC Capital (Canada) Inc. ("HSBC") as consideration for the provision of a credit enhancement guarantee in favour of the Bank to a maximum principal amount of $10,000,000 effectively guaranteeing the additional capital loan undertaken by Gen-X Sports, Inc. from the Bank under the terms of the bank facility as described in Note 6. The common shares were valued at $3.80 per share by the Company and recorded as other assets. HSBC would have no rights on these additional shares, including the entitlement of dividends, until February 15, 2002.

     Additionally, Gen-X Sports Inc. issued 52,000 common shares in consideration of subscription for the 2,000,000 Class A preferred shares in Gen-X Sports, Inc. and a further 8,333 common shares as consideration for the purchase of First Team Sports, Inc. shares (Note 3).

     (vi) The Class A preferred shares ("Class A" Shares) of Gen-X Sports, Inc. are voting, entitled to a cumulative preferential dividend at a rate of Bankers' Acceptance rate plus 10.25%, with a redemption value of $2,000,000 plus any accrued unpaid dividends. Dividends are paid on a monthly basis.

     (vii) Gen-X Sports, Inc. issued 52,000 common shares in consideration of subscription for the 2,000,000 Class A Shares.

     (viii) During the year, dividends were declared and paid in the amount of $1,794,993 (2000 -- $1,019,471) to the holders of the issued and outstanding common shares and Series A Shares of Gen-X Sports Inc.

     During the year, dividends were declared and paid in the amount of $450,232 (2000 -- Nil) to the holders of the issued and outstanding Class A Shares of Gen-X Sports, Inc.

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

  STOCK OPTIONS

     During 2001, a total of 1,199,289 options were issued and remain outstanding at year end as follows:

          (a) 953,000 shares at an exercise price of $6.00

          (b) 148,250 shares at an exercise price of $12.00

          (c) 98,039 shares at an exercise price of $1.80

     These options vest either over a three or four year period. Of the 1,199,289 shares, 125,039 are fully vested. The value of the options were determined based upon fair market valuation of the company at the date of issuance of the options.

9.  RELATED PARTY TRANSACTIONS

     On September 12, 2000, the Company sold land and building in the amount of CDN $678,000 to a related party at fair market value, which was approximately equal to the net book value of the property. As consideration for the sale, the Company took back a receivable due from a related party which was subsequently forgiven by the Company. Included in operating expenses is a loss of $189,000 relating to the forgiveness of the receivable due from this related party. The Company now rents its premises from this related party at rates approximating fair market value. The related expense is included in operating expenses.

10.  COMMITMENTS

     The Company is committed under certain operating leases. Total future minimum lease payments related to these operating leases are approximately as follows:

                                                              2001
                                                           ----------
2002....................................................   $  390,000
2003....................................................      423,000
2004....................................................      423,000
2005....................................................      423,000
2006....................................................      427,000
2007 and thereafter.....................................    1,050,000
                                                           ----------
                                                            3,136,000
                                                           ==========

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

                    Unaudited Combined Financial Statements

                 For the Years Ended December 31, 2000 and 1999
                                  (Unaudited)

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

                             COMBINED BALANCE SHEET

                                                                  AS AT
                                                              DECEMBER 31,
                                                              -------------
                                                                  2000
                                                              -------------
                                                              (EXPRESSED IN
                                                              U.S. DOLLARS)
                                                                UNAUDITED
                                  ASSETS
Current assets
  Accounts receivable.......................................   39,161,807
  Inventories...............................................    2,722,688
  Prepaid expenses and deposits.............................      728,862
  Income taxes receivable...................................      678,680
                                                               ----------
                                                               43,292,037
Capital assets..............................................      430,612
Other assets................................................      396,731
Goodwill....................................................    6,956,139
                                                               ----------
     Total assets...........................................   51,075,519
                                                               ----------
                                LIABILITIES
Current liabilities
  Bank indebtedness (Note 5)................................   20,286,961
  Capital loan (Note 5).....................................    3,200,000
  Accounts payable and accrued liabilities..................    8,953,153
  Current portion of long-term debt.........................    1,051,361
  Income taxes payable......................................           --
  Due to parent.............................................           --
                                                               ----------
                                                               33,491,475
                                                               ----------
Long-term debt (Note 6).....................................    1,051,360
                            SHAREHOLDERS EQUITY
  Share capital.............................................   12,970,489
  Retained earnings.........................................    3,562,195
                                                               ----------
                                                               16,532,684
                                                               ----------
     Total liabilities and equity...........................   51,075,519
                                                               ==========

  The accompanying notes are an integral part of this combined balance sheet.

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

                          COMBINED STATEMENT OF INCOME

                                                                   FOR THE YEAR ENDED
                                                                      DECEMBER 31,
                                                              ----------------------------
                                                                  2000            1999
                                                              -------------   ------------
                                                              (EXPRESSED IN U.S. DOLLARS)
                                                                       UNAUDITED
Revenue.....................................................  $113,090,912    $54,437,729
Cost of sales...............................................    89,419,625     43,239,566
                                                              ------------    -----------
Gross profit................................................    23,671,287     11,198,163
Operating expenses..........................................    14,501,978      7,593,976
                                                              ------------    -----------
Income before recovery of income taxes......................     9,169,309      3,604,187
Provision for income taxes..................................     1,160,235        871,720
Recovery of income taxes on acquisition (Note 3)............    (1,995,000)            --
                                                              ------------    -----------
Net income..................................................    10,004,074      2,732,467
                                                              ============    ===========

   The accompanying notes are an integral part of this combined statement of income.

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

                        COMBINED STATEMENT OF CASH FLOWS

                                                                  FOR THE YEAR ENDED
                                                                     DECEMBER 31,
                                                              --------------------------
                                                                  2000          1999
                                                              ------------   -----------
                                                              (EXPRESSED IN US DOLLARS)
                                                                      UNAUDITED
OPERATING ACTIVITIES
  Net Income................................................   10,004,074     2,732,467
     Items not affecting cash
     Depreciation and amortization..........................      354,675       313,383
                                                              -----------    ----------
  Net change in non-cash working capital....................   10,358,749     3,045,850
                                                              -----------    ----------
                                                               (2,348,786)    2,443,825
                                                              -----------    ----------
INVESTING ACTIVITIES
  (Expenditures for) proceeds of dispositions of capital
     assets, net............................................      181,334      (299,655)
  Acquisition...............................................  (16,170,000)           --
Total investing.............................................  (15,988,666)     (299,655)
                                                              -----------    ----------
FINANCING ACTIVITIES
  Repayment of long-term debt...............................     (579,183)   (2,323,713)
  Proceeds from issuance of common shares...................    9,500,485
  Proceeds from issuance of preferred shares................    3,470,004
  Proceeds from bank indebtedness...........................    4,772,440     1,014,520
  Capital loan..............................................    3,200,000
  Advances from parent company..............................   (1,006,823     1,006,823
  Dividends.................................................   (1,019,471)
                                                              -----------    ----------
Total financing.............................................   18,337,452      (302,370)
                                                              -----------    ----------
CASH, beginning and end of period...........................           --            --
                                                              ===========    ==========

 The accompanying notes are an integral part of this combined statement of cash flows.

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 AND 1999

                           (EXPRESSED IN US DOLLARS)

1.  BASIS OF PRESENTATION

     These combined financial statements include the consolidated financial statements of Gen-X Sports Inc. (a Delaware corporation) and the financial statements of Gen-X Sports, Inc. (an Ontario corporation) (collectively the "Company") which are companies under common control. On May 26, 2000, Gen-X Sports Inc. purchased Gen-X Holdings, Inc. and Gen-X Sports, Inc. purchased Gen-X Equipment Inc. (collectively purchased the "Subsidiaries') from Global Sports, Inc. as described in Note 3. These combined financial statements have been prepared on a combined basis for the year ended December 31, 2000.

     These combined financial statements are prepared in U.S. dollars as the Company conducts a majority of its business in that currency. Intercompany transactions and balances have been eliminated in this combined statement of income.

     Gen-X Sports Inc. and Gen-X Sports, Inc. were incorporated on December 13, 1999 and September 15, 1999, respectively, for the purpose of the acquisition, as described in Note 3. The financial statements of Gen-X Sports Inc. includes the accounts of its wholly-owned subsidiaries: Gen-X Sports, Ltd., Gen-X Sports AG, and Lamar Snowboards, Inc.

  NATURE OF BUSINESS

     The Company is a leading distributor of excess inventories of sports equipment and accessories and specializes in acquiring excess inventories of snowboards, snowboard boots and bindings, in-line skates, premium sunglasses and sports goggles, skateboards, mountain bikes, wakeboards and specialty footwear from manufacturers and other suppliers and reselling these products to sporting goods retailers worldwide. The Company also markets its own branded products in the snowboard and accessories business under the Lamar and Limited brand names, as well as aluminum scooters marketed under the Company's Rage brand and under the Company's licensed Oxygen name.

2.  SIGNIFICANT ACCOUNTING POLICIES

  REVENUE RECOGNITION

     The Company recognizes revenue from the sale of its products when the products are shipped to customers.

  CONCENTRATION OF CREDIT RISK

     The Company performs ongoing credit evaluations of its customers. Based on the Company's assessment of credit risk, sales in the United States and Canada are made on open credit, CO.D., cash in advance or by post-dated cheque International sales are generally made on a cash in advance or on a letter of credit basis. The majority of accounts are credit insured with the Export Development Corporation of Canada

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

                           DECEMBER 31, 2000 AND 1999

                           (EXPRESSED IN US DOLLARS)

  INVENTORIES

     Inventories are carried at the lower of cost and market using the first-in, first-out method.

  CAPITAL ASSETS DEPRECIATION

     Capital assets are recorded at cost and depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:


Furniture and fixtures......................................   5 years
Computer equipment..........................................   3 years

  OTHER ASSETS AMORTIZATION

     Other assets include incorporation and organization costs capitalized which are being amortized over 20 years.

  GOODWILL AMORTIZATION

     Goodwill is amortized using the straight-line method over 40 years. Goodwill is written down when there has been a permanent impairment in the value of unamortized goodwill. A permanent impairment in goodwill is determined by comparison of the carrying value of unamortized goodwill with undiscounted future earnings of the related business.

  FOREIGN CURRENCY

     Accounts receivable and accounts payable denominated in foreign currencies are translated into U.S. dollars at the exchange rate as of the balance sheet date. Revenues, costs of sales and expenses are translated at the prevailing exchange rate at the time the transaction occurs. Adjustments resulting from foreign exchange transactions are recorded in the combined statement of income.

  USE OF ESTIMATES

     The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined statement of income and accompanying notes. Actual results could differ from those estimates.

  FINANCIAL INSTRUMENTS

     The estimated fair value of accounts receivable, prepaid expenses and deposit, income taxes receivable, bank indebtedness, capital loan, accounts payable and accrued liabilities and current portion of long-term debt approximate their carrying amounts in the combined financial statements due to the relatively short period to maturity of these instruments.

     The estimated fair value of long-term debt approximates its carrying amount in the combined financial statements as its stated interest rate approximates market interest rates.

3.  ACQUISITION

     Effective May 26, 2000, the Company purchased the share capital of each of Gen-X Holdings, Inc. and Gen-X Equipment Inc., (collectively the "Subsidiaries') from Global Sports, Inc. ("Global"), a public

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

                           DECEMBER 31, 2000 AND 1999

                           (EXPRESSED IN US DOLLARS)

company in the United States, for total consideration of $16,170,000. Consideration was represented by total cash of $13,200,000 and the assumption of certain notes payable in the amount of $2,970,000 which were converted to redeemable preference shares concurrent with the acquisition transaction. The allocation of the purchase consideration for each of the purchased Subsidiaries is described below. The purchase transaction was accounted for using the purchase method of accounting as follows:

                                                                  2000
                                                               ----------
ASSETS ACQUIRED AT FAIR MARKET VALUE
  Accounts receivable.......................................   27,475,112
  Inventories...............................................    1,371,957
  Prepaid expenses and other assets.........................      500,911
  Capital assets............................................      860,797
                                                               ----------
                                                               30,208,777
                                                               ----------
LESS: LIABILITIES ASSUMED
  Bank indebtedness.........................................    9,801,691
  Accounts payable and accrued liabilities..................    8,698,422
  Long-tern debt............................................    2,598,691
                                                               ----------
                                                               21,098,804
                                                               ----------
Net assets acquired.........................................    9,109,973
                                                               ==========
Consideration...............................................   16,170,000
Net assets acquired.........................................    9,109,973
                                                               ----------
Goodwill acquired...........................................    7,060,027
                                                               ==========

     During the period, the company amortized goodwill relating to this acquisition in the amount of $103,888

     The consideration for the acquisition of Gen-X Equipment Inc. by Gen-X Sports, Inc. and Gen-X Holdings, Inc. by Gen-X Sports Inc. is represented as follows:

                                                     GEN-X            GEN-X
                                                 EQUIPMENT INC.   HOLDINGS INC.     TOTAL
                                                 --------------   -------------   ----------
(a) Cash in the amount of $10,000,000
    representing proceeds from the issuance of
    common shares and Series B preferred shares
    of the Company.............................      400,000        9,600,000     10,000,000
(b) Cash in the amount of $3,200,000
    representing proceeds of a capital loan
    with the Bank, restricted for the purpose
    of purchasing the issued and outstanding
    share capital of the Subsidiaries..........    3,200,000               --      3,200,000
(c) The assumption of Global notes payable in
    the amount of $2,970,000, which were
    converted to Series A redeemable preferred
    shares concurrent with the purchase
    transaction,...............................    2,970,000               --      2,970,000
                                                   ---------       ----------     ----------
                                                   3,600,000       12,570,000     16,170,000
                                                   =========       ==========     ==========

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

                           DECEMBER 31, 2000 AND 1999

                           (EXPRESSED IN US DOLLARS)

4.  CAPITAL ASSETS

                                                                     2000
                                                      ----------------------------------
                                                                 ACCUMULATED    NET BOOK
                                                        COST     DEPRECIATION    VALUE
                                                      --------   ------------   --------
Furniture and fixtures..............................  $597,370     $416,928     $180,442
Computer equipment..................................   324,234       74,064      250,170
                                                      --------     --------     --------
                                                       921,604      490,992      430,612
                                                      ========     ========     ========

5.  BANK INDEBTEDNESS

     Gen-X Sports, Inc. has a demand revolving line of credit available with the HSBC Bank Canada ("the Bank") in the amount of CDN $50,000,000 subject to certain margin requirements. The line of credit is available to Gen-X Sports, Inc., and Gen-X Sports Inc. and each of its wholly owned subsidiaries. As of December 31, 2000, $20,000,000 of this facility was utilized by the Company. The line is available in either U.S. or Canadian dollar currency by way of either direct advances, bankers acceptances or by import letters of credit. The line bears interest primarily at either the U.S. base rate or the Bank's prime rate of interest plus one-half percent.

     In addition, Gen-X Sports, Inc. has two capital loans with the Bank. An initial capital loan in the amount of $3,200,000 was undertaken to assist in the financing of the acquisition as described in Note 3. The loan is a demand non-revolving loan and bears interest at the Bank's U.S. base rate or the Bank's prime rate per annum. Subsequent to year-end, an additional capital loan in the amount of $10,000,000 was made available to assist the Company in the financing of the acquisition of certain assets of the Teardrop Golf Company. The loan is a demand non-revolving loan and bears interest at the Bank's US. Base rate or the Bank's prime rate per annum.

     The credit facilities are secured by:

          (a) general security agreement covering all of the Company's assets;

          (b) unlimited guarantees from all companies in the group;

          (c) subordination agreements relating to other long-term debt;

          (d) general assignment of book debts;

          (e) assignment of accounts receivable credit and general insurance

     As at December 31, 2000, the Company had an obligation under import letters of credit in the amount of $4,418,467.

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

                           DECEMBER 31, 2000 AND 1999

                           (EXPRESSED IN US DOLLARS)

6.  LONG-TERM DEBT

                                                                2000
                                                              ---------
Loans payable to Ride, Inc., bearing interest at U.S. prime
  rate per annum, secured by a pledge of the shares of Gen-X
  Sports, Inc., and Gen-X Sports Ltd. The loan is repayable
  in equal quarterly principal installments in the amount of
  $100,000 plus accrued interest............................    800,000
Promissory notes payable to former Lamar shareholders,
  bearing interest at 6% per annum, $400,000 is payable in
  fiscal 2001 and $200,000 thereafter in each year through
  to 2003 plus accrued interest.............................    800,000
Promissory notes payable to former Lamar shareholders,
  bearing interest at 6% per annum, $251,361 is payable in
  fiscal 2001 and $125,680 thereafter in each year through
  to 2003 plus accrued interest.............................    502,721
                                                              ---------
                                                              2,102,721
Less: Current portion of long-term debt.....................  1,051,361
                                                              ---------
                                                              1,051,360
                                                              =========

     Long-term debt is repayable as follows:

                                                                  2000
                                                               ----------
2001........................................................   $1,051,361
2002........................................................      725,680
2003........................................................      325,680
                                                               ----------
                                                                2,102,721
                                                               ----------

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

                           DECEMBER 31, 2000 AND 1999

                           (EXPRESSED IN US DOLLARS)

7.  SHARE CAPITAL

                                                                  2000
                                                               ----------
Authorized
  GEN-X SPORTS INC.
     3,960,000 Series A redeemable preferred shares
     250,001 Series B Junior participating preferred shares
     50,000,000 Common shares
  GEN-X SPORTS, INC.
     Unlimited number of common shares
     Unlimited number of Class A preference shares
Issued and outstanding
  GEN-X SPORTS INC.
     2,970,000 Series A redeemable preferred shares.........    2,970,000
     83,334 Series B Junior participating preferred
      shares................................................      500,004
     4,916,692 Common shares................................    9,500,152
  GEN-X SPORTS, INC.
     5,000,029 Common shares................................          333
                                                               ----------
                                                               12,970,489
                                                               ==========

     The holders of the common shares in Gen-X Sports Inc. are entitled to a 5% per annum cash dividend based on a share value of $6 for the issued and outstanding common shares.

     The Series A redeemable preferred ("Series A Shares") are non-voting, entitled to a cumulative dividend at a rate of 7%, and non-participating except to the extent of this aggregate redemption value of $2,970,000 plus any accrued unpaid dividends. Dividends are payable on the 15th day of April, July, October and January of each year.

     Any or all of the Series A Shares are redeemable at any time at the Company's option at a redemption price of $1.00 per share plus accrued interest. In addition, the Series A Shares have a mandatory redemption requirement, at a redemption price of $1.00 per share and are required to be redeemed as follows:

                                                              2000
                                                           ----------
May 1, 2001.............................................   $  990,000
May 1, 2002.............................................      990,000
May 1, 2003.............................................      990,000
                                                           ----------
                                                            2,970,000
                                                           ==========

     The Series B Junior participating preferred shares ("Series B Shares") are convertible into common shares on a one-to-one basis at any time at the option of the holders. Each of the Series B Shares have voting rights equal to the number of common shares they are convertible into. In the event that dividends are paid to the holders of common shares, a dividend is payable to the holders of the Series B Shares equal to the dividends that would have been paid in respect of common shares into which the Series B Shares are convertible.

                    GEN-X SPORTS INC. AND GEN-X SPORTS, INC.

                           DECEMBER 31, 2000 AND 1999

                           (EXPRESSED IN US DOLLARS)

     During the year, dividends were declared and paid in the amount of $1,019,471 to the holders of the issued and outstanding common shares, Series A Shares and Series B Shares of Gen-X Sports Inc.

     On February 14, 2001, the Gen-X Sports Inc. authorized for issuance 5,312,030 shares with a par value of $0.0001 per share to be designated as Series C non-voting preferred shares.

8.  RELATED PARTY TRANSACTIONS

     On September 12, 2000, the Company sold land and building in the amount of CDN $678,000 to a related party at fair market value, which was approximately equal to the net book value of the property. As consideration for the sale, the Company took back a receivable due from a related party which was subsequently forgiven by the Company. Included in operating expenses is a loss of $189,000 relating to the forgiveness of the receivable due from this related party. The Company now rents its premises from this related party at rates approximating fair market value. The related expense is included in operating expenses.

9.  SUBSEQUENT EVENTS

     On December 1, 2000, the Company entered into an asset purchase agreement to purchase certain assets of Teardrop Golf Company out of Bankruptcy Court for total consideration of $18,000,000. As part of the purchase agreement the Company was required to advance a security deposit of $500,000, which is included in prepaid expenses and deposit on the combined balance sheet. Subsequent to year end, the Company assigned its purchase rights under the purchase transaction to a related company and the asset purchase transaction closed in March 2001.

     On February 15, 2001, the Company issued 260,000 common shares to HSBC Capital (Canada) Inc. as consideration for the provision of a credit enhancement guarantee in favour of the Bank to a maximum principal amount of $10,000,000 effectively guaranteeing the additional capital loan undertaken by Gen-X Sports, Inc. from the Bank under the terms of the bank facility as described in Note 5.

10.  COMMITMENTS

     The Company is committed under certain operating leases. Total future minimum lease payments related to these operating leases are approximately as follows:

                                                              2000
                                                            --------
2001.....................................................   $116,000
2002.....................................................     91,000
2003.....................................................     94,000
2004.....................................................     81,000
2005.....................................................     55,000
                                                            --------
                                                             437,000
                                                            ========

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                               HUFFY CORPORATION
                                   HSGC, INC.
                                      AND
                               GEN-X SPORTS INC.

                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS................................................   A-1
  1.1    Certain Terms...............................................   A-1
  1.2    Definitions.................................................   A-2

ARTICLE II THE MERGER................................................   A-9
  2.1    The Merger..................................................   A-9
  2.2    Merger Consideration........................................   A-9
  2.3    Merger Consideration Adjustments............................  A-10
  2.4    Dissenting Shares...........................................  A-11
  2.5    Stock Options...............................................  A-12
  2.6    Conversion of Shares; Payment Procedures....................  A-12
  2.7    Redemption of Gen-X Preferred Stock.........................  A-15

ARTICLE III CLOSING..................................................  A-15
  3.1    Closing.....................................................  A-15

ARTICLE IV THE SURVIVING CORPORATION.................................  A-15
  4.1    Certificate of Incorporation................................  A-15
  4.2    By-Laws.....................................................  A-15
  4.3    Directors and Officers......................................  A-15

ARTICLE V REPRESENTATIONS AND WARRANTIES OF GEN-X....................  A-15
  5.1    Organization and Good Standing..............................  A-15
  5.2    Certificate of Incorporation and By-Laws....................  A-16
  5.3    Capitalization..............................................  A-16
  5.4    Gen-X Subsidiaries..........................................  A-16
  5.5    Corporate Authority.........................................  A-17
  5.6    Compliance With Applicable Law..............................  A-17
  5.7    Non-Contravention...........................................  A-18
  5.8    Government Approvals and Consents...........................  A-18
  5.9    Financial Statements........................................  A-18
  5.10   Absence of Undisclosed Liabilities..........................  A-18
  5.11   Absence of Certain Changes or Events........................  A-19
  5.12   Gen-X Litigation............................................  A-21
  5.13   Contracts...................................................  A-21
  5.14   Taxes.......................................................  A-21
  5.15   Title to Properties; Encumbrances...........................  A-23
  5.16   Intellectual Property.......................................  A-23
  5.17   Provided Information........................................  A-24
  5.18   Gen-X Plans; ERISA..........................................  A-24
  5.19   Environmental Matters.......................................  A-26
  5.20   Labor Matters...............................................  A-27
  5.21   Related Party Transactions..................................  A-27
  5.22   Real Estate.................................................  A-27
  5.23   Insurance...................................................  A-29
  5.24   EDC Insurance...............................................  A-29
  5.25   Customers...................................................  A-30

  5.26   Disclosure..................................................  A-30
  5.27   Takeover Statutes...........................................  A-30
  5.28   Brokers.....................................................  A-30
  5.29   Ownership of Huffy Securities...............................  A-30

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF HUFFY AND MERGERSUB.....  A-30
  6.1    Organization and Good Standing..............................  A-30
  6.2    Certificate of Incorporation and By-Laws....................  A-31
  6.3    Capitalization..............................................  A-31
  6.4    Corporate Authority.........................................  A-31
  6.5    Board Recommendation and Shareholder Vote...................  A-32
  6.6    Compliance With Applicable Law..............................  A-32
  6.7    Non-Contravention...........................................  A-32
  6.8    Government Approvals and Consents...........................  A-32
  6.9    SEC Documents and Other Reports.............................  A-32
  6.10   Absence of Undisclosed Liabilities..........................  A-33
  6.11   Absence of Certain Changes or Events........................  A-33
  6.12   Huffy Litigation............................................  A-33
  6.13   Title to Properties; Encumbrances...........................  A-33
  6.14   Provided Information........................................  A-34
  6.15   Disclosure..................................................  A-34
  6.16   Brokers.....................................................  A-34
  6.17   No Prior Activities.........................................  A-34

ARTICLE VII COVENANTS................................................  A-34
  7.1    Conduct of Business by Gen-X Pending the Merger.............  A-34
  7.2    Conduct of Business by Huffy Pending the Merger.............  A-37
  7.3    Access and Information......................................  A-37
  7.4    No Solicitation.............................................  A-37
  7.5    Governmental Entities.......................................  A-37
  7.6    Best Efforts................................................  A-38
  7.7    Certain Filings Under Securities Laws.......................  A-38
  7.8    Stockholders Meetings.......................................  A-38
  7.9    HSR Notification............................................  A-38
  7.10   Financial Statement Deliveries..............................  A-39
  7.11   Financing...................................................  A-39
  7.12   Employee Benefits...........................................  A-39
  7.13   Antitakeover Statutes.......................................  A-40
  7.14   Notification of Certain Matters.............................  A-40
  7.15   Further Assurances..........................................  A-40
  7.16   Further Action; Reasonable Commercial Efforts...............  A-40
  7.17   Tax-Free Reorganization Treatment...........................  A-40
  7.18   Delivery of Opinion of Financial Advisors...................  A-41
  7.19   Public Announcements........................................  A-41
  7.20   Amendment of Schedules......................................  A-41
  7.21   Board Representation........................................  A-41
  7.22   Funding of MergerSub........................................  A-41

  7.23   Sale of Huffy Common Stock..................................  A-41
  7.24   Final Stockholder and Optionee List.........................  A-41
  7.25   Operation of Surviving Corporation After Closing Through
         December 31, 2002...........................................  A-41
  7.26   Insurance...................................................  A-42

ARTICLE VIII CONDITIONS OF MERGER....................................  A-42
  8.1    General Conditions..........................................  A-42
  8.2    Conditions Precedent to the Obligations of Gen-X............  A-43
  8.3    Conditions Precedent to the Obligations of Huffy and
         MergerSub...................................................  A-44

ARTICLE IX TERMINATION...............................................  A-46
  9.1    Termination.................................................  A-46
  9.2    Manner and Effect of Termination............................  A-47

ARTICLE X INDEMNIFICATION............................................  A-48
 10.1    Indemnification Obligation of the Gen-X Stockholders........  A-48
 10.2    Limitations on Indemnification..............................  A-48
 10.3    Expiration..................................................  A-49
 10.4    Procedure for Indemnification...............................  A-49

ARTICLE XI MISCELLANEOUS.............................................  A-50
 11.1    Confidentiality.............................................  A-50
 11.2    Expenses....................................................  A-50
 11.3    Notices.....................................................  A-50
 11.4    Entire Agreement............................................  A-51
 11.5    Counterparts................................................  A-51
 11.6    Huffy and Indemnified Party Knowledge.......................  A-51
 11.7    Invalid Provisions..........................................  A-51
 11.8    Third Party Beneficiaries...................................  A-52
 11.9    No Assignment; Binding Effect...............................  A-52
 11.10   Headings....................................................  A-52
 11.11   Governing Law...............................................  A-52
 11.12   Construction................................................  A-52
 11.13   Specific Performance........................................  A-52
 11.14   Amendment and Modification..................................  A-52
 11.15   Waiver......................................................  A-52
 11.16   Survival of Representations and Warranties..................  A-52

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER is effective as of June 5, 2002, by and among Huffy Corporation, an Ohio corporation, HSGC, Inc., a Delaware corporation ("MergerSub"), and Gen-X Sports Inc., a Delaware corporation.

                                  BACKGROUND:

     The Board of Directors of Gen-X and the Boards of Directors of Huffy and MergerSub, a wholly owned subsidiary of Huffy Corporation, have each determined that it is advisable and in the best interests of their respective stockholders to effect a Merger of Gen-X with and into MergerSub, with MergerSub as the surviving corporation, pursuant to the Certificate of Merger and upon the terms and subject to the conditions set forth herein, such transaction to be effected simultaneously with, and conditioned upon, the Stock Purchase of Gen-X Sports, Inc., an Ontario corporation having substantially the same owners as Gen-X, by HSGC Canada, Inc., a New Brunswick corporation ("Huffy Canadian Sub") (the "Stock Purchase"), which is a wholly-owned subsidiary of Huffy Corporation pursuant to a Stock Purchase Agreement dated of even date herewith (the "SPA"). For U.S. federal income tax purposes it is intended that the Merger shall qualify as a tax-free reorganization under the provisions of Section 368 of the Code.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants contained herein and intending to be legally bound, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.1 Certain Terms. For all purposes of this Agreement, except as otherwise expressly provided:

          1.1.1 the terms defined in this ARTICLE I have the meanings assigned to them in this ARTICLE I and include the plural as well as the singular;

          1.1.2 all accounting terms not otherwise defined herein have the meanings assigned under GAAP;

          1.1.3 all references in this Agreement to "Articles," "Sections," "Exhibits" and "Schedules" shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless the context shall otherwise require;

          1.1.4 pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;

          1.1.5 the words "include," "includes" and "including" shall be deemed in each case to be followed by the words "without limitation";

          1.1.6 the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

          1.1.7 the terms "party" or "parties" when used herein refer to Huffy, Gen-X and MergerSub; and

          1.1.8 unless otherwise expressly provided herein, any agreement, plan, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, plan, instrument or statute as may be from time to time amended, modified or supplemented, including (in the case of agreements, plans or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes.

     1.2 Definitions. As used in this Agreement and the Exhibits and Schedules delivered pursuant to this Agreement, the following initially capitalized terms have the meanings set forth below:

          1.2.1 "Accounting Referee" has the meaning set forth in Section 2.3.1(a).

          1.2.2 "Acquisition Transaction" has the meaning set forth in Section 7.4.1.

          1.2.3 "Action" means any action, complaint, petition, investigation, suit, audit, arbitration, litigation or other proceeding, whether civil, administrative or criminal, in law or in equity, before any arbitrator or Governmental Entity.

          1.2.4 "Affiliate" means, as applied to any Person, (i) any other Person directly or indirectly controlling, controlled by, or under common control with, that Person, (ii) any other Person that owns or controls 10% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (iii) as to a corporation, each director and executive officer thereof, and, as to a partnership, each general partner thereof, and, as to a limited liability company, each managing member or similarly authorized person thereof (including officers or managers), and, as to any other entity, each Person exercising similar authority to that of a director or officer of a corporation. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through ownership of voting securities, by Contract or otherwise.

          1.2.5 "Agreement" means this Agreement, including (unless the context otherwise requires) all Exhibits and Schedules attached or incorporated by reference, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

          1.2.6 "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of Delaware or the Province of Ontario are authorized or obligated to close.

          1.2.7  "Cash Consideration" has the meaning set forth in Section
     2.2.1.

          1.2.8  "Cash In Lieu" has the meaning set forth in Section 2.6.4.

          1.2.9 "Certificate of Merger" has the meaning set forth in Section 2.1.2.

          1.2.10  "CIBC" has the meaning set forth in Section 5.11.1.

          1.2.11  "Closing" has the meaning set forth in Section 3.1.

          1.2.12  "Closing Date" means the date and time of the Closing.

          1.2.13 "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          1.2.14  "Confidentiality Agreement" has the meaning set forth in
     Section 11.1.

          1.2.15 "Consolidated Gen-X 2002 EBITDA" means the combined earnings before interest, taxes, depreciation and amortization ("EBITDA") of Gen-X and Gen-X Ontario as a single unit for the calendar year ending December 31, 2002, including for the period after the Closing, the combined EBITDA of the Surviving Corporation and any successor to Gen-X Ontario, except that such computation shall be adjusted to eliminate (i) any intercompany charges after Closing for overhead that Huffy charges the Surviving Corporation, Gen-X Ontario or any successor to Gen-X Ontario but only to the extent that the net effect of such charges increases the total expenses of such entity over that which Gen-X and Gen-X Ontario would have incurred if the Merger and Stock Purchase had not occurred, (ii) any expenses directly related to the consummation of the transactions contemplated in this Agreement and the SPA, such as legal, accounting and investment banking fees, and (iii) any expenses incurred by Surviving Corporation, Gen-X Ontario or any successor to Gen-X Ontario after Closing that are over and above the amount of such costs that such entity would have incurred in the ordinary course of its business, consistent with past practices had Gen-X and Gen-X Ontario not been acquired by Huffy (other than expenses necessary to comply with applicable laws and regulations).

          1.2.16 "Consolidated Gen-X EBITDA" means the combined earnings before interest taxes, depreciation and amortization of Gen-X and Gen-X Ontario as a single unit for the period referenced ending on the date of measurement.

          1.2.17 "Consolidated Gen-X Debt" means the combined total third party debt of Gen-X and Gen-X Ontario, including all notes payable to HSBC, CIBC or other principal lender, Ride, Inc., Bert LaMar, Jerome Sheldon, Eric Sheldon, Jeffrey Sheldon or any other third party, but excluding the Wells Fargo Bank mortgage, any trade payables or accrued liabilities.

          1.2.18 "Consolidated Gen-X 2002 Average Debt" means the sum of the actual Consolidated Gen-X Debt as at the end of each month in 2002 (including months before and after the Closing) divided by 12.

          1.2.19 "Contract" means any loan, note, bond, mortgage, indenture, lease, agreement, contract, instrument, concession, guarantee of indebtedness or credit agreement, franchise, right or license that is in writing (unless otherwise specified).

          1.2.20 "DGCL" means the Delaware General Corporation Law and all amendments and additions thereto.

          1.2.21  "Damages" has the meaning set forth in Section 10.1.

          1.2.22  "Dissenting Shares" has the meaning set forth in Section 2.4.

          1.2.23 "EBITDA MAE" means with respect to Gen-X and Gen-X Ontario, a determination by Huffy's Chief Financial Officer, made reasonably and in good faith based on his review of the Consolidated Gen-X EBITDA for the period from January 1, 2002 through the end of the month preceding the Closing Date and any other available financial information concerning Gen-X and Gen-X Ontario, that there is a substantial likelihood that the Consolidated Gen-X 2002 EBITDA will be less than US$15,529,825 (which is 92.5% of Gen-X's forecasted Consolidated Gen-X 2002 EBITDA).

          1.2.24 "EBITDA Multiplier" is 3.7, which is the factor that Huffy used internally to determine the combined consideration for the Merger and the Stock Purchase.

          1.2.25  "EBITDA Report" has the meaning as set forth in Section
     2.3.1(a).

          1.2.26  "EDC Insurance Policy" has the meaning set forth in Section
     5.24.

          1.2.27 "Effective Time" means the date and time that the Secretary of State of the State of Delaware accepts for filing the Certificate of Merger or at such later time to which the parties agree and is specified in the Certificate of Merger.

          1.2.28 "Electing Optionholders" has the meaning set forth in Section 2.5.

          1.2.29  "Deemed Per Share Merger Value" has the meaning set forth in
     Section 2.5.1.

          1.2.30 "Employee" means any individual employed by Gen-X whether as an active or inactive employee, officer or director thereof.

          1.2.31  "Employee Retention Agreement" has the meaning set forth in
     Section 2.5.

          1.2.32 "Environmental Law" means any federal, state, local or foreign environmental, health and safety, or other Law, in each case in existence as of the Closing Date, relating to Hazardous Materials, including the Comprehensive Environmental Response Compensation and Liability Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the California Safe Drinking Water and Toxic Enforcement Act.

          1.2.33 "Environmental Permit" means any permit, license, approval, consent or authorization required under, or in connection with, any Environmental Law and includes any and all orders, consent orders or binding agreements issued by or entered into with a Governmental Entity.

          1.2.34 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

          1.2.35 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

          1.2.36  "Exchange Agent" has the meaning set forth in Section 2.6.5.

          1.2.37  "Exchange Fund" has the meaning set forth in Section 2.6.5.

          1.2.38  "First Release Date" has the meaning set forth in Section
     2.2.2.

          1.2.39 "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time, consistently applied.

          1.2.40 "Gen-X" means Gen-X Sports Inc. and all of its Subsidiaries, except that in Sections 5.1, 5.2, 5.3, 5.4, 5.5, and 7.8 it shall only mean Gen-X Sports Inc.

          1.2.41 "Gen-X Common Stock Equivalents" means the common stock, par value US$.0001 per share of Gen-X, the Series B Junior Participating Preferred Stock, par value US$.0001 per share of Gen-X, and the Series C Non-Voting Preferred Stock, par value US$.0001 per share of Gen-X.

          1.2.42 "Gen-X Disclosure Schedule" means the Schedules delivered to Huffy by, or on behalf of, Gen-X (concurrently with entering into this Agreement) as may be supplemented from time to time, containing all lists, descriptions, exceptions, and other information and materials that are required to be included therein in connection with the representations and warranties made by Gen-X in ARTICLE V or that are otherwise required to be included therein.

          1.2.43 "Gen-X Employee Stock Plan" means that certain Gen-X Sports Inc. 2001 Stock Incentive Plan.

          1.2.44 "Gen-X ERISA Affiliate" means Gen-X or any member of the same controlled group of businesses of Gen-X, within the meaning of Section 4001(a)(14) of ERISA.

          1.2.45  "Gen-X Financial Statements" has the meaning set forth in
     Section 5.9.

          1.2.46  "Gen-X Improvements" has the meaning set forth in Section
     5.22.7.

          1.2.47 "Gen-X Intellectual Property Rights" has the meaning set forth in Section 5.16.

          1.2.48 "Gen-X Interim Financial Statements" has the meaning set forth in Section 5.9.

          1.2.49  "Gen-X Leased Real Property" has the meaning set forth in
     Section 5.22.2.

          1.2.50  "Gen-X Leases" has the meaning set forth in Section 5.22.2.

          1.2.51 "Gen-X Non-Employee Stock Plan" means that certain Gen-X Sports Inc. Stock Compensation Plan which provides for the issuance of stock options to persons who are not employees of Gen-X.

          1.2.52 "Gen-X Ontario" means Gen-X Sports, Inc., an Ontario corporation, having substantially similar ownership as Gen-X and all of its Subsidiaries.

          1.2.53  "Gen-X Owned Real Property" has the meaning set forth in
     Section 5.22.1.

          1.2.54 "Gen-X Plan" means (a) each of the "employee benefit plans" (as such term is defined in Section 3(3) of ERISA), of which a Gen-X ERISA Affiliate is or ever was a sponsor or participating employer or as to which Gen-X or any Gen-X ERISA Affiliate makes contributions or is required to make contributions, and (b) any similar employment, severance or other arrangement or policy of Gen-X, or any Gen-X ERISA Affiliate (whether written or oral) providing for health, life, vision or dental insurance coverage (including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, fringe benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits.

          1.2.55 "Gen-X Preferred Stock" means the Series A 7% Redeemable Preferred Stock, par value US$.0001 per share of Gen-X.

          1.2.56 "Gen-X Real Property" has the meaning set forth in Section 5.22.3.

          1.2.57 "Gen-X Stockholders" means the holders of the Gen-X Common Stock Equivalents.

          1.2.58 "Gen-X Stockholders Meeting" means the Stockholders meeting of Gen-X to be held for the purpose of adopting this Agreement and approving the Merger.

          1.2.59 "Governmental Entity" means any government or any agency, public or regulatory authority, instrumentality, ministry, bureau, board, arbitrator, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether foreign or domestic and whether national, federal, tribal, provincial, state, regional, local or municipal, and shall include any stock exchange, any quotation service and the National Association of Securities Dealers.

          1.2.60 "Hazardous Material" means (a) any chemical, material, substance or waste including, containing or constituting petroleum or petroleum products, solvents (including chlorinated solvents), nuclear or radioactive materials, asbestos in any form that is or could become friable, radon, lead-based paint, urea formaldehyde foam insulation or polychlorinated biphenyls, and (b) any other chemical, material, substance or waste that is now defined as, or included in the definition of, "hazardous substance(s)," "hazardous waste(s)," "hazardous material(s)," "extremely hazardous waste(s)," "restricted hazardous waste(s)," "toxic substance(s)," "toxic pollutant(s)" or words of similar import under or pursuant to any Environmental Law.

          1.2.61 "Holdback Shares" means 838,710 shares of Huffy Common Stock that Huffy shall retain from the Stock Consideration for distribution to Gen-X Stockholders and Electing Optionholders pursuant to Sections 2.2.2 and 2.2.3.

          1.2.62  "HSBC" has the meaning set forth in Section 5.11.1.

          1.2.63 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          1.2.64 "Huffy" means Huffy Corporation and its Subsidiaries, except that in Sections 6.1, 6.2, 6.3, 6.4 and 7.8, it shall only mean Huffy Corporation.

          1.2.65 "Huffy Canadian Sub" has the meaning as set forth in the preamble to this Agreement.

          1.2.66 "Huffy Common Stock" means the common stock, par value US$1.00 per share, of Huffy Corporation.

          1.2.67 "Huffy Disclosure Schedule" means the Schedules delivered to Gen-X by, or on behalf of, Huffy and MergerSub (concurrently with entering into this Agreement) as may be supplemented from time to time, containing all lists, descriptions, exceptions, and other information and materials that are required to be included therein in connection with the representations and warranties made by Huffy and MergerSub in ARTICLE VI or that are otherwise required to be included therein.

          1.2.68  "Huffy Financial Statements" has the meaning set forth in
     Section 6.9.

          1.2.69 "Huffy Preferred Stock" means the preferred stock, par value US$1.00 per share, of Huffy.

          1.2.70  "Huffy SEC Documents" has the meaning set forth in Section
     6.9.

          1.2.71 "Huffy Shareholders Meeting" means the meeting of holders of Huffy Common Stock to be held for the purpose of approving the issuance of Huffy Common Stock contemplated hereby.

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          1.2.72  "IRS" means the United States Internal Revenue Service or any successor entity.

          1.2.73 "Income Tax" means (a) any income, alternative or add-on minimum tax, gross income, gross receipts, franchise, profits, including estimated taxes relating to any of the foregoing, or other similar tax or other like assessment or charge of similar kind whatsoever, excluding any Other Tax, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such Tax (domestic or foreign); or (b) any liability of a Person for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treasury Regulations (S)1.1502-6 or comparable provisions of any Taxing Authority in respect of a Tax Return of a Relevant Gen-X Group or Huffy, as applicable, or any Contract.

          1.2.74 "Indemnified Parties" means Huffy, MergerSub, Huffy Canadian Sub and their respective successors and assigns, officers, shareholders, attorneys and agents.

          1.2.75 "Indemnity Period" means the period from the Closing Date to the later of (i) the first anniversary of the Closing, or (ii) resolution of any indemnity claim that remains outstanding after the first anniversary of the Closing pursuant to Section 10.4.1.

          1.2.76 "Intellectual Property Rights" means all trademarks, trademark registrations, trademark applications, service marks, service mark registrations, service mark applications, trade names, trade dress, logos and corporate names, all such existing worldwide, together with all renewals, translations, adoptions, derivatives and combinations thereof and including all goodwill associated therewith (collectively, "Trademark Rights"), all worldwide patents, patent applications, and patent disclosures together with all reissues, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, material confidential business information, whether patentable or unpatentable and whether or not reduced to practice (collectively, "Patent Rights"), all know how and trade secrets, all computer software, all copyrights, copyright registrations and applications for the registration of copyrights and all other material proprietary rights used by or held by a party or any other third Person whether or not currently used thereby and all Contracts and arrangements for licensing the same to or from third parties.

          1.2.77 "Knowledge," "Known to" or any similar phrase means, with respect to any matter in question, that, with respect to Gen-X, a Gen-X Executive Officer, or, with respect to Huffy, a Huffy Executive Officer:
     (a) has actual knowledge of such fact or other matter, or (b) could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. For purposes of this
     Section 1.2.77 (i) a Gen-X Executive Officer shall mean any of James Salter, Kenneth Finkelstein and John Collins and (ii) a Huffy Executive Officer shall mean any of Don R. Graber, Robert W. Lafferty, Timothy G. Howard and Nancy A. Michaud.

          1.2.78 "Law" or "Laws" means any law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law whether in the United States, Canada, any other country, or any domestic or foreign state, county, city or other political subdivision or of any Governmental Entity.

          1.2.79 "Liabilities" means all indebtedness, obligations and other liabilities of a Person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due.

          1.2.80 "Liens" means any mortgage, deed of trust, pledge, assessment, security interest, lease, lien, easement, license, covenant, condition, adverse claim, levy, charge, option, equity, adverse restriction, or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

          1.2.81 "Material Adverse Effect" means, with respect to any Person, any event, circumstance, change, condition, development or occurrence either individually or in the aggregate with all other events, circumstances, changes, conditions, developments or occurrences, resulting in or reasonably likely to result in a material adverse effect on
     (a) the business (as now conducted or as now proposed by such Person to be conducted), results of operations, condition (financial or otherwise), properties, value, assets or Liabilities (contingent or otherwise), or of such Person and its Subsidiaries, taken as a whole, (b) the legality or enforceability of this Agreement, or (c) the ability of such Person to perform its obligations and to consummate the transactions under this Agreement. Where the defined term "Material Adverse Effect" is used in a particular representation or warranty in ARTICLE V or ARTICLE VI, the reference to "all other events, circumstances, changes, conditions, developments or occurrences" in the foregoing definition shall be deemed to refer to all other events, circumstances, changes, conditions, developments or occurrences that are within the same subject matter coverage as that particular representation or warranty (i.e., excluding matters unrelated to that particular representation or warranty); the foregoing convention shall not apply where the defined term "Material Adverse Effect" is otherwise used in this Agreement. In determining whether a "Material Adverse Effect" has occurred with respect to a party's results of operations, extraordinary, non-recurring income items will be disregarded. For the purposes of analyzing whether any event, circumstance, change, condition, development or occurrence constitutes a "Material Adverse Effect" under this definition, the parties agree that with respect to Gen-X (A) materiality shall be analyzed from the viewpoint of whether there is a likelihood that the disclosure of such event, circumstance, change, condition, development or occurrence would be viewed by a reasonable investor as having materially altered the total mix of information available to such investor if the total mix of information had consisted solely of the representations and warranties of Gen-X contained in this Agreement (other than Section 5.11) and the Gen-X Disclosure Schedule, (B) the analysis of materiality shall not be limited to the viewpoint of a long-term investor, and (C) each of the terms contained in subclause (a) above are intended to be separate and distinct. Notwithstanding the foregoing, the parties hereto agree that any adverse effect resulting from the following shall not be considered to be a Material Adverse Effect: (I) this Agreement or the transactions contemplated hereby or the public announcement of this Agreement and the Merger; (II) the economy or securities markets in general; or (III) Gen-X's or Huffy's industry in general and not in whole or in any part significantly related specifically to Gen-X or Huffy, as applicable.

          1.2.82  "Merger" has the meaning set forth in Section 2.1.1.

          1.2.83 "Merger Consideration" means the Cash Consideration, any Cash in Lieu, the Stock Consideration and the number of Holdback Shares distributed to the Gen-X Stockholders pursuant to Sections 2.2.2 and 2.2.3.

          1.2.84  "MergerSub" has the meaning set forth in the preamble hereof.

          1.2.85 "MergerSub Common Stock" means the common stock, par value US$1.00 per share, of MergerSub.

          1.2.86  "NYSE" means the New York Stock Exchange.

          1.2.87 "Option Satisfaction Agreement" has the meaning as set forth in Section 2.5.

          1.2.88 "Options" means all options, warrants and similar securities or rights enabling the holder thereof to purchase or acquire shares of any capital stock of either Gen-X or Gen-X Ontario (including, without limitation, all such Options issued pursuant to the Stock Option Plans).

          1.2.89  "Options Spread Value" has the meaning set forth in Section
     2.5.

          1.2.90 "Order" means any decree, judgment, ruling, arbitration award, assessment, writ, injunction or similar order of any Governmental Entity (in each such case whether preliminary or final).

          1.2.91 "Other Tax" means any sales, use, ad valorem, business license, withholding, payroll, employment, excise, stamp, transfer, recording, occupation, premium, property, unclaimed property, value added, custom duty, severance, windfall profit or license tax, governmental fee or other similar assessment or charge, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such tax (domestic or foreign).

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

          1.2.92 "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

          1.2.93 "Permit" means any license, permit, approval, consent, exemption, franchise or authorization, and includes any Environmental Permit.

          1.2.94 "Permitted Liens" means: (a) liens, encumbrances or imperfections of title that do not materially detract from the value of, or materially interfere with, the present use or, in the case of Gen-X Owned Real Property, the marketability of the property affected thereby; (b) liens for taxes and assessments, governmental charges, levies, mechanics liens or other statutory liens, both special and general that are not yet due and payable or are being contested in good faith pursuant to appropriate proceedings; (c) liens that are reserved on the financial statements as required by GAAP, which such financial statements were received prior to the date hereof by Huffy (in the case of Gen-X's liens) or by Gen-X (in the case of Huffy's liens); (d) zoning, building, use and other governmental ordinances, if any; or (e) any liens that arise as a matter of law, such as a purchase money security interest or warehouseman's lien, that Gen-X incurs in the ordinary course of business, consistent with past practices.

          1.2.95 "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental Entity.

          1.2.96 "Principal Stockholders" means DMJ Financial, Inc., a Barbados corporation, its two stockholders K&J Financial Holdings, Inc. ("K&J") a Barbados corporation and DLS Financial, Inc. ("DLS"), a Barbados corporation, the sole stockholder of K&J, Kenneth Finkelstein Family Trust, the sole stockholder of DLS, James Salter Family Trust, Kenneth Finkelstein, James Salter and Osgoode Financial Inc., an Ontario corporation.

          1.2.97  "Proxy Statement" has the meaning set forth in Section 5.17.

          1.2.98 "Registration Statement" has the meaning set forth in Section 5.17.

          1.2.99  "Representative" has the meaning set forth in Section 10.4.6.

          1.2.100 "SEC" means the United States Securities and Exchange Commission or any successor entity.

          1.2.101 "Second Release Date" has the meaning set forth in Section 2.2.3.

          1.2.102 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

          1.2.103 "SPA" has the meaning as set forth in the preamble to this Agreement.

          1.2.104 "Stock Option Plans" means, collectively, the Gen-X Employee Stock Plan and the Gen-X Non-Employee Stock Plan.

          1.2.105 "Stock Purchase" has the meaning as set forth in the preamble to this Agreement.

          1.2.106 "Stockholders Meetings" means the Gen-X Stockholders Meeting and the Huffy Shareholders Meeting.

          1.2.107 "Subsidiary" of a party means any Person in which such party, directly or indirectly through Subsidiaries or otherwise, beneficially owns or owned at least 50% of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof.

          1.2.108 "Surviving Corporation" has the meaning set forth in Section 2.1.1.

          1.2.109 "Surviving Corporation Common Stock" means the common stock, par value US$1.00 per share, of the Surviving Corporation.

          1.2.110  "Takeover Statute" has the meaning set forth in Section 7.13.

          1.2.111 "Tax" or "Taxes" means Income Taxes and/or Other Taxes, as the context requires.

          1.2.112 "Tax Returns" means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) filed or required to be filed with, or, where none is required to be filed with a Taxing Authority, the statement or other document issued by, a Taxing Authority in connection with any Tax.

          1.2.113 "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

          1.2.114  "Total Merger Adjustment" has the meaning set forth in
     Section 2.3.3.

          1.2.115  "Trademark Rights" has the meaning set forth in Section
     1.2.76.

                                   ARTICLE II

                                   THE MERGER

     2.1 The Merger.

          2.1.1 At the Effective Time, Gen-X shall be merged with and into MergerSub in accordance with the DGCL and the terms and conditions hereof and the Certificate of Merger (the "Merger"). Upon consummation of the Merger, the separate existence of Gen-X shall cease and MergerSub shall be the surviving corporation (the "Surviving Corporation").

          2.1.2 As soon as practicable after satisfaction (or, to the extent permitted hereunder, waiver) of all conditions to the Merger, MergerSub will file a certificate of merger substantially in the form attached hereto as Exhibit 2.1.2 (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the DGCL and will make all other filings or recordings required by applicable Law in connection with the Merger. The Merger shall become effective as of the Effective Time.

     2.2 Merger Consideration.

          2.2.1 Merger Consideration Payable at Closing. On the Closing Date, Huffy shall pay to the Gen-X Stockholders in accordance with the terms of this Agreement the following: (i) a number of shares of Huffy Common Stock (the "Stock Consideration") equal to 5,000,000 minus (A) the number of shares of Huffy Common Stock issuable to holders of Options pursuant to
     Section 2.5, minus (B) the number of shares of Huffy Common Stock issuable to holders of stock options of Gen-X Ontario, minus (C) the aggregate number of shares of Huffy Common Stock, rounded to the nearest whole number, that would be issuable to Gen-X stockholders but for the application of Section 2.6.4 below, minus (D) the Holdback Shares (except those Holdback Shares that have already been subtracted as part of the shares of Huffy Common Stock issuable to holders of Options), plus (ii) an amount of cash (the "Cash Consideration") equal to US$5,556,914 minus (A) any cash paid out to holders of Options as Options Spread Value pursuant to
     Section 2.5, and minus (B) the amount, if any, by which the total fees paid or payable by Gen-X and/or Gen-X Ontario to Sheffield Merchant Banking Group exceeds US$1,000,000.

          2.2.2 First Release of Holdback Shares. Within five Business Days of the final determination of the Consolidated Gen-X 2002 EBITDA pursuant to
     Section 2.3.1(a) (the "First Release Date"), Huffy shall take such steps as necessary to cause the distribution of the Holdback Shares to the Gen-X Stockholders and Electing Optionholders minus the amount of Holdback Shares, if any, that Huffy is entitled to retain for the Total Adjustment Amount minus up to an additional 258,065 of the Holdback Shares. The distribution of the Holdback Shares on the First Release Date to the Gen-X Stockholders and Electing Optionholders shall be on a pro rata basis based upon their percentage ownership of Gen-X Common Stock Equivalents immediately prior to the Effective Time (assuming, only for purposes of this calculation, that 67% of the Gen-X Stock Equivalents that would have been issuable to the Electing Optionholders had they exercised their Options as of the Closing Date, were actually issued to them).

          2.2.3 Second Release of Holdback Shares. No later than five Business Days after the expiration of the Indemnity Period ("Second Release Date"), Huffy shall take such steps as necessary to cause the distribution of the Holdback Shares that remain after the First Release Date to the Gen-X Stockholders and Electing Optionholders minus the number of Holdback Shares that Huffy is entitled to retain as payment for any amounts due the Indemnified Parties pursuant to the indemnification obligation of the Gen-X Stockholders and Electing Optionholders under ARTICLE X of this Agreement. The distribution of such remaining Holdback Shares to the Gen-X Stockholders and Electing Optionholders shall be on a pro rata basis based upon their percentage ownership of Gen-X Common Stock Equivalents immediately prior to the Effective Time (assuming, only for purposes of this calculation, that 67% of the Gen-X Stock Equivalents that would have been issuable to the Electing Optionholders had they exercised their Options as of the Closing Date, were actually issued to them).

     2.3  Merger Consideration Adjustments.

          2.3.1  2002 EBITDA

             (a) Calculation of Consolidated Gen-X 2002 EBITDA. Huffy shall determine the Consolidated Gen-X 2002 EBITDA as soon as reasonably practicable after Huffy's annual report for 2002 as reported on Form 10-K is approved by Huffy's Board of Directors for filing with the SEC (which Huffy expects to occur on or about February 14, 2003). Once Huffy determines the Consolidated Gen-X 2002 EBITDA, it shall deliver to the Representative a written report setting forth the Consolidated Gen-X 2002 EBITDA together with the related calculations, all in accordance with GAAP consistently applied (the "EBITDA Report"). The Representative shall have 30 Business Days following its receipt of the EBITDA Report during which to notify Huffy of any dispute of any item contained in the EBITDA Report, which notice shall set forth in reasonable detail the basis for such dispute (a "EBITDA Dispute Notice"). If the Representative does not notify Huffy of any dispute within the above referenced time period, the Gen-X Stockholders and Electing Optionholders shall be deemed to have accepted the EBITDA Report and it shall be final. Huffy and the Representative shall, during the 30 Business Days following Huffy's receipt of the EBITDA Dispute Notice use their best efforts to reach agreement on the disputed items or amounts in order to determine the Consolidated Gen-X 2002 EBITDA. If, during such period, Huffy and the Representative are unable to reach agreement, they shall promptly thereafter cause BDO Siedman or such other independent accounting firm upon whom the parties mutually agree that has no existing relationship with Huffy, Gen-X or the Principal Stockholders (the "Accounting Referee") to promptly review this Agreement and the disputed items or amounts for the purpose of calculating the Consolidated Gen-X 2002 EBITDA. In making such calculation, the Accounting Referee shall consider only those items or amounts in the EBITDA Report as to which Huffy and the Representative have disagreed. The Accounting Referee shall deliver to Huffy and the Representative, as promptly as practicable, a long form report setting forth its calculation of Consolidated Gen-X 2002 EBITDA. The Accounting Referee's calculation of Consolidated Gen-X 2002 EBITDA shall be final and binding on the parties. In the event that the Accounting Referee determines that such Consolidated Gen-X 2002 EBITDA is at least US$100,000 more than what Huffy determined in its calculation of Consolidated Gen-X 2002 EBITDA, then all expenses of and for the Accounting Referee shall be borne by Huffy; otherwise all expenses of and for the Accounting Referee shall be borne by the Gen-X Stockholders and Electing Optionholders and shall be paid to Huffy through Huffy's retention of the appropriate amount of Holdback Shares.

             (b) Consolidated Gen-X 2002 EBITDA Adjustment. If the final determination of the Consolidated Gen-X 2002 EBITDA as set forth in
        Section 2.3.1(a) is less than US$15,529,825, then the adjustment for the deficiency in Consolidated Gen-X 2002 EBITDA (the "EBITDA Adjustment") shall be calculated in accordance with the following formula:

          EBITDA Adjustment = (US$15,529,825 minus Consolidated Gen-X 2002
                              EBITDA) times the EBITDA Multiplier

          2.3.2  Consolidated Gen-X Debt

             (a) Calculation of Consolidated Gen-X Debt. Huffy shall determine the Consolidated Gen-X 2002 Average Debt as soon as reasonably practicable after Huffy's annual report for 2002 as filed on Form 10-K is approved by Huffy's Board of Directors for filing with the SEC (which Huffy expects to occur on or about February 14, 2003). Once Huffy determines the Consolidated Gen-X 2002 Average Debt, it shall send a written report to the Representative setting forth the Consolidated Gen-X 2002 Average Debt calculated in accordance with GAAP.

             (b) Consolidated Gen-X Debt Adjustment. If the Consolidated Gen-X 2002 Average Debt is in excess of US$41,000,000 then the adjustment for the excess in Consolidated Gen-X 2002 Average Debt (the "Debt Adjustment") shall be calculated in accordance with the following formula:

          Debt Adjustment = (Consolidated Gen-X 2002 Average Debt minus
                            US$41,000,000) times 17.5%

          2.3.3  Total Adjustment Amount.

             (a) The sum of the adjustments, if any, resulting from the procedures set forth in Sections 2.3.1 and 2.3.2 above shall be the "Total Adjustment Amount;" provided that, the Total Adjustment Amount shall not exceed US$5,000,000.

             (b) Conversion of Total Adjustment Amount into Shares. Huffy shall divide the Total Adjustment Amount by US$7.75 and round to the nearest whole number in order to determine the amount of Holdback Shares that Huffy shall retain as the Total Adjustment Amount.

     2.4 Dissenting Shares. Notwithstanding any other provisions of this Agreement, shares of Gen-X Common Stock Equivalents that are issued and outstanding immediately prior to the Effective Time and that are held by a holder who has not voted such shares of Gen-X Common Stock Equivalents in favor of the Merger and who has delivered a written demand in the manner provided by
Section 262 of the DGCL and who, as of the Effective Time, shall not have effectively withdrawn or lost such right to relief as a dissenting stockholder ("Dissenting Shares") shall not be converted into the right to receive the Merger Consideration. The holders of such Dissenting Shares shall be entitled only to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such Dissenting Shares pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Corporation in accordance with the DGCL; provided, however, that if any such holder of Dissenting Shares (a) shall have failed to establish such holder's entitlement to relief as a dissenting stockholder as provided in
Section 262 of the DGCL, (b) shall have effectively withdrawn such holder's demand for relief as a dissenting stockholder with respect to such Dissenting Shares, (c) shall have lost such holder's right to relief as a dissenting stockholder and payment under Section 262 of the DGCL, or (d) shall have failed to file a complaint with the appropriate court seeking relief as to determination of the value of all Dissenting Shares within the time provided in
Section 262 of the DGCL, such holder shall forfeit the right to relief as a dissenting stockholder with respect to such Dissenting Shares and each such Dissenting Share shall be converted into the right to receive the Merger Consideration, without interest thereon, from the Surviving Corporation as provided in Section 2.2.1. Gen-X shall give Huffy prompt notice of any demands made under Section 262 of the DGCL received by Gen-X prior to the Effective Time, and Huffy shall have the right to participate in all negotiations and proceedings with respect to such demands. Gen-X shall not, except with the prior written consent of Huffy, make any payment with respect to, or settle or offer to settle, any such demands.

     2.5 Stock Options.

          2.5.1  Consideration in Lieu of Exercise.   At the Effective Time,
     each Option, whether or not vested, that has an exercise price that is equal to or greater than US$8.88 per share (the "Deemed Per Share Merger Value") shall be cancelled, without any payment or other consideration therefor. At the Effective Time, all other unexercised Options, whether or not vested, shall be cancelled and, as soon as reasonably practicable after the Effective Time, each holder of such other unexercised Options who so elects in writing on or before the Closing Date (the "Electing Optionholders") shall be entitled to receive the following in lieu of such
     Options: (i) for Options under the Gen-X Employee Stock Plan (A) an amount in cash, without interest, equal to 33% of such holder's Options Spread Value and (B) a grant, pursuant to either an Employee Retention Agreement in the form appended hereto as Exhibit 2.5.1(i)(A) ("Employee Retention Agreement") or Employee Option Satisfaction Agreement in the form appended thereto as Exhibit 2.5.1(i)(B) ("Employee Option Satisfaction Agreement"), of a number of shares of Huffy Common Stock equal to 67% of such holder's Options Spread Value, divided by US$7.75; and (ii) for Options under the Gen-X Non-Employee Stock Plan (A) an amount in cash, without interest, equal to 33% of such holder's Options Spread Value and (B) a grant of a number of shares of Huffy Common Stock equal to 67% of such holder's Options Spread Value, divided by US$7.75 upon receipt of an Option Satisfaction Agreement in the form appended hereto as Exhibit 2.5.1(ii) (the "Option Satisfaction Agreement") executed by such holder. For any holder of such Options, the "Options Spread Value" shall be equal to, with respect to such Options, the difference, if positive, between (i) the product of the Deemed Per Share Merger Value multiplied by the number of shares of Gen-X Common Stock Equivalents subject to such Options less (ii) the aggregate exercise price with respect to such Options. From and after the Effective Time, no holder of Options shall have any rights in respect of such Options, other than to receive consideration in such manner. The parties shall mutually agree prior to Closing upon which holders of Options under the Gen-X Employee Stock Plan shall be offered an Employee Retention Agreement or an Employee Option Satisfaction Agreement. 16.8% of the shares of Huffy Common Stock issuable under each Employee Retention Agreement, Employee Option Satisfaction Agreement and the Option Satisfaction Agreement shall constitute Holdback Shares and shall be withheld pending their eventual distribution or permanent retention by Huffy as contemplated in this Agreement.

          2.5.2 Amendments to Stock Option Plans. Prior to the Effective Time, Gen-X (a) shall take all reasonable steps necessary to make any amendments to the terms of the Stock Option Plans, the individual Option agreements or the Options that are necessary to give effect to the transactions contemplated by this Agreement, and (b) shall take reasonable steps necessary to obtain at the earliest practicable date all applicable Employee Retention Agreements, Employee Option Satisfaction Agreements or Option Satisfaction Agreements as contemplated in Section 2.5.1 and written releases (if necessary) from any holders of Options who will not be entitled to receive any consideration under Section 2.5.1, to effect the cancellation of such holders' Options at the Effective Time in accordance with this Section 2.5.

     2.6 Conversion of Shares; Payment Procedures.

          2.6.1 Conversion of Gen-X Common Stock Equivalents. Each share of Gen-X Common Stock Equivalents issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares and shares to be cancelled pursuant to Section 2.6.2) shall be cancelled and shall be converted automatically into the right to receive the following, payable to the holder thereof upon surrender of the certificate formerly representing such share of Gen-X Common Stock Equivalents in the manner provided in this
     Section 2.6: (i) an amount of cash, without interest, equal to the Cash Consideration divided by the total number of shares of Gen-X Common Stock Equivalents issued and outstanding immediately prior to the Effective Time, and (ii) a number of whole shares of Huffy Common Stock equal to the Stock Consideration divided by the total number of shares of Gen-X Common Stock Equivalents issued and outstanding immediately prior to the Effective Time, and (iii) a whole number of Holdback Shares (payable on the First Release Date and Second Release Date as set forth in Sections 2.2.2 and 2.2.3) minus (A) the amount of Holdback Shares that Huffy retains for the Total

     Adjustment Amount, minus (B) the number of Holdback Shares that Huffy retains as payment for any amounts due the Indemnified Parties pursuant to the indemnification obligation of the Gen-X Stockholders and Electing Optionholders under this Agreement, and minus (C) the amount of Holdback Shares payable to the Electing Optionholders, divided by the total number of shares of Gen-X Common Stock Equivalents issued and outstanding immediately prior to the Effective Time.

          2.6.2 Gen-X Treasury Shares. Each share of Gen-X Common Stock Equivalents or Gen-X Preferred Stock held in the treasury of Gen-X, if any, immediately prior to the Effective Time, shall be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto.

          2.6.3 MergerSub Common Stock. Each share of MergerSub Common Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into one share of Surviving Corporation Common Stock.

          2.6.4 Fractional Shares. No fractional shares of Huffy Common Stock shall be issued pursuant to this Agreement. All shares of Huffy Common Stock to which a holder of shares of Gen-X Common Stock Equivalents is entitled in connection with the Merger shall be aggregated. If a fractional share results from such aggregation, in lieu of the issuance of any such fractional share of Huffy Common Stock, a cash adjustment ("Cash in Lieu") shall be paid to a Person in respect of any such fractional share that otherwise would be issuable to such Person pursuant to Section 2.2.1.

          2.6.5 Appointment of Exchange Agent. LaSalle Bank, N.A. shall act as exchange agent hereunder (the "Exchange Agent"). At the Effective Time, Huffy shall deliver or cause to be delivered, in trust, to the Exchange Agent, for the benefit of the former holders of shares of Gen-X Common Stock Equivalents, for exchange in accordance with the provisions in this
     ARTICLE II, through the Exchange Agent, the Merger Consideration, except for any amounts paid directly to the holders of the Common Stock Equivalents at the Closing and the Holdback Shares (such Merger Consideration, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be paid pursuant to Section 2.6.1 and to be deposited pursuant to this Section
     2.6.5 in exchange for shares of Gen-X Common Stock Equivalents. Pending distribution pursuant to Section 2.6 of the Exchange Fund deposited with the Exchange Agent, all cash so deposited shall be held in trust for the benefit of the former holders of Gen-X Common Stock Equivalents and such cash shall not be used for any other purposes; provided, however, that the Surviving Corporation may direct the Exchange Agent to invest such cash, provided that such investments (a) shall be (i) obligations of, or guaranteed by, the federal governments of either the United States of America or Canada, (ii) in commercial paper obligations receiving the highest rating from either Moody's Investors Services, Inc. or Standard & Poor's Corporation, or (iii) in certificates of deposit, bank repurchase agreements or bankers acceptances of domestic commercial banks with capital exceeding US$250,000,000 (collectively, "Permitted Investments") or shall be in money market funds that are invested solely in Permitted Investments and (b) shall have maturities that will not prevent or delay payments to be made pursuant to Section 2.6.

          2.6.6 Exchange Procedures. For those holders of Gen-X Common Stock Equivalents that do not deliver to Huffy at the Closing their Share Certificates, the following exchange procedure shall apply. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each Person who was, at the Effective Time, a holder of record of Gen-X Common Stock Equivalents, (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing the Gen-X Common Stock Equivalents (the "Share Certificates") shall pass, only upon proper delivery of a Share Certificate to the Exchange Agent, and which shall be in such form and have such other provisions as Huffy and Gen-X may reasonably specify prior to the Effective Time) and (ii) instructions for use in effecting the surrender of Share Certificates pursuant to such letter of transmittal. Upon surrender to the Exchange Agent of a Share Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Share Certificate, or such holder's written designee(s), shall be entitled to receive in exchange therefor the Merger

     Consideration for each share of Gen-X Common Stock Equivalents formerly represented by such Share Certificate. No interest shall accrue or be paid on the Cash Consideration or the Cash In Lieu upon the surrender of any Share Certificate for the benefit of the holder of such Share Certificate. Until surrendered as contemplated by this Section 2.6.6, each Share Certificate or other instrument shall, from and after the Effective Time, be deemed to represent only the right to receive the Merger Consideration, and, until such surrender, no cash or other consideration or payment of any kind shall be paid to the holder of such outstanding Share Certificate or other instrument in respect thereof. This Section 2.6 shall apply to Gen-X Stockholders that deliver their Share Certificates to Huffy at Closing except that delivery shall be made to Huffy (instead of the Exchange Agent) and delivery of the letter of transmittal shall not be required.

          2.6.7 Payments to Transferees of Gen-X Common Stock Equivalents. If payment is to be made to a Person other than the registered holder of the Gen-X Common Stock Equivalents represented by the Share Certificate or other instrument so surrendered in exchange therefor, it shall be a condition to such payment that the Share Certificate or other instrument so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Gen-X Common Stock Equivalents or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. Huffy, the Surviving Corporation or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Gen-X Common Stock Equivalents such amounts as Huffy, the Surviving Corporation or the Exchange Agent are required to deduct and withhold under the Code or any provision of any applicable Law, with respect to the making of such payment. To the extent that amounts are so withheld by Huffy, the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Gen-X Common Stock Equivalents in respect of whom such deduction and withholding was made by Huffy, the Surviving Corporation or the Exchange Agent.

          2.6.8 Lost Certificates. In the event that any Share Certificate or other instrument representing shares of Gen-X Common Stock Equivalents shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Share Certificate or other instrument to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such holder of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Share Certificate or other instrument, the Exchange Agent will issue in exchange for and in lieu of such lost, stolen or destroyed Share Certificate or other instrument representing the Gen-X Common Stock Equivalents, the Merger Consideration.

          2.6.9 Unclaimed Merger Consideration. If any portion of the Exchange Fund deposited with the Exchange Agent for purposes of payment in exchange for Gen-X Common Stock Equivalents remains unclaimed six months after the Effective Time, such portion of the Exchange Fund shall be returned to the Surviving Corporation, upon demand, and any such holder who has not surrendered such holder's Share Certificates in compliance with this
     ARTICLE II prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration. Notwithstanding the foregoing, the Surviving Corporation shall not be liable to any holder of Gen-X Common Stock Equivalents for any amount paid to a public official pursuant to applicable unclaimed property Laws. Any amounts remaining unclaimed by holders of Gen-X Common Stock Equivalents six years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity) shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of any claims or interest of any Person previously entitled thereto.

          2.6.10 Merger Consideration Attributable to Dissenting Shares. Any portion of the Merger Consideration, together with all interest and earnings thereon, made available to the Exchange Agent pursuant to this
     Section 2.6.10 to pay for shares of Gen-X Common Stock Equivalents for which dissenters' rights have been perfected as provided in Section 2.4 shall be returned to the Surviving Corporation upon demand.

     2.7 Redemption of Gen-X Preferred Stock. Each share of Gen-X Preferred Stock issued and outstanding immediately prior to the Effective Time shall be redeemed as if still in existence by the Surviving Corporation at the Effective Time for US$1.00 cash per share (which will be an aggregate of US$2,970,000 if all shares of Gen-X Preferred Stock outstanding as of the date of this Agreement are outstanding as at the Effective Time). Payment for shares of Gen-X Preferred Stock shall be made at the Closing and Gen-X shall obtain a release of DMJ Financial, Inc. of its Liens against Gen-X's assets upon the redemption of DMJ Financial, Inc.'s Preferred Stock.

                                  ARTICLE III

                                    CLOSING

     3.1  Closing.  The closing of the Merger (the "Closing") shall take place
(i) at the offices of Dinsmore & Shohl LLP, 255 East Fifth Street, Cincinnati, Ohio 45202 at 9:00 A.M. (Eastern time) on the Business Day that the parties hereto designate as the closing date, which such date shall be a day that securities are traded on the New York Stock Exchange and shall be no later than five Business Days following the fulfillment or waiver of the conditions set forth in ARTICLE VIII in accordance with this Agreement; provided that, the Closing shall occur no earlier than October 1, 2002, or (ii) at such other place and time and/or on such other date as Gen-X and Huffy may agree.

                                   ARTICLE IV

                           THE SURVIVING CORPORATION

     4.1 Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of MergerSub shall be the Certificate of Incorporation of the Surviving Corporation except that it shall be amended to provide that the name of the Surviving Corporation shall be Gen-X Sports Inc., or such other name as may be determined by Huffy and/or MergerSub, until thereafter amended in accordance with Delaware Law and such Certificate of Incorporation.

     4.2 By-Laws. The bylaws of MergerSub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the bylaws of the Surviving Corporation until thereafter amended.

     4.3 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, the directors and officers of MergerSub shall be the persons specified in Exhibit 4.3 appended hereto, in each case to hold office in accordance with the certificate of incorporation and the by-laws of the Surviving Corporation.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF GEN-X

     Gen-X represents and warrants to Huffy and to MergerSub that, except as set forth in the Gen-X Disclosure Schedule (provided, however, that each disclosure set forth in each Section of the Gen-X Disclosure Schedule shall be deemed to be made in all sections of the Gen-X Disclosure Schedule):

     5.1 Organization and Good Standing. Gen-X is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as it is now being conducted. Gen-X is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Without limiting the generality of the foregoing, Gen-X is qualified to do business in the states set forth on Section 5.1 of the Gen-X Disclosure Schedule.

     5.2 Certificate of Incorporation and By-Laws. True, complete and correct copies of the certificates of incorporation and by-laws or equivalent organizational documents, each as amended as of the date hereof, of Gen-X have been made available to Huffy. The certificates of incorporation, by-laws and equivalent organizational documents of Gen-X are in full force and effect. Gen-X is not in violation of any provision of its certificate of incorporation, by-laws or equivalent organizational documents.

     5.3  Capitalization.

          5.3.1 Equity Securities. As of the date hereof, the authorized capital stock of Gen-X consists of 3,960,000 shares of Gen-X Preferred Stock, 50,000,000 shares of Common Stock, 250,001 shares of Series B Junior Participating Preferred Stock, and 6,000,000 shares of Series C Non-Voting Preferred Stock. As of the date of this Agreement, (a) 2,970,000 shares of Gen-X Preferred Stock were outstanding, (b) 5,369,029 shares of Gen-X Common Stock were outstanding, (c) 83,334 shares of Series B Junior Participating Preferred Stock were outstanding, and (d) 5,452,363 shares of Series C Non-Voting Preferred Stock were outstanding. Section 5.3.1 of the Gen-X Disclosure Schedule contains a true, complete and correct list as of such date of all outstanding Options, warrants, rights and other securities of Gen-X convertible into, or exercisable for, shares of capital stock of Gen-X, the holders of such Options, warrants, rights and other securities, the exercise prices with respect to such Options, warrants, rights and other securities and the state, province and country of domicile of each holder of such options, warrants, rights and other securities. Section
     5.3.1 of the Gen-X Disclosure Schedule contains a true, complete and correct list of all stockholders of Gen-X, the amount (and type) of shares of Gen-X capital stock each stockholder owns and the state, province and country of domicile for each such stockholder and the Principal Stockholders. The holders of Gen-X Preferred Stock do not have any voting rights. All outstanding shares of Gen-X Common Stock Equivalents and Gen-X Preferred Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights. No shares of Gen-X Common Stock Equivalents or Gen-X Preferred Stock are owned by any direct or indirect Subsidiary of Gen-X. No shares of Gen-X's capital stock or Options, warrants, rights, or other securities convertible into or exercisable for, shares of capital stock of Gen-X have been issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of any of Gen-X's stockholders.

          5.3.2 Preferred Stock Dividends. Gen-X has paid (and will continue through the Closing to pay as they accrue) all accrued dividends to the holders of the Gen-X Preferred Stock.

          5.3.3 Commitments to Issue or Purchase Securities. Except as described in this Section 5.3, set forth on Section 5.3.1 of the Gen-X Disclosure Schedule and as contemplated by this Agreement, (a) no shares of capital stock or other equity interests of Gen-X or its Subsidiaries are authorized, issued or outstanding, or reserved for issuance, and there are no Options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which Gen-X or its Subsidiaries are a party relating to the issued or unissued capital stock or other equity interests of Gen-X or any of its Subsidiaries that requires Gen-X or its Subsidiaries to grant, issue or sell any shares of the capital stock or other equity interests of Gen-X or any of its Subsidiaries by sale, lease, license or otherwise; (b) Gen-X and its Subsidiaries do not have any obligation, contingent or otherwise, to repurchase, redeem or otherwise acquire any shares of the capital stock or other equity interests of Gen-X or any of its Subsidiaries; (c) Gen-X and its Subsidiaries do not, directly or indirectly, own, or have agreed to purchase or otherwise acquire, the capital stock or other equity interests of, or any interest convertible into or exchangeable or exercisable for such capital stock or such equity interests of, any corporation, partnership, joint venture or other entity that would be material in value to Gen-X; and (d) there are no voting trusts, proxies or other agreements or understandings to which Gen-X, its Subsidiaries or any of their respective stockholders is a party with respect to the voting of any shares of capital stock or other equity interests of Gen-X.

     5.4 Gen-X Subsidiaries. Section 5.4 of the Gen-X Disclosure Schedule contains a list of the following information for each current Subsidiary of Gen-X: (a) the name of such Subsidiary; (b) its authorized, issued and outstanding capital stock or other equity interests, and the percentage of such capital stock or other equity interests owned by Gen-X or any Subsidiary of Gen-X, and the identity of such owner; and (c) any capital stock reserved for future issuance pursuant to outstanding options or other agreements, and the identity of all parties to any such option or other agreement. Each current Subsidiary of Gen-X is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each current Subsidiary of Gen-X has all requisite corporate power and authority to carry on its business as it is now being conducted. Each current Subsidiary of Gen-X is duly qualified as a foreign corporation or organization authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on Gen-X. Without limiting the generality of the foregoing, the current Subsidiaries of Gen-X are qualified to do business in the states set forth on Section 5.4 of the Gen-X Disclosure Schedule listed by each such Subsidiary. All of the outstanding shares of capital stock or other ownership interests in each of Gen-X's current Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and are owned entirely by Gen-X or another Subsidiary of Gen-X free and clear of all Liens, and are not subject to preemptive rights created by statute, such Subsidiary's certificate of incorporation, by-laws or equivalent organizational documents, or any agreement to which such Subsidiary is a party. No shares of capital stock of each current Subsidiary of Gen-X or options, warrants, rights, or other securities convertible into or exercisable for, shares of such capital stock has been issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of any stockholders of such Subsidiary.

     5.5  Corporate Authority.

          5.5.1 General Authority and Enforceability. Gen-X has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the adoption of this Agreement and the approval of the Merger by Gen-X's stockholders, to consummate the transactions contemplated hereby. The execution and delivery by Gen-X of this Agreement and the consummation by Gen-X of the transactions contemplated hereby have been duly authorized by its board of directors and, except for the adoption of this Agreement and the approval of the Merger by Gen-X's stockholders, no other corporate action on the part of Gen-X is necessary to authorize the execution and delivery by Gen-X of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Gen-X and constitutes a valid and binding agreement of Gen-X and is enforceable against Gen-X in accordance with its terms, except to the extent that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The preparation of the Proxy Statement has been or will be prior to the Effective Time duly authorized by the Board of Directors of Gen-X. The corporate records and minute books or other applicable records of Gen-X reflect all material action taken and authorizations made at meetings of such companies' Boards of Directors or any committees thereof and at any stockholders meetings thereof.

          5.5.2 Board Recommendation and Stockholder Vote. Prior to execution and delivery of this Agreement, Gen-X's board of directors (at a meeting duly called and held) has (a) approved this Agreement and the transactions contemplated hereby, (b) determined that this Agreement and the transactions contemplated hereby are fair to, advisable and in the best interests of Gen-X and the holders of Gen-X Common Stock Equivalents and Gen-X Preferred Stock and (c) determined to recommend the adoption of this Agreement and the approval of the Merger to Gen-X's stockholders at the Gen-X Stockholders Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Gen-X Common Stock Equivalents and Gen-X Preferred Stock (to the extent required by Delaware Law) are the only vote of the holders of any class or series of Gen-X's capital stock necessary to adopt this Agreement and to approve the Merger.

     5.6 Compliance With Applicable Law. Gen-X holds, and is in compliance with the terms of, all Permits that are required for the operation of the business of Gen-X, except for a failure to hold or to comply with such Permits that does not and is not reasonably likely to, individually or in the aggregate, cause a

Material Adverse Effect on Gen-X. Section 5.6 of the Gen-X Disclosure Schedule contains a true, complete and correct list of all Permits that Gen-X currently holds and Gen-X is in compliance with all terms of such Permits, except for where failure to comply with such Permits does not and is not reasonably likely to, individually or in the aggregate, cause a Material Adverse Effect on Gen-X. With respect to the Permits of Gen-X set forth on Section 5.6 of the Gen-X Disclosure Schedules, no action or proceeding is pending or, to the Knowledge of Gen-X, threatened that would reasonably be expected to have a Material Adverse Effect on Gen-X. The business of Gen-X is being conducted in all material respects in compliance with all applicable material Laws of any Governmental Entity. No material investigation or review by any Governmental Entity with respect to Gen-X is pending or, to the Knowledge of Gen-X, threatened.

     5.7 Non-Contravention. Except as set forth in Section 5.7 of the Gen-X Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (a) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or require the consent of or notice to any Person that is a party to, any Gen-X Lease or any other Contract (including any oral Contracts) to which Gen-X is a party, or result in the creation of any Lien (other than any Permitted Lien) upon any of the properties or assets of Gen-X, (b) conflict with or result in any violation of any provision of the certificate of incorporation or the by-laws or other equivalent organizational document, in each case as amended, of Gen-X, or (c) subject to the governmental filings referenced in clause (a) of Section 5.8, conflict with or violate any Order or, to the Knowledge of Gen-X, any Law applicable to Gen-X or any of its properties or assets, other than, in the case of clauses (a) and (c), any such conflicts or violations that, individually or in the aggregate, would not have a Material Adverse Effect on Gen-X.

     5.8 Government Approvals and Consents. No filing or registration with, notice to or authorization, consent or approval of, any Governmental Entity is required by or with respect to Gen-X in connection with the execution and delivery of this Agreement by Gen-X or is necessary for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) except: (a) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act, the Exchange Act and any state securities or blue sky law,
(b) for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and (c) such consents, approvals, authorizations, permits, filings and notifications listed in Section 5.8 of the Gen-X Disclosure Schedule.

     5.9 Financial Statements. Section 5.9 of the Gen-X Disclosure Schedule sets forth Gen-X's audited consolidated balance sheets as of December 31, 2001 and December 31, 2000 and the related audited consolidated statements of income and cash flow for the twelve-month periods ended December 31, 2001 and December 31, 2000 (the "Year-End Financial Statements") and Gen-X's unaudited balance sheets as of March 31, 2002 and March 31, 2001 and related unaudited consolidated statements of income and cash flow for the three-month period ended March 31, 2002 and March 31, 2001 (the "Gen-X Interim Financial Statements"). The Year-End Financial Statements and the Gen-X Interim Financial Statements have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except that the Gen-X Interim Financial Statements do not contain the footnotes required by
GAAP). The Year-End Financial Statements and Gen-X Interim Financial Statements (together referred to as the "Gen-X Financial Statements") present fairly the consolidated financial condition and consolidated operating results of Gen-X and any consolidated subsidiaries as of the dates and during the periods indicated therein, subject in the case of the Gen-X Interim Financial Statements to normal year-end adjustments, which will not be material in amount or significance.

     5.10 Absence of Undisclosed Liabilities. There are no Liabilities of Gen-X of any kind whatsoever that would be required by GAAP to be reflected on a consolidated balance sheet of Gen-X (including the notes thereto), other than:

          5.10.1 Liabilities incurred since January 1, 2002 in the ordinary course of business consistent with past practices;

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          5.10.2  reasonable and customary fees and expenses incurred in connection with the consummation of the transactions contemplated by this Agreement, which shall include up to US$1,000,000 in total fees that Gen-X pays to Sheffield Merchant Banking Group; and

          5.10.3 payments required as a result of the consummation of the Merger under the terms of any Gen-X Plans, as identified in Section 5.10.3 of the Gen-X Disclosure Schedule.

     5.11  Absence of Certain Changes or Events.

          5.11.1 No Adverse Effects. Except as expressly contemplated or permitted by this Agreement, and other than the reasonable and customary fees and expenses incurred in connection with the transactions contemplated by this Agreement, since January 1, 2002, the business of Gen-X has been and will continue to be through the Effective Time conducted in all material respects in the ordinary course of business consistent with past practices (other than the potential change of principal lenders from HSBC Bank Canada and HSBC Bank USA (collectively, "HSBC") to Canadian Imperial Bank of Commerce "CIBC") on substantially the same terms as Gen-X disclosed to Huffy), Gen-X has not engaged in any transaction or series of related transactions material to Gen-X taken as a whole other than in the ordinary course of business consistent with past practices, and there has not been any event, occurrence or development that, individually or in the aggregate, constitutes or would constitute a Material Adverse Effect on Gen-X.

          5.11.2 Specific Liabilities or Changes. Without limiting the generality of the foregoing Section 5.11.1, since January 1, 2002, except as set forth in Section 5.11.2 of the Gen-X Disclosure Schedule, there has not been:

             (a) any damage, destruction or loss to any of the assets or properties of Gen-X that, individually or in the aggregate, constitutes a Material Adverse Effect on Gen-X;

             (b) any termination or expiration of a Contract with any supplier of Gen-X or any change in its relationship with any supplier of Gen-X that, individually or in the aggregate, resulted in or may result in a Material Adverse Effect on Gen-X;

             (c) other than payment of required dividends to the holders of Gen-X Preferred Stock and holders of the Series C Non-Voting Preferred Stock pursuant to Gen-X's certificate of incorporation and certificates of designation, any declaration, setting aside or payment of any dividend or distribution (whether in cash, capital stock or property) or capital return in respect of any shares of Gen-X's capital stock or any redemption, purchase or other acquisition by Gen-X of any shares of Gen-X's capital stock, or any repurchase, redemption or other purchase by Gen-X of any outstanding shares of capital stock or other securities of, or other ownership interests in, Gen-X, or any amendment of any material term of any outstanding security of Gen-X;

             (d) any sale, assignment, transfer, lease or other disposition, or agreement to sell, assign, transfer, lease or otherwise dispose of, any of the assets of Gen-X taken as a whole other than in the ordinary course of business consistent with past practices;

             (e) any acquisition (by merger, consolidation, or acquisition of stock or assets) by Gen-X of any corporation, partnership or other business organization or division thereof or any equity interest therein for consideration;

             (f)  any (i) incurrence of, (ii) guarantee with respect to, or
        (iii) provision of credit support for, any indebtedness by Gen-X other than pursuant to (A) Gen-X's current credit facility with HSBC in the ordinary course of business, (B) lease financings for equipment used in the operation of the business of Gen-X in the ordinary course of business or (C) the potential change of principal lenders from HSBC to CIBC on substantially the same terms as Gen-X disclosed to Huffy; or any creation or assumption by Gen-X of any Lien, other than any Permitted Lien, on any material asset;

             (g) any material change in any method of accounting or accounting practice (whether for financial accounting or Tax purposes) used by Gen-X;

             (h) (i) any employment, deferred compensation, or similar agreement entered into or amended by Gen-X and any employee, (ii) any increase in the compensation payable, or to become payable by it, to any of its directors or officers or generally applicable to all or any category of Gen-X's employees, (iii) any increase in the coverage or benefits available under any vacation pay, Gen-X awards, salary continuation or disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any of the directors or officers of Gen-X or generally applicable to all or any category of Gen-X's employees, or (iv) severance pay arrangements made to, for, or with such directors, officers or employees other than, in the case of (i), (ii) and (iii) above and only with respect to employees who are not officers or directors of Gen-X, increases in the ordinary course of business consistent with past practices and that, in the aggregate, have not resulted in a material increase in the benefits or compensation expense of Gen-X taken as a whole;

             (i) any revaluing in any material respect of any of the assets of Gen-X on Gen-X Financial Statements, including, without limitation, writing down the value of any assets or inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practices or as required by GAAP;

             (j) any loan, advance or capital contribution made by Gen-X to, or investment in, any Person other than loans, advances or capital contributions, or investments of Gen-X made in the ordinary course of business consistent with past practices;

             (k) any adoption of or amendment to any Gen-X Plan other than as required by Law or this Agreement;

             (l) any waiver, direct or indirect, by Gen-X of (i) any right or rights of value or (ii) any payment of any debt, Liabilities or other obligation owed to Gen-X, except for waivers individually or in the aggregate that do not have a Material Adverse Effect on Gen-X;

             (m) any change in or amendment to Gen-X's certificate of incorporation, by-laws or other organizational documents;

             (n) any payment, loan or advance of any amount to or in respect of, or the sale, transfer or lease of any properties or assets (whether real, personal or mixed, tangible or intangible) to, or entering into of any agreement, arrangement or transaction with or on behalf of, any officer, director, or employee of Gen-X, or any Affiliate of Gen-X, or any business or entity in which Gen-X or any Affiliate of Gen-X, or relative of any such Person, has any material, direct or indirect, interest, except for (i) directors' fees paid to non-Employee directors,
        (ii) compensation to the officers and employees of Gen-X (including benefits received by such officers and employees as a result of their participation in Gen-X Plans) in the ordinary course of business consistent with past practices, and (iii) advancement or reimbursement of expenses in the ordinary course of business consistent with past practices;

             (o) any modification or change in any material Gen-X Insurance Policy that would result in a diminishment of coverage under such Gen-X Insurance Policy;

             (p) any acquisition of a fee simple interest or a leasehold or subleasehold interest in, or any sale, assignment, disposition, transfer, pledge, mortgage or lease of, any real property owned or leased by Gen-X;

             (q) any issuance, sale or disposition of any capital stock or other equity interest in Gen-X, except upon the valid exercise of Options in accordance with the terms thereof, or any issuance or grant of any options, warrants or other rights to purchase any such capital stock or equity interest, or any securities convertible into or exchangeable for such capital stock or equity interest, or any other change in the issued and outstanding capitalization of Gen-X;

             (r) except as required by this Agreement, any amendment, alteration or modification in the terms of any currently outstanding Options, warrants or other rights to purchase any capital stock or equity interest in Gen-X or any securities convertible into or exchangeable for such capital stock or equity interest, including, without limitation, any reduction in the exercise or conversion price of any such rights or securities, any change to the vesting or acceleration terms of any such rights or securities, or any change to terms relating to the grant of any such rights or securities;

             (s) any closure, shut down or other elimination of any of Gen-X's factories, facilities or offices or any material change in the basic character of its business, properties or assets;

             (t) any action that, if it had been taken after the date hereof, would have required the consent of Huffy under Section 7.1; and

             (u) any agreement to take any actions specified in this Section 5.11.2, except for this Agreement and the SPA.

     5.12 Gen-X Litigation. Section 5.12 of the Gen-X Disclosure Schedule sets forth a brief description of all actual litigation (including all matters resolved through alternative dispute resolution processes, including arbitration and mediation) concerning Gen-X or in which Gen-X was a party for the past three years. There are no outstanding Orders of any Governmental Entity against Gen-X, any of their properties, assets or businesses, or any of Gen-X's current or former directors or officers or any other Person whom Gen-X has agreed to indemnify that would reasonably be expected to have a Material Adverse Effect on Gen-X. Except as set forth in Section 5.12 of the Gen-X Disclosure Schedule, there are no Actions pending or, to the Knowledge of Gen-X, threatened against Gen-X any of its properties, assets or business, or, to the Knowledge of Gen-X, any of Gen-X's current or former directors or officers or any other Person whom Gen-X has agreed to indemnify that would reasonably be expected to have a Material Adverse Effect on Gen-X. To Gen-X's Knowledge, there are no facts or circumstances specific to Gen-X that, if known to a third party, would reasonably be expected to result in such an Action that could have a Material Adverse Effect on Gen-X.

     5.13 Contracts. Each Contract to which Gen-X is a party is valid, binding and enforceable and in full force and effect in accordance with its terms, except where the failure to be so valid, binding and enforceable and in full force and effect would not reasonably be expected to have a Material Adverse Effect on Gen-X, and there are no defaults by Gen-X or, to the Knowledge of Gen-X, another party thereto thereunder, except any default that would not reasonably be expected to have a Material Adverse Effect on Gen-X. Except as set forth in Section 5.13 of the Gen-X Disclosure Schedule, Gen-X is not a party to, or is bound by, any non-competition agreement or any other agreement or obligation that purports to limit in any material respect the manner in which, or the localities in which, Gen-X is entitled to conduct all or any material portion of the business of Gen-X taken as a whole. Section 5.13 of the Gen-X Disclosure Schedule lists: (a) each Contract (including any oral Contracts) to which Gen-X is a party that is material to the business, financial condition, results of operations or prospects of Gen-X taken as a whole, and Gen-X has delivered to Huffy true, complete and correct copies of each such Contract (and for all such oral Contracts, written summaries thereof); and (b) each Contract that is material to the business, financial condition, results of operations or prospects of Gen-X taken as a whole and to which Gen-X is a party with respect to which a consent of any of the other parties thereto will be required in connection with the transactions contemplated by this Agreement.

     5.14  Taxes.  Since January 1, 1997:

          5.14.1 All Tax Returns required to have been filed by, or with respect to, Gen-X or any affiliated, consolidated, combined, unitary or similar group of which Gen-X is or was a member (a "Relevant Gen-X Group") have been duly and timely filed (including any extensions), except for such Tax Returns where the failure to file such Tax Returns would not have a Material Adverse Effect on Gen-X. All such Tax Returns are true, complete and correct in all material respects. All material Taxes due and payable by Gen-X or any member of a Relevant Gen-X Group, whether or not shown on any Tax Return, or claimed to be due by any Taxing Authority, for periods (or portions of periods) covered by the Gen-X Financial Statements, have been paid or accrued on the balance sheet included in the Gen-X Financial Statements.

          5.14.2 Gen-X has not incurred any material liability for Taxes in the period after the date of the Gen-X Interim Financial Statements. The unpaid Taxes of Gen-X (a) did not, as of the most recent fiscal quarter end, exceed by the reserve for liability for Income Tax (other than the reserve for deferred taxes established to reflect timing differences between book and tax income) or Other Tax set forth on the face of the balance sheet included in the Gen-X Interim Financial Statements and (b) will not exceed such reserve as adjusted for operations and transactions in the ordinary course of business through the Closing Date.

          5.14.3 Except as set forth on Section 5.14.3 of the Gen-X Disclosure Schedule, Gen-X is not a party to any agreement extending the time within which to file any Tax Return. Except for those claims listed in Section
     5.14.3 of the Gen-X Disclosure Schedule, no claim has ever been made by a Taxing Authority of any jurisdiction in which Gen-X or any member of any Relevant Gen-X Group does not file Tax Returns that Gen-X or such member is or may be subject to taxation by that jurisdiction.

          5.14.4 Gen-X and each member of any Relevant Gen-X Group has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or independent contractor.

          5.14.5 Gen-X does not have Knowledge of any actions by any Taxing Authority in connection with assessing additional Taxes against, or in respect of, it, or any Relevant Gen-X Group for any past period. There is no dispute or claim concerning any Tax Liability of Gen-X either (a) to Gen-X's Knowledge threatened, or otherwise claimed or raised by any Taxing Authority or (b) of which Gen-X is otherwise aware. There are no Liens for Taxes upon the assets and properties of Gen-X other than Liens for Taxes not yet due. Section 5.14.5of the Gen-X Disclosure Schedule indicates those Tax Returns, if any, of Gen-X, and each member of any Relevant Gen-X Group that have been audited or examined by Taxing Authorities, and indicates those Tax Returns of Gen-X and each member of any Relevant Gen-X Group that currently are the subject of audit or examination. Gen-X has delivered to Huffy true, complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, Gen-X and each member of any Relevant Gen-X Group.

          5.14.6 There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or that include or are treated as including, Gen-X or with respect to any Tax assessment or deficiency affecting Gen-X or any Relevant Gen-X Group.

          5.14.7 Except for rulings and agreements listed in Section 5.14.7 of the Gen-X Disclosure Schedule, Gen-X has not received any written ruling related to Taxes or entered into any agreement with a Taxing Authority relating to Taxes.

          5.14.8 Gen-X has no Liability for the Taxes of any Person other than the Relevant Gen-X Group of which Gen-X is the parent (a) under Section 1.1502-6 of the U.S. Treasury regulations (or any similar provision of state, local or foreign law), (b) as a transferee or successor, (c) by Contract or (d) otherwise.

          5.14.9 Gen-X (a) has not agreed to make or is required to make any adjustment under Section 481 of the Code by reason of a change in accounting method or (b) is not a "consenting corporation" within the meaning of Section 341(f)(1) of the Code.

          5.14.10 Gen-X is not a party to, or bound by, any obligations under any tax sharing, tax allocation, tax indemnity, or similar agreement or arrangement.

          5.14.11 Gen-X is not a partner in any joint venture, partnership, Contract or other arrangement that is treated as a partnership for federal, state, local or foreign Income Tax purposes.

          5.14.12 Gen-X was not included, nor is it includible in, the Tax Return of any Relevant Gen-X Group with any corporation other than such a return of which Gen-X is the common parent corporation.

          5.14.13 Gen-X has not been the subject of an ownership change within the meaning of Section 382(g) of the Code.

          5.14.14 Each material election with respect to Income Taxes affecting Gen-X is set forth in Section 5.14.14 of the Gen-X Disclosure Schedule.

          5.14.15 No interest in Gen-X is a United States real property interest within the meaning of Section 897(c) of the Code.

          5.14.16 None of the assets of Gen-X or any member of any Relevant Gen-X Group are tax exempt use property within the meaning of Section 168(h) of the Code.

          5.14.17 Neither Gen-X nor any member of any Relevant Gen-X Group has distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code. None of the capital stock of Gen-X or any member of any Relevant Gen-X Group has been distributed in a transaction satisfying the requirements of Section 355 of the Code.

          5.14.18 The mind and management of Gen-X Sports AG is located in Switzerland, and Gen-X Sports AG's principal place of business is located in Switzerland.

     5.15 Title to Properties; Encumbrances. Except as described in the following sentence, Gen-X has good, valid and, in the case of real property, marketable title to, or a valid leasehold interest in, all of its properties and assets (real, personal, tangible and intangible), including, without limitation, all such properties and assets reflected in the Gen-X Interim Financial Statements (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since such date), except for such title or interest the failure of which to have would not have, individually or in the aggregate, a Material Adverse Effect on Gen-X. Except as described in
Section 5.15 of the Gen-X Disclosure Schedule, none of such properties or assets are subject to any Liens (whether absolute, accrued, contingent or otherwise) other than Permitted Liens.

       5.16 Intellectual Property. Section 5.16 of the Gen-X Disclosure Schedule sets forth a true, correct and complete list of all Intellectual Property Rights (other than third-party software generally commercially available on a "shrink wrap" license or similar basis) now used or presently proposed to be used in the business of Gen-X (the "Gen-X Intellectual Property Rights"). Gen-X has delivered to Huffy true, correct and complete copies of all written documentation evidencing its ownership in, rights to use or prosecution (if applicable) of all of the Gen-X Intellectual Property Rights. With respect to each item of Gen-X Intellectual Property Rights that Gen-X licenses or has rights to use through a Contract, such license or Contract covering the item is legal, valid, binding, enforceable and in full force and effect and no party to such license or Contract (including Gen-X) is in breach, and no event has occurred which with notice or lapse of time would constitute a breach of such license or Contract. Gen-X owns or has the right to use (without the making of any payment to others or the obligation to grant rights to others in exchange, except as set forth in Section 5.16 of the Gen-X Disclosure Schedule) all Intellectual Property Rights necessary to conduct its business as presently being conducted, including, without limitation, all improvements that were developed by third parties to products that Gen-X markets and sells. Except as disclosed in Section 5.16 of the Gen-X Disclosure Schedule, all Employees, former Employees and independent contractors have executed written Contracts with Gen-X that assign to Gen-X all rights to any works of authorship, inventions, improvements, discoveries or information relating to the business of Gen-X; and waive for the benefit of Gen-X all moral rights in any works of authorship relating to the business of Gen-X, including but not limited to the right to the integrity of the work, the right to be associated with the work as its author, by name or under a pseudonym and the right to remain anonymous. Gen-X has no limitation by Contract or imposed by any court on its ability to use Gen-X Intellectual Property Rights in any jurisdiction inside or outside the United States in which Gen-X is engaged in material business activities. Except as set forth in Section 5.16 of the Gen-X Disclosure Schedule, no charges, complaints, actions, suits, proceedings, hearings, claims or demands have been instituted, pending, or to the Knowledge of Gen-X, threatened that challenges the validity of Gen-X Intellectual Property Rights, the title thereto of Gen-X, or the authority of Gen-X to use Gen-X Intellectual Property Rights as it is presently using such Gen-X Intellectual Property Rights. The conduct of the business of Gen-X as now conducted and the Gen-X Intellectual Property rights do not infringe or conflict in any material respect with (a) the Trademark Rights or Patent Rights of any Person, or (b) any other Intellectual Property Rights of any Person. Gen-X has, as of the date hereof, and will have as of the Effective Time, satisfied all current requirements necessary to maintain the validity of all Intellectual Property Rights, and the right to use such Intellectual Property Rights necessary to conduct Gen-X's business as presently being conducted, including without limitation, all improvements that were developed by third parties to products that Gen-X markets and sells. No Person is using any of the Gen-X Intellectual Property Rights owned by or licensed to Gen-X, except (i) Gen-X or (ii) any Person duly licensed by it to use the same under a Contract as described in Section 5.16 of the Gen-X Disclosure Schedule. Except as set forth in Section 5.16 of the Gen-X Disclosure Schedule, Gen-X has no Knowledge of any infringement by others of any Gen-X Intellectual Property Rights. All licenses and other agreements pertaining to Gen-X Intellectual Property Rights are in compliance in all material respects with all applicable Laws in all jurisdictions in which Gen-X conducts any business operations, including, without limitation, those pertaining to remittance of foreign exchange and taxation, except where such lack of compliance does not and is not reasonably likely to, individually or in the aggregate, cause a Material Adverse Effect on Gen-X. The consummation of the transactions contemplated hereby will not alter or impair the rights and interests of Gen-X in Gen-X Intellectual Property Rights, and Surviving Corporation will have the same rights and interests in Gen-X Intellectual Property Rights immediately after the Closing as it will have immediately prior to the Closing.

     5.17 Provided Information. The information supplied, or to be supplied in writing, by Gen-X for inclusion in (a) the Registration Statement to be filed with the SEC on Form S-4 under the Securities Act (the "Registration Statement") for the purpose of registering the shares of Huffy Common Stock to be issued in connection with the Merger, (b) the joint proxy statement/prospectus to be distributed in connection with the Stockholders Meetings to vote upon, as applicable, the adoption of this Agreement, the approval of the Merger and the issuance of Huffy Common Stock contemplated hereby (the "Proxy Statement"), or
(c) any other filing required to be filed with the SEC as a result of the transactions contemplated herein, will not, (i) in the case of the Registration Statement or such other required filing, as applicable, on the date it is filed with the SEC, on the date each amendment or supplement thereto is filed with the SEC, on the date it becomes effective, and as of the Effective Time, and (ii) in the case of the Proxy Statement, on the dates of the mailing of the Proxy Statement by Gen-X and Huffy or on the dates of the Stockholders Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and any amendments or supplements thereto, on their respective dates of mailing, and any other filing required to be filed with the SEC, as of the date thereof, insofar as they relate to or are filed or are deemed to be filed by Gen-X or any of its Affiliates, will comply in all material respects with all applicable requirements of the Exchange Act. Notwithstanding the foregoing, Gen-X makes no representations with respect to any statement in the foregoing documents based upon, and conforming to, information supplied by Huffy or MergerSub for inclusion therein.

     5.18  Gen-X Plans; ERISA.

          5.18.1 Except as disclosed in Section 5.18.1 of the Gen-X Disclosure Schedule, during the six-year period ending on the Closing Date, (a) neither Gen-X nor any of Gen-X ERISA Affiliates maintains or sponsors (or maintained or sponsored), or is or was required to make contributions to, any Gen-X Plans, (b) none of the Gen-X Plans is or was a "multi-employer plan", as defined in Section 3(37) of ERISA, (c) none of the Gen-X Plans is or was a "defined benefit pension plan" within the meaning of Section 3(35) of ERISA, (d) none of the Gen-X Plans provides or provided post-retirement medical or health benefits, (e) none of the Gen-X Plans is or was a "welfare benefit fund," as defined in Section 419(e) of the Code, or an organization described in Sections 501(c)(9) or 501(c)(20) of the Code, (f) neither the Gen-X nor any of the Gen-X ERISA Affiliates is or was a party to any collective bargaining agreement, and (g) neither the Gen-X nor any of the Gen-X ERISA Affiliates have announced or otherwise made any commitment to create or amend any Gen-X Plan. Except as disclosed in
     Section 5.18.1 of the Gen-X Disclosure Schedule, notwithstanding any statement or indication in this Agreement to the contrary, there are no Gen-X Plans (i) as to which Huffy or MergerSub will be required solely as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby to make any contributions or with respect to which Huffy or MergerSub shall have any obligation or liability whatsoever, whether on behalf of any of the current employees of Gen-X or on behalf of any other Person, after the Closing, or (ii) that Huffy or the Surviving Corporation will not be able to terminate immediately after the Closing in accordance with their terms and ERISA. With respect to each of such Gen-X Plans, at the Closing there will be no unrecorded material liabilities with respect to the establishment, implementation, operation, administration or termination of any such Gen-X Plan, or the termination of the participation in any such Gen-X Plan by Gen-X or any of the Gen-X ERISA Affiliates. Gen-X has delivered or made available to Huffy true and complete copies of: (A) each of the Gen-X Plans and any related funding agreements thereto (including insurance Contracts) including all amendments, and, to the best Knowledge of Gen-X, all of the documents are legally valid and binding and in full force and effect and there are no defaults thereunder, (B) the currently effective summary plan description pertaining to each of the Gen-X Plans that are required to provide such summaries, (C) all annual reports for each of the Gen-X Plans (including all related Schedules) that are required to file such reports, (D) the most recently filed PBGC Form 1 (if applicable), (E) the most recent IRS determination letter, opinion, notification or advisory letter (as the case may be) issued with respect to each Gen-X Plan that is intended to constitute a qualified plan under Section 401 of the Code, and (F) for each unfunded Gen-X Plan, any financial statements that are available as of the Closing Date and that pertain to the most recently ended plan year and consist of (1) the consolidated statement of assets and liabilities of such Gen-X Plan as of the last day of its recently ended plan year, and (2) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under such Gen-X Plan for the most recently-ended plan year, which such financial statements shall fairly present the financial condition and the results of operations of such Gen-X Plan in accordance with GAAP, consistently applied, as of such dates.

          5.18.2 During the six-year period ending on the Closing Date, neither Gen-X nor any of the Gen-X ERISA Affiliates sponsored, maintained or contributed to (or had an obligation to contribute to) any defined benefit plan described in Section 3(35) of ERISA or Section 414(j) of the Code, or any other pension benefit plan that is or was subject to (a) the minimum funding standards of Section 302 of ERISA or Section 412 of the Code or (b) Title IV of ERISA.

          5.18.3 Neither Gen-X nor any of the Gen-X ERISA Affiliates is subject to any material liability, Tax or penalty whatsoever to any person or agency whomsoever as a result of engaging in a prohibited transaction under ERISA or the Code, and neither Gen-X nor any of the Gen-X ERISA Affiliates has any Knowledge of any circumstances that reasonably might result in any material liability, Tax or penalty, including a penalty under Section 502 of ERISA, as a result of a breach of any duty under ERISA or under other applicable Laws. During the six-year period ending on the Closing Date, no event has occurred that could subject any Gen-X Plan to tax under Section 511 of the Code.

          5.18.4 Neither Gen-X nor any of the Gen-X ERISA Affiliates has any material unfunded liability under ERISA in respect of any of the Gen-X Plans. Each of the Gen-X Plans that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter, opinion, notification or advisory letter from the IRS, and, during the six-year period ending on the Closing Date, has been operated in all material respects in accordance with its terms and with the provisions of the Code. During the six-year period ending on the Closing Date, all of the Gen-X Plans have been administered and maintained in substantial compliance with ERISA, the Code and all other applicable Laws. To the best Knowledge of Gen-X, during the six-year period ending on the Closing Date, all contributions required to be made to each of the Gen-X Plans under the terms of that Gen-X Plan, ERISA, the Code or any other applicable Laws have been timely made. Each Gen-X Plan intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code is in all material respects in compliance with such requirements. The Gen-X Interim Financial Statements properly reflect all amounts required to be accrued as liabilities to date under each of the Gen-X Plans.

          5.18.5 Except as disclosed in Section 5.18.5 of the Gen-X Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby (whether alone or upon the occurrence of any additional or further acts or events) will
     (a) result in any obligation or liability (with respect to accrued benefits or otherwise) on the part of Gen-X, Huffy, the Surviving Corporation, or any of their respective Subsidiaries, to any Gen-X Plan, or to any present or former employee, director, officer, stockholder, contractor or consultant (or any of their dependents) of Gen-X, Huffy, the Surviving Corporation, or any of their respective Subsidiaries, (b) be a trigger event under any Gen-X Plan that will result in any payment (whether of severance pay or otherwise) becoming due to any such present or former employee, officer, director, stockholder, contractor, or consultant, or any of their dependents, or (c) accelerate the time of payment or vesting, or increase the amount, of any compensation theretofore or thereafter due or granted to any employee, officer, director, stockholder, contractor, or consultant of Gen-X or any of their dependents. With respect to any insurance policy that provides, or has provided, funding for benefits under any Gen-X Plan, (i) there is and will be no Liability of Gen-X, Huffy, the Surviving Corporation or any of their respective Subsidiaries in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or actual or contingent liability as of the Closing Date, nor would there be any such Liability if such insurance policy were terminated as of the Closing Date, and (ii) no insurance company issuing any such policy is in receivership, conservatorship, bankruptcy, liquidation, or similar proceeding, and, to the Knowledge of Gen-X, no such proceedings with respect to any insurer are imminent.

          5.18.6 With respect to each Gen-X Plan that provides health care coverage, during the six-year period ending on the Closing Date, Gen-X and each Gen-X ERISA Affiliate have complied in all material respects with (a) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and the applicable COBRA regulations and (b) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations thereunder, and neither Gen-X nor any Gen-X ERISA Affiliate has incurred any material liability under Section 4980B or
     Section 4980C of the Code.

          5.18.7 Other than routine claims for benefits under the Gen-X Plans, there are no pending, or, to the Knowledge of Gen-X, threatened, Actions or proceedings involving the Gen-X Plans, or the fiduciaries, administrators, or trustees of any of the Gen-X Plans, Gen-X or any Gen-X ERISA Affiliates as the employer or sponsor under any Gen-X Plan, with any of the IRS, the Department of Labor, the PBGC, any participant in or beneficiary of any Gen-X Plan or any other person whomsoever. Gen-X knows of no reasonable basis for any such claim, lawsuit, dispute or Action or proceeding.

          5.18.8 As of the date hereof, Section 5.18.8 of the Gen-X Disclosure Schedule completely and accurately identifies (by individual, in the case of benefits to "key executives," "executives" and "key employees," as those terms are used in Gen-X's severance plans, and in an aggregate amount in the case of benefits to other employees), the amount of all severance and/or "stay bonus" benefits that may become payable as a result of the consummation of the transactions contemplated by this Agreement.

     5.19 Environmental Matters. Gen-X is and at all times has been, and all real property currently or previously owned, leased, occupied, used by or under the control of Gen-X and all operations or activities of Gen-X (including, without limitation, those conducted on or taking place at any of such Gen-X Real Property) are and have been, in compliance with and not subject to any Liability or obligation under any applicable Environmental Law or Environmental Permit except where any of the foregoing would not have a Material Adverse Effect on Gen-X. There is no condition or circumstance regarding Gen-X or its business or any such Gen-X Real Property or the operations or activities conducted thereon, that could reasonably be expected to give rise to a violation of, or Liability or obligation under, any applicable Environmental Law or Environmental Permit which would have a Material Adverse Effect on Gen-X. Neither Gen-X nor, to the Knowledge of Gen-X, any Person, the acts or omissions of which may be attributable to, the responsibility of, or be the basis of a Liability to, Gen-X, has, or has arranged to have, any Hazardous Material generated, released, treated, stored or disposed of at, or transported to, any facility or property the remediation or cleanup of which, or the response costs related thereto, could reasonably be expected to become or result in a Material Adverse Effect on Gen-X. Gen-X has not received notice of any allegations, claims, demands, citations, notices of violation, or orders of noncompliance made against Gen-X relating or pursuant to any Environmental Law or Environmental Permit except those that have been corrected or complied with or that would not result in a Material Adverse Effect on Gen-X, and, to the Knowledge of Gen-X, no such allegation, claim, demand, citation, notice of violation or order of noncompliance is threatened.

     5.20 Labor Matters. With respect to employees of Gen-X: (a) there are no pending or, to the Knowledge of Gen-X, threatened unfair labor practice charges or employee grievance charges; (b) there is no request for union representation, labor strike, dispute, slowdown or stoppage actually pending or, to the Knowledge of Gen-X, threatened against Gen-X, and there has been no such event during the 36 months preceding the date hereof; (c) Gen-X is not a party to any collective bargaining agreements; and (d) except as set forth in Section 5.20 of the Gen-X Disclosure Schedule, the employment of each of Gen-X's employees is terminable at will (in accordance with Gen-X policy, irrespective of the effect of any applicable Laws of any state) without cost to Gen-X except for payments required under the Gen-X Plans and the payment of accrued salaries or wages and vacation pay. No employee or former employee has any contractual right pursuant to any oral or written agreement to be rehired by Gen-X. Gen-X is, and since January 1, 1997 has been, in compliance in all material respects with all applicable Laws respecting employment and employment practices and the terms and conditions of employment, wages and hours, including, without limitation, any such Laws respecting employment discrimination, occupational safety and health, and unfair labor practices, except where such failure to comply would not have a Material Adverse Effect on Gen-X. Gen-X is not delinquent in any material respect in payments to its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or any amounts required to be reimbursed to such employees. Section 5.20 of the Gen-X Disclosure Schedule contains an accurate list of all employment Contracts (including all oral Contracts) between Gen-X and any employee of Gen-X, and Gen-X has delivered true, correct and complete copies of all such employment Contracts to Huffy (and for each oral employment Contract a written summary of such Contract).

     5.21 Related Party Transactions. Except as set forth in Section 5.21 of the Gen-X Disclosure Schedule or as contemplated by the transactions contemplated hereby, no (a) beneficial owner of 10% or more of Gen-X's outstanding capital stock, (b) officer or director of Gen-X or (c) any Person (other than Gen-X) in which any such beneficial owner, officer or director owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such Persons) has any interest in: (i) any Contract, arrangement or understanding with, or relating to, the business or operations of, Gen-X; (ii) any loan, Contract, arrangement, understanding or agreement for, or relating to, indebtedness of Gen-X; or (iii) any property (real, personal or mixed), tangible or intangible, used in the business or operations of Gen-X, excluding any such Contract, arrangement or understanding constituting a Gen-X Plan.

     5.22  Real Estate.

          5.22.1 Section 5.22.1 of the Gen-X Disclosure Schedule sets forth a true, correct and complete list of all real property (including improvements thereon) owned in fee simple by Gen-X (collectively, the "Gen-X Owned Real Property"). With respect to each such parcel of Gen-X Owned Real Property: (a) Gen-X owns fee simple marketable title to such parcel, subject to no Liens other than any Permitted Liens or any Liens set forth in Section 5.22.1 of the Gen-X Disclosure Schedule; (b) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any person the right of use or occupancy of any portion of such parcel; and (c) there are no outstanding actions, rights of first refusal or options to purchase such parcel.

          5.22.2 Section 5.22.2 of the Gen-X Disclosure Schedule sets forth a true, correct and complete list of all of the leases and subleases ("Gen-X Leases") and each leased and subleased parcel of real property in which Gen-X is a tenant, subtenant, landlord or sublandlord (collectively, the "Gen-X Leased Real Property") and for each Gen-X Lease indicates: (a) whether or not the consent of and/or notice to the landlord thereunder or any other Person will be required in connection with the transactions contemplated by this Agreement; (b) whether any third party or Gen-X is the guarantor of the obligations of any Subsidiary of Gen-X under the Gen-X Leases and the identity of any such guarantor; (c) its term and any options to extend the term; and (d) the current rent payable as set forth on the rent roll report (it being understood that such amount reported on the rent roll report may not include percentage rent, common area maintenance, tax and insurance amounts payable by Gen-X under the Gen-X Lease). Gen-X holds a valid and existing leasehold or subleasehold interest or landlord or sublandlord interest as applicable in the Gen-X Leased Real Property, under each of the Gen-X Leases described in Section 5.22.2 of the Gen-X Disclosure Schedule. Except as noted in Section 5.22.2 of the Gen-X Disclosure Schedule, Gen-X has delivered to Huffy true, correct and complete copies of each of the Gen-X Leases, including, without limitation, all amendments, modifications, side agreements, consents, subordination agreements and guarantees. With respect to each Gen-X Lease: (a) the Gen-X Lease is legal, valid, binding, enforceable and in full force and effect; (b) the Gen-X Lease will continue to be legal, valid, binding, enforceable and in full force and effect on the same terms and conditions following the Effective Time; (c) neither Gen-X, nor, to the Knowledge of Gen-X, any other party to the Gen-X Lease, is in any material respect in breach or default under the Gen-X Lease, and no event has occurred that, with notice or lapse of time, would constitute a breach or default in any material respect by Gen-X or permit termination, modification or acceleration under the Gen-X Lease by any other party thereto; (d) Gen-X has performed and will continue to perform all of its obligations in all material respects under the Gen-X Lease; (e) Gen-X has not, and, to the Knowledge of Gen-X, no third party has, repudiated any provision of the Gen-X Lease; (f) there are no disputes, oral agreements or forbearance programs in effect as to the Gen-X Lease other than those that, individually or in the aggregate, do not constitute a Material Adverse Effect on Gen-X; (g) the Gen-X Lease has not been modified in any respect, except to the extent that such modifications are set forth in the documents previously delivered or made available to Huffy; (h) Gen-X has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Gen-X Lease; and (i) each guaranty by Gen-X is in full force and effect and no default has occurred thereunder.

          5.22.3 The Gen-X Owned Real Property and the Gen-X Leased Real Property are referred to collectively herein as the "Gen-X Real Property." Except as disclosed on Section 5.22.1 or Section 5.22.2 of the Gen-X Disclosure Schedule, there is no Gen-X Real Property used by Gen-X in its business. Each parcel of Gen-X Real Property is in material compliance with all existing applicable Laws, including, without limitation, (a) the Americans with Disabilities Act, 42 U.S.C. Section 12102 et seq., together with all rules, regulations and official interpretations promulgated pursuant thereto, and (b) all Laws with respect to zoning, building, fire, life safety, health codes and sanitation, except where failure to comply with such Laws does not and is not reasonably likely to, individually or in the aggregate, cause a Material Adverse Effect on Gen-X. Gen-X has received no notice of, and has no Knowledge of, any condition currently or previously existing on the Gen-X Real Property or any portion thereof that may give rise to any violation of, or require any remediation under, any existing Law applicable to Gen-X Real Property if it were disclosed to the authorities having jurisdiction over such Gen-X Real Property other than those that do not constitute, individually or in the aggregate, a Material Adverse Effect on Gen-X.

          5.22.4 Gen-X has not received written notice of any proceedings in eminent domain, condemnation or other similar proceedings that are pending, and, to the Knowledge of Gen-X, there are no such proceedings threatened, affecting any portion of Gen-X Real Property. Gen-X has not received written notice of the existence of any outstanding writ, injunction, decree, Order or judgment or of any pending proceeding, and, to the Knowledge of Gen-X, there is no such writ, injunction, decree, Order, judgment or proceeding threatened, relating to the ownership, lease, use, occupancy or operation by any person of Gen-X Real Property.

          5.22.5 The current use of Gen-X Real Property does not violate in any material respect any instrument of record or agreement affecting such Gen-X Real Property. There are no violations of any covenants, conditions, restrictions, easements, agreements or Orders of any Governmental Entity having jurisdiction over any of Gen-X Real Property that affect such Gen-X Real Property or the use or occupancy thereof other than those that do not, individually or in the aggregate, constitute a Material Adverse Effect on Gen-X. No damage or destruction has occurred with respect to any Gen-X Real Property that, individually or in the aggregate, has had or resulted in, or is reasonably likely to have or result in, a Material Adverse Effect on Gen-X.

          5.22.6 There are currently in effect such insurance policies for Gen-X Real Property as are customarily maintained with respect to similar properties. True, correct and complete copies of all insurance policies maintained by Gen-X with respect to Gen-X Real Property have been delivered to

     Huffy. All premiums due on such insurance policies have been paid by Gen-X, and Gen-X will maintain such insurance policies from the date hereof through the Effective Time or earlier termination of this Agreement. Gen-X has not received, and has no Knowledge of, any notice or request from any insurance company requesting the performance of, any work or alteration with respect to Gen-X Real Property or any portion thereof. Gen-X has received no notice from any insurance company concerning, nor does Gen-X have any Knowledge of, any defects or inadequacies in Gen-X Real Property that, if not corrected, would result in the termination of insurance coverage or would increase its cost.

          5.22.7 All buildings and other improvements included within Gen-X Real Property (the "Gen-X Improvements") are, in all material respects, adequate to operate such facilities as currently used and are in good condition and repair, and, to Gen-X's Knowledge, there are no facts or conditions affecting any Gen-X Improvements that would, individually or in the aggregate, interfere in any respect with the current use, occupancy or operation thereof, which interference would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Gen-X. With respect to Gen-X Improvements, Gen-X has all rights of access that are necessary for the operation of its business.

          5.22.8 All required or appropriate certificates of occupancy, permits, licenses, franchises, approvals and authorizations (collectively, the "Gen-X Real Property Permits") of all Governmental Entities having jurisdiction over Gen-X Real Property, the absence of which would be reasonably likely to cause a Gen-X facility to cease its operations, have been issued to Gen-X to enable Gen-X Real Property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are, as of the date hereof, in full force and effect. Gen-X has not received, or been informed by a third party of the receipt by it of, any notice that would be reasonably likely to cause a Gen-X facility to cease its operations from any Governmental Entity having jurisdiction over Gen-X Real Property threatening a suspension, revocation, modification or cancellation of any Gen-X Real Property Permit or requiring any remediation in connection with maintaining any Gen-X Real Property Permit, and, to the Knowledge of Gen-X, there is no basis for the issuance of any such notice or the taking of any such action.

     5.23 Insurance. Gen-X maintains insurance policies (the "Gen-X Insurance Policies") against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Section 5.23 of the Gen-X Disclosure Schedule contains a true, complete and correct list of all Gen-X Insurance Policies. Each Gen-X Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the Gen-X Insurance Policies will terminate or lapse (or be affected in any other manner that would have a Material Adverse Effect on Gen-X) prior to the Effective Time by reason of the transactions contemplated by this Agreement. Gen-X has complied in all material respects with the provisions of each Gen-X Insurance Policy under which it is the insured party. No insurer under any Gen-X Insurance Policy has cancelled or generally disclaimed Liability under any such policy or, to Gen-X's Knowledge, indicated any intent to do so or not to renew any such policy. All material claims under Gen-X Insurance Policies have been filed in a timely fashion. Since January 1, 1997, there have been no historical gaps in insurance coverage of Gen-X. Section 5.23 of the Gen-X Disclosure Schedule contains Gen-X's general liability loss history for Gen-X's last three fiscal years and Gen-X's workers' compensation loss history for Gen-X's last three fiscal years. Gen-X has delivered to Huffy true, complete and correct copies of the Gen-X Insurance Policies.

     5.24 EDC Insurance. Gen-X maintains an insurance policy on all of its accounts receivable (the "EDC Insurance Policy") through the Export Development Corporation ("EDC"). The EDC Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. The EDC Insurance Policy covers at least 90% of the aggregate amount of Gen-X's accounts receivable. The EDC Insurance Policy will not terminate or lapse (or be affected in any other manner that would have a Material Adverse Effect on Gen-X) prior to the Effective Time by reason of the transactions contemplated by this Agreement. Gen-X has complied in all material respects with the provisions of the EDC Insurance Policy. EDC has not cancelled or generally disclaimed Liability at any time under the EDC Insurance Policy or, to Gen-X's Knowledge, indicated any intent to do so or not to renew the policy. Gen-X has delivered to Huffy a true, complete, correct and copy of the current EDC Insurance Policy.

     5.25 Customers. Section 5.25 of the Gen-X Disclosure Schedule lists for each of calendar year 2000 and 2001 and the three month period ended March 31, 2002, the 25 largest customers of Gen-X based on the aggregate value of goods and services that Gen-X provided to such customers during each such period ("Principal Customers"). No Principal Customer or any other significant customer of Gen-X has (i) ceased or, to the Knowledge of Gen-X, intends to cease to use Gen-X's services or purchase Gen-X's products or (ii) has reduced or, to the Knowledge of Gen-X, intends to reduce its use of Gen-X's services or purchases of Gen-X's products, which cessation or reduction has resulted in or could reasonably be expected to result in a Material Adverse Effect to Gen-X.

     5.26 Disclosure. Each representation and warranty made by Gen-X contained in this Agreement, and the Gen-X Disclosure Schedule and each certificate prepared or delivered by, or on behalf of, Gen-X and provided, or to be provided, to Huffy in connection herewith, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     5.27 Takeover Statutes. The board of directors of Gen-X has approved the Merger and this Agreement and such approval is sufficient to render inapplicable to the Merger, this Agreement and the transactions contemplated hereby, the restrictions on business combinations set forth in Section 203 of the DGCL. To Gen-X's Knowledge, no other Takeover Statute applicable to Gen-X is applicable to the Merger or any of the other transactions contemplated hereby.

     5.28 Brokers. Except for fees, commissions and expenses payable to its financial advisor, Sheffield Merchant Banking Group no broker, finder or financial advisor retained by Gen-X is entitled to any brokerage, finder's or other fee or commission from Gen-X in connection with the transactions contemplated by this Agreement.

     5.29 Ownership of Huffy Securities. Neither Gen-X nor the Principal Stockholders own (beneficially or otherwise), or at anytime before the Effective Time will own, any Huffy Common Stock.

                                   ARTICLE VI

             REPRESENTATIONS AND WARRANTIES OF HUFFY AND MERGERSUB

     Huffy and MergerSub hereby represent and warrant to Gen-X that, except as set forth in the Huffy Disclosure Schedule or the Huffy SEC Documents (provided, however, that each disclosure set forth in each Section of the Huffy Disclosure Schedule shall be deemed to be made in all sections of the Huffy Disclosure Schedule):

     6.1  Organization and Good Standing.

          6.1.1 Huffy. Huffy is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has the corporate power and authority to carry on its business as it is now being conducted. Huffy is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect, individually or in the aggregate. Without limiting the generality of the foregoing, Huffy is qualified to do business in the states set forth on Section 6.1.1 of the Huffy Disclosure Schedule.

          6.1.2 MergerSub. MergerSub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as it is now being conducted. MergerSub is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect, individually or in the aggregate. Without limiting the generality of the foregoing, MergerSub is qualified to do business in the states set forth on
     Section 6.1.2 of the Huffy Disclosure Schedule.

     6.2 Certificate of Incorporation and By-Laws. True, complete and correct copies of the certificates of incorporation, by-laws, code of regulations or equivalent organizational documents, each as amended as of the date hereof, of Huffy and MergerSub have been made available to Gen-X. The certificates of incorporation, by-laws, code of regulations and equivalent organizational documents of Huffy and MergerSub are in full force and effect. Neither Huffy nor MergerSub is in violation of any provision of its certificate of incorporation, by-laws, code of regulations or equivalent organizational documents.

     6.3  Capitalization.

          6.3.1 Equity Securities. As of the date hereof, the authorized capital stock of Huffy consists of 1,000,000 shares of Huffy Preferred Stock, and 60,000,000 shares of Huffy Common Stock. At the close of business on March 31, 2002, (a) no shares of Huffy Preferred Stock were outstanding and (b) 10,390,422 shares of Huffy Common Stock were outstanding. Section 6.3.1 of the Huffy Disclosure Schedule sets forth the aggregate number (by type) as of March 31, 2002 of all outstanding options, warrants, rights and other securities of Huffy convertible into, or exercisable for, shares of capital stock of Huffy. All outstanding shares of Huffy Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights. No shares of Huffy Common Stock are owned by any direct or indirect Subsidiary of Huffy. All of the shares of MergerSub Common Stock, upon their issuance, will be owned by Huffy or an Affiliate of Huffy. No shares of Huffy's capital stock or options, warrants, rights or other securities convertible into or exercisable for, shares of capital stock of Huffy have been issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of any of Huffy's shareholders.

          6.3.2 Commitments to Issue or Purchase Securities. Except as described in this Section 6.3, set forth on Section 6.3.2 of the Huffy Disclosure Schedule and as contemplated by this Agreement, (a) no shares of capital stock or other equity interests of Huffy or its Subsidiaries are authorized, issued or outstanding, or reserved for issuance, and there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which Huffy or its Subsidiaries are a party relating to the issued or unissued capital stock or other equity interests of Huffy or its Subsidiaries that requires Huffy or its Subsidiaries to grant, issue or sell any shares of the capital stock or other equity interests of Huffy by sale, lease, license or otherwise; (b) Huffy and its Subsidiaries do not have any obligation, contingent or otherwise, to repurchase, redeem or otherwise acquire any shares of the capital stock or other equity interests of Huffy or any of its Subsidiaries; (c) Huffy and its Subsidiaries do not, directly or indirectly, own, or have agreed to purchase or otherwise acquire, the capital stock or other equity interests of, or any interest convertible into or exchangeable or exercisable for such capital stock or such equity interests of, any corporation, partnership, joint venture or other entity that would be material in value to Huffy; and (d) there are no voting trusts, proxies or other agreements or understandings to which Huffy or its Subsidiaries are a party with respect to the voting of any shares of capital stock or other equity interests of Huffy or any of its Subsidiaries.

     6.4  Corporate Authority.

          6.4.1 General Authority and Enforceability. Each of Huffy and MergerSub has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the approval of Huffy's shareholders with respect to the issuance of Huffy Common Stock contemplated hereby, to consummate the transactions contemplated hereby. The execution and delivery by each of Huffy and MergerSub of this Agreement and the consummation by each of Huffy and MergerSub of the transactions contemplated hereby have been duly authorized by its respective board of directors and, except for the approval and adoption of Huffy's shareholders with respect to the issuance of Huffy Common Stock contemplated hereby, no other corporate action on the part of Huffy or MergerSub is necessary to authorize the execution and delivery by Huffy and MergerSub, respectively, of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Huffy and MergerSub and constitutes a valid and binding agreement of each of Huffy and MergerSub and is enforceable against Huffy and MergerSub in accordance with its terms, except to the extent that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The preparation of the Registration Statement and the Proxy Statement has been or will be prior to the Effective Time duly authorized by the Board of Directors of Huffy. The corporate records and minute books or other applicable records of Huffy and MergerSub reflect all material action taken and authorizations made at meetings of such companies' boards of directors or any committees thereof and at any stockholders' meetings thereof.

     6.5 Board Recommendation and Shareholder Vote. Prior to execution and delivery of this Agreement, Huffy's Board of Directors (at a meeting duly called and held) has (a) approved this Agreement and the transactions contemplated hereby, (b) determined that this Agreement and the transactions contemplated hereby are fair to, advisable and in the best interest of Huffy and the holders of Huffy Common Stock and (c) determined to recommend to Huffy shareholders that they approve the issuance of Huffy Common Stock pursuant to the Merger to Huffy's shareholders at the Huffy Shareholders Meeting. The affirmative vote of the holders of two-thirds of the outstanding shares of Huffy Common Stock is the only vote of the holder of any class or series of Huffy's capital stock necessary to approve the issuance of Huffy Common Stock pursuant to the Merger.

     6.6 Compliance With Applicable Law. Huffy holds, and is in compliance with the terms of, all Permits that are required for the operation of the business of Huffy, except for a failure to hold or to comply with such Permits that does not and is not likely to, individually or in the aggregate, cause a Material Adverse Effect on Huffy. With respect to the Permits that Huffy holds, no action or proceeding is pending or, to the Knowledge of Huffy, threatened that would reasonably be expected to have a Material Adverse Effect on Huffy. The business of Huffy is being conducted in all material respects in compliance with all applicable material Laws of any Governmental Entity. No material investigation or review by any Governmental Entity with respect to Huffy is pending or, to the Knowledge of Huffy, threatened.

     6.7 Non-Contravention. Except as set forth in Section 6.7 of the Huffy Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (a) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or require the consent of any Person that is a party to, any lease or any other Contract to which Huffy is a party, or result in the creation of any Lien (other than any Permitted Lien) upon any of the properties or assets of Huffy, (b) conflict with or result in any violation of any provision of the certificate of incorporation, code of regulations or the by-laws or other equivalent organizational document, in each case as amended, of Huffy, or (c) subject to the governmental filings referenced in clause (a) of Section 6.8, conflict with or violate any Order, or to the Knowledge of Huffy, any Law applicable to Huffy or its properties or assets, other than, in the case of clauses (a) and (c), any such conflicts or violations that, individually or in the aggregate, would not have a Material Adverse Effect on Huffy.

     6.8 Government Approvals and Consents. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to Huffy in connection with the execution and delivery of this Agreement by Huffy or MergerSub or is necessary for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) except: (a) in connection, or in compliance, with the rules of the NYSE, the provisions of the HSR Act, the Securities Act, the Exchange Act, and any state or provincial securities or blue sky law, (b) for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and (c) such consents, approvals, authorizations, permits, filings and notifications listed in Section 6.8 of the Huffy Disclosure Schedule.

     6.9 SEC Documents and Other Reports. Huffy has filed on a timely basis all documents required to be filed by it with the SEC since January 1, 1997 (all such documents filed since January 1, 1997 and prior to the date hereof are referred to as the "Huffy SEC Documents"). Complete and correct copies of the Huffy SEC Documents have been made available to Gen-X. As of their respective dates, or if amended as of the

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

date of the last such amendment, the Huffy SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be (including all applicable rules and regulations promulgated by the SEC relating to Huffy's audit committee), and none of the Huffy SEC Documents as of the date thereof contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Complete and accurate copies of the unaudited consolidated balance sheet, consolidated statements of operations, consolidated statements of stockholders' equity and consolidated statements of cash flows (together with any supplementary information thereto) of Huffy, all as of and for the three-month period ended March 30, 2002 (the "Huffy Interim Financial Information") have been (or will be, when available) provided to Gen-X. The consolidated financial statements of Huffy included in the Huffy SEC Documents and the Huffy Interim Financial Information (collectively, the "Huffy Financial Statements") fairly present, in all material respects, the consolidated financial position of Huffy, as of and for the respective dates thereof, and the consolidated results of its operations and its consolidated cash flows for the respective periods then ended (subject, in the case of the Huffy Interim Financial Information, to normal year-end audit adjustments and to any other adjustments described therein) in conformity with GAAP during the periods involved (except as may be indicated therein or in the notes thereto and the Huffy Interim Financial Information do not contain the footnotes required by GAAP). Since March 30, 2002, Huffy has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as may be required by GAAP.

     6.10 Absence of Undisclosed Liabilities. There are no Liabilities of Huffy of any kind whatsoever that would be required by GAAP to be reflected on a consolidated balance sheet of Huffy (including the notes thereto), other than:

          6.10.1 liabilities incurred since January 1, 2002 in the ordinary course of business consistent with past practices;

          6.10.2 reasonable and customary fees and expenses incurred in connection with the consummation of the transactions contemplated by this Agreement, which shall include the fees that Huffy pays to A.G. Edwards & Sons;

          6.10.3 liabilities disclosed in the Huffy SEC Documents filed prior to the date hereof or reserved against on Huffy's most recent balance sheet delivered to Gen-X prior to the date hereof.

     6.11  Absence of Certain Changes or Events.

          6.11.1 No Adverse Effects. Except as expressly contemplated or permitted by this Agreement, and other than the reasonable and customary fees and expenses incurred in connection with the transactions contemplated by this Agreement, since January 1, 2002, the business of Huffy has been and will continue to be through the Effective Time conducted in all material respects in the ordinary course of business consistent with past practices, Huffy has not engaged in any transaction or series of related transactions material to Huffy taken as a whole other than in the ordinary course of business consistent with past practices, and there has not been any event, occurrence or development that, individually or in the aggregate, constitutes or would constitute a Material Adverse Effect on Huffy.

     6.12 Huffy Litigation. Except as set forth in Section 6.12 of the Huffy Disclosure Schedule on or after January 1, 2002 there have been no Orders of any Governmental Entity issued or Actions filed and pending against Huffy, any of its properties, assets or businesses, or, to the Knowledge of Huffy, any of Huffy's current or former directors or officers or any other Person whom Huffy has agreed to indemnify that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Huffy. To the Knowledge of Huffy, there are no facts or circumstances specific to Huffy that, if known to a third party, would reasonably be expected to result in an Action that could have a Material Adverse Effect on Huffy.

     6.13 Title to Properties; Encumbrances. Except as described in the following sentence, Huffy has good, valid and, in the case of real property, marketable title to, or a valid leasehold interest in, all of its material properties and assets (real, personal, tangible and intangible), including, without limitation, all such properties and assets reflected in the most recent consolidated balance sheet of Huffy included in the Huffy

SEC Documents (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since such date), except for such title or interest the failure of which to have would not have, individually or in the aggregate, a Material Adverse Effect on Huffy. Except as described in Section 6.13 of the Huffy Disclosure Schedule, none of such properties or assets are subject to any Liens (whether absolute, accrued, contingent or otherwise) other than Permitted Liens.

     6.14 Provided Information. The information supplied, or to be supplied, by Huffy or MergerSub for inclusion in the Registration Statement, the Proxy Statement or any other filing required to be filed with the SEC as a result of the transactions contemplated herein will not, (i) in the case of the Registration Statement or such other required filing, as applicable, on the date it is filed with the SEC, on the date each amendment or supplement thereto is filed with the SEC, on the date it becomes effective, and as of the Effective Time, and (ii) in the case of the Proxy Statement, on the dates of the mailing of the Proxy Statement by Gen-X and Huffy or on the dates of the Stockholders Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Each of (A) the Registration Statement, on the date it becomes effective, (B) the Proxy Statement and any amendments or supplements thereto, on their respective dates of mailing, and (C) any other filing required to be filed with the SEC, as of the date thereof, insofar as they relate to or are filed or are deemed to be filed by Huffy or any of its Affiliates, will comply in all material respects with all applicable requirements of the Exchange Act. Notwithstanding the foregoing, Huffy and MergerSub make no representations with respect to any statement in the foregoing documents based upon, and conforming to, information supplied by Gen-X for inclusion therein.

     6.15 Disclosure. Each representation and warranty made by Huffy or MergerSub contained in this Agreement, and the Huffy Disclosure Schedule and each certificate prepared or delivered by, or on behalf of, Huffy or MergerSub and provided, or to be provided, to Gen-X in connection herewith, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     6.16 Brokers. Except as set forth in Section 6.16 of the Huffy Disclosure Schedule and fees, commissions and expenses payable to its financial advisor, A.G. Edwards & Sons, Inc., no broker, finder or financial advisor retained by Huffy or MergerSub is entitled to any brokerage, finder's or other fee or commission from Huffy or MergerSub in connection with the transactions contemplated by this Agreement.

     6.17 No Prior Activities. MergerSub has not incurred, directly or indirectly, any material Liabilities or obligations except those incurred in connection with its organization or with the negotiation and execution of this Agreement and the performance of the transactions contemplated hereby. Except as contemplated by this Agreement or in connection with the transactions contemplated hereby, MergerSub has not engaged, directly or indirectly, in any business or activity of any type or kind, or entered into any agreement or arrangement with any person or entity, and is not subject to or bound by any material obligation or undertaking.

                                  ARTICLE VII

                                   COVENANTS

     7.1 Conduct of Business by Gen-X Pending the Merger. Except as otherwise specifically contemplated by this Agreement, without the prior written consent of Huffy, from the date hereof to the Effective Time, Gen-X shall carry on its business in the ordinary and usual course of business and consistent with past practices and shall use its best efforts to (a) preserve intact its present business organization, (b) maintain in effect all material federal, state and local Permits that are required for Gen-X to carry on its business, (c) keep available the services of its present employees and consultants, and (d) preserve its present relationships with its employees, consultants, customers, lenders, suppliers, licensors, licensees, landlords and others having significant business relationships with it. Without limiting the generality of the foregoing, except as otherwise specifically contemplated by this Agreement or the Gen-X Disclosure Schedule, without

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

the prior written consent of Huffy (with respect to which the determination by Huffy whether to provide such consent shall not be unreasonably withheld or delayed), prior to the Effective Time, Gen-X shall not:

          7.1.1 propose or adopt any change in its certificate of incorporation or by-laws or comparable organizational documents;

          7.1.2 merge with or acquire a direct or indirect ownership interest or investment in (by merger, consolidation, acquisition of stock or assets, joint venture or otherwise) any corporation, partnership or other business organization or division or business operation thereof or purchase all or substantially all of the assets of such corporation, partnership or other business organization or division or business operation thereof; (b) sell, lease or otherwise dispose of a material amount of assets (excluding sales of inventory or other assets in the ordinary course of business consistent with past practices) or securities; (c) waive, release, grant, or transfer any rights of value that are, individually or in the aggregate, material to Gen-X taken as a whole; (d) modify or change in any material respect any material Permit; (e) incur, assume or prepay any indebtedness for borrowed money except in the ordinary course of business consistent with past practices; (f) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any indebtedness of any other Person, except in the ordinary course of business consistent with past practices; (g) mortgage, pledge or subject to any Lien (other than any Permitted Lien), charge or other encumbrance any of Gen-X's material assets, properties or business, whether tangible or intangible;
     (h) make any loans, advances or capital contributions to, or investments in, any other Person, except in the ordinary course of business consistent with past practices; (i) authorize any capital expenditure or expenditures not in the ordinary course of business consistent with past practices; (j) pledge or otherwise encumber shares of capital stock of Gen-X; (k) enter into any Contract other than in the ordinary course of business consistent with past practices that would be material to Gen-X taken as a whole; or
     (l) amend, modify or waive any material right under any material Contract of Gen-X, except as otherwise permitted by this Agreement;

          7.1.3 enter into any new lease, sublease, assignment or other agreement (other than any service or maintenance agreement entered into by Gen-X in the ordinary course of business consistent with past practices) in respect of Gen-X Real Property without Huffy's prior written consent (which consent may be withheld in Huffy's reasonable discretion), except as described in Section 7.1 of the Gen-X Disclosure Schedule;

          7.1.4 extend, renew, replace, amend, modify or alter any existing Gen-X Lease (other than in the ordinary course of business and consistent with past practices and this Agreement, provided, that Gen-X shall provide Huffy with 10 days' advance written notice of such proposed action and the opportunity to discuss such proposed action with Gen-X) in respect of Gen-X Real Property, except as described in Section 7.1 of the Gen-X Disclosure Schedule;

          7.1.5 sell, contribute, assign or create any right, title or interest whatsoever in or to Gen-X Real Property, or create or permit to exist thereon any Lien (other than any Permitted Lien), charge or encumbrance, or enter into any agreement to do any of the foregoing, without the prior written consent of Huffy;

          7.1.6 knowingly take any action that would result in any representation or warranty of Gen-X contained in this Agreement that is qualified as to materiality becoming untrue as of the Effective Time or any representation or warranty not so qualified becoming untrue in any material respect as of the Effective Time;

          7.1.7 other than payment of required dividends to the holders of Gen-X Preferred Stock and holders of the Series C Non-Voting Preferred Stock pursuant to Gen-X's certificate of incorporation and certificates of designation, split, combine or reclassify any shares of, or declare, set aside or pay any dividend (including, without limitation, an extraordinary dividend) or other distribution (whether in cash, stock or property or any combination thereof) in respect of, any capital stock of Gen-X, or redeem, repurchase or otherwise acquire, or offer to redeem, repurchase or otherwise acquire, any capital stock of Gen-X;

          7.1.8 adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or employee benefit plan, agreement, trust, fund or other arrangement for the benefit and welfare of any director, officer, employee, agent or consultant or increase in any manner the compensation or fringe benefits of any director, officer or any class of employees or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options or stock appreciation rights or the removal of existing restrictions in any benefit plans or agreements); make any loans to any of its officers, directors, employees, Affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons, whether pursuant to a Gen-X Plan or otherwise; or grant, issue, accelerate, pay or accrue, or agree to pay or make any accrual or arrangement for payment of, salary or other payments or benefits pursuant to, or adopt or amend, any new or existing Gen-X Plan; provided, however, that, notwithstanding the foregoing, Gen-X shall be entitled to increase the compensation of employees, directors and officers, make arrangements with new employees that are not material, and make modifications in incentive programs and personnel policies and procedures for employees, officers and directors that are not material, in each case in the ordinary course of business consistent in type and amount with past practices; and provided, further, that, notwithstanding the foregoing, Gen-X shall be entitled to commit to or provide for (a) severance and/or "stay bonus" benefits to employees who are hired after the date hereof and prior to the Effective Time, or (b) increases in benefits to existing employees of Gen-X as of the date hereof (other than any such employees who have the rank of a corporate-level vice president or a more senior rank), provided that (i) the aggregate amount of all such benefits committed to or provided for the employees under clauses (a) and (b) does not exceed US$50,000, (ii) Gen-X shall commit to or provide for only such benefits as it determines are reasonably necessary to obtain the services of each such employee, and
     (iii) in the case of increases in benefits to employees under clause (b), Gen-X shall use commercially reasonable efforts to implement other methods to retain such employees before committing to or providing for such increases.

          7.1.9 except in the ordinary course of business consistent with past practices or as required by applicable Law or GAAP, revalue in any material respect any of its assets on the Gen-X Financial Statements, including writing down the value of inventory in any material manner or writing off notes or accounts receivable in any material manner;

          7.1.10 pay, discharge or satisfy any material claims, Liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practices;

          7.1.11 make any material Tax election, or settle or compromise any material Tax Liabilities, except those in the ordinary course of business consistent with past practices;

          7.1.12 make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, Liabilities or results of operations of Gen-X;

          7.1.13 except for the issuance of Common Stock Equivalents to holders of Options who exercise their Options, authorize for issuance, issue, sell or deliver, or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), any capital stock of Gen-X or equity equivalents;

          7.1.14 adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Gen-X;

          7.1.15 alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure or ownership of any Subsidiary;

          7.1.16  permit to lapse any material Permits;

          7.1.17 permit to lapse any registrations or applications for material Gen-X Intellectual Property Rights owned, licensed, or used by Gen-X (provided, that Gen-X shall use commercially reasonable efforts to provide Huffy with at least 10 days' advance notice of such event and the opportunity to discuss such matter with Gen-X); or

          7.1.18  agree or commit to do any of the foregoing.

     7.2 Conduct of Business by Huffy Pending the Merger. Except as otherwise specifically contemplated by this Agreement from the date hereof to the Effective Time, Huffy shall carry on its business in the ordinary and usual course of business and consistent with past practices and shall use its best efforts to preserve intact its present business organization.

     7.3 Access and Information. Each of Huffy and Gen-X shall (and shall cause their respective officers, directors, employees, auditors and agents to) afford to the other party and to such other party's officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives (except to the extent not permitted under applicable Law as advised by counsel and except as may be limited by any confidentiality obligation contained in any Contract with a third party) reasonable access during normal business hours throughout the period prior to the Effective Time to all of its books and records and its properties, plants and personnel and, during such period, shall furnish promptly to the other party a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws. Such access may include reasonable access to employees, books, records and properties necessary to conduct Phase I environmental studies and surveys on Gen-X Owned Real Property. Gen-X agrees to cooperate reasonably with Huffy with respect to transition activities prior to the Effective Time, provided that such activities (i) do not cause any unreasonable interference with the operation of Gen-X's business and (ii) do not violate any applicable Laws. Gen-X shall have provided to Huffy prior to the date hereof a true, correct and complete list, as of a current date, of all employees who are employed by Gen-X, such list to include such employees' salaries, wages, other significant compensation (other than benefits under the Gen-X Plans), dates of employment and positions.

     7.4  No Solicitation.

          7.4.1 Gen-X agrees that neither it, nor any of its Affiliates, nor any of the respective directors, executive officers, agents or representatives will, directly or indirectly, (a) solicit, initiate or encourage (including by way of furnishing information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving Gen-X or the acquisition of all or any significant part of the assets or capital stock (including, but not limited to, a control position voting interest) of Gen-X (an "Acquisition Transaction"), (b) negotiate or otherwise engage in discussions with any Person with respect to any Acquisition Transaction, or that may reasonably be expected to lead to a proposal for an Acquisition Transaction, or (c) enter into any agreement, arrangement or understanding (including any letter of intent, agreement in principle or similar agreement) with respect to any such Acquisition Transaction, in the case of each clauses (a), (b) and (c) other than in connection with the transactions with Huffy and MergerSub contemplated by this Agreement.

          7.4.2 Gen-X agrees that, as of the date hereof, it and its Affiliates, and their respective directors, executive officers, agents and representatives shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person (other than Huffy and its representatives) conducted heretofore with respect to any Acquisition Transaction. Gen-X agrees to promptly advise Huffy of any inquiries or proposals received by, any information requested from, or any negotiations or discussions sought to be initiated or continued with, Gen-X or its Affiliates, or any of their respective directors, executive officers, agents or representatives, in each case from a Person (other than Huffy, MergerSub and their representatives) with respect to an Acquisition Transaction, and, concurrently with such advisement, to provide to Huffy a reasonable summary of the terms of such Acquisition Transaction (including the terms of any financing arrangement or commitment in connection therewith) and the identity of such third Person.

     7.5 Governmental Entities. Subject to the terms and conditions provided herein, each of the parties hereto agrees to use its best efforts to take promptly, or to cause to be taken promptly, all actions and to do promptly, or to cause to be done promptly, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including using reasonable best efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required regulatory approvals and consents.

     7.6 Best Efforts. Subject to the terms and conditions provided herein, Gen-X agrees that it shall use its best efforts to secure waivers and/or consents from such third parties as may be necessary in the judgment of Gen-X or Huffy in order to consummate the transactions contemplated hereby; provided, however, that, unless requested by Huffy, Gen-X shall not make any payment (or provide any similar non-monetary benefit) to a third party (other than any such payment or benefit that is de minimis in amount) in connection with securing any waiver or consent from such third party without the prior written approval of Huffy.

     7.7  Certain Filings Under Securities Laws.

          7.7.1 Filings. As soon as reasonably practicable after the date hereof, Gen-X and Huffy shall prepare and file with the SEC the Registration Statement (including the Proxy Statement in preliminary form) and any other filing required to be filed with the SEC. Gen-X and Huffy shall each use its best efforts to have the Proxy Statement and any other such required filing cleared by the SEC and the Registration Statement declared effective as soon as practicable. Gen-X and Huffy shall, as promptly as practicable (or at such other time as may be mutually agreed by Gen-X and Huffy), cause the Proxy Statement in definitive form to be mailed to its respective stockholders. Gen-X shall furnish Huffy with all information concerning Gen-X and the holders of its capital stock and shall take such other action as Huffy may reasonably request in connection with the Registration Statement, the Proxy Statement and any other filing required to be filed with the SEC. If, at any time prior to the Effective Time, any event or circumstance relating to Gen-X (including any of the officers or directors of Gen-X) or to Huffy (including any of the officers or directors of Huffy) should be discovered by such party that should be set forth in an amendment or a supplement to the Registration Statement, the Proxy Statement or any other filing required to be filed with the SEC, such party shall promptly inform the other party thereof and shall take appropriate action in respect thereof.

          7.7.2 Certification. Prior to filing of the Registration Statement and again prior to the date the Registration Statement becomes effective, Gen-X shall deliver to Huffy a written certification from an executive officer of Gen-X Sports Inc. that all information regarding Gen-X appearing in the Registration Statement, Proxy Statement or any other filing that Huffy or Gen-X is required to file with the SEC as a result of the transactions contemplated in this Agreement or the SPA is true and correct in all material respects.

     7.8 Stockholders Meetings. Each of Huffy and Gen-X, acting through its board of directors, shall, subject to and in accordance with applicable Law and its certificate of incorporation and by-laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date on which the Registration Statement becomes effective a Stockholders Meeting for the purpose of voting (i) in the case of Gen-X, to adopt this Agreement and approve the Merger and (ii) in the case of Huffy, to approve the issuance of Huffy Common Stock in connection with the Merger. Except to the extent required for the discharge by the board of directors of Gen-X of its fiduciary duties under applicable Law and subject to Section 7.4, the board of directors of Gen-X shall recommend the adoption of this Agreement and the approval of the Merger by Gen-X's stockholders at Gen-X Stockholders Meeting and the board of directors of Huffy shall recommend the approval of the issuance of Huffy Common Stock contemplated hereby by Huffy's shareholders at the Huffy Shareholders Meeting.

     7.9  HSR Notification.

          7.9.1 Filings. As soon as reasonably practicable and if applicable, each of Gen-X and Huffy shall file, or cause its Ultimate Parent Entity (as defined in the HSR Act) to file, with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice pursuant to the HSR

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

     Act, the notification and documentary material required in connection with the transactions contemplated hereby.

          7.9.2 Cooperation. Gen-X and Huffy shall use their best efforts to obtain early termination of the applicable waiting period under the HSR Act, if any. If required, Gen-X and Huffy shall promptly file, or cause to be filed, any additional information requested as soon as reasonably practicable after receipt of a request for additional information. The parties hereto will coordinate and cooperate with one another in exchanging such information and providing such reasonable assistance as may be requested in connection with such filings, if any. Notwithstanding any provision in this Agreement to the contrary, neither MergerSub nor Huffy shall be required to agree to any divestiture by Huffy or Gen-X (or any Affiliate of Huffy or Gen-X) of shares of capital stock or of any business, assets or property of Huffy or Gen-X (or any Affiliate of Huffy or Gen-X), or to the imposition of any material limitation on the ability of any of them to conduct its business or to own or exercise control of its assets, properties or capital stock.

     7.10 Financial Statement Deliveries. As soon as is reasonably practicable and in no event later than ten Business Days from the last day of each fiscal month between the date hereof and the Closing Date, Gen-X shall prepare and provide to Huffy the monthly financial reports routinely prepared for management of such party and a calculation of Consolidated Gen-X EBITDA for the year to date, utilizing the same format and methodology used in preparing such reports as are provided internally to management of such party (provided, however, that, if the end of the fiscal quarter of Gen-X occurs in such fiscal month, then Gen-X shall provide to Huffy such reports no later than 30 days from the last day of such fiscal month for quarterly reports).

     7.11 Financing. Each of Huffy and MergerSub shall use best efforts to obtain consent from its current lender Congress Financial Corporation (Central) for the Merger, the Stock Purchase of Gen-X Ontario by Huffy Canadian Sub and the financing of such transactions on terms and conditions that are acceptable to Huffy in its sole and absolute discretion. Gen-X agrees to provide, and shall cause its officers, employees, representatives and advisors (including legal and accounting advisors) to provide, all cooperation reasonably requested by Huffy in connection with obtaining such consent.

     7.12 Employee Benefits. Following the Effective Time, Huffy and the Surviving Corporation shall grant options for an aggregate amount not to exceed 165,000 shares of Huffy Common Stock to certain Gen-X employees as mutually agreed upon by Don R. Graber and James Salter and approved by the compensation committee of Huffy's Board of Directors all in accordance with the terms of any Huffy stock option plan under which such options are granted. Such grant shall be in lieu of any regular annual option grants by Huffy that such employees might otherwise be entitled to in 2002, and accordingly such employees will not again be eligible for additional Huffy option grants prior to December 2003. Each of Huffy and the Surviving Corporation and its Affiliates shall credit Gen-X employees who Gen-X employed immediately before the Effective Time (the "Employees") with any amounts paid for the calendar year under Gen-X's medical and dental plans prior to the transition to a new medical or dental program toward satisfaction of the applicable deductible amounts and co-payment and deductible maximums under any new medical or dental program. With respect to each Employee, each of Huffy and the Surviving Corporation and its Affiliates shall treat service considered by Gen-X as service with Gen-X as service with each of Huffy and the Surviving Corporation or its Affiliates for purposes of employee benefits and fringe benefits, including, without limitation, vacation benefits, waiting periods, vesting requirements and pre-existing conditions limitations. Notwithstanding anything in the foregoing to the contrary, unless required by applicable Law: (a) none of Huffy, the Surviving Corporation and any Affiliate thereof shall be required under the terms of this Agreement to provide
(i) severance benefits or other benefits related to termination of employment, or "stay bonuses" or similar benefits (except that the Surviving Corporation shall pay the benefits to be provided pursuant to plans adopted by Gen-X prior to the date hereof and disclosed in Section 5.18.8 of Gen-X Disclosure Schedule), (ii) sick leave or similar benefits, or (iii) benefits under equity incentive plans, consistent with or otherwise with reference to any preexisting Gen-X Plan or Gen-X benefit plan (i.e., benefits, if any, in these categories shall be governed exclusively by plans made available by Huffy and its Affiliates); (b) none of Huffy, the Surviving Corporation and any Affiliate thereof shall be obligated to continue any particular Gen-X Plan or Gen-X benefit plan (except as set forth in Section 7.12 of the Gen-X Disclosure Schedule); and (c) the requirements of this
Section 7.12 shall remain in effect for a period of twelve months following the Effective Time and then shall expire. The parties hereto agree and acknowledge that this Section 7.12 does not constitute an agreement to continue the employment of any particular Employee or Employees of Gen-X; rather, all Employees will be subject to generally applicable Huffy policies concerning employment (including the status of employment as "at will" for any Employees in the United States). For the avoidance of doubt, the parties agree that the provisions of Section 11.8 are expressly intended to be applicable to this
Section 7.12.

     7.13 Antitakeover Statutes. If any Takeover Statute (as defined below) is or may become applicable to the transactions contemplated hereby, the Board of Directors of Gen-X will grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and will otherwise act to eliminate the effects of any Takeover Statute on any of the transactions contemplated hereby. For purposes of this Agreement, a "Takeover Statute" means a "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States, including Section 203 of the DGCL.

     7.14 Notification of Certain Matters. Each of Huffy and Gen-X shall give prompt notice to the other of: (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date hereof and prior to the Effective Time, under any Contract material to the financial condition, properties, business or results of operations of such party taken as a whole to which such party, or any Subsidiary of such party, is a party or is subject; and (b) any material adverse change in the condition (financial or other), properties, assets, business, results of operations or prospects of it and its Subsidiaries taken as a whole, or the occurrence of any event that, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in any such change. Each of Huffy and Gen-X shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated hereby. In the event that, at any time prior to the Closing, Gen-X becomes aware of any matter that, if existing or known as of the date hereof, would have been required to be set forth or described in the Gen-X Disclosure Schedule or would otherwise have rendered any representation or warranty of Gen-X set forth herein false or misleading, Gen-X shall promptly provide written notice of such matters to Huffy. In the event that, at any time prior to the Closing, Huffy becomes aware of any matter that, if existing or known as of the date hereof, would have been required to be set forth or described in the Huffy Disclosure Schedule or would otherwise have rendered any representation or warranty of Huffy set forth herein false or misleading, Huffy shall promptly provide written notice of such matters to Gen-X. However, no such notice provided under this Section 7.14 shall be deemed to cure any breach of any representation or warranty made herein, whether for purposes of determining whether or not the conditions set forth in ARTICLE VIII have been satisfied or otherwise.

     7.15 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Gen-X, Huffy or MergerSub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Gen-X, Huffy or MergerSub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of Gen-X acquired, or to be acquired, by the Surviving Corporation as a result of, or in connection with, the transactions contemplated hereby.

     7.16 Further Action; Reasonable Commercial Efforts. Subject to the terms and conditions hereof, each party hereto shall use its reasonable commercial efforts to take, or to cause to be taken, all appropriate action, and to do, or to cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated hereby.

     7.17 Tax-Free Reorganization Treatment. None of Huffy, MergerSub and Gen-X shall take, or cause to be taken, any action, whether before or after the Effective Time, that would reasonably be expected to

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

cause the Merger to fail to qualify as a "reorganization" within the meaning of
Section 368 of the Code. Each of Gen-X and Huffy agrees to vigorously and in good faith defend all challenges to the treatment of the reorganization as described in this Section 7.17.

     7.18 Delivery of Opinion of Financial Advisors. Huffy and Gen-X shall each request, from their respective financial advisors, a written opinion to the effect that the Merger is fair, from a financial point of view, to their respective stockholders, which opinions will be included as exhibits to the joint prospectus/proxy statement to be distributed in connection with the Stockholder meetings.

     7.19 Public Announcements. Each of Huffy and Gen-X agrees that, except as may be required by applicable Law as advised by its respective counsel, it will not issue any press release or otherwise make any public statement with respect to this Agreement (including the Exhibits hereto) or the transactions contemplated hereby without obtaining the approval of the other party (which approval shall not be unreasonably withheld).

     7.20 Amendment of Schedules. The parties shall have the continuing obligation until the Closing Date to supplement or amend promptly the Gen-X Disclosure Schedule (as to Gen-X) and the Huffy Disclosure Schedule (as to Huffy) with respect to any matter that would have been or would be required to be set forth or described in such Schedules in order to not breach any representation, warranty or covenant of such party contained herein; provided that, no amendment or supplement to a Schedule that constitutes or reflects a Material Adverse Effect to the disclosing party may be made unless the other party consents to such amendment or supplement. For all purposes of this Agreement, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant hereto. In the event that a party seeks to amend or supplement its Schedule pursuant hereto with any amendment or supplement that in the other party's reasonable judgment constitutes or reflects a Material Adverse Effect and the other party does not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in
Section 9.1.1 hereof.

     7.21 Board Representation. The Principal Stockholders have requested, and Huffy has agreed to consider, the creation of an additional seat on Huffy Corporation's Board of Directors after the Effective Time to be filled by a new outside director recommended by the Principal Stockholders. Although the creation of such position will not be a condition precedent to the Closing of the transactions contemplated herein, Huffy Corporation's Chairman, President and Chief Executive Officer and the Nominating and Governance Committee of Huffy Corporation's Board of Directors will interview and consider Board candidates recommended by the Principal Stockholders.

     7.22 Funding of MergerSub. Huffy shall cause MergerSub to have sufficient funds on or before Closing to redeem the Gen-X Preferred Stock issued and outstanding immediately prior to the Effective Time in accordance with the provisions of Section 2.7.

     7.23 Sale of Huffy Common Stock. From the date of the execution of this Agreement through the Effective Time, Huffy shall not sell to any Person the Huffy Common Stock for less than US$7.75 per share, except for any issuances of Huffy Common Stock and/or grants of options to purchase Huffy Common Stock pursuant to Huffy's current stock option plans or restricted stock grant plans.

     7.24 Final Stockholder and Optionee List. Gen-X shall deliver to Huffy no later than 14 days before the Closing Date, a final, true and complete listing of all Gen-X Stockholders and holders of all Options. Gen-X shall also, as of the same date of such list, close its Stockholder and optionee record books and thereafter not issue any Gen-X Common Stock Equivalents, through exercise of any Options or otherwise, or Gen-X Preferred Stock or grant any Options or permit the transfer or other disposition of any outstanding Gen-X Common Stock Equivalents.

     7.25 Operation of Surviving Corporation After Closing Through December 31, 2002. After Closing through December 31, 2002, Huffy shall allow the management team and officers of Surviving Corporation to operate its business in the normal course of business, consistent with the past practices of Gen-X, subject to the normal reporting requirements to the executive officers of Huffy and consistent with standard Huffy policy.

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

     7.26 Insurance. Until the Closing, the assets of Gen-X shall be and remain at the risk of Gen-X. If, prior to Closing, all or any material part of the assets of Gen-X are destroyed or damaged by fire or any other casualty, Huffy and MergerSub, shall have the option, exercisable by notice in writing:
(a) to complete the Closing without reduction of the Merger Consideration, in which event all proceeds of insurance shall be payable to Gen-X and all right and claim of Gen-X to any such proceeds not paid by the Closing shall be transferred by Gen-X to MergerSub pursuant to the Merger; or (b) to terminate this Agreement, in which case Section 9.2 will apply.

                                  ARTICLE VIII

                              CONDITIONS OF MERGER

     8.1 General Conditions. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the satisfaction or written waiver on or prior to the Closing Date of the following conditions:

          8.1.1 No Law or Orders. No Law or Order shall have been enacted, entered, issued or promulgated by any Governmental Entity (and be in effect) that prohibits the consummation of the transactions contemplated hereby.

          8.1.2 HSR ACT. Any applicable waiting period under the HSR Act shall have expired or shall have been terminated with respect to the transactions contemplated hereby.

          8.1.3 Legal Proceedings. No Governmental Entity shall have initiated proceedings to restrain or prohibit the transactions contemplated hereby or to force rescission, unless such Governmental Entity shall have withdrawn and abandoned any such proceedings prior to the time that otherwise would have been the Closing Date.

          8.1.4 Simultaneous Closing of Canadian Transaction. The Stock Purchase of Gen-X Ontario by Huffy Canadian Sub pursuant to the SPA executed concurrently with the execution of this Agreement, shall be simultaneously consummated with the Merger.

          8.1.5  Stockholder Approval

             (a) This Agreement shall have been adopted and the transactions contemplated hereby shall have been approved by the requisite vote of the holders of the outstanding capital stock of Gen-X entitled to vote thereon at the Gen-X Stockholders Meeting.

             (b) The issuance of Huffy Common Stock contemplated hereby shall have been approved by the requisite vote of the holders of the outstanding capital stock of Huffy entitled to vote thereon at the Huffy Shareholders Meeting.

          8.1.6 Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC.

          8.1.7 Regulatory Approval. All regulatory approvals or waivers required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired, other than those the failure of which to be obtained or maintained would not have, or reasonably be expected to have, a Material Adverse Effect on Gen-X or Huffy, and no such approvals or waivers shall contain any conditions, restrictions or requirements that would, following the Effective Time, have a Material Adverse Effect on Huffy or the Surviving Corporation.

          8.1.8 Permits and Approvals. Each party hereto shall have obtained all Permits and approvals that are legally required to be obtained by such party or its Subsidiaries from any Governmental Entity prior to consummation of the transactions contemplated hereby, which if not obtained, individually or in the aggregate, would have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries, taken as a whole.

          8.1.9 Financing. Huffy shall have secured (i) the consent of Congress Financial Corporation (Central) ("Congress") to the Merger, the Stock Purchase of Gen-X Ontario by Huffy Canadian Sub and the financing of such transactions on terms and conditions that are acceptable to Huffy in its sole and absolute discretion, or (ii) arranged for alternative financing for such transactions on terms and conditions that are acceptable to Huffy in its sole and absolute discretion.

     8.2 Conditions Precedent to the Obligations of Gen-X. The obligations of Gen-X to effect the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, unless waived in writing by Gen-X:

          8.2.1 Accuracy of Representations and Warranties. The representations and warranties of Huffy and MergerSub contained in this Agreement shall be true and correct except where the failure to be true and correct would not have a Material Adverse Effect on Huffy taken as a whole (it being understood that, notwithstanding anything to the contrary contained in this Agreement, for the sole purpose of determining whether there has been a Material Adverse Effect as a result of any inaccuracy of a representation or warranty of Huffy or MergerSub, such representation or warranty shall be read as if it were not qualified by "material" or "Material Adverse Effect"), in each case on the date hereof and at the Effective Time (unless the representations and warranties address matters as of a particular date, in which case they shall remain true and correct in all respects as of such date).

          8.2.2 Performance of Obligations. Each of Huffy and MergerSub shall have performed or complied in all material respects with all covenants contained in this Agreement or in any agreement, certificate or instrument to be executed by such party pursuant hereto required to be performed or complied with by such party either at or prior to the Closing.

          8.2.3 Deliveries. Each of Huffy and MergerSub shall have delivered, or shall have caused to be delivered, to Gen-X at or prior to the Closing the following:

             (a) certified copies of the resolutions duly adopted by (i) the board of directors of Huffy approving the Merger and the issuance of Huffy Common Stock contemplated hereby and (ii) the holders of Huffy Common Stock approving the issuance of Huffy Common Stock contemplated hereby;

             (b) such other documents, instruments or certificates as shall be reasonably requested by Gen-X or its counsel; and

             (c) a certificate of (i) the chief executive officer, the president or any vice president of such party and (ii) the secretary or any assistant secretary of such party, certifying to the matters set forth in Sections 8.2.1 and 8.2.2 above with respect to such party.

          8.2.4 Huffy Adverse Changes. There shall not have occurred after the date hereof any events or circumstances that, individually or in the aggregate, have had or are reasonably expected to have a Material Adverse Effect on Huffy.

          8.2.5 Tax Opinions. Gen-X shall have received from and permitted to rely upon an opinion of KPMG to Huffy, dated as of the Closing Date, substantially to the effect that the Merger should be treated as a reorganization within the meaning of Section 368(a) of the Code.

          8.2.6 Legal Opinion. Gen-X shall have received from Dinsmore & Shohl LLP, counsel for Huffy, an opinion with respect to the matters set forth in
     Exhibit 8.2.6 attached hereto, addressed to Gen-X and dated as of the Closing Date.

          8.2.7 Comfort Letters. Gen-X shall have received from Huffy's independent certified public accountants customary comfort letters dated
     (a) the date of the effectiveness of the Registration Statement and (b) shortly prior to the Closing Date, in each case with respect to certain financial

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

     information regarding Huffy and in the form customarily issued by such accountants at such time in transactions of this type.

          8.2.8 Third Party Consents. Huffy shall have received all consents from third parties, and shall have delivered in a timely manner all notices to third parties, that, if not so received or delivered, as applicable, prior to the consummation of the transactions contemplated hereby, would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Huffy or the Surviving Corporation.

          8.2.9 Financial Fairness Opinion. Gen-X shall have received from its financial advisor a written opinion, dated as of the date its Board of Directors meets to approve the transactions contemplated in this Agreement, to the effect that the Merger is fair, from a financial point of view, to Gen-X's stockholders.

     8.3 Conditions Precedent to the Obligations of Huffy and MergerSub. The obligations of Huffy and MergerSub to effect the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, unless waived in writing by Huffy:

          8.3.1 Accuracy of Representations and Warranties; Performance of Obligations. The representations and warranties of Gen-X contained in this Agreement shall be true and correct except where the failure to be true and correct would not have a Material Adverse Effect on Gen-X taken as a whole (it being understood that, notwithstanding anything to the contrary contained in this Agreement, for the sole purpose of determining whether there has been a Material Adverse Effect as a result of any inaccuracy of a representation or warranty of Gen-X, such representation or warranty shall be read as if it were not qualified by "material" or "Material Adverse Effect"), in each case on the date hereof and at the Effective Time (unless the representations and warranties address matters as of a particular date, in which case they shall remain true and correct in all respects as of such date).

          8.3.2 Performance of Obligations. Gen-X shall have performed or complied in all material respects with all covenants contained in this Agreement or in any agreement, certificate or instrument to be executed by Gen-X pursuant hereto required to be performed or complied with by Gen-X either at or prior to the Closing.

          8.3.3 EDC Insurance. Huffy shall be satisfied that the EDC Insurance Policy covers at least 90% of the aggregate amount of Gen-X's accounts receivable and such coverage will continue after the Closing.

          8.3.4 Deliveries. Gen-X shall have delivered, or shall have caused to be delivered, to Huffy at or prior to the Closing the following:

             (a) certified copies of the resolutions duly adopted by the board of directors of Gen-X and by the holders of Gen-X Common Stock Equivalents adopting this Agreement and approving the Merger;

             (b) such other documents, instruments or certificates as shall be reasonably requested by Huffy or its counsel;

             (c) a certificate of (i) the chief executive officer, the president or any vice president of Gen-X and (ii) the secretary or any assistant secretary of Gen-X, certifying to the matters set forth in Sections 8.3.1 and 8.3.2 above;

             (d)  a Shareholder Group Agreement in the form appended hereto as
        Exhibit 8.3.4(d), duly executed by the Principal Stockholders;

             (e) an Employee Retention Agreement substantially in the form appended hereto as Exhibit 2.5.1(i)(A) and reasonably acceptable to Huffy, an Employee Option Satisfaction Agreement in substantially the form of Exhibit 2.5.1(i)(B) and reasonably acceptable to Huffy, an Option Satisfaction Agreement in the form appended hereto as Exhibit 2.5.1(ii) or a release agreement in a form reasonably acceptable to Huffy, executed by every holder of Options all in accordance with Section 2.4; and

             (f) a Non-Competition Agreement in form appended hereto as Exhibit 8.3.4(f) duly executed by the Principal Stockholders and John Collins, except that the period of the non-competition provision for Mr. Collins shall be limited to two years.

             (g) the unaudited consolidated balance sheet of Gen-X and Gen-X Ontario dated as of the last day of the month preceding Closing and the related unaudited consolidated statements of income and cash flow of Gen-X and Gen-X Ontario for the 12-month period ending as of the last day of the month preceding the Closing and interim sales and gross margin reports of Gen-X and Gen-X Ontario for the month in which the Closing occurs through the Closing Date in the form that is consistent with the same type of reports that are routinely prepared for management of Gen-X and Gen-X Ontario.

             (h) Huffy shall have received (A) proof of the termination of that certain Share Issuance and Shareholder Agreement by and between Gen-X Sports Inc. and HSBC Capital Inc. ("HSBC Capital") dated February 14, 2001 and that certain Share Issuance and Shareholder Agreement by and between Gen-X Sports, Inc. and HSBC Capital dated February 14, 2001, and
        (B) a release from HSBC Capital concerning any claims it may have or had related to any capital stock or other securities of Gen-X, Gen-X Ontario or their respective Affiliates in a form reasonably acceptable to Huffy.

             (i) an Employment Agreement in substantially the form as Huffy delivers to Gen-X upon execution of this Agreement executed by those Gen-X employees who will receive options for Huffy Common Stock and key managerial and other employees as mutually determined by the parties .

             (j) all original (non-cancelled) stock certificates issued to Gen-X Sports Inc. or its Subsidiaries from each of its Subsidiaries representing 100% ownership of such Subsidiaries.

             (k)  subject to the redemption of the Preferred Stock pursuant to
        Section 2.7, a release of Gen-X, Gen-X Ontario and Huffy from all holders of Preferred Stock of Gen-X in form and substance acceptable to Huffy.

          8.3.5 Gen-X Adverse Changes. There shall not have occurred after the date hereof any events or circumstances that, individually or in the aggregate, have had or are reasonably expected to have a Material Adverse Effect on Gen-X.

          8.3.6 EBITDA MAE. There shall not have occurred after the date hereof an EBITDA MAE.

          8.3.7 Tax Opinions. Huffy shall have received an opinion in form and substance reasonably satisfactory to it from KPMG, dated as of the Closing Date, substantially to the effect that the Merger should be treated as a reorganization within the meaning of Section 368(a) of the Code.

          8.3.8 Legal Opinion. Huffy shall have received from Hodgson Russ, LLP, counsel to Gen-X, an opinion with respect to the matters set forth in
     Exhibit 8.3.8 attached hereto, addressed to Huffy and dated as of the Closing Date.

          8.3.9 Comfort Letters. Huffy shall have received from Gen-X's independent certified public accountants customary comfort letters dated
     (a) the date of the effectiveness of the Registration Statement and (b) shortly prior to the Closing Date, in each case with respect to certain financial information regarding Gen-X and in the form customarily issued by such accountants at such time in transactions of this type.

          8.3.10 Third Party Consents. Gen-X shall have received all consents from any Person or Governmental Entity, and shall have delivered in a timely manner all notices to such Persons or Governmental Entities, (i) that are identified as required pursuant to Section 5.7 and Section 5.8 of the Gen-X Disclosure Schedule, and (ii) (with respect to any consent or notice not so identified pursuant to clause (i) above) that, if not so received or delivered, as applicable, prior to the consummation of the transactions contemplated hereby, would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Huffy or the Surviving Corporation.

          8.3.11 Dissenting Shares. The aggregate number of Dissenting Shares shall not equal 10% or more of the shares of Gen-X Common Stock Equivalents outstanding as of the record date for the Gen-X Stockholders Meeting or at the Effective Time.

          8.3.12 Cancellation of Options. Gen-X shall have obtained the cancellation of the Options as set forth in Section 2.5 and received any necessary agreements, approvals or consents from the holders thereof.

          8.3.13 Release of Liens. Huffy shall be satisfied that all assets of Gen-X, including without limitation any trademarks and patents, are free from any and all Liens, except for any Permitted Liens or Liens that Huffy agrees may remain in existence post-closing.

          8.3.14 Financial Fairness Opinion. Huffy shall have received from its financial advisor a written opinion, dated as of the date its Board of Directors meets to approve the transactions contemplated in this Agreement, to the effect that the Merger is fair, from a financial point of view, to Huffy's shareholders.

          8.3.15 Notice To Optionees. Gen-X shall deliver to Huffy proof of delivery to each holder of an Option no later than 30 days prior to Closing of notice of the Merger as required under the Gen-X Employee Stock Option Plan and the Gen-X Non-Employee Stock Option Plan.

          8.3.16 Conversion of Gen-X Sports AG. Gen-X, at the cost of Huffy, shall have converted Gen-X Sports AG to a GmbH, with the formation and organization of the GmbH in a manner that is acceptable to Huffy.

          8.3.17 Transfer of Trademarks. Gen-X shall have taken all measures that Huffy reasonably requests concerning the transfer of Gen-X's trademarks and patents to Gen-X Sports AG (or its successor GmbH).

          8.3.18 Gen-X Preferred Stock Dividends. Gen-X shall have paid all accrued dividends to the holders of Gen-X Preferred Stock.

          8.3.19 Physical Inventory. A physical inventory, observed by Huffy's auditors, shall have been taken of Gen-X's and Gen-X Ontario's inventories on or about the last day of the calendar month preceding the Closing Date, satisfactory in result to Congress Financial Corporation (Central) (or such other lender that may provide financing to Huffy in connection with the transactions contemplated in this Agreement).

          8.3.20 Customer Visits. No later than 30 days after execution of this Agreement, Huffy shall have met with representatives of the combined five largest customers of Gen-X and Gen-X Ontario based on aggregate value of goods and services that Gen-X provided to such customers year-to-date, and shall have been satisfied, in its sole discretion, with the results of such meetings.

          8.3.21 Gen-X Sports AG as Importer of Record. Gen-X shall have caused Gen-X Sports AG or its successor to be named and identified as the importer and importer of record to the Canada Revenue & Customs Agency for Customs & Goods & Services Tax purposes.

                                   ARTICLE IX

                                  TERMINATION

     9.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time (notwithstanding any adoption of this Agreement or approval of the Merger by the stockholders of Gen-X or any approval of the issuance of Huffy Common Stock contemplated hereby by the shareholders of Huffy):

          9.1.1 Mutual Consent. By mutual written consent of Huffy, MergerSub and Gen-X;

          9.1.2  By Huffy.  By Huffy, if any of the conditions set forth in
     Section 8.1 or 8.3 shall have become incapable of fulfillment (other than as a result of a breach of this Agreement by Huffy or MergerSub);

          9.1.3  By Gen-X.  By Gen-X, if (a) any of the conditions set forth in
     Section 8.1 or 8.2 shall have become incapable of fulfillment (other than as a result of a breach of this Agreement by Gen-X);

          9.1.4 Termination Date. By either Huffy or Gen-X, if the transactions contemplated hereby are not consummated on or before the date that is six months after the date hereof, but only if the failure to consummate such transactions on or before such date did not result from the breach of any representation, warranty or agreement herein of the party seeking termination (or any of its Subsidiaries);

          9.1.5 Breach of Covenant. By either Huffy or Gen-X, if the other party (or any of such other party's Subsidiaries) shall be in material breach of any of its covenants contained in this Agreement and such breach either is incapable of cure or is not cured within 20 Business Days after notice from the party wishing to terminate; provided, that the party seeking such termination (or any of such party's Subsidiaries) shall not also then be in material breach of this Agreement; and, provided, further, that any material breach of the provisions of Section 7.4 shall entitle Huffy to an immediate right to termination without any notice or cure requirement;

          9.1.6 Breach of Representations and Warranties. By either Huffy or Gen-X, if the other party (or any of such other party's Subsidiaries) shall be in breach of any of its representations or warranties contained in this Agreement, which breach, individually or together with all other breaches, is reasonably expected to have a Material Adverse Effect on such party, and such breach either is incapable of cure or is not cured within 20 Business Days after notice from the party wishing to terminate; provided, that the party seeking such termination (or any of its Subsidiaries) shall not also then be in material breach of this Agreement; or

          9.1.7 Order or Action by Governmental Entity. By either Huffy or Gen-X, if a Governmental Entity shall have issued a non-appealable final Order or shall have taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby (provided, that, (a) if the party seeking to terminate this Agreement (or any of its Subsidiaries) pursuant to this Section 9.1.7 is subject to such Order, it shall have used commercially reasonable efforts to have such Order removed, and (b) the right to terminate this Agreement under this Section 9.1.7 shall not be available to a party if such party (or any of such party's Subsidiaries) has not complied with its obligations under Section 7.5 and such noncompliance materially contributed to the issuance of any such Order or the taking of any such action).

     9.2 Manner and Effect of Termination. Termination shall be effected by the giving of written notice to that effect by the party seeking termination. If this Agreement is validly terminated and the transactions contemplated hereby are not consummated, then this Agreement shall become null and void and of no further force and effect and no party shall be obligated to any other party hereunder; provided, however, that termination shall not affect (a) the rights and remedies available to a party as a result of the breach by the other party or parties hereunder or (b) the provisions of Sections 5.28, 6.16, 7.19, 11.1, 11.2, 11.4, and 11.13, or this Section 9.2. Gen-X and Huffy further agree that, for a period of two years from the date of any termination of this Agreement in accordance with this Article IX, neither party will offer employment to, or hire any of, the employees of the other party (or any Subsidiary thereof) with whom it has had contact or who became known to the party in connection with the transactions contemplated hereby.

                                   ARTICLE X

                                INDEMNIFICATION

     10.1 Indemnification Obligation of the Gen-X Stockholders. Each Gen-X Stockholder and Electing Optionholder shall severally on a pro rata basis based on the percentage of the Holdback Shares that each of them are entitled to receive, indemnify, defend and hold the Indemnified Parties harmless from and against any claim, cost, loss, liability, penalty, settlement, judgment, charge, fee, expense, or other damage, including, but not limited to reasonable attorneys' fees (collectively, "Damages") as incurred or sustained by the Indemnified Parties caused by, arising from or related to any of the following:

          10.1.1 Breach of Representation, Warranty or Covenant. Any inaccuracy or breach by Gen-X or Gen-X Ontario of any representation, warranty or covenant (except for Sections 5.18, 5.19, or 5.20 of the Agreement and Sections 4.17, 4.18 or 4.19 of the SPA, which are covered below) made by Gen-X in the Agreement or Gen-X Ontario in the SPA, or under any other agreement executed and delivered by Gen-X or Gen-X Ontario in furtherance of the transactions described in the Agreement or the SPA.

          10.1.2 Taxes. Any Taxes arising at anytime out of the operation of the business of Gen-X or Gen-X Ontario or their respective Affiliates prior to the close of business on the Closing Date or the failure of Gen-X, Gen-X Ontario or their respective Affiliates to have filed any Tax Return in any state, province or other jurisdiction.

          10.1.3 Environmental. Any inaccuracy or breach of any representation or warranty by Gen-X of its representations made in Section 5.19 of the Agreement or Section 4.18 of the SPA or Damages required by any Person to be paid by the Indemnified Parties arising from or related to any Environmental Matters, Environmental Law or Environmental Permit and caused by the activities of Gen-X, Gen-X Ontario, their respective Affiliates or their predecessors in interest prior to the Closing.

          10.1.4 Fraud. Any fraud or willful misconduct committed by Gen-X, Gen-X Ontario, their respective Affiliates, officers, directors, employees and agents or any of the Gen-X Stockholders related to or arising from the consummation of the Merger or Stock Purchase.

     10.2 Limitations on Indemnification. The obligations of the Gen-X Stockholders and Electing Optionholders under Section 10.1 are subject to the following limitations: (i) the Gen-X Stockholders and Electing Optionholders shall not become obligated to pay any asserted claims for Damages under Section
10.1 unless and until the aggregate, cumulative amount of all such claims exceed a US$1,000,000 threshold, at which point the Gen-X Stockholders and Electing Optionholders will be obligated to indemnify the Indemnified Parties from and against all such cumulative amounts to the extent they exceed US$500,000; (ii) Huffy shall only satisfy such indemnification obligations by retaining such number of the Holdback Shares valued at US$7.75, equal to the indemnification obligation; and (iii) the Gen-X Stockholders and Electing Optionholders shall not become obligated to pay any asserted claims that were previously adjusted through the Total Adjustment Amount, including without limitation, any breach of a representation or warranty as a result of purchase price accounting matters, goodwill errors, customer chargebacks, inventory adjustments or other items that reduce Consolidated Gen-X 2002 EBITDA; provided, however, that the provisions of clauses (i), (ii) and (iii) shall not apply to indemnification arising out of any indemnity claims pursuant to Section 10.1.4 of this Agreement, in which case the Indemnified Parties may seek full recovery of its Damages (including exercising its rights against the Holdback Shares); provided further that, the liability of all Gen-X Stockholders and Electing Optionholders, except for the Principal Stockholders, for any indemnification obligation pursuant to Section
10.1.4 shall not exceed the Merger Consideration that such Gen-X Stockholder or Electing Optionholder is entitled to receive pursuant to this Agreement.

     10.3 Expiration. The indemnification obligations of the Gen-X Stockholders and Electing Optionholders set forth in this ARTICLE X shall terminate, be null and void and of no further force and effect as follows:

          10.3.1 Upon the close of business on the first anniversary of the Closing for all indemnification obligations set forth in Sections 10.1.1, 10.1.2, and 10.1.3; and

          10.3.2 On the expiration of the applicable statute of limitations for fraud or willful misconduct for indemnification obligations set forth in
     Section 10.1.4.

     10.4 Procedure for Indemnification. In connection with any claim for indemnification by the Indemnified Parties hereunder, the procedure set forth below shall be followed:

          10.4.1 Notice of Claim. An Indemnified Party shall give to the Representative (as such term is defined below) prompt written notice of any claim, suit, judgment or matter for which indemnity may be sought at any time, or in the case of a third party claim, after the Indemnified Party receives written notice thereof. The indemnification period provided for herein shall be tolled for a particular claim for the period beginning on the date the Representative receives written notice of that claim until the final resolution of such claim. If, in the good faith opinion of the Indemnified Party, a specific occurrence may reasonably give rise to a claim in the future, the Indemnified Party may give notice thereof to the Representative and such notice shall be sufficient and the right to make a claim for indemnification arising thereunder shall, for a period of eighteen months from the date of such notice, survive any prior termination of the indemnification period hereunder until the final resolution of such claim.

          10.4.2 Disputed Claims. If the Representative disagrees with any indemnity amount claimed by an Indemnified Party, the Representative shall send, within 10 Business Days following delivery of the notice of claim to the Representative, written notice that the Representative disagrees with the matters set forth in the notice of claim (a "Notice of Disagreement") which notice shall specify with reasonable particularity the basis for the Representative's disagreement with the matters described in such notice of claim and shall also specify the dollar amount as to which the Representative agrees that the Indemnified Party has an undisputed right to indemnification (the "Undisputed Amount") (all other amounts set forth in such notice of claim being hereinafter referred to as the "Disputed Amount"). The Representative's failure to provide a Notice of Disagreement within the required time period shall be deemed a waiver of the Representative's right to dispute the indemnity claim, and the entire indemnity claim shall be considered an Undisputed Amount. The Indemnified Party may immediately exercise its rights against the Holdback Shares as set forth in this Agreement as payment for any Undisputed Amount (including all interest thereon from the date of the notice of claim) without any further notice to the Gen-X Stockholders, Electing Optionholders or Representative or receive other payment for the Undisputed Amount (including all interest thereon from the date of the notice of claim) as mutually agreed upon between the parties.

          10.4.3 Disagreements. The Indemnified Party and the Representative shall each use their respective good faith efforts to resolve within ten Business Days following receipt of the Notice of Disagreement the disagreements between them regarding the Disputed Amount. In the event they are successful in so doing, the Indemnified Party may immediately exercise its rights against the Holdback Shares as set forth in this Agreement as payment for any Disputed Amount (including all interest thereon from the date of the notice of claim) without any further notice to the Gen-X Stockholders, Electing Optionholders or Representative or receive other payment for the Disputed Amount (including all interest thereon from the date of the notice of claim) as mutually agreed upon between the parties. In the event that the Indemnified Party and the Representative cannot reach an agreement as to the Disputed Amount within such ten Business Day period, either party may request that a court of competent jurisdiction make a determination as to the Disputed Amount. The parties each agree to be bound by the final determination or final judgment of such court and/or any appellate courts in which such dispute may be litigated.

          10.4.4 Settlement of Claims. The Representative shall have the right to adjust or settle any third party claim, suit or judgment coming within the scope of this indemnity obligation (provided, in any such case, that the Indemnified Party consents in writing to such settlement, which consent shall not be unreasonably withheld, and the Indemnified Party receives an unconditional release of all liabilities as part of such settlement) and shall have the right to control any litigation related thereto (at the cost and expense of the Gen-X Stockholders and Electing Optionholders); provided, however, if there is a reasonable probability that a claim may adversely affect the business or property of the Indemnified Party despite the indemnity of the Gen-X Stockholders and Electing Optionholders, the Indemnified Party shall have the right at its option to defend, at its own cost and expense, and to compromise or settle such claim, which compromise or settlement (with respect to amounts to be paid by the Gen-X Stockholders and Electing Optionholders) shall be made only with the written consent of the Representative, such consent not to be unreasonably withheld, provided the Gen-X Stockholders and Electing Optionholders receive a complete release of all obligations and liabilities in any manner related to such claim. Any party hereto desiring to participate in the handling of any such claim, suit or judgment being handled by the other party shall have the right, at its expense and with its counsel, to join with the other party and participate fully in the defense of any such claim or interest.

          10.4.5 Cooperation. The Indemnified Parties and the Representative shall cooperate in the defense of any such claim or litigation and each shall make available all books and records which are relevant in connection with such claim or litigation.

          10.4.6 Designation of Representative. Huffy and Gen-X hereby mutually appoint Kenneth Finkelstein to act as the representative of the Gen-X Stockholders and Electing Optionholders for purposes of this Article (the "Representative").

          10.4.7 Interest. Any interest that is owed on any indemnity claim shall accrue at 8% per annum.

                                   ARTICLE XI

                                 MISCELLANEOUS

     11.1 Confidentiality. Each of Huffy and Gen-X agrees and acknowledges that it will continue to be bound by the confidentiality agreements, dated October 1, 2001 and February 28, 2002, between Huffy and Gen-X (as such agreements may be amended, collectively, the "Confidentiality Agreement").

     11.2 Expenses. Except as otherwise specifically provided for herein (including, without limitation, under ARTICLE IX), each of Gen-X, on the one hand, and Huffy and MergerSub, on the other, shall pay all of its costs and expenses (including attorneys', accountants' and investment bankers' fees) incurred in connection with this Agreement and the transactions contemplated hereby.

     11.3 Notices. All notices, requests, claims, demands and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by a nationally recognized overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

    To Gen-X:

    Gen-X Sports Inc.
    36 Dufflaw Road
    Toronto, Ontario M6A 2W1

    Attn: Kenneth Finkelstein

    With a copy to:

    Fogler Rubinoff LLP
    Suite 4400, P.O. Box 95
    Royal Trust Tower

    Toronto Dominion Centre
    Toronto, Ontario
    M5K 1G8

    Attn: Daniel F. Hirsh

    To Huffy or MergerSub:

    Huffy Corporation
    225 Byers Road
    Miamisburg, Ohio 45342-3614

    Attn: Nancy A. Michaud

    With a copy to:

    Dinsmore & Shohl LLP
    1900 Chemed Center
    255 East Fifth Street
    Cincinnati, Ohio 45202

    Attn: Charles F. Hertlein, Jr.

All such notices, requests, claims, demands and other communications will (a) if delivered personally to the address as provided in this Section 11.3, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided for in this Section 11.3, be deemed given upon facsimile confirmation, and (c) if delivered by overnight courier to the address as provided in this Section 11.3, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case, regardless of whether such notice, request, claim, demand or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 11.3). Any party hereto from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

     11.4 Entire Agreement. This Agreement and the Exhibits and Schedules hereto (which are incorporated herein by this reference), including the Gen-X Disclosure Schedule and the Huffy Disclosure Schedule, constitute the entire Agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect and shall survive any termination of this Agreement or the Closing in accordance with its terms.

     11.5 Counterparts. This Agreement may be executed in any number of counterparts and may be executed and delivered by facsimile, each of which counterparts and facsimiles will be deemed an original, but all of which together will constitute one and the same instrument.

     11.6 Huffy and Indemnified Party Knowledge. The right of Huffy or an Indemnified Party to any remedy set forth in this Agreement, in law or in equity shall not be affected by any investigation it conducts with respect to, or any Knowledge it acquires (or capable of being acquired) at any time, whether before or after the Closing, closing of the Stock Purchase, or execution of the Agreement or SPA, with respect to the accuracy or inaccuracy of or compliance with, any representation, warranty, covenant, obligation or claim which may give rise to a remedy based on such representation, warranty, covenant, obligation or claim. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation of Gen-X or Gen-X Ontario as set forth in the Agreement or SPA, shall not affect an Indemnified Party's right to indemnification, payment of Damages or other remedy as set forth in this Agreement or SPA based on such representations, warranties, covenants or obligations.

     11.7 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this

Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     11.8 Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties hereto to confer third party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person.

     11.9 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of, and is enforceable by the parties hereto and their respective successors and assigns.

     11.10 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     11.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to that State's conflict of laws principles.

     11.12 Construction. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in, and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentem.

     11.13 Specific Performance. The parties hereto agree that, if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist, and damages would be difficult to determine. It is agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.14 Amendment and Modification. At any time prior to the Effective Time, this Agreement may be amended, modified or supplemented only by written agreement (referring specifically to this Agreement) of Huffy, MergerSub and Gen-X with respect to any of the terms contained herein; provided, however, that no such amendment, modification or supplementation shall be made that, under applicable Law, requires the approval of stockholders of Gen-X or Huffy, without the further approval of such stockholders.

     11.15 Waiver. At any time prior to the Effective Time, Huffy and MergerSub, on the one hand, and Gen-X, on the other, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto, and (c) waive compliance by the other with any of the agreements or conditions contained herein that may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Agreement and signed on behalf of such party.

     11.16 Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall survive until the first anniversary of the Closing Date; provided that, this provision shall in no way limit an Indemnified Party's rights to indemnification pursuant to Section 10.1.4.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

                                          GEN-X SPORTS INC.

                                          By:     /s/ KENNETH FINKELSTEIN
                                            ------------------------------------
                                              Name:  Kenneth Finkelstein
                                              Title:   Chairman/CFO

                                          HUFFY CORPORATION

                                          By:      /s/ ROBERT W. LAFFERTY
                                            ------------------------------------
                                              Name:  Robert W. Lafferty
                                              Title:   V.P. Finance

                                          HSGC, INC.

                                          By:       /s/ NANCY A. MICHAUD
                                            ------------------------------------
                                              Name:  Nancy A. Michaud
                                              Title:   Secretary

                             EXHIBITS AND SCHEDULES


Exhibit 2.1.2                                      Form of Certificate of Merger
Exhibit 2.5.1(i)(A)                                Employee Retention Agreement
Exhibit 2.5.1(i)(B)                                Employee Option Satisfaction Agreement
Exhibit 2.5.1(ii)                                  Option Satisfaction Agreement
Exhibit 4.3                                        Directors and Officers of MergerSub
Exhibit 8.2.6                                      Dinsmore & Shohl LLP Legal Opinion
Exhibit 8.3.4(d)                                   Shareholder Group Agreement
Exhibit 8.3.4(f)                                   Non-Competition Agreement
Exhibit 8.3.8                                      Gen-X Counsel Legal Opinion

Gen-X Disclosure Schedules
Section 5.1                                        Organization and Good Standing
Section 5.3.1                                      Equity Securities
Section 5.4                                        Subsidiaries
Section 5.6                                        Compliance with Applicable Law
Section 5.7                                        Non-Contravention/Consents
Section 5.8                                        Government Approvals and Consent
Section 5.9                                        Financial Statements
Section 5.10.3                                     Gen-X Plan Payments
Section 5.11.2                                     Specific Liabilities or Changes
Section 5.12                                       Litigation
Section 5.13                                       Contracts
Section 5.14.3                                     Tax Claims
Section 5.14.5                                     Audited Tax Returns
Section 5.14.7                                     Taxing Authority Rulings and Agreements
Section 5.14.14                                    Elections Affecting Income Taxes
Section 5.15                                       Titles to Properties; Encumbrances
Section 5.16                                       Intellectual Property
Section 5.18.1                                     Gen-X Employee Benefit Plans
Section 5.18.5                                     Employee Benefits Liabilities
Section 5.18.8                                     Employee Severance and/or Stay Bonus Benefits
Section 5.20                                       Labor Matters
Section 5.21                                       Related Party Transactions
Section 5.22.1                                     Gen-X Owned Real Property
Section 5.22.2                                     Gen-X Leased Real Property
Section 5.23                                       Insurance Policies
Section 5.25                                       Customers
Section 7.1                                        Conduct of Business Pending Merger
Section 7.12                                       Employee Benefits

Huffy Disclosure Schedules
Section 6.1.1                                      Organization and Good Standing
Section 6.1.2                                      MergerSub Organization and Good Standing
Section 6.3.1                                      Equity Securities
Section 6.3.2                                      Commitments to Issue or Purchase Securities
Section 6.7                                        Non-Contravention/Consents
Section 6.8                                        Government Approvals and Consents
Section 6.12                                       Litigation
Section 6.13                                       Titles to Properties; Encumbrances
Section 6.16                                       Broker

                      AGREEMENT OF PRINCIPAL STOCKHOLDERS

     In order to induce Huffy to enter into the above Agreement and in consideration of the benefits that each of the Principal Stockholders will receive as equity holders (either directly or indirectly) of Gen-X Sports, Inc, each of the Principal Stockholders does hereby agree that it shall or shall cause all of its shares of Gen-X Common Stock Equivalents (whether owned directly or indirectly) to be voted for the approval of this Agreement, the Merger and all other transactions contemplated in this Agreement and take all other actions necessary to ratify, confirm and approve this Agreement, the Merger and the transactions contemplated in this Agreement. Each of the Principal Stockholders further agree to be bound by the terms and conditions of
ARTICLE X to the Agreement.

     All capitalized terms not defined herein shall have the same meaning as in the Agreement and Plan of Merger above. Each of the Principal Stockholders represents and warrants to Huffy that the execution and delivery by each of the Principal Stockholders of this agreement has been duly authorized and no other action on the part of each of the Principal Stockholders is necessary to authorize the execution and delivery by each of the Principal Stockholders of this agreement and consummation by each of the Principal Stockholders of the transactions contemplated hereby. Each of the Principal Stockholders further represents and warrants to Huffy that this agreement constitutes a valid and binding agreement of each of the Principal Stockholders and is enforceable against each of them in accordance with its terms. Each of the Principal Stockholders further represents and warrants that immediately following the Closing, the Stock Consideration issued to the Principal Stockholders will not be owned directly or indirectly by any resident of Canada.

     IN WITNESS WHEREOF, the authorized officers of the undersigned have executed this agreement as of the date set forth below their respective names.

                                          DMJ FINANCIAL, INC.

                                          ROYAL BANK OF CANADA (CARIBBEAN)
                                          CORPORATION
                                          AS DIRECTOR

                                          By:         /s/ A.D. ALLEYNE
                                            ------------------------------------
                                              Name:  A.D. Alleyne
                                              Title:   Senior Manager
                                              Date:   June 4, 2002

                                          K&J FINANCIAL HOLDINGS, INC.

                                          ROYAL BANK OF CANADA (CARIBBEAN)
                                          CORPORATION
                                          AS DIRECTOR

                                          By:         /s/ A.D. ALLEYNE
                                            ------------------------------------
                                              Name:  A.D. Alleyne
                                              Title:   Senior Manager
                                              Date:   June 4, 2002

                                          OSGOODE FINANCIAL INC.

                                          By:      /s/ KENNETH FINKELSTEIN
                                              ----------------------------------
                                              Name:  Kenneth Finkelstein
                                              Title:   Director
                                              Date:   June 4, 2002

                                          By:     /s/ KENNETH FINKELSTEIN
                                            ------------------------------------
                                              Name:  Kenneth Finkelstein
                                              Date:   June 4, 2002

                                          DLS FINANCIAL, INC.

                                          By:         /s/ A.D. ALLEYNE
                                            ------------------------------------
                                              Name:  A.D. Alleyne
                                              Title:   Senior Manager
                                              Date:   June 4, 2002

                                          By:         /s/ JAMES SALTER
                                            ------------------------------------
                                              Name:  James Salter
                                              Date:   June 4, 2002

                                          KENNETH FINKELSTEIN FAMILY TRUST

                                          ROYAL BANK OF CANADA (CARIBBEAN)
                                          CORPORATION
                                          AS TRUSTEE

                                          By:      /s/ ARNITA K. STEWART
                                            ------------------------------------
                                              Name:  Arnita K. Stewart
                                              Title:   Trustee
                                              Date:   June 4, 2002

                                          JAMES SALTER FAMILY TRUST

                                          ROYAL BANK OF CANADA (CARIBBEAN)
                                          CORPORATION
                                          AS TRUSTEE

                                          By:      /s/ ARNITA K. STEWART
                                            ------------------------------------
                                              Name:  Arnita K. Stewart
                                              Title:   Trustee
                                              Date:   June 4, 2002

                             AMENDMENT NO. 1 TO THE
                          AGREEMENT AND PLAN OF MERGER

     This Amendment No. 1 to that certain Agreement and Plan of Merger by and among Huffy Corporation, HSGC, Inc. and Gen-X Sports Inc. (the "Agreement") is entered into on July 1, 2002, by and among Huffy Corporation HSGC, Inc. and Gen-X Sports, Inc. to amend the Agreement.

     In consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1. AMENDMENT TO AGREEMENT.  The parties agree to amend the Agreement as follows:

     a. NEW ARTICLE XII. A new Article XII to the Agreement is hereby added and shall read as follows:

                                  ARTICLE XII

                       THREE WHEEL PRODUCTION AND LICENSE

          12.1 Huffy Production of Three Wheel Product. Huffy has developed a tricycle with an oversized front wheel that is to be marketed under Huffy trademarks and logos (a "Three Wheel Product"). Huffy agrees to use its commercial efforts to negotiate the best per unit price from a contract manufacturer ("Huffy's Supplier") to manufacture the Three Wheel Product in accordance with Huffy's design requirements and to obtain the right of Gen-X to purchase all of Gen-X's requirements for Three Wheel Products from Huffy's Supplier at Huffy's negotiated price. Huffy agrees to sell its branded Three Wheel Product to its current customers. If a channel conflict for the sale of Three Wheel Products arises, the parties agree in good faith to resolve the conflict.

          12.2 License to Gen-X. Huffy hereby grants Gen-X and Gen-X Ontario a non-exclusive, non-assignable license (with no right to sublicense) to use Huffy's Three Wheel Product design solely for the purposes set forth in this Article XII.

          12.3 Gen-X Sale of Three Wheel Product. Gen-X agrees that from the date of this Amendment through the termination of this Article XII, it shall sell the Three Wheel Product bearing Gen-X's trademarks and logos to its current customers. Gen-X shall not use any of Huffy's trademarks and logos in marketing or selling the Three Wheel Products or affix such trademarks and logos to any Three Wheel Product that it sells or markets. Gen-X shall not design, manufacture, market or sell any products similar to the Three Wheel Product except as set forth in this Article XII and immediately shall cease its current design and implementation of a product that is similar to the Three Wheel Product.

          12.4 Gen-X Purchase From Huffy's Supplier. Gen-X shall purchase all of its requirements for Three Wheel Products solely from Huffy's Supplier.

          12.5  License Fee.

             12.5.1 Gen-X shall pay a fee (the "License Fee") to Huffy that equals the Gross Sales Margin of all of Gen-X's sales of Three Wheel Products. For purposes of this Article XII, "Gross Sales Margin" shall mean the gross revenues that Gen-X receives from the sales of Three Wheel Products less the cost of goods on such sales, any deductions for discounts, rebates or returns, freight, insurance and any other direct costs associated with such sales.

             12.5.2 Gen-X shall pay the License Fee to Huffy monthly no later than on the 15th day of the following month based on collected Gross Sales Margin of Gen-X's sales of Three Wheel Products for the preceding month. Simultaneously with the payment of the License Fee, Gen-X shall submit to Huffy a corresponding monthly report of its sales of the Three Wheel Products and calculation of License Fee due in a form and content reasonably acceptable to Huffy. Huffy shall have the right to inspect the books and records of Gen-X concerning its sales and marketing of the

                                      A-A-1

        Three Wheel Products during normal business hours after reasonable notice to verify the License Fee amount that Gen-X has paid to Huffy.

             12.5.3 If this Agreement terminates for any reason prior to consummation of the Merger, then: (i) Huffy promptly shall reimburse Gen-X all License Fees that Gen-X has paid to Huffy; and (ii) each party will source its own Three Wheel Product, based on its own design, from a manufacturer of its choice and sell the products to any customer of its choice.

          12.6 Warranty and Product Liability. Huffy shall be responsible for all warranty and product liability claims that may arise solely from the Huffy design (unchanged by any party) of any Three Wheel Products that Huffy or Gen-X sells, and Gen-X shall be responsible for any other claims, including without limitation, trademark infringement, warnings, etc., that may arise from any Three Wheel Products that Gen-X sells. In the event License Fees are reimbursed under Section 12.5.3 above, notwithstanding the preceding provisions of Section 12.6, Gen-X solely shall be responsible for all warranty and product liability claims that arise from any Three Wheel Products that Gen-X sold or sells.

          12.7 Adjustment to Consolidated Gen-X EBITDA and Consolidated Gen-X 2002 EBITDA Calculation. Notwithstanding anything to the contrary in this Agreement, all Licence Fees that Gen-X actually pays Huffy will not be deducted when calculating the Consolidated Gen-X EBITDA and Consolidated Gen-X 2002 EBITDA of Gen-X and Gen-X Ontario. To the extent that Gen-X working capital is affected by the transactions contemplated in this
     Section 12, Consolidated Gen-X Debt under Section 2.3.2 above shall not be so affected.

          12.8 Termination of this Article. The rights and obligations of the parties set forth in this Article XII automatically shall terminate upon the termination of this Agreement for any reason. However, except for the rights and obligations set forth in Sections 12.5.3 and 12.6, which shall survive termination of this Agreement or this Article XII, all rights and obligations of Gen-X and Huffy shall survive the Merger and terminate on December 31, 2002, unless the parties mutually agree otherwise.

     b. AMENDMENT TO SECTION 8.2.9. Section 8.2.9 of the Agreement is amended as follows: the words "dated as of the date its Board of Directors meets to approve the transactions contemplated in this Agreement," are hereby deleted and replaced with the words " dated as of a date on or before the Closing Date,".

2. CAPITALIZED TERMS. All capitalized terms not defined herein shall have the same meaning as in the Agreement.

3. NO OTHER AMENDMENT. Other than as expressly provided herein, the parties intend no other amendment to the Agreement.

                           [SIGNATURE PAGE TO FOLLOW]

                                      A-A-2

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

                                          GEN-X SPORTS INC.

                                          By:     /s/ KENNETH FINKELSTEIN
                                            ------------------------------------
                                              Name:  Kenneth Finkelstein
                                              Title:   Chairman/CFO

                                          HUFFY CORPORATION

                                          By:      /s/ ROBERT W. LAFFERTY
                                            ------------------------------------
                                              Name:  Robert W. Lafferty
                                              Title:   V.P. Finance

                                          HSGC, INC.

                                          By:       /s/ NANCY A. MICHAUD
                                            ------------------------------------
                                              Name:  Nancy A. Michaud
                                              Title:   Secretary

                                      A-A-3

                                                                         ANNEX B

                          SHAREHOLDER GROUP AGREEMENT

     THIS SHAREHOLDER GROUP AGREEMENT, dated as of                , 2002 (this
"Agreement"), by and among Huffy Corporation, an Ohio corporation (the "Company"), HSGC, Inc., a Delaware corporation ("HSGC"), HSGC Canada, Inc., a New Brunswick corporation ("Huffy Canada"), DMJ Financial, Inc., a Barbados corporation ("DMJ"), its two stockholders K&J Financial Holdings, Inc. ("K&J"), a Barbados corporation and DLS Financial, Inc. ("DLS") a Barbados corporation, the sole stockholder of K&J, Kenneth Finkelstein Family Trust, the sole stockholder of DLS, James Salter Family Trust, Osgoode Financial Inc., an Ontario corporation ("Osgoode") Kenneth Finkelstein and James Salter (DMJ, K&J, DLS, Osgoode, Kenneth Finkelstein, James Salter Kenneth Finkelstein Family Trust and James Salter Family Trust are sometimes collectively referred to as, the "Shareholder Group").

                                   BACKGROUND

     The Company, HSGC, a wholly-owned subsidiary of the Company and Gen-X Sports Inc., a Delaware corporation ("Gen-X") have entered into an Agreement and Plan of Merger, effective as of June 5, 2002 (as it may be amended from time to time, the "Merger Agreement"), pursuant to which, among other things, Gen-X will merge with and into HSGC, with HSGC as the surviving corporation, and shares of Gen-X held by DMJ Financial Inc. will be converted into a right to receive cash and shares of Common Stock, par value $1.00 per share (the "Common Stock"), of the Company (the "Merger"). In addition, Huffy, Huffy-Canada, a wholly-owned subsidiary of the Company, Gen-X Sports, Inc., a Canadian corporation ("Gen-X Ontario") and all or substantially all of Gen-X Ontario's stockholders have entered into a Stock Purchase Agreement, effective as of June 5, 2002 (as it may be amended from time to time, the "SPA"), pursuant to which, among other things, Huffy Canada will purchase all or substantially all of the outstanding capital stock of Gen-X Ontario (the "Stock Purchase"). The execution of this Agreement is a condition to the obligation of the parties to consummate the Merger and the Stock Purchase, which shall occur simultaneously (the "Closing"). The Company, HSGC and Huffy Canada and the Shareholder Group desire to establish in this Agreement certain terms and conditions concerning the voting and disposition of the shares of Common Stock issued to the Shareholder Group pursuant to the Merger Agreement and related provisions concerning the Shareholder Group's relationship with and investment in the Company following the Closing.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

     SECTION 1.1 Certain Definitions. In addition to other terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the meanings ascribed to them below:

     "Affiliate" shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     "Beneficially Own" shall mean, with respect to any securities, having "beneficial ownership" of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act as in effect on the date hereof, and "Beneficial Ownership" shall have the corresponding meaning.

     "Board" shall mean the Board of Directors of the Company in office at the applicable time.

     "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which the commercial banks in the State of Ohio are authorized or required by law to remain closed.

     "Director" shall mean any member of the Board.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Person" shall mean any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Shareholder Group" shall have the meaning assigned in the preamble hereto, it being understood that such term shall also include any transferee pursuant to a Transfer pursuant to Section 4.1 hereof.

     "Shareholder Group Shares" shall mean, at any time, the shares of Common Stock issued pursuant to the Merger to any member of the Shareholder Group, Voting Securities issued upon exercise of any options or warrants granted now or hereafter to any member of the Shareholder Group, or any Voting Securities granted pursuant to any restricted stock grant agreement or plan to any member of the Shareholder Group, and into which such shares of equity securities of the Company shall be converted in connection with stock splits, reverse stock splits, stock dividends or distributions, or combinations or any similar recapitalization, on or after the date hereof, that are Beneficially Owned by the Shareholder Group.

     "Subsidiary" means, with respect to any Person, any other entity of which securities or other ownership interests having ordinary power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

     "Votes" shall mean votes entitled to be cast generally in the election of Directors, assuming the conversion of any securities of the Company then convertible into Common Stock or shares of any other class of capital stock of the Company then entitled to vote generally in the election of Directors.

     "Voting Securities" shall mean (i) the Common Stock, (ii) shares of any other class of capital stock of the Company then entitled to vote generally in the election of Directors and (iii) any securities of the Company then convertible into shares of any class of capital stock of the Company then entitled to vote generally in the election of Directors.

     All other capitalized terms not defined in this Agreement shall have the same meaning as in the Merger Agreement or SPA, as the case may be.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     SECTION 2.1 Representations and Warranties of the Company. The Company represents and warrants to the Shareholder Group as of the date hereof as follows:

          (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio and has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

          (b) This Agreement has been duly and validly authorized by the Company and all necessary and appropriate action has been taken by the Company to execute and deliver this Agreement and to perform its obligations hereunder.

          (c) This Agreement has been duly executed and delivered by the Company and, assuming due authorization and valid execution and delivery by the members of the Shareholder Group, is a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     SECTION 2.2 Representations and Warranties of the Shareholder Group. Each member of the Shareholder Group represents and warrants to the Company as of the date hereof as follows:

          (a) With respect to corporations, such member (i) has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization and (ii) has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

          (b) This Agreement has been duly and validly authorized by each such member and all necessary and appropriate action has been taken by such member to execute and deliver this Agreement and to perform its obligations hereunder.

          (c) This Agreement has been duly executed and delivered by such member and, assuming due authorization and valid execution and delivery by the Company, is a valid and binding obligation of such member, enforceable against it in accordance with its terms, except to the extent that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (d) It acknowledges and understands that such member's ownership, transfer and purchase of Common Stock or securities convertible into Common Stock shall be subject to the provisions of Ohio Revised Code Section 1701.831 and Chapter 1704 of the Ohio Revised Code.

          (e) The attached Exhibit A is a true, complete and accurate list of all shares of Common Stock, options for Common Stock (and the amount of shares of Common Stock issuable upon exercise of such options) and shares of restricted Common Stock that each member of the Shareholder Group owns, and each member of the Shareholder Group does not Beneficially Own any other interest in Voting Securities or other securities of Huffy (other than those securities identified on Exhibit A.

                                  ARTICLE III
                               STANDSTILL; VOTING

     SECTION 3.1 Standstill Restrictions. The members of the Shareholder Group shall not, and shall cause each of their respective Affiliates not to, directly or indirectly:

          (a) acquire, offer to acquire or agree to acquire Beneficial Ownership of any Voting Securities, except pursuant to stock splits, reverse stock splits, stock dividends or distributions, or combinations or any similar recapitalization or exercise of stock options or grants of restricted stock pursuant to a Company stock option plan, on or after the date hereof;

          (b) acquire, offer to acquire or agree to acquire any business or material assets of the Company or any of its Subsidiaries;

          (c) initiate or propose any offer by any third party to acquire Beneficial Ownership of Voting Securities, other than an acquisition of Shareholder Group Shares permitted in accordance with Section 4.1;

          (d) initiate or propose any merger, tender offer, business combination or other extraordinary transaction involving the Company or any of its Subsidiaries;

          (e) act, alone or in concert with others, to seek to affect or influence the control of the Board or the management of the Company, or the business, operations, affairs or policies of the Company; provided that this subsection shall not be deemed to restrict any member of the Shareholder Group or such member's representative from participating as a member of the Board in his or her capacity as such;

          (f) deposit any Voting Securities in a voting trust or subject any Voting Securities to any proxy, arrangement or agreement with respect to the voting of such securities or other agreement having a similar effect, except as provided in Section 3.2;

          (g) initiate or propose any shareholder proposal or make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" to vote, or seek to influence any Person with respect to the voting of, any Voting Securities, or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to Voting Securities;

          (h) form, join or in any way participate in a group (other than a group comprised exclusively of the members of the Shareholder Group) of Persons acquiring, holding, voting or disposing of any Voting Securities which would be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder to file a statement on Schedule 13D with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act (or any successor statute or regulation);

          (i) propose, or agree to, or enter into any discussions, negotiations or arrangements with, or provide any confidential information to, any third party with respect to any of the foregoing;

          (j) make any statement or disclosure inconsistent with the foregoing;
     or

          (k) propose or seek an amendment or waiver of any of the provisions of this Section 3.1.

     SECTION 3.2 Voting. Each member of the Shareholder Group shall (i) vote at any shareholder meeting or in connection with any action by written consent at or in which Voting Securities are entitled to vote, on any matter that may be presented, all of its Shareholder Group Shares in accordance with the management voting recommendation to all shareholders on any and all matters submitted to the shareholders of the Company and (ii) be present in person or represented by proxy, at all meetings of shareholders of the Company so that all Shareholder Group Shares shall be counted for the purpose of determining the presence of a quorum at such meetings.

                                   ARTICLE IV

                        TRANSFER RESTRICTIONS; LIQUIDITY

     SECTION 4.1 Transfer Restrictions.

          (a) Each member of the Shareholder Group shall not, directly or indirectly, except as otherwise provided herein, sell, offer to sell, contract to sell, grant any option to purchase or otherwise transfer or dispose of any of the Shareholder Group Shares, including, without limitation any short sales, any kind of hedging transaction or upon exercise of any warrants that a member of the Shareholder Group may grant to any third party for the member's Shareholder Group Shares (collectively, a "Transfer"), without the prior written consent of the Company; provided, however, that each of the undersigned shall be permitted to Transfer 25% of his or its Shareholder Group Shares from the date hereof through the first anniversary of the Closing, and an additional 25% thereafter during each one year period from each subsequent anniversary of the Closing until the next anniversary of the Closing; provided, further, that in no event shall any member of the Shareholder Group Transfer more than 10% of his or its Shareholder Group Shares during any three month period. The foregoing shall not restrict any Transfer by will or pursuant to the laws of descent and distribution or to a trust for the benefit of any member of the Shareholder Group or, if applicable, any member of his family so long as each and every such Transfer, as a condition to the effectiveness of such transfer, executes and delivers to the Company an acknowledgement of this Agreement, agreeing to be bound by the terms hereof. The Transfer restrictions set forth in this Section 4.1 shall not apply to any restricted Common Stock that a member of the Shareholder Group received pursuant to the Merger Agreement.

          (b) Notwithstanding anything to the contrary in this Section 4.1, in the event that the Company terminates the employment of Kenneth Finkelstein for any reason on or after the second anniversary of this Agreement, then the restrictions on Transfer set forth in this Section 4.1 shall no longer apply to Kenneth Finkelstein, the Kenneth Finkelstein Family Trust or K&J Financial Holdings, Inc.

          (c) Notwithstanding anything to the contrary in this Section 4.1, in the event that the Company terminates the employment of James Salter for any reason on or after the second anniversary of this Agreement, then the restrictions on Transfer set forth in this Section 4.1 shall no longer apply to James Salter, the James Salter Family Trust or DLS Financial, Inc.

          (d) No Shareholder Group member nor any of their respective directors and officers shall, and each Shareholder Group member shall use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives, including any investment banker, attorney or accountant retained by it or any of its Subsidiaries not to, make any public statement or announcement regarding, or cause to be known by the public or the investment community generally, any plan or intention of any Shareholder Group member to sell or otherwise dispose of any Common Stock to the public or any third party.

                                   ARTICLE V

                         EFFECTIVENESS AND TERMINATION

     SECTION 5.1 Effectiveness. This Agreement shall take effect immediately upon the Closing and shall remain in effect until it is terminated pursuant to
Section 5.2 hereof.

     SECTION 5.2 Termination. This Agreement shall terminate upon the earliest to occur of the following:

          (a) The fourth anniversary of the Closing; or

          (b) Mutual written agreement of the Company and the Shareholder Group, at any time to terminate this Agreement.

                                   ARTICLE VI

                                 MISCELLANEOUS

     SECTION 6.1 Injunctive Relief. Each party hereto acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that each other party shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for injunctive relief, each party hereto hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any breach or threatened breach of such provisions of this Agreement.

     SECTION 6.2 Successors And Assigns. This Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Company and the members of the Shareholder Group and their respective successors and permitted assigns, and no such term or provision is for the benefit of, or intended to create any obligations to, any other Person, except as otherwise specifically provided in this Agreement. Neither this Agreement nor any rights or obligations hereunder shall be assignable by any member of the Shareholder Group without the prior written consent of the Company.

     SECTION 6.3 Remedies Not Exclusive. The remedies provided in this Agreement shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.

     SECTION 6.4 Amendments; Waiver. This Agreement may be amended only by an agreement in writing executed by the parties hereto. Either party may waive in whole or in part any benefit or right provided to it under this Agreement, such waiver being effective only if contained in a writing executed by the waiving party. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     SECTION 6.5 Notices. Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, when delivered personally or by courier, three days after being deposited in the U.S. mail (registered or certified mail, postage prepaid, return receipt requested), or when received by facsimile transmission if promptly confirmed by telephone, as follows:

If to any member of the Shareholder Group:

Gen-X Sports Inc.
36 Dufflaw Road
Toronto, Ontario
M6A 2W1
Attention: Kenneth Finkelstein
Fax: (416) 630-6091

with a copy to:

Fogler Rubinoff LLP
Suite 4400, P.O. Box 95
Royal Trust Tower
Toronto Dominion Centre
Toronto, Ontario
M5K 1G8
Attention: Daniel F. Hirsh
Fax: (416) 941-8852

If to the Company:

Huffy Corporation
225 Byers Road
Miamisburg, Ohio 45342
Attention: Nancy A. Michaud, General Counsel
Fax: (937) 865-5414

with a copy to:

Dinsmore & Shohl LLP
255 East Fifth Street
Cincinnati, Ohio 45202
Attention: Charles F. Hertlein, Jr., Esq.
Fax: (513) 977-8141

or to such other address, facsimile number or telephone as either party may, from time to time, designate in a written notice given in a like manner.

     SECTION 6.6 Endorsement on Stock Certificates. Each certificate representing the Stockholder Group Shares now held by each member of the Stockholder Group or to be issued to them shall bear a legend in substantially the form as follows:

            The right to transfer, sell, exchange, give, pledge, encumber or otherwise dispose of the shares of stock represented by this certificate and vote such shares is restricted in accordance with a
            certain Shareholder Group Agreement, dated          , 2002, as the
            same may be amended from time to time, among the Company and certain of its shareholders. The Company will mail to any shareholder a copy of such Agreement without charge within five days after receipt of written request therefor.

     SECTION 6.7 Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Ohio without giving effect to principles of conflicts of law.

     SECTION 6.8 Headings. The descriptive headings of the several sections in this Agreement are for convenience only and do not constitute a part of this Agreement and shall not be deemed to limit or affect in any way the meaning or interpretation of this Agreement.

     SECTION 6.9 Integration. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

     SECTION 6.10 Severability. If any term or provision of this Agreement or any application thereof shall be declared or held invalid, illegal or unenforceable, in whole or in part, whether generally or in any particular jurisdiction, such provision shall be deemed amended to the extent, but only to the extent, necessary to cure such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions, both generally and in every other jurisdiction, shall not in any way be affected or impaired thereby.

     SECTION 6.11 Consent to Jurisdiction. In connection with any suit, claim, action or proceeding arising out of this Agreement, the parties each hereby consent to the in personam jurisdiction of the United States federal courts and state courts located in the State of Ohio; the Company agrees that service in the manner set forth in Section 6.5 hereof shall be valid and sufficient for all purposes; and the parties each agree to, and irrevocably waive any objection based on forum non conveniens or venue to, appear in any United States federal court or state court located in the State of Ohio.

     SECTION 6.12 Counterparts. This Agreement may be executed by the parties hereto in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth at the head of this Agreement.

                                          HUFFY CORPORATION

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                                          HSGC, INC.

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                                          [HSGC CANADA, INC.]

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                                          DMJ FINANCIAL, INC.

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                                          K&J FINANCIAL HOLDINGS, INC.

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                                          KENNETH FINKELSTEIN FAMILY TRUST

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                                          JAMES SALTER FAMILY TRUST

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                                          DLS FINANCIAL, INC.

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                                          OSGOODE FINANCIAL INC.

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                                          --------------------------------------
                                          Kenneth Finkelstein

                                          --------------------------------------
                                          James Salter

                                                                       EXHIBIT A

                                 SHARES OF
                                COMMON STOCK   OPTIONS    RESTRICTED STOCK
                                ------------   --------   ----------------
  DMJ Financial, Inc.
  K&J Financial Holdings,
    Inc.
  DLS Financial, Inc.
  Osgoode Financial [INC.]
  Kenneth Finkelstein
  James Salter

                                                                         ANNEX C

                                  May 31, 2002

Board of Directors
Huffy Corporation
225 Byers Road
Miamisburg, OH 45342

Ladies and Gentlemen:

     You have requested our opinion as to the fairness, from a financial point of view, to Huffy Corporation (the "Company"), of the proposed transactions (collectively the transactions referred to as the "Transaction") pursuant to the terms of (i) the Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, HSGC, Inc. ("MergerSub"), and Gen-X Sports Inc. ("Gen-X"), whereby Gen-X will be merged into MergerSub and (ii) the Share Purchase Agreement (the "Share Purchase Agreement") by and among the Company, HSGC Canada Inc. ("Buyer"), Gen-X Sports, Inc. ("Gen-X Ontario"), and the shareholders of Gen-X Ontario (the "Sellers"), whereby the Sellers will sell and transfer all of the outstanding shares of Gen-X Ontario (the "Shares") to Buyer and Buyer will purchase the Shares from Sellers, each of which are expected to be signed on or around June 5, 2002. The Merger Agreement and the Share Purchase Agreement are hereafter referred to as the "Agreements". The consideration to be paid in the Transaction is currently anticipated to be in the range of approximately $105-$115 million in the form of cash, Company common shares and the assumption and repayment of Gen-X and Gen-X Ontario indebtedness, subject to certain adjustments and holdbacks. The complete terms of the Transaction may be found in the Agreements.

     A.G. Edwards & Sons, Inc. ("A.G. Edwards"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate or other purposes. We are not aware of any present or contemplated relationship among A.G. Edwards, the Company, the Company's directors and officers or its shareholders, or among A.G. Edwards, Gen-X, Gen-X Ontario, their directors and officers or shareholders, which in our opinion would affect our ability to render a fair and independent opinion in this matter.

     We are acting as exclusive financial advisor to the Board of Directors of the Company (the "Board") in connection with the Transaction and will receive a fee from the Company for our services pursuant to the terms of our engagement letter with the Company dated as of April 11, 2002.

     In connection with this opinion, we have reviewed and considered such financial and other matters as we have deemed relevant, including, among other things:

          i. draft Agreements dated May 30, 2002 (the "Draft Agreements") to be executed at the closing of the Transaction and discussions about the drafts with the management of the Company;

          ii. conversations with the management of the Company regarding the nature and extent of development of the terms of the Transaction;

          iii. certain public filings and certain audited financial statements, financial analyses and forecasts for the Company;

          iv. certain audited financial statements, unaudited financial statements, financial analyses and forecasts for Gen-X and Gen-X Ontario;

          v. selected past and current data relating to the operations, financial condition and future prospects of the Company, Gen-X and Gen-X Ontario, which data was obtained through, among other things, interviews with the members of management of the Company, Gen-X and Gen-X Ontario, respectively;

          vi. certain market data for the stock of the Company and for stocks of public companies in the same or similar lines of business as the Company, Gen-X and Gen-X Ontario;

          vii. the financial terms of certain acquisitions which A.G. Edwards deemed relevant for analytical purposes;

          viii. the implied valuation of Gen-X and Gen-X Ontario based on the discounted value of their combined projected cash flows;

          ix. certain pro forma financial statements of the Company giving effect to the Transaction (as proposed) as estimated by the Company's management; and

          x. other information, financial studies, analyses and investigations, and financial, economic and market criteria that A.G. Edwards considered relevant.

     In preparing our opinion, A.G. Edwards has assumed and relied upon the accuracy and completeness of all financial and other information that was publicly available, or supplied or otherwise made available to us by the Company and Gen-X and Gen-X Ontario and their advisors. We have not been engaged to, and therefore we have not, verified the accuracy or completeness of any of such information. A.G. Edwards has relied upon the assurances of the management of the Company that they are not aware of any facts that would make any financial or other information inaccurate or misleading. A.G. Edwards has been informed and assumed that financial projections supplied to, discussed with or otherwise made available to us reflect the best currently available estimates and judgments of the management of the Company as to the expected future financial performance of the Company, Gen-X and Gen-X Ontario, each on a stand-alone basis and having given effect to the Transaction. A.G. Edwards has not independently verified such information or assumptions nor do we express any opinion with respect thereto.

     A.G. Edwards has not made any independent valuation or appraisal of the assets or liabilities of the Company, Gen-X or Gen-X Ontario, nor have we been furnished with any such valuations or appraisals. A.G. Edwards also did not independently attempt to assess or value any of the intangible assets of the Company, Gen-X and Gen-X Ontario (including goodwill) nor did it make any independent assumptions with respect to their application in the Transaction.

     A.G. Edwards' opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. The analyses performed by A.G. Edwards are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. It should be understood that, although subsequent developments may affect our opinion, A.G. Edwards does not have any obligation to update, revise or reaffirm our opinion and it expressly disclaims any responsibility to do so. Our opinion as expressed herein, in any event, is limited to the fairness to the Company, from a financial point of view, of the Transaction pursuant to the Agreements.

     For purposes of rendering our opinion we have assumed in all respects that the representations and warranties of each party contained in the Draft Agreements are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Draft Agreements and that all conditions to the consummation of the Transaction will be satisfied without waiver thereof. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Draft Agreements will be obtained and that in the course of obtaining any of those consents, no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Transaction. In rendering its opinion, A.G. Edwards also assumed that the Transaction will be consummated on the terms contained in the Draft Agreements without any waiver or modification of any terms or conditions.

     It is understood that this letter is only for the information of the Board and does not constitute a recommendation as to how any member of the Board should vote with respect to the Transaction. This opinion may not be reproduced, summarized, excerpted from or otherwise publicly referred to without our prior written consent.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Transaction pursuant to the Agreements is fair, from a financial point of view, to the Company.

                                   Very truly yours,

                                   A.G. EDWARDS & SONS, INC.

                                   By: /s/ PATRICK G. DOHERTY
                                      ------------------------------------------
                                       Patrick G. Doherty
                                       Managing Director

                                                                         ANNEX D

                                 June 27, 2002

Members of the Boards of Directors
Gen-X Sports Inc. and Gen-X Sports, Inc.
36 Dufflaw Road
Toronto, Ontario
M6A 2W1

Members of the Boards of Directors:

     You have requested our opinion as to the fairness from a financial point of view to the holders of common stock, par value $0.0001 per share ("Gen-X U.S. Common Stock"), of Gen-X Sports Inc. a Delaware corporation ("Gen-X U.S.") and to the holders of common stock, no par value per share ("Gen-X Canada Common Stock", and together with the Gen-X U.S. Common Stock, the "Company Common Stock"), of Gen-X Sports, Inc. an Ontario corporation ("Gen-X Canada", and together with Gen-X U.S., the "Company"), other than to James J. Salter and Kenneth J. Finkelstein (the "Majority Shareholders"), of the Merger Consideration (as defined herein) to be received by (a) the holders of Gen-X U.S. Common Stock pursuant to the terms of the Agreement and Plan of Merger, dated as of June 5, 2002 (the "U.S. Agreement"), by and among Huffy Corporation, an Ohio corporation ("Huffy"), HSGC, Inc., a Delaware corporation ("HSGC"), and Gen-X U.S., pursuant to which Gen-X U.S. will be merged (the "U.S. Merger") with and into HSGC, and (b) the holders of Gen-X Canada Common Stock, pursuant to the terms of the Share Purchase Agreement, dated as of June 5, 2002 (the "Canadian Agreement" and together with the U.S. Agreement the "Merger Agreement"), by and among Huffy, HSGC Canada, Inc., an Ontario corporation ("HSGC Canada") and Gen-X Canada, pursuant to which Gen-X Canada will become a wholly-owned subsidiary (the "Canadian Transaction" and together with the U.S. Merger, the "Merger") of HSGC Canada. All holders of Company Common Stock hold Gen-X U.S. Common Stock and Gen-X Canada Common Stock in the same proportions.

     Pursuant to the Merger Agreement, holders of Company Common Stock will in the aggregate be entitled to receive (i) cash in the amount equal to US$19,000,000 (the "Cash Portion") and (ii) 5,000,000 fully paid and nonassessable shares of common stock, par value of $1.00 per share, of Huffy (the "Huffy Common Stock") (the "Stock Portion", and together with the Cash Portion, the "Merger Consideration").

     In arriving at our opinion, we have reviewed the Merger Agreement. We also have reviewed financial and other information that was publicly available or furnished to us by the Company and Huffy including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of the Company for the period beginning January 1, 2002 and ending December 31, 2005 prepared by management of the Company and certain financial projections of Huffy for the period beginning January 1, 2002 and ending December 31, 2004 prepared by the management of Huffy. In addition, we have compared certain financial data of the Company and Huffy, and certain securities data of Huffy with various other companies whose securities are traded in public markets, reviewed the historical stock price and trading volume of the Huffy Common Stock, reviewed prices paid in certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion. During the course of our engagement, we were asked by you to solicit indications of interest from a limited number of third parties regarding a transaction with the Company, and we have considered the results of such solicitation in rendering our opinion.

     In rendering our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and Huffy or their respective representatives, or that was otherwise reviewed by us and have assumed that the Company is not aware of any information prepared by it or its advisors that might be material to our opinion that has not been made available to us. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company and Huffy as to the future operating and financial performance of the Company and Huffy, respectively. We have not assumed any responsibility for making an independent evaluation of any assets or liabilities or for making any independent verification of any of the information reviewed by us. In addition, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of the Company or Huffy.

     Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the prices at which Huffy Common Stock will actually trade at any time. Our opinion does not address the relative merits of the Merger and the other business strategies being considered by the Company's Boards of Directors, nor does it address the Boards' decision to proceed with the Merger. In addition, our opinion does not address the relative merits of the Merger as compared to any alternative business transaction that might be available to the Company. Our opinion does not constitute a recommendation to any holder of Company Common Stock as to whether or not such holder should vote on the proposed transaction. Further, we were not requested to, and our opinion does not address, the fairness of the allocation of the aggregate Merger Consideration between Gen-X U.S. and Gen-X Canada.

     Sheffield Merchant Banking Group ("SMBG") is a business group of CRT Capital Group LLC ("CRT"). CRT is a full-service securities firm engaged in securities trading and brokerage activities, as well as investment banking, financing and financial advisory services. As part of its investment banking services, CRT is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, sales and trading of listed and unlisted securities, private placements and valuations for corporate and other purposes. SMBG is acting as financial advisor to the Company in connection with the Merger and will receive a fee from the Company for our services, all of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. SMBG and its affiliates have performed investment banking and other services for Huffy in the past and continue to do so and have received, and may receive, fees for the rendering of such services. In the ordinary course of our business, we may actively trade Huffy Common Stock as well as other securities of Huffy for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     Based upon and subject to the foregoing and such other factors as we deem relevant, we are of the opinion that the aggregate Merger Consideration to be received by the holders of the Company Common Stock, other than to the Majority Shareholders, pursuant to the Merger Agreement is fair to such holders from a financial point of view.

                                          Very truly yours,

                                          Sheffield Merchant Banking Group,
                                          a business group of CRT Capital Group
                                          LLC

                                          /s/ BENOIT JAMAR
                                          --------------------------------------
                                          By: Benoit Jamar
                                              Managing Director

                                                                         ANNEX E

  DISSENTERS' RIGHTS UNDER SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

SEC. 262. APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to secs. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

(8 Del. C. 1953, sec. 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, sec. 24;
57 Del. Laws, c. 148, secs. 27-29; 59 Del. Laws, c. 106, sec. 12; 60 Del. Laws,
c. 371, secs. 3-12; 63 Del. Laws, c. 25, sec. 14; 63 Del. Laws, c. 152, secs. 1,
2; 64 Del. Laws, c. 112, secs. 46-54; 66 Del. Laws, c. 136, secs. 30-32; 66 Del.
Laws, c. 352, sec. 9; 67 Del. Laws, c. 376, secs. 19, 20; 68 Del. Laws, c. 337, secs. 3, 4; 69 Del. Laws, c. 61, sec. 10; 69 Del. Laws, c. 262, secs. 1-9; 70
Del. Laws, c. 79, sec. 16; 70 Del. Laws, c. 186, sec. 1; 70 Del. Laws, c. 299,
secs. 2, 3; 70 Del. Laws, c. 349, sec. 22; 71 Del. Laws, c. 120, sec. 15; 71
Del. Laws, c. 339, secs. 49-52; 73 Del. Laws, c. 82, sec. 21.)

                                                                         ANNEX F

       DISSENTERS' RIGHTS UNDER SECTION 1701.85 OF THE OHIO REVISED CODE

SEC. 1701.85 DISSENTING SHAREHOLDER'S DEMAND FOR FAIR CASH VALUE OF SHARES.

     (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

     (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

     (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 [1701.80.1] of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

     (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

     (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

     (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505 of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

     (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

     (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

          (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

          (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

          (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

          (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

     (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

     (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

HISTORY:  133 v S 158 (Eff 7-17-70); 135 v S 155 (Eff 9-30-74); 140 v H 250 (Eff
7-30-84); 140 v S 283 (Eff 9-20-84); 141 v H 902 (Eff 11-22-86); 141 v H 412
(Eff 3-17-87); 141 v H 428 (Eff 12-23-86); 142 v H 708 (Eff 4-19-88) 145 v S 74.
Eff 7-1-94.

Analogous to former RC sec. 1701.85 (126 v 432; 130 v S 121), repealed 133 v S 158, sec. 2, eff 7-17-70.

Not analogous to former RC sec. 1701.85 (GC sec. 8623-78; 112 v 9(40), sec. 78; 122 v 155; Bureau of Code Revision, 10-1-53), repealed 126 v 432, sec. 5, eff 10-11-55.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Huffy code of regulations provides that Huffy will indemnify any person who served or serves as a director, officer, employee or agent of Huffy or who served or serves at the request of Huffy as a director, trustee, officer, employee or agent of another corporation or entity against any losses, liabilities, damages and expenses incurred by such person in connection with any claim, action, suit or proceeding (whether threatened, pending or completed and whether civil, criminal, administrative or investigative) by reason of any act or omission to act as such director, trustee, officer, employee or agent to the full extent permitted by Ohio law. Further, all expenses incurred by a director in defending the action, suit or proceeding shall be paid by Huffy as they are incurred, in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking to (i) repay such amount if it is proved that his or her act or omission was undertaken with intent to cause injury to Huffy or with reckless disregard for the best interests of Huffy and (ii) reasonably cooperate with Huffy concerning such action, suit or proceeding.

     In general, Ohio law provides that a corporation may indemnify such persons against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such director, trustee, officer, employee or agent in connection with such action, suit or proceeding if the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful; provided, however, that in the case of an action or suit by or in the right of the corporation, no indemnification shall be made in respect of any claim or issue as to which such person is adjudged to be liable for negligence or misconduct, unless and to the extent that the court in which the action was brought holds that indemnification is warranted.

     The right to indemnification is not exclusive of any other right which a person seeking indemnification may have under Huffy's articles of incorporation or code of regulations or any agreement, vote of shareholders or disinterested directors or otherwise. Huffy has entered into indemnification agreements with its directors and officers which provide that Huffy shall indemnify the director or officer if he was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted, by or in the right of Huffy), by reason of the fact that he is or was a director, officer, employee or agent of Huffy, or is or was serving at the request of Huffy as a director, officer, trustee, employee or agent of another corporation (domestic or foreign, non-profit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees, transcript costs and investigative costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the bests interests of Huffy, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the director or officer claims indemnification under the agreement, he shall be presumed, in respect of any act or omission giving rise to such claim for indemnity, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the bests interests of Huffy, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

     The indemnity agreement also provides that Huffy will not indemnify an officer or director in respect of any claim, issue or matter asserted in any completed action or suit instituted by or in the right of Huffy to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of Huffy, or is or was serving at the request of Huffy as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, non-profit or for profit), partnership, joint venture, trust or other enterprise, as to which claim, issue or matter he shall have been adjudged to be liable for acting with reckless disregard for the bests interests of Huffy in the performance of his duty to Huffy, unless and only to the extent that the Court of Common Pleas of Montgomery County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnity as such court of Common Pleas or such other court shall deem proper.

     The Huffy code of regulations also provides that Huffy may purchase and maintain insurance on behalf of any of the persons which it may indemnify against such types of liability. Huffy has purchased insurance policies which provide coverage for the acts and omissions of Huffy's directors and officers in certain situations.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) See Index of Exhibits.

     (b) See Index of Exhibits.

     (c) Not applicable.

ITEM 22.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (c) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miamisburg, State of Ohio, on July 3, 2002.

                                          HUFFY CORPORATION

                                          By: /s/ NANCY A. MICHAUD
                                            ------------------------------------
                                              Nancy A. Michaud
                                              Vice President, General
                                              Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                        TITLE                       DATE
                    ---------                                        -----                       ----

                /s/ DON R. GRABER                    Chairman of the Board, President and    July 3, 2002
 ------------------------------------------------     Chief Executive Officer (Principal
                  Don R. Graber                               Executive Officer)


              /s/ ROBERT W. LAFFERTY                    Vice President, Chief Financial      July 3, 2002
 ------------------------------------------------      Officer and Treasurer (Principal
                Robert W. Lafferty                     Financial and Accounting Officer)


              /s/ TIMOTHY G. HOWARD                      Vice President and Controller       July 3, 2002
 ------------------------------------------------       (Principal Accounting Officer)
                Timothy G. Howard


              * /s/ NANCY A. MICHAUD                               Director                  July 3, 2002
 ------------------------------------------------
                W. Anthony Huffman


              * /s/ NANCY A. MICHAUD                               Director                  July 3, 2002
 ------------------------------------------------
                  Linda B. Keene


              * /s/ NANCY A. MICHAUD                               Director                  July 3, 2002
 ------------------------------------------------
                 Donald K. Miller


              * /s/ NANCY A. MICHAUD                               Director                  July 3, 2002
 ------------------------------------------------
                 James F. Robeson


              * /s/ NANCY A. MICHAUD                               Director                  July 3, 2002
 ------------------------------------------------
                Thomas C. Sullivan


              * /s/ NANCY A. MICHAUD                               Director                  July 3, 2002
 ------------------------------------------------
                Joseph P. Viviano

* Executed by Nancy A. Michaud pursuant to the attached Power of Attorney.

                               INDEX TO EXHIBITS

EXHIBIT
  NO.                         FORM S-4 EXHIBITS
-------                       -----------------
 2.a     Agreement and Plan of Merger, as amended, dated June 5, 2002  **
         by and among Huffy Corporation, HSGC, Inc. and Gen-X Sports,
         Inc.(1)
 2.b     Share Purchase Agreement, dated June 5, 2002, by and among    ***
         Huffy Corporation, HSGC Canada, Inc. and Gen-X Sports, Inc.
 3.a     Amended Articles of Incorporation, dated June 16, 1995,       *
         incorporated by reference to Exhibit (3)(i) to Form 10-Q for the quarter ended June 30, 1995
 3.b     Amended and Restated Code of Regulations, as amended, dated   *
         April 27, 2000, incorporated by reference to Exhibit (3) to
         Form 10-Q for the fiscal quarter ended April 1, 2000
 4.a     Specimen Common Stock Certificate of Huffy Corporation,       *
         incorporated by reference to Exhibit 4(a) to Form 10-K for the year ended December 31, 1997
 4.b     Rights Agreement, dated as of December 16, 1988, as amended   *
         August 23, 1991, and as amended and restated as of December
         9, 1994, between Huffy Corporation and Bank One,
         Indianapolis, National Association, incorporated by
         reference to Form 8-K, dated December 22, 1994
 4.c     Amendment appointing Harris Trust and Savings Bank Successor  *
         Rights Agent, dated as of June 10, 1997, to Rights Agreement as amended and restated as of December 9, 1994, between
         Huffy Corporation and Bank One, Indianapolis, National
         Association, incorporated by reference to Exhibit (4)(c) to
         Form 10-K for the fiscal year ended December 31, 1999
 4.d     Amendment appointing LaSalle Bank, N.A. Successor Rights      *
         Agent, dated as of February 18, 2000, to Rights Agreement as amended and restated as of December 9, 1994 between Huffy
         Corporation and Bank One, Indianapolis, National
         Association, incorporated by reference to Exhibit (4) to
         Form 10-Q for the fiscal quarter ended April 1, 2000
 4.e     Amendment No. 1 to Rights Agreement, dated June 5, 2002,      *
         between Huffy Corporation and LaSalle Bank, N.A.,
         incorporated by reference to Form 8-A/A filed July 2, 2002
 4.f     Amended and Restated Loan and Security Agreement, dated as    *
         of January 31, 2001, between Huffy Corporation and its
         subsidiaries and Congress Financial Corporation (Central), incorporated by reference to Exhibit 4.e to Form 10-K for
         the fiscal year ended December 31, 2000
 5.a     Legal opinion of Dinsmore & Shohl LLP                         ***
 8.a     Tax opinion of KPMG LLP                                       ****
10.a     Lease and Development Agreement, dated as of May 29, 1996,    *
         between Asset Holdings Company VI, LLC and Huffy
         Corporation, incorporated by reference to Exhibit (10)(c) to
         Form 10-K for the fiscal year ended December 31, 1999
10.b     First Addendum to Lease and Development Agreement, dated      *
         November 3, 2000, between Asset Holdings Company VI, LLC and
         Huffy Corporation, incorporated by reference to Exhibit 10.b to Form 10-K for the fiscal year ended December 31, 2000
10.c     Participation Agreement, dated as of May 29, 1996, among      *
         Asset Holdings Company VI, LLC, Huffy Corporation, and Bank
         One, Dayton, N.A., incorporated by reference to Exhibit
         (10)(d) to Form 10-K for the fiscal year ended December 31,
         1999
10.d     Special Deferred Compensation Agreements, as amended,         *
         between Huffy Corporation and certain of its officers and
         key employees, in substantially the forms incorporated by
         reference to Exhibit (ix) to Form 10-K for the fiscal year ended June 24, 1977, to Exhibit (2) to Form 10-Q for the
         fiscal quarter ended September 23, 1983, and to Exhibit
         (19)(c) to Form 10-Q for the fiscal quarter ended September
         30, 1986
10.e     Deferred Compensation Agreements, as amended, between Huffy   *
         Corporation and certain of its officers and key employees, in substantially the forms incorporated by reference to
         Exhibit (vi) to Form 10-K for the fiscal year ended June 29,
         1979, and to Exhibit (3) to Form 10-Q for the fiscal quarter ended September 23, 1983

EXHIBIT
  NO.                         FORM S-4 EXHIBITS
-------                       -----------------
10.f     Master Deferred Compensation Plan, incorporated by reference  *
         to Exhibit 4 to Form S-8, dated August 28, 1998
10.g     Form of Amended and Restated Severance/Retention/Non-Compete  *
         Agreements, as revised and restated, between Huffy
         Corporation and its Officers, incorporated by reference to
         Exhibit 10.a to Form 10-Q for the fiscal quarter ended July
         1, 2000
10.h     Long Term Incentive Plan, incorporated by reference to        *
         Exhibit 10.h to Form 10-K for the fiscal year ended December
         31, 2001
10.i     Description of supplemental group life insurance arrangement  *
         between Huffy Corporation and certain officers and key
         employees, incorporated by reference to Exhibit (10)(aa) to
         Form 10-K for the fiscal year ended December 31, 1991
10.j     Description of financial planning and tax preparation         *
         services, and automobile allowances, between Huffy
         Corporation and certain officers and key employees
         incorporated by reference to Exhibit (10)(m) to Form 10-K
         for the fiscal year ended December 31, 1999
10.k     Annual Performance Incentive Plan of Huffy Corporation for    *
         the fiscal year ended December 31, 2001
10.l     Supplemental Benefit Agreement, dated as of June 21, 1996,    *
         between Huffy Corporation and Don R. Graber, incorporated by reference to Exhibit 10.u to Form 10-K for the fiscal year ended December 31, 1996
10.m     Supplemental/Excess Benefit Plan, dated as of January 1,      *
         1988, incorporated by reference to Exhibit (10)(aa) to Form
         10-K for the fiscal year ended December 31, 1987
10.n     First Amendment to Huffy Corporation Supplemental/Excess      *
         Benefit Plan, effective as of January 1, 1988, incorporated by reference to Exhibit (10)(ee) to Form 10-K for the fiscal year ended December 31, 1990
10.o     Second Amendment to Huffy Corporation Supplemental/Excess     *
         Benefit Plan, dated as of June 30, 1991, incorporated by
         reference to Exhibit (10)(y) to Form 10-K for the fiscal
         year ended December 31, 1994
10.p     Third Amendment to Huffy Corporation Supplemental/Excess      *
         Benefit Plan, dated as of June 27, 1994, incorporated by
         reference to Exhibit (10)(2) to Form 10-K for the fiscal
         year ended December 31, 1994
10.q     Fourth Amendment to Huffy Corporation Supplemental/Excess     *
         Benefit Plan dated as of May 26, 1995, incorporated by
         reference to Exhibit 10.s to Form 10-K for the fiscal year ended December 31, 1997
10.r     Fifth Amendment to Huffy Corporation Supplemental/Excess      *
         Benefit Plan, effective as of July 15, 1996, incorporated by reference to Exhibit 10.z to Form 10-K for the fiscal year ended December 31, 1996
10.s     Sixth Amendment to Huffy Corporation Supplemental/Excess      *
         Benefit Plan, effective as of June 15, 1997, incorporated by reference to Exhibit 10.u to Form 10-K for the fiscal year ended December 31, 1997
10.t     Seventh Amendment to Huffy Corporation Supplemental/Excess    *
         Benefit Plan, effective as of December 22, 1997,
         incorporated by reference to Exhibit 10.v to Form 10-K for the fiscal year ended December 31, 1997
10.u     Eighth Amendment to Huffy Corporation Supplemental/Excess     *
         Benefit Plan, effective as of February 12, 1998,
         incorporated by reference to Exhibit (10)(x) to Form 10-K
         for the fiscal year ended December 31, 1999
10.v     Ninth Amendment to Huffy Corporation Supplemental/Excess      *
         Benefit Plan, effective as of February 15, 2000,
         incorporated by reference to Exhibit (10)(d) to Form 10-Q
         for fiscal quarter ended July 1, 2000
10.w     Tenth Amendment to Huffy Corporation Supplemental/Excess      *
         Benefit Plan, effective as of May 25, 2000, incorporated by reference to Exhibit (10)(e) to Form 10-Q for fiscal quarter ended July 1, 2000

EXHIBIT
  NO.                         FORM S-4 EXHIBITS
-------                       -----------------
10.x     Eleventh Amendment to Huffy Corporation Supplemental/Excess   *
         Benefit Plan, effective February 15, 2001, incorporated by
         Reference to Exhibit 10.x to Form 10-K for the fiscal year ended December 31, 2000
10.y     Twelfth Amendment to Huffy Corporation Supplemental/Excess    *
         Benefit Plan, effective as of January 1, 2001
10.z     Huffy Corporation 1998 Restricted Share Plan, effective       *
         April 17, 1998, incorporated by reference to Exhibit 3 to
         the Company's Proxy Statement dated March 5, 1998 for the
         Annual Meeting of Shareholders held April 17, 1998
10.aa    Amendment No. 1 to Huffy Corporation 1998 Restricted Share    *
         Plan, effective as of April 27, 2001
10.bb    Form of Restricted Share Agreements between Huffy             *
         Corporation and its Officers, incorporated by reference to
         Exhibit 10.w to Form 10-K for the fiscal year ended December
         31, 1997
10.cc    Huffy Corporation Master Benefit Trust Agreement as           *
         Restated, dated June 9, 1995, incorporated by reference to
         Exhibit 10.aa for Form 10-K for the fiscal year ended
         December 31, 1995
10.dd    First Amendment to Huffy Corporation Master Benefit Trust     *
         Agreement as Restated, effective as of July 25, 1996,
         incorporated by reference to Exhibit 10.bb to Form 10-K for the fiscal year ended December 31, 1996
10.ee    Amendment No. 2 to Huffy Corporation Master Benefit Trust     *
         Agreement, dated January 2, 1998, incorporated by reference to Exhibit 10.z to Form 10-K for the fiscal year ended
         December 31, 1998
10.ff    Third Amendment to Huffy Corporation Master Benefit Trust     *
         Agreement, as Restated, effective August 20, 1998,
         incorporated by reference to Exhibit 10.aa to Form 10-K for the fiscal year ended December 31, 1998
10.gg    Huffy Corporation 1987 Director Stock Option Plan,            *
         incorporated by reference to Exhibit 19(a) to Form 10-Q for the fiscal quarter ended June 30, 1988
10.hh    First Amendment to Huffy Corporation 1987 Director Stock      *
         Option Plan, effective as of April 30, 1991, incorporated by reference to Exhibit (10)(nn) to Form 10-K for the fiscal
         year ended December 31, 1991
10.ii    Second Amendment to Huffy Corporation 1987 Director Stock     *
         Option Plan, effective as of December 15, 1991, incorporated by reference to Exhibit (10)(oo) to Form 10-K for the fiscal year ended December 31, 1991
10.jj    Third Amendment to Huffy Corporation 1987 Director Stock      *
         Option Plan, effective as of February 15, 1996, incorporated by reference to Exhibit 10.ff to Form 10-K for the fiscal
         year ended December 31, 1996
10.kk    Huffy Corporation 1998 Director Stock Incentive Plan,         *
         effective April 17, 1998, as amended, incorporated by
         reference to Exhibit 1 to the Company's Proxy Statement
         dated March 6, 2002 for the Annual Meeting of Shareholders held April 25, 2002
10.ll    Huffy Corporation 1988 Stock Option Plan and Restricted       *
         Share Plan, as amended, incorporated by reference to Exhibit
         19(b) to Form 10-Q for the fiscal quarter ended June 30,
         1988; to Exhibit A to the Company's Proxy Statement dated
         March 13, 1992 for the Annual Meeting of Shareholders held
         April 24, 1992; and to Annex I to the Company's Proxy
         Statement dated March 7, 1996 for the Annual Meeting of
         Shareholders held April 26, 1996
10.mm    Third Amendment to Huffy Corporation 1988 Stock Option Plan   *
         and Restricted Share Plan, effective October 22, 1998,
         incorporated by reference to Exhibit 10.hh to Form 10-K for the fiscal year ended December 31, 1998
10.nn    Huffy Corporation 1998 Key Employee Stock Plan, effective     *
         April 17, 1998, incorporated by reference to Exhibit 2 to
         the Company's Proxy Statement dated March 5, 1998 for the
         Annual Meeting of Shareholders held April 17, 1998

EXHIBIT
  NO.                         FORM S-4 EXHIBITS
-------                       -----------------
10.oo    First Amendment to Huffy Corporation 1998 Key Employee Stock  *
         Plan, effective October 22, 1998, incorporated by reference to Exhibit 10.jj to Form 10-K for the fiscal year ended
         December 31, 1998
10.pp    Second Amendment to Huffy Corporation 1998 Key Employee       *
         Stock Plan, effective July 20, 2000, incorporated by
         reference to Exhibit 10.nn to Form 10-K for the fiscal year ended December 31, 2000
10.qq    Amendment No. 3 to Huffy Corporation 1998 Key Employee Stock  *
         Plan, effective April 29, 2001
10.rr    Form of Subscription Agreement between Huffy Corporation and  *
         Don R. Graber, incorporated by reference to Exhibit 10.ee to
         Form 10-K for the fiscal year ended December 31, 1997
10.ss    1998 and 1999 Subscription Agreements between Huffy           *
         Corporation and Don R. Graber, incorporated by reference to
         Exhibits (10)(b) and (10)(c) to Form 10-Q for the fiscal
         quarter ended July 1, 2000
10.tt    Huffy Corporation 1990 Directors' Retirement Plan             *
         incorporated by reference to Exhibit (10)(qq) to Form 10-K for the fiscal year ended December 31, 1991
10.uu    First Amendment to Huffy Corporation 1990 Directors'          *
         Retirement Plan, effective as of February 15, 1996,
         incorporated by reference to Exhibit 10.ii to Form 10-K for the fiscal year ended December 31, 1996
10.vv    Second Amendment to Huffy Corporation 1990 Directors'         *
         Retirement Plan, effective as of February 15, 1996,
         incorporated by reference to Exhibit 10.jj to Form 10-K for the fiscal year ended December 31, 1996
10.ww    Agreement and Plan of Reorganization, dated November 3,       *
         2000, by and among Huffy Corporation, Huffy Brands Company,
         Washington Inventory Service, WIS Holdings Corp. and WIS
         Acquisition Corp., incorporated by reference to Exhibit 2 to
         Form 10-Q for the fiscal quarter ended September 30, 2000
21.      Subsidiaries of the Registrant                                ***
23.a     Consent of Dinsmore & Shohl LLP (included in Exhibit 5.a)     ***
23.b     Consent of KPMG LLP (as to audit matters)                     ***
23.c     Consent of A.G. Edwards & Sons, Inc.                          ***
23.d     Consent of Sheffield Merchant Banking Group                   ***
23.e     Consent of KPMG LLP (as to tax matters (included in Exhibit   ****
         8.a))
24.      Power of Attorney                                             ***
99.a     Cautionary Statement for Purposes of the "Safe Harbor"        *
         Provisions of the Private Securities Litigation Reform Act
         of 1995
99.b     Opinion of A.G. Edwards & Sons, Inc.                          **
99.c     Opinion of Sheffield Merchant Banking Group                   **
99.d     Form of proxy for Huffy Corporation special shareholders'     ***
         meeting
99.e     Form of proxy for Gen-X Sports Inc. special stockholders'     ***
         meeting

---------------

   * Indicates that the exhibit is incorporated by reference into this registration statement on Form S-4 from a previous filing with the Commission.

  ** Included as an annex to the Proxy Statement/Prospectus included in this Registration Statement on Form S-4.

 *** Indicates that the exhibit is included as part of this registration statement on Form S-4.

**** To be filed by amendment.